Use these links to rapidly review the document

INDEX TO FINANCIAL STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Liberty Media Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
Series A Liberty Capital common stock, par value $.01 per share (LCAPA)
Series B Liberty Capital common stock, par value $.01 per share (LCAPB)
Series A Liberty Starz common stock, par value $.01 per share (LSTZA)
Series B Liberty Starz common stock, par value $.01 per share (LSTZB)
Series A Splitco Capital common stock, par value $.01 per share
Series B Splitco Capital common stock, par value $.01 per share
Series A Splitco Starz common stock, par value $.01 per share
Series B Splitco Starz common stock, par value $.01 per share

(2)	Aggregate number of securities to which transaction applies:
78,776,905 LCAPA shares, 7,353,412 LCAPB shares, 52,759,914 LSTZA shares and 2,989,815 LSTZB shares, which are the numbers of shares of LCAPA, LCAPB, LSTZA and LSTZB outstanding (in each case, including shares subject to outstanding stock options and stock appreciation rights) as of March 31, 2011.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee is based on the aggregate transaction value of $8,921,908,446.60, which is the sum of the previously calculated aggregate transaction value of $8,886,317,620.39 and the sum of (x) the product of the additional number of shares of LSTZA to which with the transaction applies multiplied by the average of the high and low prices reported for LSTZA ($77.17) on the Nasdaq Global Select Market on April 12, 2011 and (y) the product of the additional number of shares of LSTZB to which with the transaction applies multiplied by the average of the high and low prices reported for LSTZB ($78.00) on the Nasdaq Global Select Market on April 12, 2011.

	(4)	Proposed maximum aggregate value of transaction: $8,921,908,446.60
(5)	Total fee paid:
$4,132.10. This fee is being paid in connection with the filing of Amendment No. 5 to the Registration Statement on Form S-4 of Liberty Splitco, Inc. Fees in the amount of $633,594.45 were previously paid in connection with the filing of Liberty Media Corporation's preliminary proxy statement on Schedule 14A on October 20, 2010.

☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

April 18, 2011

Dear Stockholder:

         You are cordially invited to a special meeting of stockholders of Liberty Media Corporation (Liberty Media) Series A Liberty Capital common stock (LCAPA), Series B Liberty Capital common stock (LCAPB), Series A Liberty Starz common stock (LSTZA) and Series B Liberty Starz common stock (LSTZB) to be held at 9:00 a.m. local time, on May 23, 2011, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, telephone (303) 925-0004. A notice of the special meeting, a proxy card, and a proxy statement/prospectus containing important information about the matters to be acted on at the special meeting accompany this letter.

         Pursuant to the requirements of Liberty Media's restated certificate of incorporation, at the special meeting, holders of Liberty Capital common stock will be asked to consider and vote on the Liberty Capital redemption proposal, pursuant to which Liberty Media would redeem all the outstanding shares of Liberty Capital common stock for shares of a new Capital Group tracking stock of a wholly owned subsidiary of Liberty Media, Liberty Splitco, Inc. (Splitco) that tracks all of the assets and liabilities currently attributed to Liberty Media's Capital Group. We expect to change the name of Splitco prior to the completion of the Redemptions. Also, at the special meeting, holders of Liberty Starz common stock will be asked to consider and vote on the Liberty Starz redemption proposal, pursuant to which Liberty Media would redeem all the outstanding shares of Liberty Starz common stock for shares of a new Starz Group tracking stock of Splitco that tracks all of the assets and liabilities currently attributed to Liberty Media's Starz Group. We refer to the redemptions and the resulting separation of Splitco from Liberty Media pursuant to the redemptions as the Split-Off. The Split-Off is conditioned on the receipt of the requisite stockholder approval of both the Liberty Capital redemption proposal and the Liberty Starz redemption proposal (together, the Split-Off Proposals) and the continued validity of the private letter ruling received from the Internal Revenue Service, among other things. In connection with the Split-Off, no changes will be made to the assets and liabilities that are currently attributed to Liberty Media's other tracking stock group, the Interactive Group. The holders of Liberty Interactive common stock are not being asked to vote on the Split-Off Proposals.

         If all conditions to the Split-Off are satisfied or, where permissible, waived, on the date designated by the board (the redemption date), (i) each outstanding share of LCAPA will be redeemed for one share of Series A Splitco Capital common stock (Splitco CAPA), (ii) each outstanding share of LCAPB will be redeemed for one share of Series B Splitco Capital common stock (Splitco CAPB), (iii) each outstanding share of LSTZA will be redeemed for one share of Series A Splitco Starz common stock (Splitco STZA) and (iv) each outstanding share of LSTZB will be redeemed for one share of Series B Splitco Starz common stock (Splitco STZB).

         As of March 31, 2011, there were 74,193,584 outstanding shares of LCAPA, 7,353,412 outstanding shares of LCAPB, 49,212,085 outstanding shares of LSTZA and 2,953,815 outstanding shares of LSTZB (exclusive of stock options or appreciation rights). Based on these outstanding share numbers, Splitco expects to issue an equivalent number of shares of each corresponding series of its tracking stock. Splitco expects to list its Splitco CAPA, Splitco CAPB, Splitco STZA and Splitco STZB on the Nasdaq Global Select Market under the symbols "LCAPA", "LCAPB", "LSTZA" and "LSTZB", respectively. Liberty Media and Splitco have been advised that, for a short period following the Split-Off, Splitco's common stock may trade under temporary trading symbols, which will be announced by press release once available.

         The Liberty Media board has unanimously approved each of the Liberty Capital redemption proposal and the Liberty Starz redemption proposal and unanimously recommends that the holders of Liberty Capital common stock and the holders of Liberty Starz common stock, respectively, vote "FOR" the applicable proposal.

         Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure that your shares are represented.

         Thank you for your cooperation and continued support and interest in Liberty Media.

                        Very truly yours,

                        Gregory B. Maffei
                         President and Chief Executive Officer

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Split-Off Proposals or the securities being offered in the Split-Off or has passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

         Investing in the securities of Splitco involves risks. See "Risk Factors" beginning on page 21.

         The accompanying proxy statement/prospectus is dated April 18, 2011 and is first being mailed on or about April 20, 2011 to the stockholders of record as of 5:00 p.m., New York City time, on April 20, 2011.

HOW YOU CAN FIND ADDITIONAL INFORMATION

        Liberty Media is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act) and, in accordance with the Exchange Act, Liberty Media files periodic reports and other information with the Securities and Exchange Commission (SEC). In addition, this proxy statement/prospectus incorporates important business and financial information about Liberty Media from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain copies of documents filed by Liberty Media with the SEC, including the documents incorporated by reference in this proxy statement/prospectus, through the SEC website at http://www.sec.gov or by contacting Liberty Media by writing or telephoning the office of Investor Relations:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5408

        If you would like to request any documents from Liberty Media please do so by May 16, 2011 in order to receive them before the special meeting. If you request any documents, they will be mailed to you by first class mail, or another equally prompt means, within one business day after your request is received.

        See "Additional Information—Where You Can Find More Information" beginning on page 132.

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be Held on May 23, 2011

        NOTICE IS HEREBY GIVEN of the special meeting of stockholders of Liberty Media Corporation (Liberty Media) to be held at 9:00 a.m. local time, on May 23, 2011, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, telephone (303) 925-0004, to consider and vote on the following two related proposals (the Split-Off Proposals):

  1.
  A proposal (the Liberty Capital redemption proposal) to allow Liberty Media to redeem all of the outstanding shares of Liberty Capital tracking stock for shares of Splitco Capital tracking stock, which will track all of the assets and liabilities that are currently attributed to the Liberty Media Capital Group; and

  2.
  A proposal (the Liberty Starz redemption proposal) to allow Liberty Media to redeem all of the outstanding shares of Liberty Starz tracking stock for shares of Splitco Starz tracking stock, which will track all of the assets and liabilities that are currently attributed to the Liberty Media Starz Group.

        We refer to the Split-Off Proposals and the resulting separation of Splitco from Liberty Media pursuant to the redemption as the Split-Off.

        Liberty Media encourages you to read the accompanying proxy statement/prospectus in its entirety before voting. Splitco's charter (the Splitco charter) is included as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

        Holders of record of Liberty Media's Series A Liberty Capital common stock, par value $0.01 per share, Series B Liberty Capital common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on April 11, 2011, the record date for the special meeting, will be entitled to notice of the special meeting and to vote on the Liberty Capital redemption proposal at the special meeting or any adjournment or postponement thereof. Holders of record of Liberty Media's Series A Liberty Starz common stock, par value $0.01 per share, and Series B Liberty Starz common stock, par value $0.01 per share, in each case, outstanding on the record date will be entitled to notice of the special meeting and to vote on the Liberty Starz redemption proposal at the special meeting or any adjournment or postponement thereof. Holders of record of Liberty Media's Series A Liberty Interactive common stock, par value $0.01 per share, and Series B Liberty Interactive common stock, par value $0.01 per share, are not being asked to vote on any of the Split-Off Proposals, and thus will not be entitled to notice of the special meeting or to vote at the special meeting or any adjournment or postponement thereof. Liberty Media's restated certificate of incorporation does not require the approval of the holders of the Libery Interactive common stock to complete the Split-Off.

        The proposals described above require the following stockholder approvals:

  •
  The Liberty Capital redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Capital common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class.

  •
  The Liberty Starz redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Starz common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class.

        The Liberty Media board of directors has carefully considered and unanimously approved each of the Liberty Capital redemption proposal and the Liberty Starz redemption proposal and recommends that the holders of Liberty Capital common stock and the holders of Liberty Starz common stock, respectively, vote "FOR" the applicable proposal.

        Votes may be cast in person or by proxy at the special meeting or prior to the meeting by telephone or through the Internet.

        A list of stockholders entitled to vote at the special meeting will be available at Liberty Media's offices in Englewood, Colorado for review by its stockholders for any purpose germane to the special meeting, for at least 10 days prior to the special meeting.

        YOUR VOTE IS IMPORTANT.    Liberty Media urges you to vote as soon as possible by telephone, Internet or mail.

                      By order of the board of directors,

                      Pamela L. Coe
                       Vice President, Secretary and Deputy General Counsel

Englewood, Colorado
April 18, 2011

Please execute and return the enclosed proxy promptly, whether or not you intend to be present at the special meeting.

v

QUESTIONS AND ANSWERS

        The questions and answers below highlight only selected information about the special meeting and how to vote your shares. You should read carefully the entire proxy statement/prospectus, including the Annexes and the additional documents incorporated by reference herein, to fully understand the Split-Off Proposals.

Q:    When and where is the special meeting?

A:
The special meeting will be held at 9:00 a.m. local time, on May 23, 2011 at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, telephone (303) 925-0004.

Q:    What is the record date for the special meeting?

A:
The record date for the special meeting is 5:00 p.m., New York City time, on April 11, 2011.

Q:    What is the purpose of the special meeting?

A:
To consider and vote on the Split-Off Proposals.

Q:    What stockholder vote is required to approve each of the Split-Off Proposals?

A:
The Liberty Capital redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Capital common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class. The Liberty Starz redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Starz common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class.

  As of December 31, 2010, Liberty Media's directors and executive officers beneficially owned (i) approximately 49.7% of the total voting power of the outstanding shares of Liberty Capital common stock, and (ii) approximately 36.1% of the total voting power of the outstanding shares of Liberty Starz common stock. Liberty Media has been informed that all of its executive officers and directors intend to vote "FOR" each of the Split-Off Proposals.

Q:    How many votes do stockholders have?

A:
At the special meeting:

•
holders of Series A Liberty Capital common stock (LCAPA) have one vote per share;

•
holders of Series B Liberty Capital common stock (LCAPB) have ten votes per share;

•
holders of Series A Liberty Starz common stock (LSTZA) have one vote per share; and

•
holders of Series B Liberty Starz common stock (LSTZB) have ten votes per share.

  Only shares owned as of the record date are eligible to vote at the special meeting.

Q:    What if the Split-Off Proposals are not approved?

A:
Both of the Split-Off Proposals must be approved for the Split-Off to be completed. If either Split-Off Proposal is not approved, no shares of Liberty Capital common stock will be redeemed for shares of Splitco Capital common stock, and no shares of Liberty Starz common stock will be redeemed for shares of Splitco Starz common stock.

Q:    What do stockholders need to do to vote on the Split-Off Proposals?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, you should complete, sign, date and return the enclosed proxy card by mail, or vote by the telephone or through the Internet, in each case as soon as possible so that your shares are represented and voted at the special meeting. Instructions for voting by telephone or through the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote through the Internet, have your proxy card available so you can input the required information from the card, and log into the Internet website address shown on the proxy card. When you log on to the Internet website address, you will receive instructions on how to vote your shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately.

  Stockholders who have shares registered in the name of a broker, bank or other nominee should follow the voting instruction card provided by their broker, bank or other nominee in instructing them how to vote their shares. We recommend that you vote by proxy even if you plan to attend the special meeting. You may change your vote at the special meeting.

  If a proxy is properly executed and submitted by a record holder without indicating any voting instructions, the shares of Liberty Capital common stock or Liberty Starz common stock represented by the proxy will be voted "FOR" the approval of the proposal with respect to which such holder is entitled to vote.

Q:    If shares are held in "street name" by a broker, bank or other nominee, will the broker, bank or other nominee vote those shares for the beneficial owner on the Split-Off Proposals?

A:
If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on either of the Split-Off Proposals. Accordingly, your broker, bank or other nominee will vote your shares held in "street name" on the Split-Off Proposals only if you provide instructions on how to vote. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on any proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld with respect to any proposal, these shares are considered "broker non-votes" with respect to such proposal.

  Broker non-votes will not count as present and entitled to vote for purposes of determining a quorum, but they will have no effect (if a quorum is present) on the Split-Off Proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or when granting or revoking a proxy.

Q:    What if I do not vote on the Split-Off Proposals?

A:
If you do not submit a proxy or you do not vote in person at the special meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, but your failure to vote will have no effect on determining whether either of the Split-Off Proposals is approved (if a quorum is present). If you submit a proxy but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the applicable of the Split-Off Proposals.

Q:    What if a quorum is not present at the special meeting?

A:
In order to conduct the business of the special meeting, a quorum must be present. This means that at least a majority of the aggregate voting power represented by the shares of Liberty Capital common stock and Liberty Starz common stock outstanding on the record date must be represented at the special meeting either in person or by proxy. Because applicable New York

  Stock Exchange and Nasdaq Stock Market LLC rules do not permit discretionary voting by brokers with respect to any of the proposals to be acted upon at the special meeting, broker non-votes will not count as present and entitled to vote for purposes of determining a quorum. This may make it more difficult to establish a quorum at the special meeting. If a quorum is not present at the special meeting, we expect the chairman of the meeting to adjourn the meeting in accordance with the terms of Liberty Media's bylaws for the purpose of soliciting additional proxies.

Q:    What if I respond and indicate that I am abstaining from voting?

A:
If you submit a proxy in which you indicate that you are abstaining from voting, your shares will count as present for purposes of determing a quorum, but your proxy will have the same effect as a vote "AGAINST" the applicable of the Split-Off Proposals.

Q:    May stockholders change their vote after returning a proxy card or voting by telephone or over the Internet?

A:
Yes. You may change your vote by voting in person at the special meeting or, before the start of the special meeting, by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, c/o Computershare Trust Company, N.A., P.O. Box 43023, Providence, Rhode Island 02940-3023. Any proxy revocation or new proxy must be received before the start of the special meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 2:00 a.m., New York City time, on May 23, 2011.

  Your attendance at the special meeting will not, by itself, revoke a prior vote or proxy from you.

  If your shares are held in an account by a broker, bank or other nominee who you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q:    What do I do if I have additional questions?

A:
If you have any questions prior to the special meeting or if you would like copies of any document referred to or incorporated by reference in this document, please call Investor Relations at (720) 875-5408.

SUMMARY

        The following summary includes information contained elsewhere in this proxy statement/prospectus. This summary does not contain all of the important information that you should consider before voting on the Split-Off Proposals. You should read the entire proxy statement/prospectus, including the Annexes and the documents incorporated by reference herein, carefully.

 General

  Liberty Media Corporation

        Liberty Media owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Interactive Group, which includes Liberty Media's interests in QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., Celebrate Interactive Holdings, Inc., Bodybuilding.com, LLC, Expedia, Inc., HSN, Inc., Interval Leisure Group, Inc. and Tree.com, Inc., (2) the Starz Group, which includes Liberty Media's interests in Starz Entertainment, LLC, Starz Media, LLC and Liberty Sports Interactive, Inc., and (3) the Capital Group, which includes all businesses, assets and liabilities not attributed to the Interactive Group or the Starz Group including controlling interests in Atlanta National League Baseball Club, Inc. and TruePosition, Inc., as well as minority investments in Sirius XM Radio Inc., Live Nation Entertainment, Inc. and Sprint Nextel Corporation.

        Liberty Media's principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Liberty Media's main telephone number is (720) 875-5400 and its website is located at www.libertymedia.com. The information contained on Liberty Media's website is not a part of this proxy statement/prospectus.

        Recent Developments

        On February 9, 2011, Liberty Media's Board of Directors resolved to change the attribution of (i) approximately $1.138 billion principal amount of Liberty Media LLC's 3.125% Exchangeable Senior Debentures due 2023 (the Exchangeable Notes), (ii) 21,785,130 shares of Time Warner Inc. common stock, 5,468,254 shares of Time Warner Cable Inc. common stock and 1,980,425 shares of AOL, Inc. common stock, which collectively represent the basket of securities into which the Exchangeable Notes are exchangeable, and (iii) $263.8 million in cash from the Capital Group to the Interactive Group, effective as of that date (the Reattribution). This change in attribution had no effect on the assets and liabilities attributed to the Starz Group, nor did it effect any change to the obligor of the Exchangeable Notes, which remains Liberty Media LLC.

  Liberty Splitco, Inc.

        Liberty Splitco, Inc. (Splitco) is a wholly owned subsidiary of Liberty Media, which currently owns 100% of the stock of Atlanta National League Baseball Club, Inc. and other assets. If the Split-Off is completed, on or prior to the redemption date, Liberty Media will contribute to Splitco all of the assets and liabilities of Liberty Media's Capital Group and all of the assets and liabilities of Liberty Media's Starz Group not already owned by Splitco. For information regarding the businesses of Splitco following the Split-Off, please see Annex A of this proxy statement/prospectus.

        Upon completion of the Split-Off, Splitco will become an independent, publicly-traded company and will share its principal executive offices with Liberty Media at 12300 Liberty Boulevard, Englewood, Colorado 80112. Splitco's main telephone number will be (720) 875-5300.

        The following diagrams illustrate the changes that will occur as a result of the Split-Off.

 The Split-Off Proposals

        Liberty Media currently has three tracking stocks: the Liberty Starz common stock, the Liberty Capital common stock and the Liberty Interactive common stock, which track the Starz Group, the Capital Group and the Interactive Group, respectively. A tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. Each group has a separate collection of businesses, assets and liabilities attributed to it, but no group is a separate legal entity and, therefore, no group can own assets, issue securities or enter into legally binding agreements.

        In accordance with the terms of Liberty Media's charter, the Liberty Media board has determined to seek the approval of the holders of Liberty Capital common stock and Liberty Starz common stock to redeem all of the outstanding shares of Liberty Capital common stock and Liberty Starz common stock, respectively, for all of the outstanding shares of common stock of Splitco, a wholly owned subsidiary of Liberty Media. The redemptions are summarized under "The Split-Off Proposals" below. At the time of the Split-Off, the common stock of Splitco would be divided into two tracking stock groups, with the Splitco Capital Group tracking all of the assets and liabilities that are currently attributed to the Liberty Media Capital Group and the Splitco Starz Group tracking all of the assets and liabilities that are currently attributed to the Liberty Media Starz Group. In connection with the Split-Off, no changes will be made to the assets and liabilities that are currently attributed to the Liberty Media Interactive Group.

        Pursuant to the Liberty Capital redemption proposal, holders of Liberty Capital common stock are being asked to approve the redemption of all of the outstanding shares of Liberty Capital common stock for shares of Splitco Capital common stock in accordance with paragraph (e)(i) of Section A.2. of Liberty Media's charter. Pursuant to the Liberty Starz redemption proposal, holders of Liberty Starz common stock are being asked to approve the redemption of all of the outstanding shares of Liberty Starz common stock for shares of Splitco Starz common stock in accordance with paragraph (f)(i) of Section A.2. of Liberty Media's charter.

        The following summarizes selected terms of the Split-Off Proposals and the Split-Off. For more information, please see "The Split-Off Proposals."

Redemption Ratios	If all conditions to the Split-Off are satisfied or, where permissible, waived, Liberty Media intends to redeem 100% of the shares of each series of Liberty Capital common stock outstanding on the redemption date for 100% of the outstanding shares of the corresponding series of Splitco Capital common stock and 100% of the shares of each series of Liberty Starz common stock outstanding on the redemption date for 100% of the outstanding shares of the corresponding series of Splitco Starz common stock.

On the redemption date, (i) each outstanding share of LCAPA will be redeemed for one share of Splitco CAPA, (ii) each outstanding share of LCAPB will be redeemed for one share of Splitco CAPB, (iii) each outstanding share of LSTZA will be redeemed for one share of Splitco STZA, and (iv) each outstanding share of LSTZB will be redeemed for one share of Splitco STZB.

As of March 31, 2011, there were outstanding 74,193,584 shares of LCAPA, 7,353,412 shares of LCAPB, 49,212,085 shares of LSTZA and 2,953,815 shares of LSTZB (exclusive of any stock options or stock appreciation rights). Based on these outstanding share numbers, Splitco expects to issue an equivalent number of shares of each corresponding series of its tracking stock.

Redemption Date

The redemption date will be determined by the board of directors of Liberty Media following the satisfaction or, where permissible, waiver of the conditions to the Split-Off (other than those which by their terms can only be satisfied concurrently with the completion of the Split-Off). Liberty Media will issue a press release announcing the redemption date once established. The redemptions would occur at 5:00 p.m., New York City time, on the redemption date (the redemption effective time).

Effect of the Redemption

From and after the redemption effective time, holders of Liberty Capital common stock and holders of Liberty Starz common stock will no longer have any rights with respect to their shares of Liberty Capital common stock or Liberty Starz common stock, as the case may be, except for the right to receive the applicable series and whole number of shares of Splitco Capital common stock or Splitco Starz common stock to which such holders are entitled. The number of shares of Liberty Interactive common stock held by stockholders of Liberty Media will not change as a result of the Split-Off.

Liberty Media will deliver or make available to all holders of certificated Liberty Capital or Liberty Starz shares, from and after the redemption date, a letter of transmittal with which to surrender their shares. Holders of certificated shares of Liberty Capital common stock or Liberty Starz common stock must surrender their stock certificates together with the letter of transmittal (and any other documentation required thereby) in order to receive their Splitco Capital or Splitco Starz shares, as appropriate, in the Split-Off.

Accounts holding shares of Liberty Capital common stock or Liberty Starz common stock in book-entry form will be debited as of the redemption effective time, and promptly thereafter credited with the applicable series and number of shares of Splitco Capital common stock or Splitco Starz common stock. Holders of Liberty Capital or Liberty Starz shares held in book-entry form will not need to take any action to receive their Splitco Capital or Splitco Starz shares in the Split-Off.

Conditions to the Split-Off	The completion of the Split-Off is subject to the following conditions:
	(1)	the receipt of the requisite stockholder approvals of the Split-Off Proposals at the special meeting;

(2)

the private letter ruling (the Ruling) received from the Internal Revenue Service (IRS) not having been withdrawn, invalidated or modified in an adverse manner, and the receipt of the opinion of Baker Botts L.L.P., in form and substance reasonably acceptable to Liberty Media and which opinion will rely upon the continued validity of the Ruling, with each of the Ruling and the opinion providing to the effect that the Split-Off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the Code) and that for U.S. federal income tax purposes, (i) no gain or loss will be recognized by Liberty Media upon the distribution of Splitco Capital common stock and Splitco Starz common stock in the Split-Off and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Capital common stock and Liberty Starz common stock upon the exchange of their shares of Liberty Capital common stock and Liberty Starz common stock for shares of Splitco Capital common stock and Splitco Starz common stock, respectively;

(3)

the receipt of the opinion of Baker Botts L.L.P., in form and substance reasonably acceptable to Liberty Media and which opinion will rely upon the continued validity of the Ruling, to the effect that under applicable U.S. federal income tax law, (i) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will be treated as stock of Splitco for U.S. federal income tax purposes and (ii) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will not constitute Section 306 stock within the meaning of Section 306(c) of the Code;

(4)

the effectiveness under the Securities Act of 1933, as amended (the Securities Act), of the Splitco registration statement, of which this proxy statement/prospectus forms a part, and the effectiveness of the registration of the Splitco common stock under Section 12(b) of the Exchange Act;

(5)	the approval of The Nasdaq Stock Market (Nasdaq) for the listing of the Splitco common stock;
(6)	the approval of the Federal Communications Commission (FCC) of the transfer of control of certain FCC licenses to be held by Splitco subsidiaries or investees;
(7)	any other regulatory or contractual approvals that the Liberty Media board determines to obtain; and

(8)

with respect to the action entitled Liberty Media Corporation and Liberty Media LLC vs. The Bank of New York Mellon Trust Company, as Trustee (C.A. No. 5702-VCL), pending in the Delaware Court of Chancery (the Delaware Action), a final, non-appealable judgment that the Split-Off will not constitute a disposition of substantially all the assets of Liberty Media's wholly owned subsidiary, Liberty Media LLC under the terms of Liberty Media LLC's Indenture, dated as of July 7, 1999 (as amended and supplemented, the Indenture). The Delaware Action was brought in response to assertions made by a law firm purporting to represent a holder of a substantial block of Liberty Media LLC's public indebtedness under the Indenture. Liberty Media LLC had approximately $4.2 billion principal amount of public indebtedness outstanding under the Indenture as of December 31, 2010.

The Liberty Media board reserves the right to waive all of the foregoing conditions, other than those set forth in the first, second, third, fourth and fifth paragraphs (which are non-waivable). If the Liberty Media board were to waive the condition set forth in the eighth paragraph, it will resolicit proxies for the approval of the redemptions by the holders of the Liberty Capital common stock and the Liberty Starz common stock.

Board Discretion to Terminate the Split-Off

Although there is no present plan or intention to terminate the Split-Off, the Liberty Media board has reserved its right under the Liberty Media charter to terminate the Split-Off at any time prior to the redemption effective time regardless of whether the conditions to the Split-Off have been satisfied.

Reasons for the Split-Off	The Liberty Media board considered various benefits of the Split-Off in deciding to seek stockholder approval of the Split-Off Proposals, including the Liberty Media board's belief that:

•       the Split-Off will simplify the complexity associated with Liberty Media's current three tracking stock structure, as Splitco will have only two tracking stocks and Liberty Media will have a pure play, asset-backed stock;

•       Liberty Media is burdened by a "complexity discount," and simplifying the capital structure is expected to reduce the discounts at which each of the three tracking stocks trade and encourage investment in the stocks of Liberty Media and Splitco;

•       the improved market recognition of the value of the businesses and assets attributed to the Splitco and Liberty Media stocks resulting from the Split-Off will provide Splitco and Liberty Media with greater flexibility in raising equity capital for organic growth and responding to strategic opportunities, including by creating more attractive acquisition currency;

•       a more accurately valued stock will enable Splitco and Liberty Media to provide more effective stock-based compensation programs, which is a key component of recruiting, retaining and incentivizing a quality management team;

•       the Split-Off will enable Splitco, as a separate company with its own balance sheet, to pursue opportunities in the credit market for the benefit of the Capital and Starz Groups that may not be available if the three tracking stocks were to remain under one issuer;

•       regardless of any initial credit rating downgrade resulting from the Split-Off, the separation of the Capital and Starz Groups should improve QVC's and Liberty Media's credit ratings and provide QVC with a pathway to obtaining an investment grade rating, thereby reducing its cost of capital;

•       the separation of the Capital and Starz Groups should also result in Splitco's credit rating following the Split-Off being higher than Liberty Media's current credit rating in light of Splitco's minimal amount of debt; and

•       replicating the Liberty Capital and Liberty Starz tracking stocks at Splitco will preserve capital flexibility, maintain stockholder choice by enabling investors to continue to choose which of the stocks meet their investment objectives, and preserve the advantages of the Capital Group and the Starz Group doing business as a single company.

The Liberty Media board also considered certain risks and costs associated with the Split-Off, including the loss of synergistic benefits, the additional legal, accounting and administrative costs of operating a separate public company and the potential tax liabilities that could accrue to Liberty Media, Splitco and the holders of Liberty Capital common stock and Liberty Starz common stock as a result of the Split-Off.

Treatment of Outstanding Equity Awards

Stock incentive awards with respect to shares of Liberty Capital common stock and Liberty Starz common stock are held by directors, officers, employees and consultants of Liberty Media and certain of its subsidiaries under the Liberty Media Corporation 2007 Incentive Plan and various other stock incentive plans administered by the Liberty Media board of directors or its compensation committee. As a result of the Split-Off, options and stock appreciation rights with respect to Liberty Capital common stock will be converted into Splitco Capital stock awards, and options and stock appreciation rights with respect to Liberty Starz common stock will be converted into Splitco Starz stock awards. In the Split-Off, all outstanding restricted shares of Liberty Capital common stock will be treated in the same manner as outstanding unrestricted shares of Liberty Capital common stock, and all outstanding restricted shares of Liberty Starz common stock will be treated in the same manner as outstanding unrestricted shares of Liberty Starz common stock.

Splitco Capital Common Stock	Each series of Splitco Capital common stock is identical in all respects, except that:

•       each Splitco CAPA share entitles its holder to one vote per share, each Splitco CAPB share entitles its holder to ten votes per share, and each Series C Splitco Capital share does not entitle its holder to any voting rights (except as required by Delaware law); and

• each Splitco CAPB share is convertible, at the option of the holder, into one Splitco CAPA share. Splitco CAPA and Series C Splitco Capital shares are not convertible at the option of the holder.
No Series C Splitco Capital shares will be issued in connection with or will be outstanding immediately following the Split-Off.

For more information regarding these provisions, including the reasons for and effects of these provisions, see "The Split-Off Proposals—Description of Splitco Common Stock and Comparison of Stockholder Rights—Splitco Capital Common Stock" and "—Other Provisions of the Splitco Charter."

Splitco Starz Common Stock	Each series of Splitco Starz common stock is identical in all respects, except that:

•       each Splitco STZA share entitles its holder to one vote per share, each Splitco STZB share entitles its holder to ten votes per share, and each Series C Splitco Starz share does not entitle its holder to any voting rights (except as required by Delaware law); and

• each Splitco STZB share is convertible, at the option of the holder, into one Splitco STZA share. Splitco STZA and Series C Splitco Starz shares are not convertible at the option of the holder.
No Series C Splitco Starz shares will be issued in connection with or will be outstanding immediately following the Split-Off.

For more information regarding these provisions, including the reasons for and effects of these provisions, see "The Split-Off Proposals—Description of Splitco Common Stock and Comparison of Stockholder Rights—Splitco Starz Common Stock" and "—Other Provisions of the Splitco Charter."

Comparison of Liberty Capital Common Stock and Splitco Capital Common Stock

The Liberty Capital common stock is a tracking stock of Liberty Media, and the Splitco Capital common stock will be a tracking stock of Splitco. Each of these tracking stocks include terms that are specific to a tracking stock and would not typically apply to regular common stock, such as conversion at the option of issuer, redemption for stock of a subsidiary and mandatory conversion, redemption or dividend provisions upon certain asset dispositions. The Splitco Capital common stock will be substantially identical to the Liberty Capital common stock, with the exception of those provisions that relate to the Liberty Interactive common stock, as Splitco will have only two tracking stocks. Please see "The Split-Off Proposals—Description of Splitco Common Stock and Comparison of Stockholder Rights—Splitco Capital Common Stock" and "—Other Provisions of the Splitco Charter" for more information.

Comparison of Liberty Starz Common Stock and Splitco Starz Common Stock

The Liberty Starz common stock is a tracking stock of Liberty Media, and the Splitco Starz common stock will be a tracking stock of Splitco. Each of these tracking stocks include terms that are specific to a tracking stock and would not typically apply to regular common stock, such as conversion at the option of issuer, redemption for stock of a subsidiary and mandatory conversion, redemption or dividend provisions upon certain asset dispositions. The Splitco Starz common stock will be substantially identical to the Liberty Starz common stock, with the exception of those provisions that relate to the Liberty Interactive common stock, as Splitco will have only two tracking stocks. Please see "The Split-Off Proposals—Description of Splitco Common Stock and Comparison of Stockholder Rights—Splitco Starz Common Stock" and "—Other Provisions of the Splitco Charter" for more information.

Material U.S. Federal Income Tax Considerations

Liberty Media has received the Ruling from the IRS, and it is a non-waivable condition to the Split-Off that Liberty Media receive the opinion of Baker Botts L.L.P., in form and substance reasonably acceptable to Liberty Media and which opinion will rely upon the continued validity of the Ruling, with each of the Ruling and the opinion providing to the effect that the Split-Off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code and that for U.S. federal income tax purposes, (i) no gain or loss will be recognized by Liberty Media upon the distribution of Splitco Capital common stock and Splitco Starz common stock in the Split-Off and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Capital common stock and Liberty Starz common stock upon the exchange of their shares of Liberty Capital common stock and Liberty Starz common stock for shares of Splitco Capital common stock and Splitco Starz common stock, respectively.

In addition, it is a non-waivable condition to the Split-Off that Liberty Media receive the opinion of Baker Botts L.L.P., in form and substance reasonably acceptable to Liberty Media and which opinion will rely upon the continued validity of the Ruling, to the effect that under applicable U.S. federal income tax law, (i) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will be treated as stock of Splitco for U.S. federal income tax purposes and (ii) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will not constitute Section 306 stock within the meaning of Section 306(c) of the Code.

Please see "The Split-Off Proposals—Material U.S. Federal Income Tax Consequences of the Split-Off" for more information regarding the Ruling and the opinions of Baker Botts L.L.P. Opinions of counsel are not binding on the IRS or the courts, and the conclusions expressed in such opinions could be challenged by the IRS and a court could sustain such challenge.

The particular tax consequences of the Split-Off to you will depend on the facts of your own situation. You should consult your own tax advisors for a full description of the tax consequences of the Split-Off to you.

Effect on Management	Immediately following the Split-Off, the executive officers of Liberty Media and Splitco will be comprised of the same persons, and the non-executive management teams will have significant overlap.

Immediately following the Split-Off, the boards of directors of Liberty Media and Splitco will have overlapping directors with the exception that two directors on each board will be different. In addition, each current director of Liberty Media will serve as a director of at least one of Liberty Media or Splitco immediately following the Split-Off.

For more information regarding these persons, see "Management of Splitco."

Following the Split-Off, Liberty Media will cease to provide cash compensation and health and welfare benefits directly to its management team. Rather, Liberty Media's management team will instead receive their cash compensation and health and welfare benefits from Splitco, and Liberty Media will reimburse Splitco for its allocable portion of the associated expenses pursuant to a services agreement to be entered into between Liberty Media and Splitco. Please see "Certain Relationships and Related Transactions—Relationships Between Splitco and Liberty Media—Services Agreement" for more information.

Potential for Corporate Opportunities Conflicts

Those persons who are on the board of directors or management teams of both Liberty Media and Splitco may be presented with business opportunities that are suitable for both companies. While the directors and officers of Splitco who will remain directors and officers of Liberty Media have extensive experience in evaluating potential business opportunities and the allocation of those opportunities among different groups, in light of Liberty Media's historic tracking stock structure, they do not currently owe any separate fiduciary duties to the stockholder constituencies of each group but rather to all Liberty Media stockholders as a whole. By comparison, after the Split-Off each of the directors and officers of Splitco will have a fiduciary duty to offer to Splitco any business opportunity that he or she may be presented in which Splitco has an interest or expectancy. The directors and officers of Liberty Media, including those who are also directors and officers of Splitco, will owe the same fiduciary duty to Liberty Media and its stockholders. See "Risk Factors—Splitco may compete with Liberty Media for business opportunities."

Interests of Certain Persons

In considering the recommendation of the Liberty Media board to vote to approve the Split-Off Proposals, holders of Liberty Capital common stock and holders of Liberty Starz common stock should be aware that the executive officers and directors of Liberty Media will receive stock incentive awards with respect to Splitco Capital common stock and Splitco Starz common stock in exchange for their existing Liberty Capital stock incentives and Liberty Starz stock incentives, respectively, as a result of the Split-Off.

Holders of Liberty Capital common stock and holders of Liberty Starz common stock should also be aware that the executive officers of Splitco will continue to serve as executive officers of Liberty Media and that there will be significant board overlap between Splitco and Liberty Media. See "Risk Factors—Risk Factors Relating to Splitco—Factors Relating to Splitco, the Capital Group and the Starz Group—Splitco has overlapping directors and management with Liberty Media and Liberty Global, Inc. (LGI), which may lead to conflicting interests" and "—Splitco may compete with Liberty Media for business opportunities" for a discussion of the conflicts that could arise as a result of their positions with Liberty Media and Splitco. See "The Split-Off Proposals—Management of Potential Conflicts of Interest" regarding the management of these potential conflicts.

In addition, the shares of Splitco CAPB and Splitco STZB to be acquired by John C. Malone, Chairman of the Boards of Liberty Media and Splitco, will not be subject to any call right in favor of Splitco or any similarly restrictive agreements, such as the call right in favor of Liberty Media with respect to Mr. Malone's LCAPB, LSTZB and LINTB shares. Pursuant to a call agreement (the call agreement) originally entered into in 1998 by Mr. Malone and certain related parties, Liberty Media has the right, exercisable upon Mr. Malone's death, to purchase all of the "high vote shares" (i.e., shares entitled to more than one vote per share, currently LCAPB, LSTZB and LINTB) owned by Mr. Malone, his wife and their permitted transferees (collectively, the Malones). In addition, Liberty Media has the right to purchase any high vote shares a Malone proposes to transfer pursuant to a third party offer. The purchase price is the market price of the corresponding series of low vote shares (currently LCAPA, LSTZA and LINTA, respectively), plus a 10% premium, or, in the case of a proposed sale, the lesser of such market price plus premium or the price to be paid by a third party purchaser. The call agreement also generally provides that in the event Liberty Media is proposed to be sold to a third party the Malones may not negotiate for, or agree to vote in favor of, any transaction in which the premium payable for the high vote shares would be more than 10% above the price payable to the corresponding series of low vote shares. However, the call agreement does not require the Malones to support or vote in favor of any particular transaction or agree to sell their shares in any particular transaction, and the Malones are free to oppose any such transaction. After the Split-Off, the shares of Series B Liberty Interactive common stock held by the Malones are expected to constitute approximately 31.7% of the outstanding voting power of Liberty Media. As a result of this significant voting power, an acquiring company may be reluctant to enter into a transaction to acquire Liberty Media unless it is assured of support from the Malones. In such a case, the Liberty Media board may, if it determines that such a proposed transaction is in the best interest of the stockholders, modify or waive certain provisions of the call agreement, including the 10% premium limitation, in order to facilitate such a transaction. Pursuant to the terms of the call agreement, Liberty Media's rights under the call agreement will not transfer to Splitco in connection with the Split-Off, and thus will not extend to the Malones' ownership of shares of Splitco CAPB or Splitco STZB. Thus, the Malones will be free to transfer their shares of Splitco CAPB and Splitco STZB, and there will be no limit on the premium that the Malones may obtain on those shares in the event Splitco were to be sold to a third party. For more information regarding this call right, see "The Split-Off Proposals—The Malone Call Agreement."

As of December 31, 2010, Liberty Media's executive officers and directors beneficially owned (i) shares of Liberty Capital common stock representing in the aggregate approximately 49.7% of the aggregate voting power of the outstanding shares of Liberty Capital common stock, and (ii) shares of Liberty Starz common stock representing in the aggregate approximately 36.1% of the aggregate voting power of the outstanding shares of Liberty Starz common stock. All of Liberty Media's executive officers and directors have indicated that they intend to vote "FOR" each of the Split-Off Proposals. For more information regarding the relative economic value of their equity holdings, please see "The Split-Off Proposals—Interests of Certain Persons."

The Liberty Media board was aware of these interests and considered them when approving the Split-Off Proposals.
Regulatory and Contractual Approvals

The approval of the FCC will be required for the transfer of control of certain FCC licenses held by Splitco subsidiaries or investees. The Liberty Media board will determine whether any other regulatory or any contractual approvals are needed in connection with the Split-Off.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, holders of Liberty Capital common stock and holders of Liberty Starz common stock will not have appraisal rights in connection with the redemptions.

Exchange Agent, Transfer Agent and Registrar for the Shares	Computershare Trust Company, N.A., P.O. Box 43023, Providence, Rhode Island 02940-3023.
Stock Exchange Listings

There is currently no public market for Splitco common stock. Splitco has applied to list its Splitco CAPA, Splitco CAPB, Splitco STZA and Splitco STZB on the Nasdaq Global Select Market under the symbols "LCAPA","LCAPB","LSTZA" and "LSTZB", respectively. Liberty Media and Splitco have been advised that, for a short period following the Split-Off, Splitco's common stock may trade under temporary trading symbols, which will be announced by press release once available.

Recommendation of the Liberty Media Board

The Liberty Media board has unanimously approved the Split-Off Proposals and unanimously recommends that holders of Liberty Capital common stock vote "FOR" the Liberty Capital redemption proposal and that holders of Liberty Starz common stock vote "FOR" the Liberty Starz redemption proposal.

Risk Factors	If the Split-Off is completed, stockholders of Splitco will face a number of risks and uncertainties including, among others:
• those relating to the tax consequences of the Split-Off;
• those relating to limits on Splitco's ability to control its more significant investments;
• those relating to the ownership of Splitco common stock due to its tracking stock capitalization;

• those relating to consumer demand for Splitco's products and services; and
• those relating to Splitco's overlapping directors and management with Liberty Media.
Please see "Risk Factors" starting on page 21 for a discussion of these risks and others that should be considered in connection with the Split-Off Proposals and an investment in Splitco common stock.

Comparative Per Share Market Price and Dividend Information

  Market Price

        Liberty Media has three tracking stocks: (i) Series A and Series B Liberty Capital tracking stock, which was originally issued in May 2006 and later recapitalized in March 2008; (ii) Series A and Series B Liberty Interactive tracking stock, which was originally issued in May 2006; and (iii) Series A and Series B Liberty Starz tracking stock, which was originally issued in March 2008 when each share of the then-Liberty Capital tracking stock was reclassified (the reclassification) into one share of the same series of new Liberty Capital tracking stock and four shares of the same series of the then-Liberty Entertainment tracking stock. The Liberty Entertainment tracking stock was partially redeemed in November 2009 in exchange for all of the outstanding shares of Liberty Entertainment, Inc. (LEI), and the remaining businesses, assets and liabilities attributed to the Entertainment Group and not held by LEI were redesignated as the Starz Group. Each series of Liberty Media's tracking stock trades on The Nasdaq Stock Market LLC. The following table sets forth the range of high and low sales prices of shares of Liberty Media's common stock for the years ended December 31, 2010 and 2009 and since January 1, 2011.

	Liberty Capital
	Series A (LCAPA)		Series B (LCAPB)
	High	Low	High	Low
2009
First quarter	$7.46	4.35	10.60	4.46
Second quarter	$15.42	6.61	15.98	6.30
Third quarter	$23.52	11.04	23.68	12.46
Fourth quarter	$25.05	20.35	25.01	20.46
2010
First quarter	$37.16	23.62	37.00	23.50
Second quarter	$46.05	36.48	45.94	37.50
Third quarter	$53.25	40.42	52.74	41.42
Fourth quarter	$63.67	52.01	63.28	51.62
2011
First quarter	$75.68	61.98	75.21	62.61
Second quarter (through April 12)	$77.07	72.72	75.64	74.66

	Liberty Interactive
	Series A (LINTA)		Series B (LINTB)
	High	Low	High	Low
2009
First quarter	$3.99	2.42	3.81	1.75
Second quarter	$7.34	2.83	7.27	2.89
Third quarter	$11.48	4.53	11.40	4.31
Fourth quarter	$12.81	9.82	12.79	10.23
2010
First quarter	$15.41	10.20	15.25	10.29
Second quarter	$16.65	10.45	16.65	10.79
Third quarter	$14.00	10.08	13.76	10.35
Fourth quarter	$16.22	13.63	16.10	13.51
2011
First quarter	$17.49	14.77	17.41	14.91
Second quarter (through April 12)	$17.29	16.09	17.15	16.15

	Liberty Starz
	Series A (LSTZA)		Series B (LSTZB)
	High	Low	High	Low
2009
First quarter	$20.94	16.03	20.10	15.25
Second quarter	$27.07	19.54	27.23	19.58
Third quarter	$31.38	24.68	31.11	24.43
Fourth quarter (through November 19)	$36.26	29.86	36.10	30.01
Fourth quarter (beginning November 20)	$51.50	46.10	50.34	46.86
2010
First quarter	$54.73	46.04	53.67	46.64
Second quarter	$57.12	48.17	57.04	48.90
Third quarter	$65.56	49.89	67.00	51.50
Fourth quarter	$69.15	60.12	69.15	61.84
2011
First quarter	$80.21	64.20	78.00	66.33
Second quarter (through April 12)	$79.24	76.57	78.00	78.00

        As of June 18, 2010, the last trading day prior to the public announcement of the Liberty Media board's intention to seek the approval of the Liberty Capital and Liberty Starz stockholders to effect the Split-Off Proposals, LCAPA closed at $41.78, LCAPB closed at $42.25, LINTA closed at $12.35, LINTB closed at $12.33, LSTZA closed at $52.42 and LSTZB closed at $50.63. As of April 14, 2011, the most recent practicable date prior to the mailing of this proxy statement/prospectus, LCAPA closed at $76.21, LCAPB closed at $76.37, LINTA closed at $16.51, LINTB closed at $16.97, LSTZA closed at $79.14 and LSTZB closed at $78.00.

  Dividends

        Liberty Media.    Liberty Media has never paid cash dividends on any series of its common stock. All decisions regarding payment of dividends by Liberty Media are made by its board of directors, from time to time, in accordance with applicable law after taking into account various factors, including its financial condition, operating results, current and anticipated cash needs, plans for expansion and possible loan covenants which may restrict or prohibit its payment of dividends.

        Splitco.    Splitco has no present intention to pay cash dividends on its stock. All decisions regarding payment of dividends by Splitco will be made by its board of directors, from time to time, in accordance with applicable law after taking into account various factors, including its financial condition, operating results, current and anticipated cash needs, plans for expansion and possible loan covenants which may restrict or prohibit its payment of dividends.

RISK FACTORS

        In addition to the other information contained in, incorporated by reference in or included as an Annex to this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote to approve the Split-Off Proposals.

        The risk factors described in this section have been separated into two groups:

  •
  risks that relate to the Split-Off, which include risks relating to the Split-Off Proposals; and

  •
  risks relating to an investment in Splitco, which include risks relating to the tracking stock and capital structure of Splitco.

        The risks described below and elsewhere in this proxy statement/prospectus are not the only ones that relate to the Split-Off and an investment in Splitco. The risks described below are considered to be the most material. However, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on Splitco or an investment in its common stock. Past financial performance may not be a reliable indicator of future performance and historical trends may not foretell results or trends in future periods especially given the current economic environment.

        If any of the events described below were to occur, the businesses, prospects, financial condition, results of operations and/or cash flows of Splitco could be materially adversely affected. In any such case, the price of any or all of the Splitco common stock could decline, perhaps significantly.

        For the purposes of these risk factors, unless the context otherwise indicates, we have assumed that the Split-Off Proposals have been approved and that the Split-Off has been completed.

Risk Factors Relating to the Split-Off and Split-Off Proposals

        The Split-Off could result in a significant tax liability.    Liberty Media has received the Ruling from the IRS to the effect that, among other things, the Split-Off will qualify as a tax-free distribution for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code. It is a non-waivable condition to the Split-Off that the Ruling shall not have been withdrawn, invalidated or modified in an adverse manner. Although the Ruling will generally be binding on the IRS, the continuing validity of the Ruling will be subject to the accuracy of factual statements and representations made to the IRS by Liberty Media. Further, as a result of the IRS's general ruling policy with respect to transactions under Section 355 of the Code and transactions involving tracking stock, the Ruling does not represent a determination by the IRS that certain requirements necessary to obtain tax-free treatment to holders of Liberty Capital common stock and Liberty Starz common stock and to Liberty Media under Sections 355 and 368(a)(1)(D) of the Code (specifically, the business purpose requirement, the requirement that the Split-Off not be used principally as a device for the distribution of earnings and profits, the non-application of Section 355(e) of the Code to the Split-Off (discussed below) and the requirement that the tracking stocks be treated as stock of the issuer for U.S. federal income tax purposes) have been satisfied. Rather, the Ruling is based upon representations made to the IRS by Liberty Media that these requirements have been satisfied.

        As a result of this IRS ruling policy, the Split-Off is also conditioned upon the receipt by Liberty Media of the opinions of Baker Botts L.L.P. to the effect that, among other things, (i) the Split-Off will qualify as a tax-free transaction to Liberty Media and to the holders of Liberty Capital common stock and Liberty Starz common stock for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, (ii) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will be treated as stock of Splitco for U.S. federal income tax purposes, and (iii) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will not constitute Section 306 stock within the meaning of Section 306(c) of the Code.

        The opinions of counsel will rely on the continued validity of the Ruling, as to the matters covered by the Ruling, and will be based upon certain assumptions, as well as statements, representations and certain undertakings made by officers of Liberty Media and Splitco and a stockholder of Liberty Media. If the Ruling is no longer valid, if any of those statements, representations or assumptions is incorrect or untrue in any material respect or any of those undertakings is not complied with, or if the facts upon which the opinions are based are materially different from the facts at the time of the Split-Off, the conclusions reached in such opinions could be adversely affected. Opinions of counsel are not binding on the IRS or the courts, and the conclusions expressed in such opinions could be challenged by the IRS and a court could sustain such challenge. In addition, there are no Code provisions, Treasury Regulations, court decisions or published rulings of the IRS bearing directly on the tax effects of the issuance and characterization of "tracking stock," such as the Splitco Capital common stock and Splitco Starz common stock. As indicated above, the IRS will not issue private letter rulings on the characterization of tracking stock, and the Ruling does not provide a determination by the IRS with respect to such issue. However, it is a non-waivable condition to the Split-Off that Liberty Media receive the opinions of counsel described above. In addition, the past administrative practice of the IRS has generally been to respect the treatment of tracking stock as stock of the issuer.

        Even if the Split-Off otherwise qualifies under Sections 355 and 368(a)(1)(D) of the Code, the Split-Off would result in a significant U.S. federal income tax liability to Liberty Media (but not to holders of Liberty Capital common stock or Liberty Starz common stock) under Section 355(e) of the Code if one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Liberty Media or in the stock of Splitco as part of a plan or series of related transactions that includes the Split-Off. Current tax law generally creates a presumption that any acquisition of the stock of Liberty Media or the stock of Splitco within two years before or after the Split-Off is part of a plan that includes the Split-Off, although the parties may be able to rebut that presumption. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. Notwithstanding the opinions of counsel described above, Liberty Media or Splitco might inadvertently cause or permit a prohibited change in Liberty Media's ownership or Splitco's ownership to occur, thereby triggering tax liability to Liberty Media, which could have a material adverse effect.

        If it is subsequently determined, for whatever reason, that the Split-Off does not qualify for tax-free treatment, Liberty Media and/or the holders of Liberty Capital common stock and Liberty Starz common stock immediately prior to the Split-Off could incur significant tax liabilities determined in the manner described in "The Split-Off Proposals—Material U.S. Federal Income Tax Consequences of the Split-Off." In addition, if the IRS were to successfully assert that the Splitco Capital common stock or the Splitco Starz common stock is Section 306 stock, within the meaning of Section 306(c) of the Code, the holders of Liberty Capital common stock and Liberty Starz common stock could be required to recognize ordinary income on the subsequent sale or exchange of such Section 306 stock, or dividend income on any redemption of such Section 306 stock, without regard to their basis in such stock, and such holders generally would not be permitted to recognize any loss on such disposition. As described further under "Certain Relationships and Related Transactions—Relationships between Splitco and Liberty Media—Tax Sharing Agreement," in certain circumstances, Splitco will be required to indemnify Liberty Media, its subsidiaries, and certain related persons for losses and taxes resulting from the Split-Off. For a more complete discussion of the Ruling, the tax opinions and the tax consequences if the Split-Off is not tax-free, please see "The Split-Off Proposals—Material U.S. Federal Income Tax Consequences of the Split-Off."

        Splitco may have a significant tax liability to Liberty Media, which is not limited in amount or subject to any cap, if the Split-Off or Liberty Media's split-off of LEI are treated as taxable transactions.    Pursuant to its tax sharing agreement with Liberty Media and Liberty Media LLC (the Tax Sharing Agreement), subject to certain limited exceptions, Splitco must indemnify Liberty Media, its subsidiaries, and certain related persons for losses and taxes resulting from the Split-Off to the extent such losses or taxes (i) result primarily from, individually or in the aggregate, the breach of certain covenants made by Splitco (applicable to actions or failures to act by Splitco and its subsidiaries following the completion of the Split-Off) that relate to the qualification of the Split-Off and related restructuring transactions as tax-free transactions, (ii) result from the Splitco Capital common stock or the Splitco Starz common stock not being treated as stock of Splitco, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iii) result from the Liberty Interactive common stock, the Liberty Capital common stock, or the Liberty Starz common stock not being treated as stock of Liberty Media, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iv) result from Section 355(e) of the Code applying to the Split-Off as a result of the Split-Off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Splitco, or (v) result from deferred intercompany items or excess loss accounts that are triggered by the Split-Off, and that would otherwise be allocated to Splitco.

        In addition, pursuant to the Tax Sharing Agreement, Splitco will generally be required to indemnify Liberty Media for any losses or taxes arising from the failure of Liberty Media's split-off of LEI effected on November 19, 2009 (the LEI Split-Off) to qualify as a tax-free transaction described in Sections 355 and 368(a)(1)(D) (to the extent such losses or taxes are not indemnified by LEI or its affiliates pursuant to LEI's tax sharing agreement with Liberty Media), including any such losses or taxes arising as a result of the completion of the Split-Off. However, Splitco will not be required to indemnify Liberty Media for any losses or taxes arising primarily from, individually or in the aggregate, the breach of certain covenants made by Liberty (applicable to actions or failures to act by Liberty Media and its subsidiaries following the completion of the Split-Off).

        Splitco's indemnification obligations to Liberty Media, its subsidiaries and certain related persons are not limited in amount or subject to any cap. If Splitco is required to indemnify Liberty Media, its subsidiaries and certain related persons under the circumstances set forth in the Tax Sharing Agreement, Splitco may be subject to substantial liabilities, which could materially adversely affect its financial position.

        Splitco may determine to forgo certain transactions in order to avoid the risk of incurring significant tax-related liabilities.    In the Tax Sharing Agreement, Splitco will covenant not to take any action, or fail to take any action, following the Split-Off which action or failure to act is inconsistent with the Split-Off qualifying for tax-free treatment under Sections 355 and 368(a)(1)(D) of the Code. Further, the Tax Sharing Agreement will require that Splitco generally indemnify Liberty Media for any taxes or losses incurred by Liberty Media (or its subsidiaries) resulting from breaches of such covenants or resulting from Section 355(e) of the Code applying to the Split-Off because of acquisitions of a 50-percent or greater interest (measured by vote or value) in the stock of Splitco that are part of a plan that includes the Split-Off. As a result, Splitco might determine to forgo certain transactions that might have otherwise been advantageous in order to preserve the tax-free treatment of the Split-Off.

        In particular, Splitco might determine to continue to operate certain of its business operations for the foreseeable future even if a sale or discontinuance of such business might have otherwise been advantageous. Moreover, in light of the requirements of Section 355(e) of the Code, Splitco might determine to forgo certain transactions, including share repurchases, stock issuances, certain asset dispositions or other strategic transactions for some period of time following the Split-Off. In addition, Splitco's indemnity obligation under the Tax Sharing Agreement might discourage, delay or prevent a change of control transaction for some period of time following the Split-Off.

        The market value of the Splitco Capital common stock may not equal or exceed the current market value of the Liberty Capital common stock; and the market value of the Splitco Starz common stock may not equal or exceed the current market value of the Liberty Starz common stock.    Although Liberty Capital common

stock and Liberty Starz common stock have been publicly traded for some time, there is no public market for Splitco common stock. Because, among other things, Splitco common stock will be a security of Splitco, rather than a security of Liberty Media, there can be no assurance that the public market for Splitco Capital common stock or Splitco Starz common stock will be similar to the public market for the Liberty Capital common stock and Liberty Starz common stock, respectively. Ultimately, the value of each share of Splitco common stock will be principally determined in the trading markets and could be influenced by many factors, including the operations of Splitco's subsidiaries and business affiliates, investors' expectations of Splitco's prospects, financial estimates by securities analysts, trends and uncertainties affecting the industries in which Splitco or its affiliates compete, future issuances and repurchases of Splitco common stock and general economic and other conditions. The trading value of the Splitco Capital common stock and Splitco Starz common stock could be higher or lower than the trading value of the existing Liberty Capital common stock and Liberty Starz common stock, respectively, and we are unable to estimate whether any such difference, whether favorable or unfavorable, will be material. In addition, Splitco may elect to convert its common stock relating to one group into common stock relating to the other group, thereby changing the nature of your investment, which could result in a loss in value.

        After the Split-Off, Splitco may be controlled by one principal stockholder.    John C. Malone currently beneficially owns shares of Liberty Capital common stock (excluding exercisable stock options) representing approximately 42.9% of the aggregate voting power of the outstanding shares of Liberty Capital common stock as of December 31, 2010 and shares of Liberty Starz common stock (excluding exercisable stock options) representing approximately 30.9% of the aggregate voting power of the outstanding shares of Liberty Starz common stock as of December 31, 2010. Following the consummation of the Split-Off, Mr. Malone is expected to beneficially own shares of Splitco common stock (excluding exercisable stock options) representing up to approximately 38.8% of Splitco's voting power, based upon the redemption ratios and his beneficial ownership of Liberty Capital common stock and Liberty Starz common stock, as of December 31, 2010 (as reflected under "Management of Splitco—Pro Forma Security Ownership of Management" below). By virtue of Mr. Malone's voting power in Splitco as well as his position as Splitco's Chairman of the Board, Mr. Malone may be deemed to control Splitco's operations. Mr. Malone's rights to vote or dispose of his equity interest in Splitco will not be subject to any restrictions in favor of Splitco other than as may be required by applicable law and except for customary transfer restrictions pursuant to incentive award agreements.

Risk Factors Relating to Splitco

  Factors Relating to Splitco, the Capital Group and the Starz Group

        Splitco's historical financial information may not be representative of Splitco's results as a separate company.    The historical financial information included in this proxy statement/prospectus for Splitco may not necessarily reflect what Splitco's results of operations, financial condition and cash flows would have been had Splitco been a separate, stand-alone entity pursuing independent strategies during the periods presented.

        The historical financial information of Liberty Media's Capital Group and Starz Group may not necessarily reflect their results as separate companies.    One of the reasons for the creation of a tracking stock is to permit equity investors to apply more specific criteria in valuing the shares of a particular group, such as comparisons of earnings multiples with those of other companies in the same business sector. In valuing shares of Splitco Capital common stock and Splitco Starz common stock, investors should recognize that the historical financial information of Liberty Media's Capital Group and Starz Group has been extracted from the consolidated financial statements of Liberty Media and may not necessarily reflect what the Liberty Media Capital Group's and the Liberty Media Starz Group's results of operations, financial condition and cash flows would have been had the groups been separate, stand-alone entities pursuing independent strategies during the period presented and while a part of Liberty Media.

        Rapid technological advances could render the products and services offered by Splitco's subsidiaries and business affiliates obsolete or non-competitive.    Splitco's subsidiaries and business affiliates, such as TruePosition and Sirius XM Radio, must stay abreast of rapidly evolving technological developments and offerings to remain competitive and increase the utility of their services. These subsidiaries and business affiliates must be able to incorporate new technologies into their products in order to address the needs of their customers. There can be no assurance that they will be able to compete with advancing technology, and any failure to do so could result in customers seeking alternative service providers and may adversely affect the group to which they are attributed, thereby adversely impacting Splitco's revenue and operating income.

        Certain of Splitco's subsidiaries and business affiliates depend on their relationships with third party distribution channels, suppliers and advertisers and any adverse changes in these relationships could adversely affect Splitco's results of operations and those attributed to any of its groups.    An important component of the success of Splitco's subsidiaries and business affiliates, including Starz Entertainment, TruePosition and Sirius XM Radio, will be their ability to maintain their existing, as well as build new, relationships with third party distribution channels, including local and national cable and satellite providers, and suppliers and advertisers, among other parties. Adverse changes in existing relationships or the inability to enter into new arrangements with these parties on favorable terms, if at all, could have a significant adverse effect on Splitco's results of operations and those attributed to its groups.

        The loss of Starz Entertainment's affiliation agreements, or renewals on less advantageous terms, could have an adverse impact on our revenue.    One of the primary sources of revenue for Starz Entertainment is its affiliation agreements. Under these agreements, Starz Entertainment licenses its programming to distributors such as cable and satellite operators, which in turn distribute the programming to their subscribers. These affiliation agreements generally provide for the level of carriage Starz Entertainment programming will receive, such as channel placement and programming package inclusion, for payment of a license fee to Starz Entertainment. These payments represent a significant portion of our revenue. Affiliation agreements generally have a limited term which varies from distributor to distributor, and there can be no assurance that these affiliation agreements will be renewed in the future, or renewed on terms that are as favorable to Starz Entertainment as those in effect today.

        There has been significant consolidation among cable and satellite operators, giving the largest operators considerable leverage in their relationships with programmers, including Starz Entertainment. Continued consolidation within the industry could further reduce the number of distributors available to carry our programming and increase the negotiating leverage of Starz Entertainment's distributors which could adversely affect our revenue. The affiliation agreements between Starz Entertainment and its two largest distributors represented approximately 15% and 12% of Splitco's revenue for the year ended December 31, 2010. Neither of these affiliation agreements expires within the next 12 months. A failure to secure a renewal of either of these agreements, or a renewal on less favorable terms, could have an adverse effect on our results of operations and financial position.

        The subsidiaries and business affiliates attributable to each group of Splitco are subject to risks of adverse government regulation.    Programming services, cable television systems, the Internet, telephony services and satellite carriers are subject to varying degrees of regulation in the United States by the FCC and other entities and in foreign countries by similar regulators. Such regulation and legislation are subject to the political process and have been in constant flux over the past decade. Material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that the businesses and assets attributed to each group will not become subject to increased expenses or more stringent restrictions as a result of any future legislation, new regulation or deregulation.

        The success of one of Splitco's subsidiaries, Starz Entertainment, and two of Splitco's business affiliates, Sirius XM Radio and Live Nation, depends on audience acceptance of their programs and programming services which is difficult to predict.    Entertainment content production, premium subscription television program services, satellite radio services and live entertainment events are inherently risky businesses because the revenue derived from these businesses depends primarily upon the public's acceptance of these programs and services, which is difficult to predict. The commercial success of a cable program, premium subscription television service, satellite radio program or live entertainment production depends on the quality and acceptance of other competing programs and other entertainment content available in the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, many of which are difficult to predict. Audience sizes for cable programming and premium subscription television programs are important factors when cable television and DTH satellite providers negotiate affiliation agreements. Audience size is also an important factor when determining subscription rates for satellite radio services and ticket pricing for live entertainment productions. Consequently, low public acceptance of programs and services offered by Starz Entertainment, Live Nation and Sirius XM Radio will have an adverse effect on Splitco's results of operations and could hurt the ability of these subsidiaries and business affiliates to maintain rates charged to affiliates, subscribers and customers.

        Increased programming and content costs may adversely affect profits.    One of Splitco's subsidiaries, Starz Entertainment, produces programming and other content and incurs costs for all types of creative talent including writers, producers and actors. Starz Entertainment also acquires programming, such as movies and television series, from television production companies and movie studios. An increase in the costs of programming and other content may lead to decreased profitability.

        The success of two of Splitco's subsidiaries, Starz Entertainment and Atlantic National League Baseball Club, depends in large part on their ability to retain and recruit key personnel.    As Starz's original programming continues to gain greater market share, the key talent associated with this original programming will become difficult to replace. We cannot assure you that if Starz experiences a turnover of these key persons that they will be able to recruit and retain acceptable replacements, in part, because the market for such talent is very competitive and limited. Similarly the success of the Atlanta National League Baseball Club depends on the record of the Braves Major League baseball team during each season, which is directly impacted by their ability to attract and retain top performing players and managers.

        Weak economic conditions may reduce consumer demand for our products and services.    The current economic downturn in the United States and in other regions of the world in which Splitco's subsidiaries and affiliates will operate could adversely affect demand for its products and services. A substantial portion of its revenue is derived from discretionary spending by individuals, which typically falls during times of economic instability. A reduction in discretionary spending could adversely affect revenue across Splitco's tracking stock groups including potential downgrades by satellite and cable television subscribers affecting Starz Entertainment, reduced sports and entertainment expenditures affecting Live Nation and Atlanta National League Baseball Club and a drastic slowdown in auto sales (which is an important source of satellite radio subscribers affecting Sirius XM Radio). Accordingly, Splitco's ability to increase or maintain revenue and earnings could be adversely affected to the extent that relevant economic environments remain weak or decline further. Splitco currently is unable to predict the extent of any of these potential adverse effects.

        Splitco will not have the right to manage its Capital Group business affiliates, which means it will not be able to cause those affiliates to operate in a manner that is favorable to it.    Splitco will not have the right to manage the businesses or affairs of any of its business affiliates (generally those companies in which it will have less than a majority voting stake) attributed to the Capital Group, specifically Sirius XM

Radio and Live Nation. Rather, Splitco's rights may take the form of representation on the board of directors or a partners' or similar committee that supervises management or possession of veto rights over significant or extraordinary actions. The scope of Splitco's veto rights vary from agreement to agreement. Although Splitco's board representation and veto rights may enable it to exercise influence over the management or policies of a business affiliate, enable it to prevent the sale of material assets by a business affiliate in which it owns less than a majority voting interest or prevent it from paying dividends or making distributions to its stockholders or partners, they will not enable Splitco to cause these actions to be taken.

        The liquidity and value of Splitco's public investments may be affected by market conditions beyond its control that could cause it to record losses for declines in their market value.    Included among the assets attributable to the Capital Group will be equity interests in one or more publicly-traded companies which are not consolidated subsidiaries, such as Sirius XM Radio and Live Nation. The value of these interests may be affected by economic and market conditions that are beyond Splitco's control. In addition, Splitco's ability to liquidate these interests without adversely affecting their value may be limited.

        Sales of Splitco common stock by Splitco's insiders could depress the market price of Splitco's common stock.    Sales of Splitco's shares by Splitco's Chairman of the Board or any of its other directors or executive officers could cause a perception in the marketplace that Splitco's stock price has peaked or that adverse events or trends have occurred or may be occurring at Splitco. This perception can result notwithstanding any personal financial motivation for these insider sales. As a result, insider sales could depress the market price for shares of one or more series of Splitco's tracking stocks.

        No assurance can be made that Splitco will be successful in integrating any acquired businesses.    Splitco's businesses and those of its subsidiaries may grow through acquisitions in selected markets. Integration of new businesses may present significant challenges, including: realizing economies of scale in programming and network operations; eliminating duplicative overheads; and integrating networks, financial systems and operational systems. No assurances can be made that, with respect to any acquisition, Splitco will realize anticipated benefits or successfully integrate any acquired business with its existing operations. In addition, while Splitco intends to implement appropriate controls and procedures as it integrates acquired companies, Splitco may not be able to certify as to the effectiveness of these companies' disclosure controls and procedures or internal control over financial reporting (as required by U.S. federal securities laws and regulations) until Splitco has fully integrated them.

        If, following the Split-Off, Splitco is unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Splitco's internal control over financial reporting is not effective, the reliability of Splitco's financial statements may be questioned and Splitco's stock price may suffer.    Section 404 of the Sarbanes-Oxley Act of 2002 requires any company subject to the reporting requirements of the U.S. securities laws to complete a comprehensive evaluation of its and its consolidated subsidiaries' internal control over financial reporting. To comply with this statute, Splitco will be required to document and test its internal control procedures; Splitco's management will be required to assess and issue a report concerning its internal control over financial reporting; and Splitco's independent auditors will be required to issue an attestation regarding its internal control over financial reporting. Splitco anticipates that its internal controls will be substantially similar to those utilized by Liberty Media for the same assets. Splitco's compliance with Section 404 of the Sarbanes-Oxley Act will first be tested in connection with the filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2012. Although Splitco does not expect the annual costs to comply with Section 404 to be significant (based on its preliminary assessments), the rules governing the standards that must be met for Splitco's management to assess its internal control over financial reporting are complex, subject to change, and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, Splitco's management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. If Splitco's management cannot favorably assess the effectiveness of its internal control over financial reporting when it's required to do so or Splitco's auditors identify material weaknesses in its internal control, investor confidence in Splitco's financial results may weaken, and Splitco's stock price may suffer.

        Splitco has overlapping directors and management with Liberty Media and Liberty Global, Inc. (LGI), which may lead to conflicting interests.    Following the Split-Off, the executive officers of Liberty Media will serve as the executive officers of Splitco, and there will be significant board overlap between Splitco and Liberty Media. John C. Malone is the Chairman of the Board of Liberty Media and LGI and will serve as the Chairman of the Board of Splitco. In addition, two other directors who serve on LGI's board also serve on the Liberty Media board. Immediately following the Split-Off, neither Liberty Media nor, to its knowledge, LGI will have any ownership interest in Splitco, and Splitco will not have any ownership interest in Liberty Media or LGI. LGI is an independent, publicly-traded company and the largest international cable operator based on number of subscribers as of December 31, 2010. The executive officers and the members of Splitco's board of directors have fiduciary duties to its stockholders. Likewise, any such persons who serve in similar capacities at Liberty Media and/or LGI have fiduciary duties to that company's stockholders. Therefore, such persons may have conflicts of interest or the appearance of conflicts of interest with respect to matters involving or affecting their respective companies. For example, there may be the potential for a conflict of interest when Splitco, LGI or Liberty Media looks at acquisitions and other corporate opportunities that may be suitable for each of them. Moreover, most of Splitco's directors and officers will continue to own Liberty Media and/or LGI stock and options to purchase Liberty Media and/or LGI stock. These ownership interests could create, or appear to create, potential conflicts of interest when these individuals are faced with decisions that could have different implications for Splitco and/or LGI or Liberty Media. Any potential conflict that qualifies as a "related party transaction" (as defined in Item 404 of Regulation S-K) will be subject to review by an independent committee of the applicable issuer's board of directors in accordance with its corporate governance guidelines. Any other potential conflicts that arise would be addressed on a case-by-case basis, keeping in mind the applicable fiduciary duties owed by the executive officers and directors of each issuer. From time to time, Liberty Media or LGI or their respective affiliates may enter into transactions with Splitco and/or its subsidiaries or other affiliates. Although the terms of any such transactions or agreements will be established based upon arms'-length negotiations between employees of the companies involved, there can be no assurance that the terms of any such transactions will be as favorable to Splitco or its subsidiaries or affiliates as would be the case where there is no overlapping officers or directors.

        Splitco may compete with Liberty Media for business opportunities.    Certain of Liberty Media's subsidiaries and business affiliates own or operate programming services that may compete with the programming services offered by Splitco's businesses. For example, Liberty Media's QVC and Splitco Starz Group's Starz Entertainment both produce programming that is distributed via cable and satellite networks. Splitco has no rights in respect of programming or distribution opportunities developed by or presented to the subsidiaries or business affiliates of Liberty Media, and the pursuit of these opportunities by such subsidiaries or affiliates may adversely affect the interests of Splitco and its stockholders. Because Splitco and Liberty Media have overlapping directors and officers, a business opportunity that is presented to those individuals may result in a conflict of interest or the appearance of a conflict of interest. While the directors and officers of Splitco who will remain directors and officers of Liberty Media have extensive experience in evaluating potential business opportunities and the allocation of those opportunities among different groups, in light of Liberty Media's historic tracking stock structure, they do not currently owe any separate fiduciary duties to the stockholder constituencies of each group but rather to all Liberty Media stockholders as a whole. By comparison, after the Split-Off each of the directors and officers of Splitco will have a fiduciary duty to offer to

Splitco any business opportunity that he or she may be presented in which Splitco has an interest or expectancy. The directors and officers of Liberty Media, including those who are also directors and officers of Splitco, will owe the same fiduciary duty to Liberty Media and its stockholders.

  Risks Relating to the Ownership of Splitco Common Stock due to its Tracking Stock Capitalization

        The risks described below apply to the ownership of Splitco Capital common stock and Splitco Starz common stock due to Splitco's tracking stock capitalization.

        Holders of Splitco Capital common stock and Splitco Starz common stock are common stockholders of Splitco and are, therefore, subject to risks associated with an investment in the company as a whole, even if a holder does not own shares of common stock of both of Splitco's groups.    Even though Splitco has attributed, for financial reporting purposes, all of its consolidated assets, liabilities, revenue, expenses and cash flows to each of its Capital Group and Starz Group in order to prepare the separate financial statement schedules for each of those groups, Splitco retains legal title to all of its assets; and its capitalization does not limit its legal responsibility, or that of its subsidiaries, for the liabilities included in any set of financial statement schedules. Holders of Splitco Capital common stock and Splitco Starz common stock do not have any legal rights related to specific assets attributed to Splitco's Capital Group or Starz Group and, in any liquidation, holders of Splitco Capital common stock and holders of Splitco Starz common stock are entitled to receive a pro rata share of Splitco's available net assets based on their respective numbers of liquidation units.

        Splitco could be required to use assets attributed to one group to pay liabilities attributed to the other group.    The assets attributed to one group are potentially subject to the liabilities attributed to the other group, even if those liabilities arise from lawsuits, contracts or indebtedness that are attributed to such other group. While Splitco's current management and allocation policies provide that reattributions of assets between groups will result in the creation of an inter-group loan or an inter-group interest or an offsetting reattribution of cash or other assets, no provision of the Splitco charter prevents it from satisfying liabilities of one group with assets of the other group, and Splitco's creditors will not in any way be limited by its tracking stock capitalization from proceeding against any assets they could have proceeded against if Splitco did not have a tracking stock capitalization.

        The market price of Splitco Capital common stock and Splitco Starz common stock may not reflect the performance of Splitco's Capital Group and Starz Group, respectively, as intended.    Splitco cannot assure you that the market price of the common stock of a group will, in fact, reflect the performance of the group of businesses, assets and liabilities attributed to that group. Holders of Splitco Capital common stock and Splitco Starz common stock are common stockholders of Splitco as a whole and, as such, are subject to all risks associated with an investment in Splitco and all of its businesses, assets and liabilities. As a result, the market price of each series of stock of a group may simply reflect the performance of Splitco as a whole or may more independently reflect the performance of some or all of the group of assets attributed to such group. In addition, investors may discount the value of the stock of a group because it is part of a common enterprise rather than a stand-alone entity.

        The market price of Splitco Capital common stock and Splitco Starz common stock may be volatile, could fluctuate substantially and could be affected by factors that do not affect traditional common stock.    The market prices of Splitco Capital common stock and Splitco Starz common stock may be materially affected by, among other things:

  •
  actual or anticipated fluctuations in a group's operating results or in the operating results of particular companies attributable to such group;

  •
  potential acquisition activity by Splitco or the companies in which it invests;

  •
  issuances of debt or equity securities to raise capital by Splitco or the companies in which it invests and the manner in which that debt or the proceeds of an equity issuance are attributed to each of the groups;

  •
  changes in financial estimates by securities analysts regarding Splitco Capital common stock or Splitco Starz common stock or the companies attributable to either of Splitco's tracking stock groups;

  •
  the complex nature and the potential difficulties investors may have in understanding the terms of each of Splitco's tracking stocks, as well as concerns regarding the possible effect of certain of those terms on an investment in Splitco stock; and

  •
  general market conditions.

        The market value of Splitco Capital common stock and Splitco Starz common stock could be adversely affected by events involving the assets and businesses attributed to the other group.    Because Splitco is the issuer of Splitco Capital common stock and Splitco Starz common stock, an adverse market reaction to events relating to the assets and businesses attributed to either of its groups, such as earnings announcements or announcements of new products or services, acquisitions or dispositions that the market does not view favorably, may cause an adverse reaction to the common stock of its other group. This could occur even if the triggering event is not material to Splitco as a whole. In addition, the incurrence of significant indebtedness by Splitco or any of its subsidiaries on behalf of one group, including indebtedness incurred or assumed in connection with acquisitions of or investments in businesses, could affect Splitco's credit rating and that of its subsidiaries and, therefore, could increase the borrowing costs of businesses attributable to its other group or the borrowing costs of the company as a whole.

        Splitco may not pay dividends equally or at all on Splitco Capital common stock or Splitco Starz common stock.    Splitco does not presently intend to pay cash dividends on Splitco Capital common stock or Splitco Starz common stock for the foreseeable future. However, Splitco will have the right to pay dividends on the shares of common stock of each group in equal or unequal amounts, and Splitco may pay dividends on the shares of common stock of one group and not pay dividends on shares of common stock of the other group. In addition, any dividends or distributions on, or repurchases of, shares relating to either group will reduce Splitco's assets legally available to be paid as dividends on the shares relating to the other group.

        Splitco's tracking stock capital structure could create conflicts of interest, and its board of directors may make decisions that could adversely affect only some holders of its common stock.    Splitco's tracking stock capital structure could give rise to occasions when the interests of holders of stock of one group might diverge or appear to diverge from the interests of holders of stock of the other group. Splitco's officers and directors owe fiduciary duties to all of its stockholders. The fiduciary duties owed by such officers and directors are to the company as a whole, and decisions deemed to be in the best interest of the company may not be in the best interest of a particular group when considered independently. Examples include:

  •
  decisions as to the terms of any business relationships that may be created between the Capital Group and the Starz Group or the terms of any reattribution of assets between the groups;

  •
  decisions as to the allocation of consideration among the holders of Splitco Capital common stock and Splitco Starz common stock, or among the series of stocks relating to either of Splitco's groups, to be received in connection with a merger involving Splitco;

  •
  decisions as to the allocation of corporate opportunities between the groups, especially where the opportunities might meet the strategic business objectives of more than one group;

  •
  decisions as to operational and financial matters that could be considered detrimental to one group but beneficial to the other;

  •
  decisions as to the conversion of shares of common stock of one group into shares of common stock of the other;

  •
  decisions regarding the creation of, and, if created, the subsequent increase or decrease of any inter-group interest that one group may own in the other group;

  •
  decisions as to the internal or external financing attributable to businesses or assets attributed to either of Splitco's groups;

  •
  decisions as to the dispositions of assets of either of Splitco's groups; and

  •
  decisions as to the payment of dividends on the stock relating to either of Splitco's groups.

        In addition, if directors own disproportionate interests (in percentage or value terms) in Splitco Capital common stock or Splitco Starz common stock, that disparity could create or appear to create conflicts of interest when they are faced with decisions that could have different implications for the holders of Splitco Capital common stock or Splitco Starz common stock.

        Other than pursuant to Splitco's stated management and allocation policies, Splitco has not adopted any specific procedures for consideration of matters involving a divergence of interests between holders of shares of stock relating to its two groups, or among holders of different series of stock relating to a specific group.    Rather than develop additional specific procedures in advance, Splitco's board of directors intends to exercise its judgment from time to time, depending on the circumstances, as to how best to:

  •
  obtain information regarding the divergence (or potential divergence) of interests;

  •
  determine under what circumstances to seek the assistance of outside advisers;

  •
  determine whether a committee of Splitco's board of directors should be appointed to address a specific matter and the appropriate members of that committee; and

  •
  assess what is in the best interests of Splitco and the best interests of all of its stockholders.

        Splitco's board of directors believes the advantage of retaining flexibility in determining how to fulfill its responsibilities in any such circumstances as they may arise outweighs any perceived advantages of adopting additional specific procedures in advance.

        Splitco's board of directors may change the management and allocation policies to the detriment of either group without stockholder approval.    Splitco's board of directors has adopted Management and Allocation Policies to serve as guidelines in making decisions regarding the relationships between the Capital Group and the Starz Group with respect to matters such as tax liabilities and benefits, inter-group loans, inter-group interests, attribution of assets acquired after the restructuring of a group, financing alternatives, corporate opportunities and similar items. These policies are not included in the

Splitco charter. Splitco's board of directors may at any time change or make exceptions to these policies. Because these policies relate to matters concerning the day to day management of Splitco as opposed to significant corporate actions, such as a merger involving Splitco or a sale of substantially all of its assets, no stockholder approval is required with respect to their adoption or amendment. A decision to change, or make exceptions to, these policies or adopt additional policies could disadvantage both groups or disadvantage one group while advantaging the other. Splitco will, however, publicly announce any such material change or exception by means of a Current Report on Form 8-K for so long as Splitco is subject to the Exchange Act.

        Holders of shares of stock relating to a particular group may not have any remedies if any action by Splitco's directors or officers has an adverse effect on only that stock, or on a particular series of that stock.    Principles of Delaware law and the provisions of the Splitco charter may protect decisions of Splitco's board of directors that have a disparate impact upon holders of shares of stock relating to a particular group, or upon holders of any series of stock relating to a particular group. Under Delaware law, the board of directors has a duty to act with due care and in the best interests of all of Splitco's stockholders, regardless of the stock, or series, they hold. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that a board of directors owes an equal duty to all common stockholders and does not have separate or additional duties to any subset of stockholders. Judicial opinions in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of holders of tracking stocks may be judged under the business judgment rule. In some circumstances, Splitco's directors or officers may be required to make a decision that is viewed as adverse to the holders of shares relating to a particular group or to the holders of a particular series of that stock. Under the principles of Delaware law and the business judgment rule referred to above, you may not be able to successfully challenge decisions that you believe have a disparate impact upon the stockholders of one of Splitco's groups if the Splitco board of directors is disinterested and independent with respect to the action taken, is adequately informed with respect to the action taken and acts in good faith and in the honest belief that the board is acting in the best interest of all of Splitco's stockholders.

        Stockholders will not vote on how to attribute consideration received in connection with a merger involving Splitco between holders of Splitco Capital common stock and Splitco Starz common stock.    The Splitco charter does not contain any provisions governing how consideration received in connection with a merger or consolidation involving Splitco is to be attributed to the holders of Splitco Capital common stock and holders of Splitco Starz common stock or to the holders of different series of stock, and none of the holders of Splitco Capital common stock or Splitco Starz common stock will have a separate class vote in the event of such a merger or consolidation. Consistent with applicable principles of Delaware law, Splitco's board of directors will seek to divide the type and amount of consideration received in a merger or consolidation involving Splitco between holders of Splitco Capital common stock and Splitco Starz common stock in a fair manner. As the different ways the board of directors may divide the consideration between holders of stock relating to the different groups, and among holders of different series of a particular stock, might have materially different results, the consideration to be received by holders of Splitco Capital common stock and Splitco Starz common stock in any such merger or consolidation may be materially less valuable than the consideration they would have received if they had a separate class vote on such merger or consolidation.

        Splitco may dispose of assets of the Capital Group or the Starz Group without your approval.    Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the assets of Splitco taken as a whole, and the Splitco charter does not require a separate class vote in the case of a sale of a significant amount of assets of either of Splitco's groups. As long as the assets attributed to the Capital Group or the Starz Group proposed to be disposed of represent less than substantially all of Splitco's assets, Splitco may approve sales and other dispositions of any amount of the assets of such group without any stockholder approval. Based on the composition of the groups,

Splitco believes that a sale of all or substantially all of the assets of either group, on a stand alone basis, would not be considered a sale of substantially all of the assets of Splitco requiring stockholder approval.

        If Splitco disposes of all or substantially all of the assets of either group (which means, for this purpose, assets representing 80% of the fair market value of the total assets of the disposing group, as determined by Splitco's board of directors), it would be required, if the disposition is not an exempt disposition under the terms of the Splitco charter, to choose one or more of the following three alternatives:

  •
  declare and pay a dividend on the disposing group's common stock;

  •
  redeem shares of the disposing group's common stock in exchange for cash, securities or other property; and/or

  •
  convert all of the disposing group's outstanding common stock into common stock of the other group.

        In this type of a transaction, holders of the disposing group's common stock may receive less value than the value that a third-party buyer might pay for all or substantially all of the assets of the disposing group.

        Splitco's board of directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of either group of its common stock.

        Holders of Splitco Capital common stock or Splitco Starz common stock may receive less consideration upon a sale of the assets attributed to that group than if that group were a separate company.    If the Capital Group or the Starz Group were a separate, independent company and its shares were acquired by another person, certain costs of that sale, including corporate level taxes, might not be payable in connection with that acquisition. As a result, stockholders of a separate, independent company with the same assets might receive a greater amount of proceeds than the holders of Splitco Capital common stock or Splitco Starz common stock would receive upon a sale of all or substantially all of the assets of the group to which their shares relate. In addition, Splitco cannot assure you that in the event of such a sale the per share consideration to be paid to holders of Splitco Capital common stock or Splitco Starz common stock, as the case may be, will be equal to or more than the per share value of that share of stock prior to or after the announcement of a sale of all or substantially all of the assets of the applicable group. Further, there is no requirement that the consideration paid be tax-free to the holders of the shares of common stock of that group. Accordingly, if Splitco sells all or substantially all of the assets attributed to the Capital Group or the Starz Group, Splitco's stockholders could suffer a loss in the value of their investment in Splitco.

        Splitco's board of directors may in its sole discretion elect to convert the common stock relating to one group into common stock relating to the other group, thereby changing the nature of your investment and possibly diluting your economic interest in Splitco, which could result in a loss in value to you.    The Splitco charter permits its board of directors, in its sole discretion, to convert all of the outstanding shares of common stock relating to one of Splitco's groups into shares of common stock of the other group. A conversion would preclude the holders of stock in both groups involved in such conversion from retaining their investment in a security that is intended to reflect separately the performance of the relevant group. Splitco cannot predict the impact on the market value of its stock of (1) its board of directors' ability to effect any such conversion or (2) the exercise of this conversion right by Splitco. In addition, Splitco's board of directors may effect such a conversion at a time when the market value of Splitco's stock could cause the stockholders of one group to be disadvantaged.

        Holders of Splitco Capital common stock and Splitco Starz common stock vote together and have limited separate voting rights.    Holders of Splitco Capital common stock and Splitco Starz common stock vote together as a single class, except in certain limited circumstances prescribed by the Splitco charter and under Delaware law. Each share of Series B common stock of each group has ten votes per share, and each share of Series A common stock of each group has one vote per share. Holders of Series C common stock of both groups have no voting rights, other than those required under Delaware law. When holders of Splitco Capital common stock and Splitco Starz common stock vote together as a single class, holders having a majority of the votes will be in a position to control the outcome of the vote even if the matter involves a conflict of interest among our stockholders or has a greater impact on one group than the other.

        Splitco's capital structure as well as the fact that the Capital Group and the Starz Group are not independent companies may inhibit or prevent acquisition bids for the Capital Group or the Starz Group.    If the Capital Group and the Starz Group were separate independent companies, any person interested in acquiring the Capital Group or the Starz Group without negotiating with management could seek control of that group by obtaining control of its outstanding voting stock, by means of a tender offer, or by means of a proxy contest. Although Splitco intends Splitco Capital common stock and Splitco Starz common stock to reflect the separate economic performance of the Capital Group and the Starz Group, respectively, those groups are not separate entities and a person interested in acquiring only one group without negotiation with Splitco's management could obtain control of that group only by obtaining control of a majority in voting power of all of the outstanding shares of common stock of Splitco. The existence of shares of common stock, and different series of shares, relating to different groups could present complexities and in certain circumstances pose obstacles, financial and otherwise, to an acquiring person that are not present in companies which do not have capital structures similar to Splitco's capital structure.

        It may be difficult for a third party to acquire Splitco, even if doing so may be beneficial to Splitco's stockholders.    Certain provisions of the Splitco charter and bylaws may discourage, delay or prevent a change in control of Splitco that a stockholder may consider favorable. These provisions include:

  •
  authorizing a capital structure with multiple series of common stock: a Series B that entitles the holders to ten votes per share, a Series A that entitles the holders to one vote per share, and a Series C that, except as otherwise required by applicable law, entitles the holders to no voting rights;

  •
  classifying Splitco's board of directors with staggered three-year terms, which may lengthen the time required to gain control of Splitco's board of directors;

  •
  limiting who may call special meetings of stockholders;

  •
  prohibiting stockholder action by written consent (subject to certain exceptions), thereby requiring stockholder action to be taken at a meeting of the stockholders;

  •
  requiring stockholder approval by holders of at least 66 2/3% of Splitco's voting power or the approval by at least 75% of Splitco's board of directors with respect to certain extraordinary matters, such as a merger or consolidation of Splitco, a sale of all or substantially all of Splitco's assets or an amendment to Splitco's restated charter;

  •
  establishing advance notice requirements for nominations of candidates for election to Splitco's board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and

  •
  the existence of authorized and unissued stock, including "blank check" preferred stock, which could be issued by Splitco's board of directors to persons friendly to its then current management, thereby protecting the continuity of its management, or which could be used to dilute the stock ownership of persons seeking to obtain control of Splitco.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this document or in the documents incorporated by reference herein constitute forward-looking statements, including statements regarding anticipated benefits from the Split-Off, business strategies, market potential, future financial performance and other matters. In particular, statements under "Summary," "Risk Factors," "The Split-Off Proposals—Background and Reasons for the Split-Off Proposals," "Material U.S. Federal Income Tax Consequences of the Split-Off," Annex A: Description of Splitco Business and Annex B: Splitco and Liberty Media Corporation Financial Statements contain forward-looking statements. Where, in any forward-looking statement, Liberty Media or Splitco expresses an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties, and there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

  •
  consumer demand for the products and services of Splitco's subsidiaries and business affiliates and their ability to adapt to changes in demand;

  •
  competitor responses to the products and services of Splitco's subsidiaries, business affiliates and the entities in which Splitco has interests;

  •
  uncertainties inherent in the development and integration of new business lines and business strategies;

  •
  uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies;

  •
  Splitco's future financial performance, including availability, terms and deployment of capital;

  •
  Splitco's ability to successfully integrate and recognize anticipated efficiencies and benefits from the businesses it acquires;

  •
  the ability of suppliers and vendors to deliver products, equipment, software and services;

  •
  the outcome of any pending or threatened litigation;

  •
  availability of qualified personnel;

  •
  changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the FCC, conditions imposed by the FCC in license transfer proceedings or otherwise and adverse outcomes from regulatory proceedings;

  •
  changes in the nature of key strategic relationships with partners, vendors and joint venturers;

  •
  general economic and business conditions and industry trends, including the current economic downturn;

  •
  consumer spending levels, including the availability and amount of individual consumer debt;

  •
  disruption in the production of theatrical films or television programs due to strikes by unions representing writers, directors or actors;

  •
  continued consolidation of the broadband distribution and movie studio industries;

  •
  the regulatory and competitive environment of the industries in which Splitco, and the entities in which Splitco has interests, operate;

  •
  changes in distribution and viewing of television programming, including the expanded deployment of personal video recorders, video on demand and IP television and their impact on advertising revenue;

  •
  increased digital TV penetration and the impact on channel positioning of Splitco's networks;

  •
  rapid technological changes;

  •
  capital spending for the acquisition and/or development of telecommunications networks and services;

  •
  threatened terrorists attacks and ongoing military action in the Middle East and other parts of the world; and

  •
  fluctuations in foreign currency exchange rates and political unrest in international markets.

        These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this document (or, as to documents incorporated by reference, the date of such documents), and Liberty Media and Splitco expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein or therein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in "Risk Factors" and other cautionary statements contained or incorporated in this document. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

THE SPECIAL MEETING

Time, Place and Date

        The special meeting of the stockholders is to be held at 9:00 a.m. local time, on May 23, 2011, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, telephone (303) 925-0004.

Purpose

        At the special meeting, holders of Liberty Capital common stock will be asked to consider and vote on the Liberty Capital redemption proposal, which would allow Liberty Media to redeem all of the outstanding shares of Liberty Capital common stock for all of the outstanding shares of Splitco Capital common stock, and holders of Liberty Starz common stock will be asked to consider and vote on the Liberty Starz redemption proposal, which would allow Liberty Media to redeem all of the outstanding shares of Liberty Starz common stock for all of the outstanding shares of Splitco Starz common stock. Please see "The Split-Off Proposals" for more information regarding the Liberty Capital redemption proposal and the Liberty Starz redemption proposal.

Quorum

        In order to conduct the business of the special meeting, a quorum must be present. This means that at least a majority of the aggregate voting power represented by the shares of Liberty Capital common stock and Liberty Starz common stock outstanding on the record date must be represented at the special meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on any proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will not be treated as present for purposes of determining the presence of a quorum. See "—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes" below. Applicable New York Stock Exchange and Nasdaq Stock Market LLC rules that prohibit discretionary voting by brokers with respect to either of the Split-Off Proposals may make it more difficult to establish a quorum at the special meeting. If a quorum is not present at the special meeting, we expect the chairman of the meeting to adjourn the meeting in accordance with the terms of Liberty Media's bylaws for the purpose of soliciting additional proxies.

Who May Vote

        Holders of shares of LCAPA, LCAPB, LSTZA and LSTZB, as recorded in Liberty Media's stock register as of 5:00 p.m., New York City time, on April 11, 2011, the record date for the special meeting, may vote on the Split-Off Proposals as follows: (1) holders of shares of LCAPA and LCAPB, as recorded in Liberty Media's stock register as of the record date, may vote together, as a separate class, on the Liberty Capital redemption proposal at the special meeting or at any adjournment or postponement thereof, and (2) holders of shares of LSTZA and LSTZB, as recorded in Liberty Media's stock register as of the record date, may vote together, as a separate class, on the Liberty Starz redemption proposal at the special meeting or at any adjournment or postponement thereof.

Votes Required

        The Liberty Capital redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Capital common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class. The Liberty Starz redemption proposal requires the approval of a majority of the aggregate voting power of the shares of Liberty Starz common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class.

        As of December 31, 2010, Liberty Media's directors and executive officers beneficially owned (i) approximately 49.7% of the total voting power of the outstanding shares of Liberty Capital common stock, and (ii) approximately 36.1% of the total voting power of the outstanding shares of Liberty Starz common stock. Liberty Media has been informed that all of its executive officers and directors intend to vote "FOR" each of the Split-Off Proposals.

Votes You Have

        At the special meeting:

  •
  holders of shares of LCAPA will have one vote per share;

  •
  holders of shares of LCAPB will have ten votes per share;

  •
  holders of shares of LSTZA will have one vote per share; and

  •
  holders of shares of LSTZB will have ten votes per share;

in each case, for each share that Liberty Media's records show they owned as of the record date.

Shares Outstanding

        As of April 11, 2011, the record date for the special meeting, an aggregate of 74,077,403 shares of LCAPA, 7,353,236 shares of LCAPB, 49,206,413 shares of LSTZA and 2,953,751 shares of LSTZB were issued and outstanding and entitled to vote at the special meeting.

Number of Holders

        There were, as of the record date for the special meeting, approximately 1,740 and 100 record holders of LCAPA and LCAPB, respectively, and approximately 1,480 and 90 record holders of LSTZA and LSTZB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

        Holders of record of Liberty Capital common stock and Liberty Starz common stock as of the record date for the special meeting may vote in person at the special meeting. Alternatively, they may give a proxy by completing, signing, dating and returning the enclosed proxy card by mail, or by voting by telephone or through the Internet. Instructions for voting by using the telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote through the Internet, holders should have their proxy cards available so they can input the required information from the card, and log into the Internet website address shown on the proxy card. When holders log on to the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of Liberty Capital common stock and Liberty Starz common stock represented by a proxy submitted as described herein and received at or before the special meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by proxy even if you plan to attend the special meeting. You may change your vote at the special meeting.

        If a proxy is signed and returned by a record holder without indicating any voting instructions, the shares of Liberty Capital common stock or Liberty Starz common stock represented by the proxy will be voted "FOR" the approval of the applicable Split-Off Proposal.

        If you submit a proxy card on which you indicate that you abstain from voting, it will have the same effect as a vote "AGAINST" the applicable Split-Off Proposal.

        If you fail to respond with a vote, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, but your failure to vote will have no effect on determining whether either of the Split-Off Proposals is approved (if a quorum is present).

Voting Procedures for Shares Held in Street Name

        General.    If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of Liberty Capital common stock or Liberty Starz common stock or when granting or revoking a proxy.

        Effect of Broker Non-Votes.    As a result of applicable New York Stock Exchange and Nasdaq Stock Market LLC rules, broker non-votes will not count as shares of Liberty Capital common stock or Liberty Starz common stock present and entitled to vote for purposes of determining a quorum. In addition, they will have no effect on either of the Split-Off Proposals (if a quorum is present). You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or when granting or revoking a proxy.

Revoking a Proxy

        Before the start of the special meeting, you may change your vote by voting in person at the special meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, c/o Computershare Trust Company, N.A., P.O. Box 43023, Providence, Rhode Island 02940-3023. Any proxy revocation or new proxy must be received before the start of the special meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 2:00 a.m., New York City time, on May 23, 2011.

        Your attendance at the special meeting will not, by itself, revoke your proxy.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote.

Solicitation of Proxies

        The accompanying proxy for the special meeting is being solicited on behalf of the Liberty Media board. In addition to this mailing, Liberty Media's employees may solicit proxies personally or by telephone. Liberty Media pays the cost of soliciting these proxies. Liberty Media also reimburses brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

THE SPLIT-OFF PROPOSALS

General

        Under the terms of the Liberty Media charter, the Liberty Media board may, subject to the approval of the holders of each of Liberty Capital common stock and Liberty Starz common stock, each voting as a separate class, redeem all of the outstanding shares of Liberty Capital common stock and Liberty Starz common stock for all of the outstanding shares of Splitco Capital common stock and Splitco Starz common stock, respectively. The Liberty Media board has determined to effect these redemptions, subject to the receipt of the requisite stockholder approvals and the satisfaction or, where permissible, waiver of the other conditions described below.

        Accordingly, the Liberty Media board has determined to submit the Split-Off Proposals for the approval of the Liberty Capital and Liberty Starz stockholders.

Background and Reasons for the Split-Off Proposals

        Liberty Media's board and management team continually monitors and evaluates the performance of Liberty Media's three tracking stocks in light of its ability to respond to strategic opportunities, operate its business groups in a cost-effective manner, and maximize stockholder value. In particular, Liberty Media's board regularly evaluates the performance of the three tracking stocks against the net asset values of the underlying businesses and assets of the groups. Liberty Media's board believes that the stocks continue to trade at a discount. As a result, in the second quarter of 2010, the Liberty Media board tasked its management team with evaluating potentially value maximizing changes to Liberty Media's capital structure. In June 2010, upon management's recommendation and after consultation with Liberty Media's advisors, Liberty Media's board determined to proceed with a plan to split-off the Capital Group and the Starz Group by redeeming Liberty Media's two tracking stocks for mirror tracking stocks of its subsidiary Splitco. Although the intention is to replicate the two tracking stock groups at Splitco, effecting the Reattribution was necessary because none of the public debt of Liberty Media LLC can be unilaterally assigned to Splitco, and, therefore, to complete the Split-Off, Liberty Media had to retain the Exchangeable Notes previously attributable to the to-be-split-off Capital Group. The Liberty Media board determined to complete the Reattribution without waiting for the closing of the Split-Off to eliminate ambiguity regarding the terms of this Reattribution and to better align the Exchangeable Notes with the tracking stock group that has the strongest cashflow generation. The Liberty Media board believed that waiting to complete the Reattribution until an unknowable time when the conditions to the Split-Off would be satisfied was creating confusion in the marketplace over the terms of the pending reattribution, including the amount of cash to be reattributed. In addition, and irrespective of the Split-Off, the Liberty Media board believes the Interactive Group is best positioned to fulfill the obligations under the Exchangeable Notes given its strong cash flow and solid credit position. Accordingly, the Liberty Media board decided to complete the Reattribution at its February 9, 2011 board meeting. In exchange for Liberty Media's Interactive Group retaining this indebtedness, the Capital Group also reattributed to the Interactive Group (i) the Basket Securities, which consist of 21,785,130 shares of Time Warner Inc. common stock, 5,468,254 shares of Time Warner Cable Inc. common stock and 1,980,425 shares of AOL, Inc. common stock, and (ii) $263.8 million in cash.

        In making the determination to complete the Split-Off, the Liberty Media board considered the following material factors in approving the Split-Off:

  •
  The Split-Off would simplify the complexity associated with Liberty Media's three tracking stock structure, as Splitco will have a two tracking stock structure, which is more familiar to investors and analysts, and Liberty Media will have a pure play, asset-backed stock. Accordingly, Splitco will have two sets of shareholder constituencies rather than three and Liberty Media will have one shareholder constituency, thereby reducing, in the case of Splitco, and eliminating, in the case of Liberty Media, potentially differing investment and voting objectives of each shareholder constituency. The investment analysis of Splitco and Liberty Media will also be simplified, as reducing the number of groups in Splitco to two and having only one asset group at Liberty Media will reduce the overall risks of each company, thereby simplifying the risk analysis for each company.

  •
  Liberty Media is burdened by a "complexity discount," and simplifying the capital structure as described above is expected to reduce the discounts at which each of the three tracking stocks trade and encourage investment in the stocks of Liberty Media and Splitco.

  •
  The improved market recognition of the value of the businesses and assets attributed to the Splitco and Liberty Media stocks resulting from the Split-Off would provide Splitco and Liberty Media with greater flexibility in raising equity capital for organic growth and responding to strategic opportunities, including by creating more attractive acquisition currency.

  •
  More accurately valued stocks would enable Splitco and Liberty Media to provide more effective stock-based compensation programs, a key component of retaining and incentivizing a quality management team.

  •
  The Split-Off will enable Splitco, as a separate company with its own balance sheet, to pursue opportunities in the credit market for the benefit of the Capital and Starz Groups that may not be available if the three tracking stocks were to remain under one issuer.

  •
  Regardless of any initial credit rating downgrade resulting from the Split-Off, the separation of the Capital and Starz Groups should improve QVC's and Liberty Media's credit ratings over time and provide QVC with a pathway to obtaining an investment grade rating, thereby reducing its cost of capital.

  •
  Splitco's credit rating following the Split-Off should be higher than Liberty Media's current credit rating in light of Splitco's minimal amount of debt.

  •
  Completing the Split-Off while replicating the Liberty Capital and Liberty Starz tracking stocks at Splitco would:

  •
  preserve capital structure flexibility, including the ability of its board to undertake future asset segmentation or capital restructurings;

  •
  maintain stockholder choice, by enabling investors to continue to choose which of the stocks meet their particular investment objectives; and

  •
  preserve the advantages for them of doing business as a single company and allow the businesses attributed to each group to capitalize on relationships with the businesses attributed to the other group, including strategic, financial and other benefits of shared managerial expertise, synergies relating to technology and purchasing arrangements and consolidated tax benefits.

  •
  The Liberty Media board's expectation that the Split-Off will be completed in a manner that is generally tax-free to Liberty Media and the holders of Liberty Capital and Liberty Starz tracking stocks.

        In the course of its deliberations, the Liberty Media board also considered a variety of risks and other potentially negative factors associated with the Split-Off, including:

  •
  The lost synergistic benefits of one consolidated public company, including the additional legal, accounting and administrative costs of operating a separate public company. Also lost will be the benefits of tax consolidation and the ability to offset losses incurred by one group against income incurred by another group for tax purposes. Liberty Media will lose the benefits of consolidation with respect to the Splitco businesses following the Split-Off, whereas Splitco will continue to retain these synergies with respect to its Capital Group and Starz Group but lose them with respect to the Interactive Group businesses.

  •
  The transaction costs associated with effecting the Split-Off.

  •
  The potential tax liabilities that could arise as a result of the Split-Off, including the possibility that the IRS could successfully assert that the distribution of Splitco Capital and Splitco Starz common stock in the Split-Off is taxable, in whole or in part, to the holders of Liberty Capital and Liberty Starz common stock and/or to Liberty Media.

  •
  The interests of Liberty Media's directors and executive officers in the Split-Off, including the relative economic value of their respective holdings of Liberty Interactive, Liberty Starz and Liberty Capital stocks and the continuation or conversion of their equity awards with respect to each, described under "—Interests of Certain Persons" below.

  •
  Risks of the type and nature described under the section entitled "Risk Factors—Risk Factors Relating to the Split-Off and Split-Off Proposals", including "—The market value of the Splitco Capital common stock may not equal or exceed the current market value of the Liberty Capital common stock; and the market value of the Splitco Starz common stock may not equal or exceed the current market value of the Liberty Starz common stock."

  •
  The Split-Off does not:

  •
  resolve the potential for diverging or conflicting interests between the holders of the different tracking stocks at Splitco;

  •
  resolve uncertain market reactions to board decisions at Splitco that investors perceive as affecting differently one tracking stock group compared to the other, including decisions regarding business transactions between the groups or the allocation of assets, corporate opportunities, expenses, debt or other financial liabilities between the groups; or

  •
  eliminate the potential for conflicts of interest, or the appearance of conflicts of interest, presented by overlapping management teams.

        After considering the positive and negative factors described above, the Liberty Media board determined that the anticipated benefits of the Split-Off to the holders of Liberty Capital common stock outweighed the anticipated risks and costs to these holders, the anticipated benefits of the Split-Off to the holders of Liberty Interactive common stock outweighed the anticipated risks and costs to these holders, and the anticipated benefits of the Split-Off to the holders of Liberty Starz common stock outweighed the anticipated risks and costs to these holders. In light of those determinations, the Liberty Media board deemed it appropriate to approve the Split-Off and it did so approve the Split-Off. In light of the number, variety and complexity of the factors that the Liberty Media board considered in determining to effect the Split-Off, the Liberty Media board did not believe it to be practicable to assign relative weights to the factors it considered. Rather, the Liberty Media board conducted an overall analysis of the factors described above. In doing so, different members of the Liberty Media board may have given different weight to different factors. However, the more significant of the factors considered in deciding to effect the Split-Off are that it is expected (i) to reduce the complexity discount that currently burdens Liberty Media's tracking stocks, and (ii) to generally be tax-free to Liberty Media and the holders of Liberty Capital common stock and Liberty Starz common stock.

        Liberty Media's board did not consider alternative transactions to the Split-Off, as the genesis of the Split-Off was to effect a value enhancing change to Liberty Media's capital structure in an effort to reduce the trading discount at which Liberty Media's three tracking stocks have historically traded. The board views the Split-Off as accomplishing this objective in a cost-effective manner, while preserving for Liberty Media stockholders their ability to maintain their investments in the discrete businesses attributed to the Starz, Capital and Interactive Groups through investments in Splitco and/or Liberty Media. The Liberty Media board chose to retain the Interactive assets at Liberty Media, based on their determination that the assets attributed to that group, particularly QVC, would result in the shares of

Liberty Media receiving better market recognition as a pure-play asset based stock. The assets attributed to the Starz and Capital Groups were therefore selected to be split-off from Liberty Media by means of the redemptions. The Liberty Media board did not consider separating all three business lines into discrete companies, as the current assets attributed to the Capital Group were viewed as best coupled with the assets attributed to the Starz Group for strategic as well as financial and tax consolidation purposes.

Vote and Recommendation

        The approval of a majority of the aggregate voting power of the shares of Liberty Capital common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class, is required to approve the Liberty Capital redemption proposal.

        The approval of a majority of the aggregate voting power of the shares of Liberty Starz common stock, outstanding on the record date, that are present in person or by proxy at the special meeting, voting together as a separate class, is required to approve the Liberty Starz redemption proposal.

        Liberty Media's board of directors has unanimously approved each of the Split-Off Proposals and believes that their adoption is in the best interests of Liberty Media and its stockholders. Accordingly, the Liberty Media board unanimously recommends that the holders of Liberty Capital common stock vote in favor of the Liberty Capital redemption proposal, and the holders of Liberty Starz common stock vote in favor of the Liberty Starz redemption proposal.

 The Redemption; Redemption Ratio

        Pursuant to the Liberty Capital redemption proposal, holders of Liberty Capital common stock are being asked to approve the redemption of all the outstanding shares of Liberty Capital common stock for all outstanding shares of Splitco Capital common stock. At the time of the redemption, all of the assets and liabilities currently attributed to the Liberty Media Capital Group would be attributed to Splitco's Capital Group. Pursuant to the Liberty Starz redemption proposal, holders of Liberty Starz common stock are being asked to approve the redemption of all the outstanding shares of Liberty Starz common stock for all outstanding shares of Splitco Starz common stock. At the time of the redemption, all of the assets and liabilities currently attributed to the Liberty Media Starz Group would be attributed to Splitco's Starz Group. The assets and liabilities that are currently attributed to Liberty Media's other tracking stock group, the Interactive Group, will not change as a result of the Split-Off.

        A more complete description of the businesses and assets that will be attributed to Splitco's Capital Group and Splitco's Starz Group at the time of the Split-Off can be found in Annex A of this proxy statement/prospectus.

        Splitco's common stock will be divided into two tracking stocks: Splitco Capital common stock and Splitco Starz common stock. Splitco Capital common stock will be divided into three series with different voting rights; however, only Series A and Series B shares will be outstanding immediately following the Split-Off. Similarly, Splitco Starz common stock will be divided into three series with different voting rights; however, only Series A and Series B shares will be outstanding immediately following the Split-Off. The Splitco charter will be substantially identical to the Liberty Media charter, with some exceptions. For a comparison of rights of holders of Splitco Capital common stock and Liberty Capital common stock, please see "—Description of Splitco Common Stock and Comparison of Stockholder Rights—Splitco Capital Common Stock" below. For a comparison of rights of holders of Splitco Starz common stock and Liberty Starz common stock, please see "—Description of Splitco Starz Common Stock and Comparison of Stockholder Rights—Splitco Starz Common Stock" below.

        If all conditions to the Split-Off are satisfied or, where permissible, waived, Liberty Media will redeem 100% of the shares of each series of Liberty Capital common stock outstanding on the redemption date for 100% of the outstanding shares of the corresponding series of Splitco Capital common stock, and 100% of the shares of each series of Liberty Starz common stock outstanding on the redemption date for 100% of the outstanding shares of the corresponding series of Splitco Starz common stock. Accordingly, on the redemption date, (i) each outstanding share of LCAPA will be redeemed for one share of Splitco CAPA, (ii) each outstanding share of LCAPB will be redeemed for one share of Splitco CAPB, (iii) each outstanding share of LSTZA will be redeemed for one share of Splitco STZA, and (iv) each outstanding share of LSTZB will be redeemed for one share of Splitco STZB.

        As of March 31, 2011, there were outstanding 74,193,584 shares of LCAPA, 7,353,412 shares of LCAPB, 49,212,085 shares of LSTZA and 2,953,815 shares of LSTZB (exclusive of any stock options or appreciation rights). Based on the number of shares of Liberty Capital common stock and Liberty Starz common stock outstanding on March 31, 2011, Splitco expects to issue an equivalent number of shares of each corresponding series of its tracking stock.

        The actual redemption date will be established by the Liberty Media board following the satisfaction or, where permissible, waiver of all conditions to the Split-Off (other than those which by their terms can only be satisfied concurrently with the redemption date). Once established, the redemption date will be publicly announced by Liberty Media. The redemption effective time would be 5:00 p.m., New York City time, on the redemption date.

Effect of the Redemptions

        From and after the redemption effective time, holders of Liberty Capital common stock and Liberty Starz common stock will no longer have any rights with respect to their shares of Liberty Capital common stock and Liberty Starz common stock, except for the right to receive the applicable series and whole number of shares of Splitco Capital common stock and Splitco Starz common stock, respectively, to which such holders are entitled.

        Liberty Media will deliver or make available to all holders of certificated shares of Liberty Capital common stock and Liberty Starz common stock a letter of transmittal with which to surrender their certificated shares to be redeemed in exchange for shares of the series and number of shares of Splitco Capital common stock and Splitco Starz common stock, respectively. Holders of certificated shares of Liberty Capital common stock and Liberty Starz common stock must surrender their stock certificates together with a duly executed letter of transmittal (and any other documentation required thereby) in order to receive their Splitco shares in the Split-Off.

        Accounts holding shares of Liberty Capital common stock or Liberty Starz common stock in book-entry form will be debited for the applicable series and number of shares to be redeemed as of the redemption effective time, and promptly thereafter credited with the applicable series and number of shares of Splitco Capital common stock or Splitco Starz common stock, respectively. No letters of transmittal will be delivered to holders of shares in book-entry form, and holders of book-entry shares of Liberty Capital common stock or Liberty Starz common stock will not need to take any action to receive their Splitco shares in the Split-Off.

        After the redemption, an investment in Liberty Interactive common stock will represent an ownership interest in Liberty Media as a whole. The number of shares of Liberty Interactive common stock outstanding prior to the Split-Off will not change as a result of the Split-Off. Additionally, an investment in Splitco Capital common stock or Splitco Starz common stock will represent an ownership interest in Splitco as a whole and not in the businesses or assets attributed to the Splitco Capital Group or the Splitco Starz Group, respectively.

 Conditions to the Split-Off

        The completion of the Split-Off is subject to the following conditions:

  (1)
  the receipt of the requisite stockholder approval of the Split-Off Proposals at the special meeting;

  (2)
  the Ruling received from the IRS not having been withdrawn, invalidated or modified in an adverse manner, and the receipt of the opinion of Baker Botts L.L.P., in form and substance reasonably acceptable to Liberty Media and which opinion will rely upon the continued validity of the Ruling, with each of the Ruling and the opinion providing to the effect that the Split-Off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code and that for U.S. federal income tax purposes, (i) no gain or loss will be recognized by Liberty Media upon the distribution of Splitco Capital common stock and Splitco Starz common stock in the Split-Off and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Capital common stock and Liberty Starz common stock upon the exchange of their shares of Liberty Capital common stock and Liberty Starz common stock for shares of Splitco Capital common stock and Splitco Starz common stock, respectively;

  (3)
  the receipt of the opinion of Baker Botts L.L.P., in form and substance reasonably acceptable to Liberty Media and which opinion will rely upon the continued validity of the Ruling, to the effect that under applicable U.S. federal income tax law, (i) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will be treated as stock of Splitco for U.S. federal income tax purposes and (ii) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will not constitute Section 306 stock within the meaning of Section 306(c) of the Code;

  (4)
  the effectiveness under the Securities Act of the Splitco registration statement, of which this proxy statement/prospectus forms a part, and the effectiveness of the registration of the Splitco common stock under Section 12(b) of the Exchange Act;

  (5)
  the approval of Nasdaq for the listing of the Splitco common stock;

  (6)
  the approval of the FCC of the transfer of control of certain FCC licenses held by Splitco subsidiaries or investees;

  (7)
  any other regulatory or contractual approvals that the Liberty Media board determines to obtain; and

  (8)
  with respect to the Delaware Action a final, non-appealable judgment that the Split-Off will not constitute a disposition of substantially all the assets of Liberty Media LLC under the terms of the Indenture.

        The Liberty Media board reserves the right to waive all of the foregoing conditions, other than those set forth in the first, second, third, fourth and fifth paragraphs (which are non-waivable). If the Liberty Media board were to waive the condition set forth in the eighth paragraph, it would resolicit proxies for the approval of the Split-Off Proposals by the holders of the Liberty Capital common stock and the Liberty Starz common stock.

Management and Allocation Policies of Splitco

        Splitco has established Management and Allocation Policies for purposes of attributing all of its businesses and operations to either the Capital Group or the Starz Group, and allocating between those two groups other items (such as debt, corporate overhead, taxes, corporate opportunities and other charges and obligations) in a manner Splitco deems reasonable after taking into account all material factors. All references in these policies to the Capital Group or the Starz Group refer to the tracking stock groups of Splitco. The following Management and Allocation Policies are substantially similar to those of Liberty Media, except as otherwise noted below with respect to certain tax matters.

        As a general principle, Splitco expects that all material matters in which holders of Splitco Capital common stock and Splitco Starz common stock may have divergent interests will continue to be generally resolved in a manner that is in the best interests of Splitco and all of its stockholders after giving fair consideration to the interests of the holders of each tracking stock, as well as such other or different factors considered relevant by Splitco's board of directors (or any committee of the board authorized for this purpose, including the executive committee of the board).

  Policies Subject to Change Without Stockholder Approval

        Set forth below are the management and allocation policies Splitco expects to be effective upon completion of the Split-Off. Stockholder approval of these policies is not being sought.

        Splitco's board of directors may, without stockholder approval, modify, change, rescind or create exceptions to these policies, or adopt additional policies. Such actions could have different effects on holders of Splitco Capital common stock and Splitco Starz common stock. Splitco's board of directors will make any such decision in accordance with its good faith business judgment that such decision is in the best interests of Splitco and the best interests of all Splitco stockholders as a whole.

        Any such modifications, changes, rescissions, exceptions or additional policies will be binding and conclusive unless otherwise determined by the Splitco board. Splitco will notify its shareholders of any material modification, change or exception made to these policies, any rescission of these policies and the adoption of any material additions to these policies through the filing of a Current Report on Form 8-K for so long as Splitco is subject to the Exchange Act.

  Attribution

        The businesses, assets and liabilities that are currently attributed to Liberty Media's Capital Group will be attributed to Splitco's Capital Group, and the businesses, assets and liabilities that are currently attributed to Liberty Media's Starz Group will be attributed to Splitco's Starz Group. All references to the Capital Group and the Starz Group in these policies refer to the tracking stock groups of Splitco.

        The Capital Group will initially have attributed to it Splitco's subsidiaries, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., and Splitco's interests in Sirius XM Radio, Inc., Live Nation Entertainment, Inc. and Sprint Nextel Corporation, among other smaller assets. The Capital Group will have attributed to it a bank facility with an outstanding principal amount of $750 million, in addition to the liabilities that reside with the subsidiary businesses attributed to the Capital Group. The Capital Group will be primarily focused on media, entertainment and technology.

        The Starz Group will initially have attributed to it Splitco's subsidiaries, Starz Entertainment, LLC, Starz Media, LLC and Liberty Sports Interactive, Inc. The Starz Group will not have any liabilities attributed to it, other than liabilities that reside with the businesses attributed to the Starz Group. The Starz Group will be primarily focused on video programming.

        The Splitco board currently contemplates that businesses, assets and liabilities acquired after the Split-Off will be attributed to one of the two groups principally based upon how strongly they complement or relate to the focus or strategy of that group.

  Fiduciary and Management Responsibilities

        Because the Capital Group and the Starz Group will be parts of a single company, Splitco's directors and officers will have the same fiduciary duties to holders of Splitco Capital common stock and Splitco Starz common stock. Under Delaware law, a director or officer may be deemed to have satisfied his or her fiduciary duties to Splitco and its stockholders if that person is independent and disinterested with respect to the action taken, is adequately informed with respect to the action taken and acts good faith taking into account the interests of all of Splitco's stockholders as a whole. Splitco's board of directors and chief executive officer, in establishing and applying policies with regard to intra-company matters such as business transactions between the two groups and allocation of assets, liabilities, debt, corporate overhead, taxes, interest, corporate opportunities and other matters, will consider various factors and information which could benefit or cause relative detriment to the stockholders of the respective groups and will seek to make determinations which are in Splitco's best interests and the best interests of Splitco's stockholders as a whole. If and when there are conflicting interests between the Capital Group and the Starz Group, Splitco's directors will use good faith business judgment to resolve such conflicts.

  Dividend Policy

        Splitco does not anticipate paying cash dividends on Splitco Capital common stock or Splitco Starz common stock for the foreseeable future following the Split-Off. Splitco's ability to pay dividends in respect of Splitco Capital common stock and Splitco Starz common stock is addressed in Article IV, Section A.2.(c) of the Splitco charter.

  Financing Activities

        General.    Splitco will manage most of its financial activities on a centralized basis. These activities include the investment of surplus cash, the issuance and repayment of short-term and long-term debt and the issuance and repurchase of any preferred stock.

        If Splitco changes the attribution of cash or other property from one group to the other group, Splitco will account for such change as a short term loan unless Splitco's board of directors determines that a given change in attribution should be accounted for as a long-term loan, an inter-group interest, as a reduction of an inter-group interest or as a transfer in exchange for cash or other assets. See "—Inter-Group Loans" and "—Inter-Group Interests" below.

        Splitco's board of directors will make these determinations, either in specific instances or by setting applicable policies generally, in the exercise of its informed business judgment. Factors Splitco's board of directors may consider in making this determination include:

  •
  the financing needs and objectives of the receiving group;

  •
  the investment objectives of the transferring group;

  •
  the current and projected capital structure of each group;

  •
  the relative levels of internally generated funds of each group; and

  •
  the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

        Splitco's board of directors will make all changes in the attribution of material assets from one group to the other on a fair value basis, as determined by the board. For accounting purposes, all such assets will be deemed reattributed at their carryover basis. To the extent that this amount is different than the fair value of the inter-group loan or inter-group interest created in the transaction, this difference will be recorded as an adjustment to the group equity. No gain or loss will be recognized in the statement of operations information for the groups due to the related party nature of such transactions.

        Inter-Group Loans.    If one group makes a loan to the other group, Splitco's board of directors will determine the terms of the loan, including the rate at which it will bear interest. Splitco's board of directors will determine the terms of any inter-group loans, either in specific instances or by setting applicable policies generally, in the exercise of its informed business judgment. Factors Splitco's board of directors may consider in making this determination include:

  •
  Splitco's needs;

  •
  the use of proceeds and creditworthiness of the receiving group;

  •
  the capital expenditure plans of and the investment opportunities available to each group; and

  •
  the availability, cost and time associated with alternative financing sources.

        If an inter-group loan is made, Splitco intends to account for the loan based on its stated terms, and the resulting activity, such as interest amounts, will be recorded in the separate group financial results to be included in Splitco's consolidated financial statements but will be eliminated in preparing Splitco's consolidated financial statement balances.

        Inter-Group Interests.    An inter-group interest is a quasi-equity interest that one group is deemed to hold in the other group. Inter-group interests are not represented by outstanding shares of common stock, rather they have an attributed value which is generally stated in terms of a number of shares of stock issuable to one group with respect to an inter-group interest in the other group.

        An inter-group interest in a group will be created when cash or property is reattributed from one group to the other group and the board of directors determines that the reattribution will not be treated as an inter-group loan or as a transfer in exchange for cash or other assets. Inter-group interests may also be created in the discretion of the board of directors for certain other transactions, such as when funds of one group are used to effect an acquisition made on behalf of the other group. Additionally, inter-group interests once created are subject to adjustment for subsequent events. For instance, if the Starz Group holds an inter-group interest in the Capital Group at the time of a reattribution of cash or property by the Capital Group to the Starz Group, Splitco's board of directors may choose to reduce the Starz Group's inter-group interest in the Capital Group rather than create an inter-group interest in the Starz Group in favor of the Capital Group. Certain extraordinary actions that may be taken under the Splitco charter may also cause an increase or decrease in one group's inter-group interest in the other group. For more information regarding inter-group interests, see the definitions of "Number of Shares Issuable to the Starz Group with Respect to the Capital Group Inter-Group Interest" and "Number of Shares Issuable to the Capital Group with Respect to the Starz Group Inter-Group Interest" in Article IV, Section A.2.(i) of the Splitco charter.

        If an inter-group interest is created, Splitco intends to account for this interest in a manner similar to the equity method of accounting whereby the group holding the inter-group interest would record its proportionate share of such other group's net income or loss. Appropriate eliminating entries would be made in preparing Splitco's consolidated financial statement balances.

        Equity Issuance and Repurchases and Dividends.    Splitco will reflect all financial effects of issuances and repurchases of shares relating to either group in its own attributed financial information. Splitco will reflect financial effects of dividends or other distributions on, and purchases of, shares relating to either group in its own attributed financial information.

  Inter-Group Contracts

        The terms of all current and future material transactions, relationships and other matters between the groups, including those as to which the groups may have potentially divergent interests, will be determined in a manner considered by Splitco's board of directors to be in its best interests and the best interests of its stockholders as a whole.

  Review of Corporate Opportunities

        In cases where a material corporate opportunity may appropriately be viewed as one that could be pursued by more than one group, Splitco's board of directors may, independently or at the request of management, review the allocation of that corporate opportunity to one of, or between, such groups. In accordance with Delaware law, Splitco's board of directors will make its determination with regard to the allocation of any such opportunity and the benefit of such opportunity in accordance with their good faith business judgment of Splitco's best interests and the best interests of Splitco's stockholders as a whole. Among the factors that Splitco's board of directors may consider in making this allocation is:

  •
  whether a particular corporate opportunity is principally related or complementary to the business focus or strategy of the Capital Group or the Starz Group;

  •
  whether one group, because of operational expertise, will be better positioned to undertake the corporate opportunity than the other group;

  •
  existing contractual agreements and restrictions; and

  •
  the financial resources and capital structure of each group.

  Financial Statements; Allocation Matters

        Splitco will present consolidated financial statements in accordance with generally accepted accounting principles in the U.S., consistently applied. Splitco will also provide consolidating financial statement information that will show the attribution of its assets, liabilities, revenue, expenses and cash flows to each of the Capital Group and the Starz Group.

        Consolidating financial statement information will also include attributed portions of Splitco's debt, interest, corporate overhead and costs of administrative shared services and taxes. Splitco will make these allocations for the purpose of preparing such information; however, holders of Splitco Capital common stock and Splitco Starz common stock will continue to be subject to all of the risks associated with an investment in Splitco and all of Splitco's businesses, assets and liabilities.

        In addition to allocating debt and interest as described above, Splitco has adopted certain expense allocation policies, each of which will be reflected in the attributed financial information of the Capital Group and the Starz Group. In general, corporate overhead will be allocated to each group based upon the use of services by that group where practicable. Corporate overhead includes costs of personnel and employee benefits, legal, accounting and auditing, insurance, investor relations and stockholder services and services related to Splitco's board of directors. Splitco will allocate in a similar manner a portion of costs of administrative shared services, such as information technology services. Where determinations based on use alone are not practical, Splitco will use other methods and criteria that Splitco believes are equitable and that provide a reasonable estimate of the cost attributable to each group.

  Taxes

        General Policies.    From and after the effective time of the Split-Off, taxes and tax benefits, and payments that are required to be made by, or are entitled to be received by, Splitco (such payments, tax sharing payments) under the Tax Sharing Agreement, will be allocated between the Capital Group and the Starz Group in accordance with the following tax sharing policies regardless of whether the applicable taxes, tax benefits or tax sharing payments relate to—

  •
  a taxable period (or portion thereof) ending at or before the effective time of the Split-Off (a Pre-Split-off Period); or

  •
  a taxable period (or portion thereof) beginning after the effective time of the Split-Off (a Post-Split-off Period).

        These tax sharing policies generally allocate taxes, tax benefits, and tax sharing payments between the Capital Group and the Starz Group in a manner consistent with the tax sharing policies of Liberty Media in effect prior to the Split-Off and the attribution of certain tax-related assets and liabilities between the Capital Group and Starz Group prior to the Split-Off. In addition, these tax sharing policies provide specific rules, not addressed by the Liberty Media tax sharing policies, related to the manner in which any taxes or tax-related losses arising from the Split-Off or the issuance of the Splitco Capital common stock and Splitco Starz common stock in connection with the Split-Off will be allocated between the Capital Group and the Starz Group. These tax sharing policies do not address the manner in which any taxes, tax benefits, tax items, and tax-related losses will be allocated between Liberty Media and Splitco, including the manner in which any taxes or tax-related losses arising from the Split-Off will be allocated. These tax matters are addressed in the Tax Sharing Agreement which is discussed below under the heading "Certain Relationships and Related Transactions—Tax Sharing Agreement."

        References in these tax sharing policies to the "Old Starz Group" refer to the assets, liabilities and businesses that were tracked during the applicable Pre-Split-off Period by the Liberty Starz common stock or the Liberty Entertainment common stock, and for any taxable period (or portion thereof) ending prior to March 3, 2008, the assets, liabilities and businesses of, and any equity or debt interests in, Starz Entertainment, LLC, FUN Technologies, Inc., GSN, LLC, Fox Sports Net Rocky Mountain LLC, Fox Sports Net Northwest, LLC and Fox Sports Net Pittsburgh, LLC, or any of their respective subsidiaries, Liberty Media's equity interests in WildBlue Communications, Inc. and The DirecTV Group, Inc., and Liberty Media LLC's 3.25% Senior Exchangeable Debentures due 2031. References to the "Old Capital Group" refer to the assets, liabilities and businesses of Liberty Media (or its predecessor, Liberty Media LLC) and their respective subsidiaries during any Pre-Split-off Period other than:

  •
  the assets, liabilities and businesses that were tracked during such Pre-Split-off Period by the Liberty Interactive common stock, and for any taxable period (or portion thereof) ending prior to May 9, 2006, the assets, liabilities and businesses of, and any equity or debt interests in, QVC, Inc., Provide Commerce, Inc. and their respective subsidiaries; and

  •
  the assets, liabilities and businesses of the Old Starz Group during such Pre-Split-off Period.

        These tax sharing policies may differ from the manner in which taxes and tax benefits of each group are reflected in the financial statements. For financial statement purposes, taxes and tax benefits allocable to each group generally have been and will be accounted for in a manner similar to a stand-alone company basis in accordance with generally accepted accounting principles. Any differences between the tax sharing policies described below and the taxes and tax benefits of each group reported in the financial statements will be reflected in the attributed net assets of the groups for financial statement purposes.

        In general, for purposes of these tax sharing policies, any tax item (including any tax item arising from a disposition) attributable to an asset, liability or other interest tracked by the Splitco Capital common stock or attributable to the Old Capital Group will be allocated to the Capital Group and any tax item (including any tax item arising from a disposition) attributable to an asset, liability or other interest tracked by the Splitco Starz common stock or attributable to the Old Starz Group will be allocated to the Starz Group. Tax items that are allocable to the Capital Group that are carried forward or back and used as a tax benefit in another tax year will be allocated to the Capital Group and tax items that are allocable to the Starz Group that are carried forward or back and used as a tax benefit in another tax year will be allocated to the Starz Group. Except as described below under the special allocation rules, taxes and tax items arising in any Post-Split-off Period from employee, independent contractor or director compensation or employee benefits will be allocated to the group responsible for the underlying obligation (either through the allocation of the related expenses or through the issuance of stock of that group).

        Consolidated Income Taxes for Post-Split-off Periods.    To the extent that federal, state, local or foreign income taxes are determined on a basis that includes the operations, assets, liabilities or other tax items of more than one group for any Post-Split-off Period, or Splitco is required to make, or is entitled to receive, any tax sharing payments related to any income taxes or tax items attributable to any Post-Split-off Period, then, except as described below, income taxes and income tax benefits (other than any income taxes or income tax benefits that are allocable to Liberty Media under the Tax Sharing Agreement) and tax sharing payments will be shared among the groups based principally on the taxable income (or loss), tax credits and other tax items directly related to the activities of such group for such Post-Split-off Periods. Such allocations will reflect each group's contribution, whether positive or negative, to Splitco's consolidated taxable income (or loss), income tax liabilities and tax credit position or to any tax sharing payments. Consistent with the general policies described above, income tax benefits that cannot be used by a group generating such benefits, but can be used to reduce the taxable income of the other group or tax sharing payment liabilities otherwise allocable to the other group, will be credited to the group that generated such benefits and a corresponding amount will be charged to the group utilizing such benefits. As a result, under this tax sharing policy, the amount of income taxes allocated to a group and the amount credited to a group for income tax benefits may not necessarily be the same as that which would have been payable or received by the group had that group filed separate income tax returns.

        Consolidated Income Taxes for Pre-Split-off Periods.    To the extent that federal, state, local or foreign income taxes are determined on a basis that includes the operations, assets, liabilities or other tax items of more than one group for any Pre-Split-off Period, or Splitco is required to make, or is entitled to receive, any tax sharing payments related to any income taxes or tax items attributable to any Pre-Split-off Period, then except as described below, income taxes and income tax benefits (other than any income taxes or income tax benefits that are allocable to Liberty Media under the Tax Sharing Agreement) and tax sharing payments will, consistent with the policies described under "—Taxes—Consolidated Income Taxes for Post-Split-off Periods," be allocated to the Capital Group and the Starz Group based principally on the taxable income (or loss), tax credits and other tax items directly related to the activities of the Old Capital Group and the Old Starz Group, respectively, for such Pre-Split-off Periods. Consistent with the policies described above, income tax benefits that cannot be used by a group generating such benefits, but can be used to reduce the taxable income of the other group or tax sharing payment liabilities otherwise allocable to the other group, will be credited to the group that generated such benefits and a corresponding amount will be charged to the group utilizing such benefits.

        Non-Income Taxes and Non-Consolidated Income Taxes.    In any taxable period, if any non-income taxes or tax sharing payments attributable to non-income taxes or tax items are determined on a basis that includes the operations, assets, liabilities or other tax items of more than one group, then any such non-income taxes, non-income tax benefits, or tax sharing payments will be allocated to each group based upon their contribution to the consolidated non-income tax liability (or benefit) or tax sharing payments. Non-income tax benefits that cannot be used by a group generating such benefits, but can be used to reduce taxes or tax sharing payments of the other group, will be credited to the group that generated such benefits, and a corresponding amount will be charged to the group utilizing such benefit.

        In any taxable period, any income or non-income taxes or tax benefits or tax sharing payments that are determined on a basis that includes only the operations, assets, liabilities or other tax items of one group will be allocated to that group.

        Special Allocation Rules.    Notwithstanding the foregoing, special allocation rules apply as follows:

  •
  the Capital Group and the Starz Group will each be allocated a proportionate amount, based upon the aggregate market capitalization of the Splitco Capital common stock and the Splitco Starz common stock on the first trading day following the Split-Off, of any taxes, tax items, and tax sharing payments (including any transfer taxes or tax sharing payments related thereto) that result from the Split-Off and certain related restructuring transactions, except that (x) the Capital Group will be solely responsible for any such taxes, tax items, and tax sharing payments that result from (i) the Liberty Interactive common stock, the Liberty Capital common stock, or the Liberty Starz common stock not being treated as stock of Liberty Media, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, or (ii) any deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to the Capital Group, and (y) the Starz Group will be solely responsible for any such taxes, tax items and tax sharing payments that result from any deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to the Starz Group;

  •
  the Starz Group will be allocated any taxes, tax items and tax sharing payments resulting from the LEI Split-Off and related restructuring transactions;

  •
  the Capital Group will be allocated any taxes, tax items and tax sharing payments resulting from the exchange of stock of News Corporation for stock of Greenlady Corp. that was effected between News Corporation and subsidiaries of Liberty Media on February 27, 2008 (the News Exchange) and related restructuring transactions;

  •
  the Capital Group will be allocated any taxes, tax items and tax sharing payments resulting from (i) the treatment of the Liberty Interactive common stock, the Liberty Capital common stock, the Liberty Starz common stock, or the Liberty Entertainment common stock as other than stock of Liberty Media, or as Section 306 stock within the meaning of Section 306(c) of the Code, in any taxable period (or portion thereof) ending at or before the Split-Off or (ii) the actual or deemed disposition of any assets caused by the issuance of the Liberty Interactive common stock, the Liberty Capital common stock, the Liberty Starz common stock, or the Liberty Entertainment common stock in any taxable period (or portion thereof) ending at or before the Split-Off; however, in each case, any taxes, tax items and tax sharing payments resulting from deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to the Starz Group, will be allocated to the Starz Group;

  •
  the Capital Group and the Starz Group will each be allocated a proportionate amount, based upon the aggregate market capitalization of the Splitco Capital common stock and the Splitco Starz common stock on the first trading day following the Split-off, of any taxes, tax items and tax sharing payments resulting from (i) the treatment of the Splitco Capital common stock or the Splitco Starz common stock distributed in the Split-Off as other than stock of Splitco or as Section 306 stock within the meaning of Section 306(c) of the Code, or (ii) the actual or deemed disposition of any assets caused by the issuance of the Splitco Capital common stock or the Splitco Starz common stock; however, in each case, any taxes, tax items and tax sharing payments resulting from deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to the Capital Group or the Starz Group, will be allocated to the Capital Group or the Starz Group, respectively;

  •
  for any Pre-Split-off Period (except as otherwise described in the next bullet), (x) any taxes, tax items, and tax sharing payments arising from the issuance, vesting, exercise or settlement of any stock, equity interests, options, stock appreciation rights, or similar rights granted prior to the Split-Off in connection with employee, independent contractor or director compensation (Compensatory Equity Interests) with respect to any series of Liberty Starz common stock or

    Liberty Entertainment common stock will be allocated to the Starz Group; (y) any taxes, tax items, and tax sharing payments arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any series of Liberty Capital Common Stock will be allocated to the Capital Group; and (z) any other taxes, tax items or tax sharing payments related to employee, independent contractor or director compensation or employee benefits will be allocated to the Capital Group to the extent that the Old Capital Group was responsible for the underlying obligation and will be allocated to the Starz Group to the extent that the Old Starz Group was responsible for the underlying obligation;

  •
  for any tax period (whether beginning before, on or after the Split-Off date), (x) any taxes, tax items, and tax sharing payments arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests in DIRECTV will be allocated to the Starz Group; (y) any taxes, tax items, and tax sharing payments arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests in Discovery Communications, Inc. (Discovery), LGI, or Ascent Media Corporation will be allocated to the Capital Group;

  •
  at the time of any sale or disposition of all or a portion of the stock of Starz Media Group, Inc. (Starz Media) in which gain or loss is recognized for income tax purposes (whether occurring before, on or after the Split-Off date), (x) the Capital Group will be allocated a deemed loss in an amount equal to the excess of the adjusted basis of the Starz Media stock (as of September 30, 2010) over the price at which it was transferred to the Starz Group (the Starz Media purchase price) (or in the event that less than all of the Starz Media stock is sold, an allocable portion of such excess), and (y) the Starz Group will be treated as having a starting adjusted basis in the stock of Starz Media equal to the Starz Media purchase price for income tax purposes and will be allocated a deemed loss or gain in an amount equal to the difference between the amount actually realized upon such sale or disposition and the Starz Group's deemed adjusted basis in the stock of Starz Media (the starting adjusted basis in the stock of Starz Media previously described, properly adjusted to take into account any income, deduction, gain, loss, contribution and distribution occurring after the reattribution of Starz Media from the Capital Group to the Starz Group) (as appropriately adjusted in the event of a sale or disposition of less than all of the stock of Starz Media);

  •
  the Capital Group will be allocated any taxes, tax items and tax sharing payments resulting from the distribution by one subsidiary of Liberty Media to another subsidiary of Liberty Media of stock of Time Warner Inc., Time Warner Cable Inc. and AOL, Inc. which occurred in connection with the Reattribution;

  •
  for any tax period (whether beginning before, on or after the Split-Off date), taxes and tax items of any subsidiary that is acquired, directly or indirectly, after the Split-Off for the benefit of the Capital Group or the Starz Group will generally be allocated to the Capital Group or the Starz Group, respectively; and

  •
  the Capital Group will be allocated all taxes, tax items, losses and tax sharing payments attributable to Liberty Media LLC's tax sharing agreement with, among others, AT&T Corp. (AT&T) and Liberty Media LLC's tax sharing agreements with each of Discovery Holding Company (DHC) and Liberty Media International, Inc. (LMI).

        Several Liability for Consolidated Taxes.    Notwithstanding these tax sharing policies, under U.S. treasury regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, each member of the Splitco affiliated group for U.S. federal income tax purposes (whether such member is attributed to the Capital Group or the Starz Group) could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of the Splitco affiliated group, and each member of the Capital Group and the Starz Group that is a member of the Liberty Media affiliated group for U.S. federal income tax purposes in any Pre-Split-off Period could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of the Liberty Media affiliated group with respect to any tax year beginning on or before the date of the Split-Off.

 Board Discretion to Terminate Split-Off

        Although there is no present plan or intention to terminate the Split-Off, the Liberty Media board has reserved its right under the Liberty Media charter to terminate the Split-Off at any time prior to the redemption effective time regardless of whether the conditions to the Split-Off have been satisfied.

Treatment of Outstanding Equity Awards

        Options to purchase shares of Liberty Capital common stock or Liberty Starz common stock, stock appreciation rights with respect to shares of Liberty Capital common stock or Liberty Starz common stock and restricted shares of Liberty Capital common stock or Liberty Starz common stock have been granted to various directors, officers, employees and consultants of Liberty Media and certain of its subsidiaries pursuant to the 2007 Incentive Plan and various other stock incentive plans administered by the Liberty Media board of directors or the compensation committee thereof. Below is a description of the effect of the Split-Off on these outstanding equity awards.

  Option Awards

        As of the redemption effective time:

  •
  each outstanding option to purchase shares of Liberty Capital common stock (which we refer to as an outstanding Liberty Capital option) will be converted, automatically, into an option award (which we refer to as a Splitco Capital option) to purchase the number and series of whole shares of Splitco Capital common stock which the holder would have received on the redemption date with respect to the shares of Liberty Capital common stock subject to such outstanding Liberty Capital option if the holder had exercised such Liberty Capital option immediately prior to the redemption date; and

  •
  each outstanding option to purchase shares of Liberty Starz common stock (which we refer to as an outstanding Liberty Starz option) will be converted, automatically, into an option award (which we refer to as a Splitco Starz option) to purchase the number and series of whole shares of Splitco Starz common stock which the holder would have received on the redemption date with respect to the shares of Liberty Starz common stock subject to such outstanding Liberty Starz option if the holder had exercised such Liberty Starz option immediately prior to the redemption date.

        Based on the 1:1 redemption ratios, it is expected that the per share exercise price of each Splitco Capital option will be equal to the per share exercise price of the corresponding outstanding Liberty Capital option, and the per share exercise price of each Splitco Starz option will be equal to the per share exercise price of the corresponding outstanding Liberty Starz option.

        All other terms of the Splitco Capital options and the Splitco Starz options (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding outstanding Liberty Capital option or outstanding Liberty Starz option, except (i) as described above and (ii) that the options will continue to vest so long as the holder provides service (whether as an employee, consultant or nonemployee director, as the case may be) to Liberty Media, Splitco or certain other subsidiaries of Liberty Media or Splitco or certain former subsidiaries of Liberty Media or its predecessor.

  SAR Awards

        As of the redemption effective time:

  •
  each outstanding stock appreciation right related to Liberty Capital common stock (which we refer to as an outstanding Liberty Capital SAR) will be converted, automatically, into a stock appreciation right award (which we refer to as a Splitco Capital SAR) related to the number and series of whole shares of Splitco Capital common stock which the holder would have received on the redemption date with respect to the shares of Liberty Capital common stock subject to such outstanding Liberty Capital SAR had the holder owned such Liberty Capital shares immediately prior to the redemption date; and

  •
  each outstanding stock appreciation right related to Liberty Starz common stock (which we refer to as an outstanding Liberty Starz SAR) will be converted, automatically, into a stock appreciation right award (which we refer to as a Splitco Starz SAR) related to the number and series of whole shares of Splitco Starz common stock which the holder would have received on the redemption date with respect to the shares of Liberty Starz common stock subject to such outstanding Liberty Starz SAR had the holder owned such Liberty Starz shares immediately prior to the redemption date.

        Based on the 1:1 redemption ratios, it is expected that the per share base price of each Splitco Capital SAR will be equal to the per share base price of the corresponding outstanding Liberty Capital SAR, and the per share base price of each Splitco Starz SAR will be equal to the per share base price of the corresponding outstanding Liberty Starz SAR.

        All other terms of a holder's Splitco Capital SARs or Splitco Starz SARs (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding outstanding Liberty Capital SAR or Liberty Starz SAR, except (i) as described above and (ii) that the SARs will continue to vest so long as the holder provides service (whether as an employee, consultant or nonemployee director, as the case may be) to Liberty Media, Splitco or certain other subsidiaries of Liberty Media or Splitco or certain former subsidiaries of Liberty Media or its predecessor.

  Restricted Stock Awards

        As of the redemption effective time, (i) each outstanding restricted share of LCAPA will be redeemed for one restricted share of Splitco CAPA, (ii) each outstanding restricted share of LCAPB will be redeemed for one restricted share of Splitco CAPB, (iii) each outstanding restricted share of LSTZA will be redeemed for one restricted share of Splitco STZA; and (iv) each outstanding restricted share of LSTZB will be redeemed for one restricted share of Splitco STZB.

        The terms of the Splitco Capital and Splitco Starz restricted shares (including, for example, the vesting terms thereof) will, in all material respects, be the same as those of the corresponding Liberty Capital and Liberty Starz restricted shares, except that the Splitco Capital and Splitco Starz restricted shares will continue to vest so long as the holder provides service (whether as an employee, consultant or nonemployee director, as the case may be) to Liberty Media, Splitco or certain other subsidiaries of Liberty Media or Splitco or certain former subsidiaries of Liberty Media or its predecessor.

  Transitional Plan

        All of the Splitco Capital options, Splitco Starz options, Splitco Capital SARs, Splitco Starz SARs and restricted shares of Splitco Capital and Splitco Starz common stock will be issued pursuant to the Splitco Transitional Stock Adjustment Plan (the transitional plan), a copy of which is being filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. The transitional plan will govern the terms and conditions of the foregoing Splitco incentive awards but will not be used to make any grants following the Split-Off.

Description of Splitco Common Stock and Comparison of Stockholder Rights

  Splitco Capital Common Stock

        The following is a description of (i) the terms of the Splitco Capital common stock under the Splitco charter and (ii) the terms of the Liberty Capital common stock under the Liberty Media charter, including a comparison between the terms of the two. Except as otherwise noted, the reason for the substantive differences between the two charters relates to the fact that Splitco will not have a third tracking stock for which provisions are therefore only made in the Liberty Media charter. The following discussion of the terms of the Splitco charter and the Liberty Media charter is qualified by reference to the full text of those charters. The Splitco charter is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. The Liberty Media charter has been filed with the Securities and Exchange Commission. Please see "Additional Information—Where You Can Find More Information" for more information regarding Liberty Media's filings.

Splitco Capital Common Stock	Liberty Capital Common Stock

Authorized Capital Stock

Splitco is authorized to issue up to 4.075 billion shares of Splitco Capital common stock, of which 2 billion are designated as Series A Splitco Capital common stock, 75 million are designated as Series B Splitco Capital common stock, and 2 billion are designated as Series C Splitco Capital common stock. See Article IV, Section A.1. of the Splitco charter.
Liberty Media is authorized to issue up to 4.075 billion shares of Liberty Capital common stock, of which 2 billion are designated as Series A Liberty Capital common stock, 75 million are designated as Series B Liberty Capital common stock, and 2 billion are designated as Series C Liberty Capital common stock. See Article IV, Section A.1. of the Liberty Media charter.
Dividends and Securities Distributions

Splitco is permitted to pay dividends on Splitco Capital common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the "Capital Group Available Dividend Amount" (defined generally as the excess of the total assets less the total liabilities of the Capital Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Splitco Capital common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Capital Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Splitco Capital common stock, an equal per share dividend will be concurrently paid on the other series of Splitco Capital common stock. See Article IV, Section A.2.(c)(i) of the Splitco charter.
The dividend provisions applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock. See Article IV, Section A.2.(c) (i) of the Liberty Media charter.

The share distribution provisions applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except that shares of Liberty Interactive common stock were also distributable to holders of Liberty Capital common stock, subject to certain limitations. See Article IV, Section A.2.(d)(i) of the Liberty Media charter.

Splitco Capital Common Stock	Liberty Capital Common Stock

Splitco is permitted to make (i) share distributions of (A) Series A or Series C shares of Splitco Capital common stock to holders of all series of Splitco Capital common stock, on an equal per share basis; and (B) Series A Splitco Capital common stock to holders of Series A Splitco Capital common stock and, on an equal per share basis, shares of Series B Splitco Capital common stock to holders of Series B Splitco Capital common stock and, on an equal per share basis, shares of Series C Splitco Capital common stock to holders of Series C Splitco Capital common stock; and (ii) share distributions of (A) Series A or Series C shares of Splitco Starz common stock to holders of all series of Splitco Capital common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Splitco Starz common stock to holders of Series A Splitco Capital common stock and, on an equal per share basis, shares of Series B Splitco Starz common stock to holders of Series B Splitco Capital common stock and, on an equal per share basis, shares of Series C Splitco Starz common stock to holders of Series C Splitco Capital common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of Splitco's securities or the securities of any other person to holders of all series of Splitco Capital common stock, on an equal per share basis, subject to certain limitations. See Article IV, Section A.2.(d)(i) of the Splitco charter.

Splitco Capital Common Stock	Liberty Capital Common Stock

Conversion at Option of Holder

Each Series B share of Splitco Capital common stock is convertible, at the option of the holder, into one Series A share of Splitco Capital common stock. Series A and Series C shares of Splitco Capital common stock are not convertible at the option of the holder. See Article IV, Section A.2.(b)(i)(A) of the Splitco charter.
The conversion rights (and limitations thereon) applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock. See Article IV, Section A.2.(b)(i)(A) of the Liberty Media charter.
Conversion at Option of Issuer

Splitco can convert each share of Series A, Series B and Series C Splitco Capital common stock into a number of shares of the corresponding series of Splitco Starz common stock at a ratio based on the relative trading prices of the Series A Splitco Capital common stock (or another series of Splitco Capital common stock subject to certain limitations) and the Series A Splitco Starz common stock (or another series of Splitco Starz common stock subject to certain limitations) over a specified 20-trading day period. See paragraph (b)(iii) of Article IV, Section A.2. of the Splitco charter.

Splitco also can convert each share of Series A, Series B and Series C Splitco Starz common stock into a number of shares of the corresponding series of Splitco Capital common stock at a ratio based on the relative trading prices of the Series A Splitco Starz common stock (or another series of Splitco Starz common stock subject to certain limitations) to the Series A Splitco Capital common stock (or another series of Splitco Capital common stock subject to certain limitations) over a specified 20-trading day period. See paragraph (b)(ii) of Article IV, Section A.2. of the Splitco charter.
The conversion rights applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except (i) that shares of Liberty Capital common stock could also be converted into shares of Liberty Interactive common stock and shares of Liberty Interactive common stock could also be converted into shares of Liberty Capital common stock and (ii) the trading period used to determine the conversion ratio in the Liberty Media charter is 60 trading days (compared to 20 trading days in the Splitco charter which period has been shortened for Splitco because 60 days is viewed as an unnecessarily long period of time during which market volatility could skew the conversion ratio). See paragraphs (b)(ii), (b)(vi) and (b)(vii) of Article IV, Section A.2. of the Liberty Media charter.

Splitco Capital Common Stock	Liberty Capital Common Stock

Optional Redemption for Stock of a Subsidiary

Splitco may redeem outstanding shares of Splitco Capital common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Capital Group (and may or may not hold assets and liabilities attributed to the Starz Group), provided that its board of directors seeks and receives the approval to such redemption of holders of Splitco Capital common stock, voting together as a separate class.

If Splitco were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Starz Group, shares of Splitco Starz common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of Splitco Capital common stock described above as well as the separate class vote of the holders of Splitco Starz common stock. See Article IV, Section A.2.(e)(i) of the Splitco charter.
The optional redemption provisions applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except that the subsidiary to be spun-off in any redemption of Liberty Capital common stock may also hold assets and liabilities of the Interactive Group, and any such redemption involving stock of a subsidiary that holds asset and liabilities of the Interactive Group would also be subject to the separate class vote of the holders of Liberty Interactive common stock. See Article IV, Section A.2.(e)(i) of the Liberty Media charter.

Splitco Capital Common Stock	Liberty Capital Common Stock

Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

If Splitco disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Capital Group, it is required to choose one of the following four alternatives, unless its board obtains approval of the holders of Splitco Capital common stock to not take such action or the disposition qualifies under a specified exemption (in which case Splitco will not be required to take any of the following actions):
• pay a dividend to holders of Splitco Capital common stock out of the available net proceeds of such disposition; or
The mandatory dividend, redemption and conversion provisions applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except that shares of Liberty Capital common stock may also be converted into shares of Liberty Interactive common stock. See Article IV, Section A.2.(e)(ii) of the Liberty Media charter.

•  if there are legally sufficient assets and the Capital Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Capital Group, redeem all outstanding shares of Splitco Capital common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Capital Group, redeem a portion of the outstanding shares of Splitco Capital common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

 •  convert each outstanding share of each series of Splitco Capital common stock into a number of shares of the corresponding series of Splitco Starz common stock at a specified premium; or
• combine a conversion of a portion of the outstanding shares of Splitco Capital common stock into a number of shares of the corresponding series of Splitco Starz common stock with either the payment of a dividend on or a redemption of shares of Splitco Capital common stock, subject to certain limitations. See Article IV, Section A.2.(e)(ii) of the Splitco charter.

Splitco Capital Common Stock	Liberty Capital Common Stock

Voting Rights

Holders of Series A Splitco Capital common stock are entitled to one vote for each share of such stock held and holders of Series B Splitco Capital common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of its stockholders. Holders of Series C Splitco Capital common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the Splitco charter), except as otherwise required by Delaware law. When so required, holders of Series C Splitco Capital common stock will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section A.2.(a) of the Splitco charter.

Holders of Splitco Capital common stock will vote as one class with holders of Splitco Starz common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the terms of the Splitco charter or Delaware law. In connection with certain dispositions of Capital Group assets as described above, the Splitco board may determine to seek approval of the holders of Splitco Capital common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the Splitco charter. See Article IV, Section A.2.(a)(iv)(A) of the Splitco charter.

Splitco may not redeem outstanding shares of Splitco Capital common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Capital Group unless its board of directors seeks and receives the approval to such redemption of holders of Splitco Capital common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Starz Group, the approval of holders of Splitco Starz common stock to the corresponding Splitco Starz common stock redemption, with each affected group voting as a separate class. See Article IV, Section A.2.(a)(v)(A) of the Splitco charter.
The voting rights applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except that (i) holders of Liberty Capital common stock also vote together with the holders of Liberty Interactive common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the Liberty Media charter or Delaware law, and (ii) with respect to redemptions involving the stock of a subsidiary that holds assets or liabilities of the Interactive Group as well as the Capital Group, the redemption would also be subject to the approval of the holders of Liberty Interactive common stock, with such affected group voting together as a separate class. See Article IV, Section A.2.(a) of the Liberty Media charter.

Splitco Capital Common Stock	Liberty Capital Common Stock

The Splitco charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of Splitco's outstanding voting securities, voting together as a single class. See Article IX of the Splitco charter.
Inter-Group Interest

From time to time, the Splitco board may determine to create an inter-group interest in the Starz Group in favor of the Capital Group, or vice versa, subject to the terms of the Splitco charter.
If the Starz Group has an inter-group interest in the Capital Group at such time as any extraordinary action is taken with respect to the Liberty Capital common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Capital Group's assets), the Splitco board will consider what actions are required, or permitted, to be taken under the Splitco charter with respect to the Starz Group's inter-group interest in the Capital Group. For example, in some instances, the Splitco board may determine that a portion of the aggregate consideration that is available for distribution to holders of Splitco Capital common stock must be allocated to the Starz Group to compensate the Starz Group on a pro rata basis for its interest in the Capital Group.

Similarly, if the Capital Group has an inter-group interest in the Starz Group at such time as any extraordinary action is taken with respect to the Splitco Starz common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Starz Group's assets), the Splitco board will consider what actions are required, or permitted, to be taken under the Splitco charter with respect to the Capital Group's inter-group interest in the Starz Group.
The inter-group interest provisions applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except that (i) the Interactive Group may also hold an inter-group interest in the Capital Group and (ii) the Capital Group may also hold an inter-group interest in the Interactive Group.

None of the Interactive Group, the Capital Group or the Starz Group currently has any inter-group interest in the other.

Splitco Capital Common Stock	Liberty Capital Common Stock

All such board determinations will be made in accordance with the Splitco charter and applicable Delaware law.
Neither the Capital Group nor the Starz Group is expected to have an inter-group interest in the other at the time of the Split-Off.
Liquidation

Upon Splitco's liquidation, dissolution or winding up, holders of shares of Splitco Capital common stock will be entitled to receive in respect of such stock their proportionate interests in Splitco's assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(g) of the Splitco charter.

As of the redemption effective time, each share of Splitco Capital common stock will be entitled to one liquidation unit.
The liquidation, dissolution and winding up provisions applicable to the Liberty Capital common stock are substantially similar to those applicable to the Splitco Capital common stock, except that the liquidation units attributable to the holders of Liberty Interactive common stock will also be taken into account in any such distribution. See Article IV, Section A.2.(h) of the Liberty Media charter.

As of the date of this proxy statement/prospectus, each share of Liberty Capital common stock is entitled to 0.14613 of a liquidation unit.

  Splitco Starz Common Stock

        The following is a description of (i) the terms of the Splitco Starz common stock under the Splitco charter and (ii) the terms of the Liberty Starz common stock under the Liberty Media charter, including a comparison between the terms of the two. Except as otherwise noted, the reason for the substantive differences between the two charters relates to the fact that Splitco will not have a third tracking stock for which provisions are therefore only made in the Liberty Media charter. The following discussion of the terms of the Splitco charter and the Liberty Media charter is qualified by reference to the full text of those charters. The Splitco charter is included as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. The Liberty Media charter has been filed with the Securities and Exchange Commission. Please see "Additional Information—Where You Can Find More Information" for more information regarding Liberty Media's filings.

Splitco Starz Common Stock	Liberty Starz Common Stock

Authorized Capital Stock

Splitco is authorized to issue up to 8.15 billion shares of Splitco Starz common stock, of which 4 billion are designated as Series A Splitco Starz common stock, 150 million are designated as Series B Splitco Starz common stock, and 4 billion are designated as Series C Splitco Starz common stock. See Article IV, Section A.1. of the Splitco charter.
Liberty Media is authorized to issue up to 8.15 billion shares of Liberty Starz common stock, of which 4 billion are designated as Series A Liberty Starz common stock, 150 million are designated as Series B Liberty Starz common stock, and 4 billion are designated as Series C Liberty Starz common stock. See Article IV, Section A.1. of the Liberty Media charter.
Dividends and Securities Distributions

Splitco is permitted to pay dividends on Splitco Starz common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the "Starz Group Available Dividend Amount" (defined generally as the excess of the total assets less the total liabilities of the Starz Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Splitco Starz common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Starz Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Splitco Starz common stock, an equal per share dividend will be concurrently paid on the other series of Splitco Starz common stock. See Article IV, Section A.2.(c)(ii) of the Splitco charter.
The dividend provisions applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock. See Article IV, Section A.2.(c)(ii) of the Liberty Media charter.

The share distribution provisions applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except that shares of Liberty Interactive common stock were also distributable to holders of Liberty Starz common stock, subject to certain limitations. See Article IV, Section A.2.(d)(ii) of the Liberty Media charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

Splitco is permitted to make (i) share distributions of (A) Series A or C shares of Splitco Starz common stock to holders of all series of Splitco Starz common stock, on an equal per share basis; and (B) Series A Splitco Starz common stock to holders of Series A Splitco Starz common stock and, on an equal per share basis, shares of Series B Splitco Starz common stock to holders of Series B Splitco Starz common stock and, on an equal per share basis, shares of Series C Splitco Starz common stock to holders of Series C Splitco Starz common stock; and (ii) share distributions of (A) Series A or C shares of Splitco Capital common stock to holders of all series of Splitco Starz common stock, on an equal per share basis, subject to certain limitations; and (B) Series A Splitco Capital common stock to holders of Series A Splitco Starz common stock and, on an equal per share basis, shares of Series B Splitco Capital common stock to holders of Series B Splitco Starz common stock and, on an equal per share basis, shares of Series C Splitco Capital common stock to holders of Series C Splitco Starz common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of Splitco's securities or the securities of any other person to holders of all series of Splitco Starz common stock, on an equal per share basis, subject to certain limitations. See Article IV, Section A.2.(d)(ii) of the Splitco charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

Conversion at Option of Holder

Each Series B share of Splitco Starz common stock is convertible, at the option of the holder, into one Series A share of Splitco Starz common stock. Series A and Series C shares of Splitco Starz common stock are not convertible at the option of the holder. See Article IV, Section A.2.(b)(i)(B) of the Splitco charter.
The conversion rights (and limitations thereon) applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock. See Article IV, Section A.2.(b)(i)(B) of the Liberty Media charter.
Conversion at Option of Issuer

Splitco can convert each share of Series A, Series B and Series C Splitco Starz common stock into a number of shares of the corresponding series of Splitco Capital common stock at a ratio based on the relative trading prices of the Series A Splitco Starz common stock (or another series of Splitco Starz common stock subject to certain limitations) and the Series A Splitco Capital common stock (or another series of Splitco Capital common stock subject to certain limitations) over a specified 20-trading day period. See paragraph (b)(ii) of Article IV, Section A.2. of the Splitco charter.

Splitco also can convert each share of Series A, Series B and Series C Splitco Capital common stock into a number of shares of the corresponding series of Splitco Starz common stock at a ratio based on the relative trading prices of the Series A Splitco Capital common stock (or another series of Splitco Capital common stock subject to certain limitations) to the Series A Splitco Starz common stock (or another series of Splitco Starz common stock subject to certain limitations) over a specified 20-trading day period. See paragraph (b)(iii) of Article IV, Section A.2. of the Splitco charter.
The conversion rights applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except (i) that shares of Liberty Starz common stock could also be converted into shares of Liberty Interactive common stock and shares of Liberty Interactive common stock could also be converted into shares of Liberty Starz common stock and (ii) the trading period used to determine the conversion ratio in the Liberty Media charter is 60 trading days (compared to 20 trading days in the Splitco charter which period has been shortened for Splitco because 60 days is viewed as an unnecessarily long period of time during which market volatility could skew the conversion ratio). See paragraphs (b)(iii), (b)(iv) and (b)(v) of Article IV, Section A.2. of the Liberty Media charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

Optional Redemption for Stock of a Subsidiary

Splitco may redeem outstanding shares of Splitco Starz common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Starz Group (and may or may not hold assets and liabilities attributed to the Capital Group), provided that its board of directors seeks and receives the approval to such redemption of holders of Splitco Starz common stock, voting together as a separate class.

If Splitco were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the Capital Group, shares of Splitco Capital common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of Splitco Starz common stock described above as well as the separate class vote of the holders of Splitco Capital common stock. See Article IV, Section A.2.(f)(i) of the Splitco charter.
The optional redemption provisions applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except that the subsidiary to be spun-off in any redemption of Liberty Starz common stock may also hold assets and liabilities of the Interactive Group, and any such redemption involving stock of a subsidiary that holds asset and liabilities of the Interactive Group would also be subject to the separate class vote of the holders of Liberty Interactive common stock. See Article IV, Section A.2.(f)(i) of the Liberty Media charter.
Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

If Splitco disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Starz Group, it is required to choose one of the following four alternatives, unless its board obtains approval of the holders of Splitco Starz common stock to not take such action or the disposition qualifies under a specified exemption (in which case Splitco will not be required to take any of the following actions):
• pay a dividend to holders of Splitco Starz common stock out of the available net proceeds of such disposition; or
The mandatory dividend, redemption and conversion provisions applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except that shares of Liberty Starz common stock may also be converted into shares of Liberty Interactive common stock. See Article IV, Section A.2.(f)(ii) of the Liberty Media charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

•  if there are legally sufficient assets and the Starz Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Starz Group, redeem all outstanding shares of Splitco Starz common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Starz Group, redeem a portion of the outstanding shares of Splitco Starz common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

 •  convert each outstanding share of each series of Splitco Starz common stock into a number of shares of the corresponding series of Splitco Capital common stock at a specified premium; or
• combine a conversion of a portion of the outstanding shares of Splitco Starz common stock into a number of shares of the corresponding series of Splitco Capital common stock with either the payment of a dividend on or a redemption of shares of Splitco Starz common stock, subject to certain limitations. See Article IV, Section A.2.(f)(ii) of the Splitco charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

Voting Rights

Holders of Series A Splitco Starz common stock are entitled to one vote for each share of such stock held and holders of Series B Splitco Starz common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of its stockholders. Holders of Series C Splitco Starz common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the Splitco charter), except as otherwise required by Delaware law. When so required, holders of Series C Splitco Starz common stock will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section A.2.(a) of the Splitco charter.

Holders of Splitco Starz common stock will vote as one class with holders of Splitco Capital common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the terms of the Splitco charter or Delaware law. In connection with certain dispositions of Starz Group assets as described above, the Splitco board may determine to seek approval of the holders of Splitco Starz common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the Splitco charter. See Article IV, Section A.2.(a)(iv)(B) of the Splitco charter.
The voting rights applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except that (i) holders of Liberty Starz common stock also vote together with the holders of Liberty Interactive common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the Liberty Media charter or Delaware law, and (ii) with respect to redemptions involving the stock of a subsidiary that holds assets or liabilities of the Interactive Group as well as the Starz Group, the redemption would also be subject to the approval of the holders of Liberty Interactive common stock, with such affected group voting together as a separate class. See Article IV, Section A.2.(a) of the Liberty Media charter.

Splitco may not redeem outstanding shares of Splitco Starz common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Starz Group unless its board of directors seeks and receives the approval to such redemption of holders of Splitco Starz common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Capital Group, the approval of holders of Splitco Capital common stock to the corresponding Splitco Capital common stock redemption, with each affected group voting as a separate class. See Article IV, Section A.2.(a)(v)(B) of the Splitco charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

The Splitco charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of Splitco's outstanding voting securities, voting together as a single class. See Article IX of the Splitco charter.

Splitco Starz Common Stock	Liberty Starz Common Stock

Inter-Group Interest

From time to time, the Splitco board may determine to create an inter-group interest in the Capital Group in favor of the Starz Group, or vice versa, subject to the terms of the Splitco charter.
If the Capital Group has an inter-group interest in the Starz Group at such time as any extraordinary action is taken with respect to the Liberty Starz common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Starz Group's assets), the Splitco board will consider what actions are required, or permitted, to be taken under the Splitco charter with respect to the Capital Group's inter-group interest in the Starz Group. For example, in some instances, the Splitco board may determine that a portion of the aggregate consideration that is available for distribution to holders of Splitco Starz common stock must be allocated to the Capital Group to compensate the Capital Group on a pro rata basis for its interest in the Starz Group.
The inter-group interest provisions applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except that (i) the Interactive Group may also hold an inter-group interest in the Starz Group and (ii) the Starz Group may also hold an inter-group interest in the Interactive Group.
None of the Interactive Group, the Starz Group or the Capital Group currently has any inter-group interest in the other.

Similarly, if the Starz Group has an inter-group interest in the Capital Group at such time as any extraordinary action is taken with respect to the Splitco Capital common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Capital Group's assets), the Splitco board will consider what actions are required, or permitted, to be taken under the Splitco charter with respect to the Starz Group's inter-group interest in the Capital Group.
All such board determinations will be made in accordance with the Splitco charter and applicable Delaware law.
Neither the Starz Group nor the Capital Group is expected to have an inter-group interest in the other at the time of the Split-Off.

Splitco Starz Common Stock	Liberty Starz Common Stock

Liquidation

Upon Splitco's liquidation, dissolution or winding up, holders of shares of Splitco Starz common stock will be entitled to receive in respect of such stock their proportionate interests in Splitco's assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(g) of the Splitco charter.

As of the redemption effective time, each share of Splitco Starz common stock will be entitled to a number of liquidation units equal to the amount (calculated to the nearest five decimal places) obtained by dividing (x) the average of the daily volume weighted average prices of the Series A Splitco Starz common stock over the 20-trading day (with a "trading day" defined as each day on which the share of common stock is traded on the Nasdaq Stock Market) period commencing on (and including) the first trading day on which the Series A Splitco Starz common stock trades in the "regular way" market, by (y) the average of the daily volume weighted average prices of the Series A Splitco Capital common stock over the 20-trading day period commencing on (and including) the first trading day on which the Series A Splitco Capital common stock trades in the "regular way" market.
The liquidation, dissolution and winding up provisions applicable to the Liberty Starz common stock are substantially similar to those applicable to the Splitco Starz common stock, except that the liquidation units attributable to the holders of Liberty Interactive common stock will also be taken into account in any such distribution. See Article IV, Section A.2.(h) of the Liberty Media charter.

As of the date of this proxy statement/prospectus, each share of Liberty Starz common stock is entitled to 0.21347 of a liquidation unit.

Other Provisions of the Splitco Charter

        The Splitco charter and bylaws will also contain the following terms. The following terms and provisions of the Splitco charter are substantially similar to the corresponding terms and provisions of the Liberty Media charter.

  Authorized Share Capital

        Splitco is authorized to issue up to 12,275,000,000 shares of capital stock, which will be divided into the following two classes: (i) 12,225,000,000 shares of common stock (which class is divided into the series described above), and (ii) 50,000,000 shares of preferred stock (which class is issuable in series as described below). The difference between the aggregate number of shares of capital stock of Splitco and Liberty Media is that the Splitco capital structure does not include the number of authorized shares of Liberty Interactive common stock.

  Preferred Stock

        The Splitco charter authorizes the board of directors of Splitco to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:

  •
  the designation of the series;

  •
  the number of authorized shares of the series, which number Splitco's board may subsequently increase or decrease but not below the number of such shares of such series of preferred stock then outstanding;

  •
  the dividend rate or amounts, if any, and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

  •
  the rights of the series in the event of Splitco's voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

  •
  the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of Splitco's board of directors;

  •
  the voting rights, if any, of the holders of the series;

  •
  the terms and conditions, if any, for Splitco to purchase or redeem the shares of the series; and

  •
  any other relative rights, preferences and limitations of the series.

        Splitco believes that the ability of its board of directors to authorize the issuance of one or more series of preferred stock will provide flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs which might arise. The authorized shares of Splitco's preferred stock will be available for issuance without further action by its stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Splitco securities may be listed or traded.

        Although Splitco has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Splitco's board will make any determination to issue such shares based upon its judgment as to the best interests of its stockholders. Splitco's board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of its board of directors, including a tender offer or other transaction that some, or a majority, of its stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

  Board of Directors

        The Splitco charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of its directors will not be less than three and the exact number will be fixed from time to time by a resolution of its board. The members of the Splitco board, other than those who may be elected by holders of any preferred stock, will be divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. The term of office of the Class I directors of Splitco will expire at the annual meeting of stockholders in 2014. The term of office of Class II directors of Splitco will expire at the annual meeting of stockholders in 2012. The term of office of Class III directors of Splitco will expire at the annual meeting of stockholders in 2013.

        At each annual meeting of stockholders, the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director's earlier death, resignation or removal.

        The Splitco charter provides that, subject to the rights of the holders of any series of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the aggregate voting power of Splitco's outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

        The Splitco charter provides that, subject to the rights of the holders of any series of preferred stock, vacancies on its board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on its board, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting its board will shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of Splitco's preferred stock with respect to any additional director elected by the holders of that series of Splitco's preferred stock.

        These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of Splitco's board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of Splitco's board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Splitco.

  Limitation on Liability and Indemnification

        To the fullest extent permitted by Delaware law, Splitco's directors are not liable to it or any of its stockholders for monetary damages for breaches of fiduciary duties while serving as a director. In addition, Splitco indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of Splitco or, at its request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. Splitco will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

  No Shareowner Action by Written Consent; Special Meetings

        The Splitco charter provides that (except as otherwise provided in the terms of any series of preferred stock), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Splitco's preferred stock, special meetings of Splitco's stockholders for any purpose or purposes may be called only by its Secretary at the written request of the holders of not less than 66 2/3% of the total outstanding voting power or at the request of at least 75% of the members of Splitco's board of directors then in office. Splitco's bylaws provide that no business other than that stated in the notice of special meeting will be transacted at any special meeting.

  Advance Notice Procedures

        Splitco's bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of Splitco's stockholders.

        All nominations by stockholders or other business to be properly brought before a meeting of stockholders will be made pursuant to timely notice in proper written form to Splitco's Secretary. To be timely, a stockholder's notice will be given to Splitco's Secretary at Splitco's offices as follows:

          (1)   with respect to an annual meeting of Splitco's stockholders that is called for a date within 30 days before or after the anniversary date of the immediately preceding annual meeting of Splitco's stockholders, such notice must be given no earlier than the close of business on the 90th day and no later than the close of business on the 60th day prior to the meeting date;

          (2)   with respect to an annual meeting of Splitco's stockholders that is called for a date not within 30 days before or after the anniversary date of the immediately preceding annual meeting of Splitco's stockholders, such notice must be given no later than the close of business on the 10th day following the day on which Splitco first provides notice of or publicly announces the date of the current annual meeting, whichever occurs first; and

          (3)   with respect to an election to be held at a special meeting of Splitco stockholders, such notice must be given no earlier than the close of business on the 90th day prior to such special meeting and no later than the close of business on the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the proposed nominees.

        The public announcement of an adjournment or postponement of a meeting of Splitco stockholders does not commence a new time period (or extend any time period) for the giving of any such stockholder notice. However, if the number of directors to be elected to Splitco's board at any meeting is increased, and Splitco does not make a public announcement naming all of the nominees for director or specifying the size of the increased board at least 100 days prior to the anniversary date of the immediately preceding annual meeting, a stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it will be delivered to Splitco's Secretary at Splitco's offices not later than the close of business on the 10th day following the day on which Splitco first made the relevant public announcement. For purposes of the first annual meeting of stockholders to be held in 2012, the first anniversary date will be deemed to be May 23, 2012.

  Amendments

        The Splitco charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of Splitco's outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of the Splitco charter or to add or insert any provision in the Splitco charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of Splitco's stockholders or (2) which has been approved by at least 75% of the members of its board then in office. The Splitco charter further provides that the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of its bylaws, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of its board then in office.

  Supermajority Voting Provisions

        In addition to the voting provisions discussed under "—Description of Splitco Common Stock and Comparison of Stockholder Rights" above and the supermajority voting provisions discussed under "—Amendments" above, the Splitco charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required for:

  •
  its merger or consolidation with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of its stockholders, or (2) that at least 75% of the members of its board of directors then in office have approved;

  •
  the sale, lease or exchange of all, or substantially all, of its assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of its board of directors then in office have approved; or

  •
  its dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of its board of directors then in office have approved such dissolution.

  Section 203 of the Delaware General Corporation Law

        Section 203 of the General Corporation Law of the State of Delaware prohibits certain transactions between a Delaware corporation and an "interested stockholder." An "interested stockholder" for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the aggregate voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) prior to the time that a stockholder became an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors, (2) the interested stockholder acquired at least 85% of the aggregate voting power of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of 66 2/3% of the aggregate voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. Splitco is subject to Section 203.

Conduct of the Business of the Capital Group and the Starz Group if the Split-Off is Not Completed

        If the Split-Off is not completed, Liberty Media intends to continue to operate the businesses of the Capital Group and the Starz Group substantially in the manner they are operated today. From time to time, Liberty Media will evaluate and review its business operations, properties, dividend policy and capitalization, and make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives to maximize stockholder value.

Effect on Management

        Immediately following the Split-Off, the executive officers of Liberty Media and Splitco will be comprised of the same persons. The non-executive management teams will have significant overlap but will not be identical.

        Immediately following the Split-Off, the boards of directors of Liberty Media and Splitco will have overlapping directors with the exception that two members of each board will be different. In addition, each current director of Liberty Media will serve as a director of at least one of Liberty Media or Splitco immediately following the Split-Off.

Interests of Certain Persons

        In considering the recommendation of the Liberty Media board to vote to approve the Split-Off Proposals, holders of Liberty Capital and Liberty Starz common stock should be aware that the executive officers and directors of Liberty Media will receive stock incentive awards with respect to Splitco Capital and Splitco Starz common stock in exchange for their existing Liberty Capital and Splitco Starz stock incentives, respectively, as a result of the Split-Off. See "—Treatment of Outstanding Equity Awards" above for more information.

        Holders of Liberty Capital and Liberty Starz common stock should also be aware that the initial executive officers of Splitco will continue to serve as executive officers of Liberty Media, and that there will be significant board overlap between Splitco and Liberty Media. See "Risk Factors—Factors Relating to Splitco—Factors Relating to Splitco, the Capital Group and the Starz Group—Splitco has overlapping directors and management with Liberty Media and Liberty Global, Inc. (LGI), which may lead to conflicting interests" and "—Splitco may compete with Liberty Media for business opportunities" for a discussion of the conflicts that could arise as a result of their positions with Liberty Media and Splitco. See "The Split-Off Proposals—Management of Potential Conflicts of Interest" for a discussion on the management of these potential conflicts.

        The table below sets forth the relative dollar values of the stock ownership of each executive officer and director of Liberty Media in each of the three tracking stocks of Liberty Media. The dollar values have been calculated based on security ownership information as of December 31, 2010 and the closing sale price of each series of each tracking stock on April 8, 2011. On April 8, 2011, the closing price of LCAPA was $75.06, LCAPB was $75.93, LINTA was $16.85, LINTB was $16.97, LSTZA was $78.22 and LSTZB was $78.00. For this purpose, we have included stock owned by each such person's spouse and by certain trusts related to each such person, in each case, to the extent applicable. We have also included the executive officer's or director's shares of unvested restricted stock, however we have not included the shares of common stock issuable upon exercise or conversion of their options or stock appreciation rights outstanding on December 31, 2010.

Director or Executive Officer	LCAP Value ($)	LINT Value ($)	LSTZ Value ($)
John C. Malone	659,105,053	537,647,865	192,574,494
Gregory B. Maffei	39,753,577	8,980,241	3,562,999
Robert R. Bennett	64,516,608	5,981,492	131,008
Donne F. Fisher	3,332,371	3,800,800	1,387,579
M. Ian G. Gilchrist	94,200	135,221	56,710
Evan D. Malone	108,011	170,354	62,576
David E. Rapley	122,273	166,849	68,364
M. LaVoy Robison	122,423	166,950	68,443
Larry E. Romrell	971,868	196,417	61,702
Andrea L. Wong	74,309	107,924	44,977
Charles Y. Tanabe	5,265,459	1,949,023	748,800
David J.A. Flowers	8,864,136	1,527,031	643,438
Albert E. Rosenthaler	1,312,799	938,275	475,656
Christopher W. Shean	1,467,198	1,278,393	467,130

        In addition, the Series B shares of Splitco common stock to be acquired by John C. Malone, Chairman of the Boards of Liberty Media and Splitco, will not be subject to any call right in favor of Splitco or any similarly restrictive arrangements, such as the call right in favor of Liberty Media with respect to Mr. Malone's Series B shares of Liberty Media common stock. For more information on this call right, see "—The Malone Call Agreement" below.

        As of December 31, 2010, Liberty Media's executive officers and directors beneficially owned (i) shares of Liberty Capital common stock representing in the aggregate approximately 49.7% of the aggregate voting power of the outstanding shares of Liberty Capital common stock and (ii) shares of Liberty Starz common stock representing in the aggregate approximately 36.1% of the aggregate voting power of the outstanding shares of Liberty Starz common stock. Liberty Media has been informed that all of its executive officers and directors intend to vote "FOR" each of the Split-Off Proposals.

        The Liberty Media board was aware of these interests and considered them when approving the Split-Off Proposals.

Management of Potential Conflicts of Interest

        The management teams of each of Splitco and Liberty Media intend to exercise vigilance in their avoidance of any potential or actual conflicts of interest. The directors and officers of Splitco who will remain directors and officers of Liberty Media have extensive experience in evaluating potential business opportunities and the allocation of those opportunities among different groups, in light of Liberty Media's historic tracking stock structure. As a result, they will be aware of and sensitive to the potential for or the appearance of a conflict of interest in their dual roles, and they have been instructed to seek the advice of in-house counsel, in advance to the extent practicable, with respect to any matters or events of a nature which might reasonably be expected to present the potential for conflict of interest or the appearance of a conflict of interest. Stockholders should recognize, however, that in allocating business opportunities among different tracking stock groups within Liberty Media, the directors and officers of Liberty Media do not currently owe any separate fiduciary duties to the stockholder constituencies of each group but rather to all Liberty Media stockholders as a whole. By comparison, after the Split-Off each of the directors and officers of Splitco will have a fiduciary duty to offer to Splitco any business opportunity that he or she may be presented in which Splitco has an interest or expectancy. The directors and officers of Liberty Media, including those who are also directors and officers of Splitco, will owe the same fiduciary duty to Liberty Media and its stockholders. See "Risk Factors—Splitco may compete with Liberty Media for business opportunities."

        Neither Splitco nor Liberty Media intend to adopt any written procedures with respect to the management of internal or external conflicts of interests, other than those included in their respective Management and Allocation Policies and Codes of Business Conduct and Ethics.

The Malone Call Agreement

        Liberty Media and John Malone and certain related parties are parties to the call agreement, which limits the right of the Malones to sell their Series B shares of Liberty Media's common stock, including their LCAPB and LSTZB. The call agreement was originally entered into in 1998 in connection with the settlement of certain litigation related to the estate of Bob Magness, the founder of Tele-Communications, Inc. (TCI), the former parent company of Liberty Media. Mr. Malone, his wife and TCI were the original parties to the call agreement, and the Malones were paid a cash amount in connection with the grant of the call right. Liberty Media succeeded to TCI's rights under the call agreement in connection with AT&T Corp.'s acquisition of TCI in 1999 and the subsequent split-off of Liberty Media from AT&T Corp. in 2001. The call agreement grants Liberty Media the right, exercisable upon Mr. Malone's death, to purchase all of the "high vote shares" (i.e., shares entitled to more than one vote per share, currently Series B Liberty Capital common stock, Series B Liberty Starz common stock and Series B Liberty Interactive common stock) owned by the Malones. In addition, Liberty Media has the right to purchase any high vote shares a Malone proposes to transfer pursuant to a third party offer. The purchase price is the market price of the corresponding series of low vote shares (currently Series A Liberty Capital common stock, Series A Liberty Starz common stock and Series A Liberty Interactive common stock, respectively), plus a 10% premium, or, in the case of a proposed sale, the lesser of such market price plus premium or the price to be paid by a third party purchaser. The call agreement also generally provides that in the event Liberty Media is proposed to be sold to a third party the Malones may not negotiate for, or agree to vote in favor of, any transaction in which the premium payable for the high vote shares would be more than 10% above the price payable to the corresponding series of low vote shares. However, the call agreement does not require the Malones to support or vote in favor of any particular transaction or agree to sell their shares in any particular transaction, and the Malones are free to oppose any such transaction.

        After the Split-Off, the shares of Series B Liberty Interactive common stock held by the Malones are expected to constitute approximately 31.7% of the outstanding voting power of Liberty Media. As a result of this significant voting power, an acquiring company may be reluctant to enter into a transaction to acquire Liberty Media unless it is assured of support from the Malones. In such a case, the Liberty Media board may, if it determines that such a proposed transaction is in the best interest of the stockholders, modify or waive certain provisions of the call agreement, including the 10% premium limitation, in order to facilitate such a transaction.

        Pursuant to the terms of the call agreement, Liberty Media's rights under the call agreement will not transfer to Splitco in connection with the Split-Off and thus will not extend to the Malones' ownership of shares of Series B Splitco Capital common stock or Series B Splitco Starz common stock. As a result, the Malones will be free to transfer their shares of Series B Splitco Capital common stock and Series B Splitco Starz common stock, and there will be no limit on the premium that the Malones may obtain on those shares in the event Splitco were to be sold to a third party.

Amount and Source of Funds and Financing of the Transaction; Expenses

        It is expected that Liberty Media will incur an aggregate of $29-30 million in expenses in connection with the Split-Off. These expenses will be comprised of:

  •
  approximately $1 million of printing and mailing expenses associated with this proxy statement/prospectus;

  •
  approximately $27 million in legal and accounting fees (which includes estimated amounts in legal fees incurred in connection with the Delaware Action);

  •
  approximately $1 million in SEC filing fees; and

  •
  approximately $1 million in other miscellaneous expenses.

These expenses will be paid by Liberty Media from its existing cash balances.

Accounting Treatment

        The Split-Off will be accounted for at historical cost due to the fact that Splitco Capital common stock and Splitco Starz common stock is to be distributed pro rata to holders of Liberty Capital common stock and Liberty Starz common stock, respectively.

No Appraisal Rights

        Under the General Corporation Law of the State of Delaware, holders of Liberty Capital common stock and Liberty Starz common stock will not have appraisal rights in connection with the Split-Off.

Stock Exchange Listings

        Splitco has applied to list its Splitco CAPA, Splitco CAPB, Splitco STZA and Splitco STZB on the Nasdaq Global Select Market under the symbols "LCAPA" , "LCAPB", "LSTZA" and "LSTZB", respectively. Liberty Media and Splitco have been advised that, for a short period following the Split-Off, Splitco's common stock may trade under temporary trading symbols, which will be announced by press release once available.

 Stock Transfer Agent and Registrar

        Computershare Trust Company, N.A. is the transfer agent and registrar for all series of Liberty Capital common stock, Liberty Starz common stock and Splitco common stock.

Federal Securities Law Consequences

        The issuance of shares of Splitco common stock in the Split-Off will be registered under the Securities Act, and the shares of Splitco common stock so issued will be freely transferable under the Securities Act, except for shares of Splitco common stock issued to any person who is deemed to be an "affiliate" of Splitco after completion of the Split-Off. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Splitco and may include directors, certain executive officers and significant stockholders of Splitco. Affiliates may not sell their shares of Splitco common stock, except:

  •
  pursuant to an effective registration statement under the Securities Act covering the resale of those shares;

  •
  in compliance with Rule 144 under the Securities Act; or

  •
  pursuant to any other applicable exemption under the Securities Act.

        Splitco's registration statement on Form S-4, of which this document forms a part, will not cover the resale of shares of Splitco common stock to be received by its affiliates.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPLIT-OFF

        The following is a discussion of the material U.S. federal income tax consequences of the Split-Off to holders of Liberty Capital common stock and Liberty Starz common stock and to Liberty Media. This discussion is based upon the Code, Treasury regulations promulgated thereunder (the Treasury Regulations), administrative rulings and practice, and judicial decisions, all as of the date of this proxy statement/prospectus and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders of Liberty Capital common stock and Liberty Starz common stock that are U.S. holders, as defined below, and that hold their shares of Liberty Capital common stock and Liberty Starz common stock as capital assets, within the meaning of Section 1221 of the Code. Further, this discussion does not address all tax considerations that may be relevant to holders of Liberty Capital common stock or Liberty Starz common stock in light of their particular circumstances, nor does it address the consequences to holders of Liberty Capital common stock or Liberty Starz common stock that are subject to special treatment under the U.S. federal income tax laws, such as:

  •
  tax-exempt organizations;

  •
  S corporations and other pass-through entities and owners thereof;

  •
  entities taxable as a partnership for U.S. federal income tax purposes and owners thereof;

  •
  insurance companies and other financial institutions;

  •
  mutual funds;

  •
  dealers in stocks and securities;

  •
  traders or investors in Liberty Capital common stock or Liberty Starz common stock who elect the mark-to-market method of accounting for such stock;

  •
  stockholders who received Liberty Capital common stock or Liberty Starz common stock from the exercise of employee stock options or otherwise as compensation;

  •
  stockholders who hold Liberty Capital common stock or Liberty Starz common stock in a tax-qualified retirement plan, individual retirement account or other qualified savings account; and

  •
  stockholders who hold their shares of Liberty Capital common stock or Liberty Starz common stock as part of a hedge, straddle, constructive sale, conversion, synthetic security, integrated investment or other risk reduction transaction.

        This discussion also does not address the effect of any state, local or foreign tax laws that may apply or the application of the U.S. federal estate and gift tax or the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences of the Split-Off to holders of options, warrants or other rights to acquire shares of Liberty Capital common stock or Liberty Starz common stock.

        You should consult your own tax advisors regarding the application of the U.S. federal income tax laws to your particular situation, as well as the applicability of any U.S. federal estate and gift, state, local or foreign tax laws to which you may be subject.

        For purposes of this section, a U.S. holder is a beneficial owner of Liberty Capital common stock or Liberty Starz common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or a resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state or political subdivision thereof;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) it has a valid election in place under applicable Treasury Regulations to be treated as a U.S. person.

        If a partnership (including any entity treated as partnership for U.S. federal income tax purposes) holds shares of Liberty Capital common stock or Liberty Starz common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Liberty Capital common stock or Liberty Starz common stock should consult its tax advisor regarding the tax consequences of the Split-Off.

U.S. Federal Income Tax Consequences of the Split-Off

        Liberty Media has received the Ruling from the IRS to the effect that the Split-Off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code, and for U.S. federal income tax purposes:

  •
  no gain or loss will be recognized by Liberty Media upon the distribution of Splitco Capital common stock and Splitco Starz common stock in the Split-Off;

  •
  no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Capital common stock and Liberty Starz common stock upon the exchange of their shares of Liberty Capital common stock and Liberty Starz common stock for shares of Splitco Capital common stock and Splitco Starz common stock, respectively;

  •
  the aggregate tax basis of the shares of (i) Splitco CAPA received by holders of LCAPA shares in the Split-Off, (ii) Splitco CAPB received by holders of LCAPB shares in the Split-Off, (iii) Splitco STZA received by holders of LSTZA shares in the Split-Off, and (iv) Splitco STZB received by holders of LSTZB shares in the Split-Off will in each case equal the aggregate tax basis of the shares of LCAPA, LCAPB, LSTZA, and LSTZB, respectively, that are surrendered in exchange therefor; and

  •
  the holding period of the shares of (i) Splitco CAPA received by holders of LCAPA shares in the Split-Off, (ii) Splitco CAPB received by holders of LCAPB shares in the Split-Off, (iii) Splitco STZA received by holders of LSTZA shares in the Split-Off, and (iv) Splitco STZB received by holders of LSTZB shares in the Split-Off will in each case include the period during which such holders held their shares of LCAPA, LCAPB, LSTZA, and LSTZB, respectively, that are surrendered in exchange therefor.

        It is a non-waivable condition to the Split-Off that the Ruling shall not have been withdrawn, invalidated or modified in an adverse manner. Although the Ruling will generally be binding on the IRS, the continuing validity of the Ruling will be subject to the accuracy of factual statements and representations made to the IRS by Liberty Media. Further, as part of the IRS's general ruling policy with respect to transactions under Section 355 of the Code and transactions involving tracking stock, the Ruling does not represent a determination by the IRS that certain requirements necessary to obtain tax-free treatment to holders of Liberty Capital common stock and Liberty Starz common stock and to Liberty Media under Sections 355 and 368(a)(l)(D) of the Code (specifically, the business purpose requirement, the requirement that the Split-Off not be used principally as a device for the distribution of earnings and profits, the non-application of Section 355(e) of the Code to the Split-Off (discussed below) and the requirement that the tracking stocks be treated as stock of the issuer for U.S. federal income tax purposes) have been satisfied. Rather, the Ruling is based upon representations made to the IRS by Liberty Media that these requirements have been satisfied. If any of the factual statements and representations upon which the Ruling is based are incorrect or untrue in any material respect, or the facts upon which the Ruling is based are materially different from the facts at the time of the Split-Off, the Ruling could be invalidated.

        As a result of this IRS ruling policy, Liberty Media has made it a non-waivable condition to the Split-Off that Liberty Media receive the opinions of Baker Botts L.L.P., dated the closing date of the Split-Off (the Closing Opinions), to the effect that, under applicable U.S. federal income tax law, (i) the Split-Off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code, (ii) no gain or loss will be recognized by Liberty Media upon the distribution of Splitco Capital common stock and Splitco Starz common stock in the Split-Off, (iii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Capital common stock and Liberty Starz common stock upon the exchange of their shares of Liberty Capital common stock and Liberty Starz common stock for shares of Splitco Capital common stock and Splitco Starz common stock, respectively, in the Split-off, (iv) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will be treated as stock of Splitco for U.S. federal income tax purposes, and (v) the Splitco Capital common stock and the Splitco Starz common stock distributed in the Split-Off will not constitute Section 306 stock within the meaning of Section 306(c) of the Code.

        The Ruling does not, and the Closing Opinions will not, address the tax consequences of any income or gain arising from transactions occurring prior to the Split-Off between members of the Liberty consolidated group that has been deferred for U.S. federal income tax purposes but will not continue to be deferred as a result of the Split-Off. The Closing Opinions will be based upon the Code, Treasury Regulations, administrative rulings and practice and judicial decisions, all as of the date on which the Closing Opinions are issued and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. The Closing Opinions will rely on the continued validity of the Ruling, as to the matters covered by the Ruling, and will be based upon certain assumptions, as well as statements, representations and certain undertakings made by officers of Liberty Media and Splitco and a stockholder of Liberty Media. If the Ruling is no longer valid, if any of those statements, representations or assumptions is incorrect or untrue in any material respect or any of those undertakings is not complied with, or if the facts upon which the Closing Opinions are based are materially different from the facts at the time of the Split-off, the conclusions reached in the Closing Opinions and this discussion could be adversely affected.

        Opinions of counsel are not binding upon the IRS or the courts, and the conclusions in the opinions could be challenged by the IRS and a court could sustain such a challenge. In addition, there are no Code provisions, Treasury Regulations, court decisions or published rulings of the IRS bearing directly on the tax effects of the issuance and characterization of "tracking stock," such as the Splitco Capital common stock and Splitco Starz common stock. As indicated above, the IRS will not issue private letter rulings on the characterization of tracking stock, and the Ruling does not provide a determination by the IRS with respect to such issue. However, it is a non-waivable condition to the Split-Off that Liberty Media receive the Closing Opinions described above. In addition, the past administrative practice of the IRS has generally been to respect the treatment of tracking stock as stock of the issuer.

        If the Split-Off were to fail to qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code, then Liberty Media would recognize a significant taxable gain in an amount equal to the excess of the fair market value of the Splitco Capital common stock and Splitco Starz common stock held by Liberty Media immediately before the Split-Off over Liberty Media's tax basis in that stock. In addition, the exchange by the holders of Liberty Capital common stock and Liberty Starz common stock in the Split-Off would be a taxable exchange and each U.S. holder that participated in the Split-Off would recognize either (i) capital gain or loss equal to the difference between the fair market value of the shares of the applicable series of Splitco common stock received and the holder's tax basis in the applicable series of Liberty Media's common stock surrendered in exchange therefor or (ii) in certain circumstances (including where a holder does not experience any decrease in its percentage ownership of Liberty Media's common stock (directly or by attribution) as a result of the Split-Off), a taxable distribution equal to the fair market value of the shares of the applicable series of Splitco common stock received which would be taxed (a) as a dividend to the extent of the holder's share of Liberty Media's current and accumulated earnings and profits (including Liberty Media's gain described above), then (b) as a non-taxable return of capital to the extent of the holder's tax basis in the applicable series of Liberty Media's common stock with respect to which the distribution was made, and thereafter (c) as a capital gain with respect to the remaining value. In addition to the foregoing, there is also a risk that the IRS could successfully assert that the Splitco Capital common stock or the Splitco Starz common stock represents property other than stock of Splitco (Other Property), in which case the receipt of such stock constituting Other Property in the Split-Off would be taxable to the holders of Liberty Capital common stock or Liberty Starz common stock, as applicable, and such holders would, as explained above, recognize capital gain or loss or be in receipt of a taxable distribution as a result of the Split-Off. Further, Liberty Media would recognize a significant taxable gain in an amount equal to the excess of the fair market value of such stock constituting Other Property over Liberty Media's tax basis allocable to such Other Property.

        If the Split-Off were to fail to qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code, non-corporate holders that satisfy certain holding period and other requirements would be subject to tax on the above dividend income at the same preferential rates that apply to long-term capital gains. A corporation generally would be eligible for a dividends received deduction for amounts received as dividends under these rules.

        Even if the Split-Off otherwise qualifies under Sections 355 and 368(a)(1)(D) of the Code, the Split-Off would result in a significant U.S. federal income tax liability to Liberty Media (but not to holders of Liberty Capital common stock or Liberty Starz common stock) under Section 355(e) of the Code if one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Liberty Media or in the stock of Splitco as part of a plan or series of related transactions that includes the Split-Off. Current tax law generally creates a presumption that any acquisition of the stock of Liberty Media or the stock of Splitco within two years before or after the Split-Off is part of a plan that includes the Split-Off, although the parties may be able to rebut that presumption. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. Notwithstanding the opinions, Liberty Media or Splitco might inadvertently cause or permit a prohibited change in Liberty Media's ownership or Splitco's ownership to occur, thereby triggering tax liability to Liberty Media, which could have a material adverse effect. If the Split-Off is determined to be taxable to Liberty Media, Liberty Media would recognize taxable gain in an amount equal to the excess of the fair market value of the Splitco Capital common stock and Splitco Starz common stock held by Liberty Media immediately before the Split-Off over Liberty Media's tax basis in that stock.

        Due to the absence of authorities relating directly to the characterization of tracking stock under Section 306 of the Code, there is also a risk that the IRS could successfully assert that the Splitco Capital common stock or Splitco Starz common stock received in the Split-Off by holders of Liberty Capital common stock or Liberty Starz common stock is Section 306 stock, within the meaning of Section 306(c) of the Code. Stock will be Section 306 stock if it is stock that is "not common stock" and satisfies certain other requirements described in Section 306(c)(1)(B) of the Code. The IRS has ruled that stock is other than common stock, for this purpose, if the stock does not participate in corporate growth to any significant extent.

        In general, if any of the stock of Splitco constitutes Section 306 stock, then, except as provided below, the amount realized by holders on a taxable disposition of such stock following the Split-Off:

  •
  that is a redemption will be dividend income to the extent of Splitco's available earnings and profits; or

  •
  that is other than a redemption will be ordinary income to the extent that such holder's receipt of such stock in the Split-Off would have been treated as a dividend if Liberty Media had distributed cash (in lieu of such stock) in the Split-Off in an amount equal to the fair market value of such stock at the time of the Split-Off.

Any excess of the amount realized from a subsequent taxable disposition over the amount treated as ordinary income or dividend income plus the cost basis of the stock will be treated as capital gain. Except as provided below, no loss may be recognized on the disposition of Section 306 stock. No amount realized on the disposition of Section 306 stock will generally be treated as ordinary income or dividend income, if the disposition completely terminates the holder's entire actual and constructive ownership interest (as defined in the Code) in Splitco's equity. Moreover, the limitation on recognition of loss, if any, generally will not apply in the case of such a complete termination. The current tax law provision under which dividends received by a non-corporate holder who satisfies certain requirements are taxed at preferential long-term capital gains rates also applies to any ordinary income realized from a non-redemption disposition of Section 306 stock. Neither Splitco nor Liberty Media would be subject to any U.S. federal income tax if any of the stock of Splitco were determined to be Section 306 stock.

        Under the Tax Sharing Agreement, Liberty Media will generally be responsible for any losses and taxes resulting from the failure of the Split-Off to be a tax-free transaction described under Sections 355 and 368(a)(l)(D) of the Code. However, Liberty Media, its subsidiaries, and certain related persons will be entitled to indemnification from Splitco for any such losses or taxes that (i) result primarily from, individually or in the aggregate, the breach of certain covenants made by Splitco (applicable to actions or failures to act by Splitco and its subsidiaries following the completion of the Split-Off) that relate to the qualification of the Split-Off and related restructuring transactions as tax-free transactions, (ii) result from the Splitco Capital common stock or the Splitco Starz common stock not being treated as stock of Splitco, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iii) result from the Liberty Interactive common stock, the Liberty Capital common stock, or the Liberty Starz common stock not being treated as stock of Liberty Media, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iv) result from Section 355(e) of the Code applying to the Split-Off as a result of the Split-Off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Splitco, or (v) result from deferred intercompany items or excess loss accounts that are triggered by the Split-Off, and that would otherwise be allocated to Splitco; except that in the case of clauses (ii) and (iii), Splitco will not be responsible for any such losses or taxes to the extent they result primarily from, individually or in the aggregate, a breach by Liberty Media of certain covenants made by Liberty Media (applicable to actions or failures to act by Liberty Media and its subsidiaries following the Split-Off). Pursuant to Splitco's management and allocation policies, the cash for the payment of any such losses or taxes allocable to Splitco would be drawn (i) solely from funds attributed to the Splitco Capital Group to the extent that such losses or taxes relate to clause (iii) above, (ii) from funds attributed to the Splitco Capital Group or the Splitco Starz Group, as applicable, to the extent that such losses or taxes relate to any deferred intercompany items or excess loss accounts that are triggered by the Split-Off and that would otherwise be allocated to such group under the Splitco management and allocation policies, and (iii) proportionately, based upon the aggregate market capitalization of the Splitco Capital Common Stock and the Splitco Starz Common Stock on the first trading day following the Split-Off, from funds allocable to the Splitco Capital Group and the Splitco Starz Group with respect to any other losses or taxes. Notwithstanding the Tax Sharing Agreement and

Splitco's management and allocation policies, each member of Liberty Media's affiliated group for U.S. federal income tax purposes immediately prior to the Split-Off (including Splitco and the members of the Splitco Capital Group and the Splitco Starz Group) could be liable to the U.S. government for any U.S. federal income taxes that are not discharged by the responsible company or group in the manner described above. These tax liabilities, if they arise, could have a material adverse effect on Liberty Media, Splitco, and each of Splitco's groups.

  Stockholder Information Reporting

        A holder of Liberty Capital common stock or Liberty Starz common stock who owns at least 5% (by vote or value) of Liberty Media's total outstanding stock immediately before the Split-Off generally will be required to attach to such holder's U.S. federal income tax return for the year in which the Split-Off occurs a statement setting forth certain information relating to the Split-Off. The statement must include, among other information, the aggregate tax basis of the Liberty Capital common stock and/or Liberty Starz common stock, as applicable, surrendered by such holder in the Split-Off and the aggregate fair market value (determined immediately prior to the Split-Off) of the Splitco Capital common stock and/or Splitco Starz common stock, as applicable, received by such holder in the Split-Off.

CAPITALIZATION OF SPLITCO

        The following table sets forth (i) Splitco's historical capitalization as of December 31, 2010 and (ii) Splitco's adjusted capitalization assuming the Split-Off was effective on December 31, 2010. The historical financial statements for Splitco are included in Annex B of this proxy statement under the heading "Splitco." The table below should be read in conjunction with Splitco's historical combined financial statements, including the notes thereto.

	December 31, 2010
	Historical	As Adjusted
	(amounts in millions)
Assets:
Cash(1)	$2,090	1,826
Investments in available-for-sale securities(1)	4,550	3,441
Investment in affiliates	91	91
Liabilities:
Current liabilities(1)	2,511	2,495
Long-term debt(1)	2,101	818
Other liabilities(1)	1,154	1,095
Total liabilities	5,766	4,408
Equity:
Common Stock ($.01 par value)(1)(2):
Series A Splitco Capital common stock; 2,000,000,000 shares authorized; 75,139,893 shares assumed issued on a pro forma basis	—	1
Series B Splitco Capital common stock; 75,000,000 shares authorized; 7,363,948 shares assumed issued on a pro forma basis	—	—
Series C Splitco Capital common stock; 2,000,000,000 shares authorized; zero shares assumed issued on a pro forma basis	—	—
Series A Splitco Starz common stock; 4,000,000,000 shares authorized; 49,130,652 shares assumed issued on a pro forma basis	—	—
Series B Splitco Starz common stock; 150,000,000 shares authorized; 2,917,815 shares assumed issued on a pro forma basis	—	—
Series C Splitco Starz common stock; 4,000,000,000 shares authorized; zero shares assumed issued on a pro forma basis	—	—
Additional paid-in capital(1)	—	4,245
Parent's investment	4,117	—
Accumulated other comprehensive loss	54	54
Retained earnings	855	855
Noncontrolling interests in equity of subsidiaries	—	—

Total equity	5,026	5,155

Total liabilities and equity	$10,792	9,563

Notes:

(1)
At the time of the Split-Off, the common stock of Splitco will be divided into two tracking stock groups, with the Splitco Capital Group tracking stock tracking all of the assets of the Liberty Capital Group and the Splitco Starz Group tracking all of the assets and liabilities that are currently attributed to the Liberty Starz Group. On February 9, 2011 Liberty Media reattributed approximately $264 million in cash, the 3.125% Exchangeable Senior Debentures and the stock into which such debentures are exchangeable from the Liberty Capital Group to the Liberty Interactive Group. This reattribution of debt, assets and related liabilities has been reflected as of December 31, 2010 in the "as adjusted" column based on the book basis of such amounts as of such date. The "as adjusted" column is based on the historical balances of Splitco less the impact of the Reattribution as reflected in the unaudited condensed Pro Forma consolidated financial statements of Liberty Media included in Annex B.

(2)
Each share of Series B Splitco Capital and Series B Splitco Starz common stock is convertible, at the option of the holder, into one share of Series A Splitco Capital and Series A Splitco Starz common stock, respectively. Series A Splitco Capital common stock, Series A Splitco Starz common stock, Series C Splitco Capital common stock and Series C Splitco Starz common stock are not convertible at the option of the holder.

 SELECTED FINANCIAL DATA

Selected Historical Financial Data of Splitco

        The following tables present selected combined financial statement information of Splitco, which includes a broad range of media, communications and entertainment subsidiaries and assets of Liberty Media. The selected historical information relating to Splitco's combined financial condition and results of operations is presented for each of the years in the five-year period ended December 31, 2010. The financial data related to the balance sheet for the three years ended December 31, 2010 and financial data related to the Statement of Operations for the four years ended December 31, 2010 has been derived from Splitco audited combined financial statements for the respective periods. Data for the other periods presented has been derived from unaudited information. The data should be read in conjunction with Splitco's combined financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Annex B.

	December 31,
	2010	2009	2008	2007	2006
	amounts in millions
Summary Balance Sheet Data:
Cash	$2,090	3,951	2,228	2,571	2,152
Investments in available-for-sale securities and other cost investments	$4,550	3,386	2,118	4,876	7,890
Investment in affiliates	$91	135	235	257	231
Assets of discontinued operations	$—	—	14,211	11,050	12,012
Total assets	$10,792	11,915	24,688	26,323	27,818
Long-term debt(1)	$2,101	2,432	2,674	4,360	2,537
Deferred tax liabilities, noncurrent	$—	736	1,144	2,363	3,014
Total parent's investment	$5,026	3,315	13,300	12,815	13,266

	Years ended December 31,
	2010	2009	2008	2007	2006
	amounts in millions, except per share amounts
Summary Statement of Operations Data:
Revenue	$2,050	1,853	1,738	1,576	1,266
Operating income (loss)(2)	$195	9	(1,664)	(355)	28
Interest expense	(65)	(132)	(194)	(176)	(255)
Realized and unrealized gains (losses) on financial instruments, net	$260	(34)	(20)	1,275	(299)
Gains (losses) on dispositions, net	$36	242	13	634	607
Other than temporary declines in fair value of investments	$—	(9)	(1)	(33)	(4)
Earnings (loss) from continuing operations attributable to Splitco stockholders(3):
Splitco Capital common stock	$815	127	(592)	1,388	132
Splitco Starz common stock	206	213	(960)	95	75

	$1,021	340	1,552	1,483	207

ProForma basic earnings (loss) from continuing operations attributable to Splitco stockholders per common share(4):
Series A and Series B Splitco Capital common stock	$9.06	1.32	(5.24)	10.52	0.94
Series A and Series B Splitco Starz common stock	$4.12	0.46	(1.86)	0.18	0.13
Pro Forma diluted earnings (loss) from continuing operations attributable to Splitco stockholders per common share(4):
Series A and Series B Splitco Capital common stock	$8.76	1.31	(5.24)	10.44	0.94
Series A and Series B Splitco Starz common stock	$3.96	0.46	(1.86)	0.18	0.13

(1)
Excludes the call option portion of Liberty Media's exchangeable debentures for periods prior to January 1, 2007.

(2)
Includes $1,513 million of long-lived asset impairment charges in 2008.

(3)
Earnings (loss) from continuing operations attributable to Splitco stockholders have been allocated to the Splitco Starz Group and Splitco Capital Group for all the periods based on businesses and assets of each respective group.

(4)
Pro Forma basic and diluted earnings per share have been calculated for Splitco Capital and Splitco Starz common stock based on the earnings attributable to the businesses and assets to the respective groups divided by the weighted average shares on an as if converted basis for the periods assuming a 4 to 1 and 1 to 1 exchange ratio of Liberty Capital shares into Splitco Starz shares and Splitco Capital shares, respectively, in the reclassification and a 1 to 1 exchange ratio for the proposed Split Off.

Selected Unaudited Condensed Pro Forma Combined Financial Data of Splitco

        The following table presents selected pro forma information relating to Splitco's results of operations for the year ended December 31, 2010. The pro forma results of operations data assume that the proposed split-off and the Reattributions (as defined in Annex B) had occurred as of January 1, 2010. The results as reported below are based on the historical results of Splitco less the Reattributions as presented for the period in the unaudited pro forma consolidated financial statements of Liberty Media. The unaudited pro forma combined data does not purport to be indicative of the results of operations that may be obtained in the future or that actually would have been obtained had such transaction occurred on such date. The following information should be read in conjunction with and is qualified in its entirety by reference to the Unaudited Condensed Pro Forma Consolidated Financial Statements of Liberty included in Annex B.

Year ended December 31, 2010
(amounts in millions, except per share amounts
Revenue	$2,050
Operating expenses	(1,284)
Selling, general and administrative expenses	(525)
Depreciation and amortization	(90)
Legal settlement	48
Impairment of long-lived assets	(4)

Operating income	195
Interest expense	(21)
Share of earnings of affiliates	(62)
Realized and unrealized gains on financial instruments, net	170
Gain on dispositions, net	36
Other income, net	98

Earnings from continuing operations before income taxes	416
Income tax benefit	575
Earnings from continuing operations	991
Earnings from discontinued operations, net of taxes	—

Net earnings	991

Net earnings attributable to Splitco stockholders:
Splitco Capital common stock	788
Splitco Starz common stock	206

$994

Pro Forma basic earnings from continuing operations attributable to Splitco stockholders per common share:
Series A and Series B Splitco Capital common stock	$8.75
Series A and Series B Splitco Starz common stock	$4.12
Pro Forma diluted earnings from continuing operations attributable to Splitco stockholders per common share:
Series A and Series B Splitco Capital common stock	$8.47
Series A and Series B Splitco Starz common stock	$3.96

 Selected Historical Financial Data of Liberty Media

        The following tables present selected historical information relating to Liberty Media's financial condition and results of operations for the past five years. The following data should be read in conjunction with our consolidated financial statements.

	December 31,
	2010	2009	2008	2007	2006
	amounts in millions
Summary Balance Sheet Data:
Cash	$3,179	4,835	3,060	3,128	3,098
Investments in available-for-sale securities and other cost investments	$4,551	4,120	2,857	6,920	10,462
Investment in affiliates	$1,040	1,030	1,136	1,568	1,589
Assets of discontinued operations	$—	—	14,211	11,050	12,012
Total assets	$26,600	28,631	41,903	45,649	47,638
Long-term debt(1)	$6,788	7,842	9,630	11,524	8,909
Deferred tax liabilities, noncurrent	$2,211	2,675	3,143	5,033	6,071
Equity	$11,442	10,238	19,757	20,452	21,923

	Years ended December 31,
	2010	2009	2008	2007	2006
	amounts in millions, except per share amounts
Summary Statement of Operations Data:
Revenue	$10,982	10,158	9,817	9,378	8,592
Operating income (loss)(2)	$1,303	1,050	(758)	758	1,158
Realized and unrealized gains (losses) on financial instruments, net	$232	(155)	(260)	1,269	(279)
Gains (losses) on dispositions, net	$569	284	15	646	607
Other than temporary declines in fair value of investments	$—	(9)	(441)	(33)	(4)
Earnings (loss) from continuing operations(2)(3):
Liberty Capital common stock	$812	127	(526)	—	—
Liberty Starz common stock	206	213	(967)	—	—
Liberty Interactive common stock	919	297	(737)	470	521
Old Liberty Capital common stock	—	—	(59)	1,489	125
Liberty common stock	—	—	—	—	178

	$1,937	637	(2,289)	1,959	824

Basic earnings (loss) from continuing operations attributable to Liberty Media Corporation stockholders per common share(4):
Series A and Series B Liberty Capital common stock	$9.06	1.32	(4.65)	—	—
Series A and Series B Liberty Starz common stock	$4.12	.46	(1.87)	—	—
Series A and Series B Liberty Interactive common stock	$1.46	.43	(1.31)	0.70	0.73
Old Series A and Series B Liberty Capital common stock	$—	—	(0.46)	11.19	0.91
Liberty common stock	$—	—	—	—	0.06
Diluted earnings (loss) from continuing operations attributable to Liberty Media Corporation stockholders per common share(4):
Series A and Series B Liberty Capital common stock	$8.76	1.31	(4.65)	—	—
Series A and Series B Liberty Starz common stock	$3.96	0.46	(1.87)	—	—
Series A and Series B Liberty Interactive common stock	$1.44	0.43	(1.31)	0.69	0.73
Old Series A and Series B Liberty Capital common stock	$—	—	(0.46)	11.11	0.91
Liberty common stock	$—	—	—	—	0.06

(1)
Excludes the call option portion of Liberty Media's exchangeable debentures for periods prior to January 1, 2007.

(2)
Includes $1,569 million of long-lived asset impairment charges in 2008.

(3)
Includes earnings from continuing operations attributable to the noncontrolling interests of $45 million, $39 million, $44 million, $41 million and $33 million for the years ended December 31, 2010, 2009, 2008, 2007 and 2006, respectively.

(4)
Basic and diluted earnings per share have been calculated for Liberty Capital and Liberty Starz common stock for the period subsequent to March 3, 2008. Basic and diluted EPS have been calculated for Liberty Interactive common stock for the periods subsequent to May 9, 2006. Basic and diluted EPS have been calculated for old Liberty Capital for the period from May 9, 2006 to March 3, 2008. EPS has been calculated for Liberty Media common stock for all periods prior to May 10, 2006.

 Selected Unaudited Condensed Pro Forma Consolidated Financial Data of Liberty Media

        The following tables present selected pro forma information relating to Liberty Media's financial condition as of December 31, 2010 and 2009, and its results of operations for each of the years in the three-year period ended December 31, 2010. The pro forma balance sheet information assumes that the Split-Off had occurred as of each date. The pro forma results of operations data assumes the Split-Off had occurred as of January 1, 2008. The following data should be read in conjunction with the condensed pro forma consolidated financial statements of Liberty Media included in Annex B.

	December 31,
	2010	2009
	(amounts in millions)
Summary Balance Sheet Data:
Cash	$1,353	1,955
Investments in available-for-sale securities and other cost investments	$1,110	1,577
Investment in affiliates	$949	895
Total assets	$17,037	18,630
Long-term debt	$5,970	7,343
Equity	$6,287	5,798

	Years ended December 31,
	2010	2009	2008
	(amounts in millions, except per share amounts)
Summary Statement of Operations Data:
Revenue	$8,932	8,305	8,079
Operating income (loss)	$1,108	1,041	906
Interest expenses	$(626)	(594)	(607)
Share of earnings (losses) of affiliates	$112	24	(954)
Realized and unrealized gains (losses) on financial instruments, net	$62	(589)	495
Gains on dispositions, net	$533	42	2
Other than temporary declines in fair value of investments	$—	—	(440)
Earnings (loss) from continuing operations attributable to Liberty Media Corporation shareholders:
Liberty Interactive common stock	$898	(76)	(255)
Basic earnings (loss) from continuing operations attributable to Liberty Media Corporation shareholders per common share:
Series A and Series B Liberty Interactive common stock	$1.51	(0.13)	(0.43)
Diluted earnings (loss) from continuing operations attributable to Liberty Media Corporation shareholders per common share:
Series A and Series B Liberty Interactive common stock	$1.48	(0.13)	(0.43)

Selected Unaudited Historical Attributed Financial Data of the Splitco Capital Group

        The following tables present selected historical attributed financial information of the Splitco Capital Group for each of the years in the three-year period ended December 31, 2010. Such data has been derived from the "Attributed Financial Information for Tracking Stock Groups," in Annex B.

	December 31,
	2010	2009
	(amounts in millions)
Summary Balance Sheet Data:
Current assets	$1,721	4,281
Cost investments	$4,483	3,355
Total assets	$8,274	9,567
Long-term debt, including current portion	$2,033	3,653
Deferred tax liabilities, including current portion	$722	2,260
Attributed net assets	$2,780	1,275

	Years ended December 31,
	2010	2009	2008
Summary Statement of Operations Data:
Net revenue	$708	649	614
Operating loss	$(132)	(263)	(651)
Earnings (loss) from continuing operations attributable to Splitco Capital Group stockholders	$815	127	(592)

Selected Unaudited Historical Attributed Financial Data of the Splitco Starz Group

        The following tables present selected historical attributed financial information of the Splitco Starz Group for each of the years in the three-year period ended December 31, 2010. Such data has been derived from the "Attributed Financial Information for Tracking Stock Groups," in Annex B.

	December 31,
	2010	2009
	(amounts in millions)
Summary Balance Sheet Data:
Current assets	$1,746	1,782
Assets of Discontinued Operations	$—	—
Total assets	$2,539	2,436
Long-term debt, including current portion	$105	48
Attributed net assets	$2,246	2,040

	Years ended December 31,
	2010	2009	2008
Summary Statement of Operations Data:
Net revenue	$1,342	1,204	1,124
Operating income (loss)	$327	272	(1,013)
Earnings (loss) from continuing operations attributable to Splitco Starz Group stockholders	$206	213	(960)

MANAGEMENT OF SPLITCO

Board of Directors

        The following sets forth certain information concerning the persons who are expected to serve as the initial directors of Splitco immediately following the Split-Off, including their ages, directorships held and a description of their business experience, including positions held with Liberty Media (including its predecessors). All of the following directors, other than Donne F. Fisher and Larry E. Romrell, will also serve on Liberty Media's board immediately following Split-Off. Notwithstanding this overlap, Liberty Media and Splitco believe the following persons are the most qualified to serve as the initial directors of Splitco given their in-depth knowledge of and experience with the businesses attributed to the Capital and Starz tracking stock groups. No assurance can be given, however, as to whether these directors will continue to serve on either board following the expiration of their respective terms, as their re-election will be subject to the approval of each company's shareholder base.

Name	Positions
John C. Malone	Chairman of the Board and a director of Splitco.
Age: 70
Professional Background: Mr. Malone has served as the Chairman of the Board and a director of Liberty Media since its inception in 1994. Mr. Malone also served as its Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. (TCI), a cable television company that was Liberty Media's former parent company, from November 1996 until March 1999, when it was acquired by AT&T, and as Chief Executive Officer of TCI from January 1994 to March 1997.

Other Public Company Directorships: Mr. Malone has served as Chairman of the Board of LGI since June 2005. Previously, he served as Chairman of the Board of LGI's predecessor, LMI, from March 2004 to June 2005, as Chairman of the Board of DIRECTV from November 2009 to June 2010 and as Chairman of the Board of DIRECTV's predecessor, The DIRECTV Group, Inc. (DTVG), from February 2008 to November 2009. He has served as a director of Discovery since September 2008 and served as Chairman of the Board of its predecessor, DHC, from March 2005 to September 2008, and as a director of DHC from May 2005 to September 2008. Mr. Malone served as a director of UnitedGlobalCom, Inc. (UGC), now a subsidiary of LGI, from January 2002 to June 2005. Mr. Malone has served as a director of (i) Expedia, Inc. since August 2005, (ii) Sirius XM Radio Inc. (Sirius) since April 2009, and (iii) Ascent Media Corporation since January 2010. Mr Malone served as a director of (i) Live Nation from January 2010 to February 2011, (ii) InterActiveCorp from May 2006 to June 2010, (iii) the Bank of New York Company, Inc. from June 2005 to April 2007 and (iv) Cablevision Systems Corp. from March 2005 to June 2005.

Name	Positions

Board Membership Qualifications: Mr. Malone, as President of TCI, co-founded Liberty Media and is considered one of the preeminent figures in the media and telecommunications industry. He is well known for his sophisticated problem solving and risk assessment skills.
Gregory B. Maffei	Chief Executive Officer, President and a director of Splitco.
Age: 50
Professional Background: Mr. Maffei has served as a director of Liberty Media since November 2005, and as its Chief Executive Officer and President since February 2006. He also served as Liberty Media's CEO-Elect from November 2005 through February 2006. Prior to joining Liberty Media, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation during 2005 and as Chairman and Chief Executive Officer of 360networks Corporation from 2000 until 2005. Previously, Mr. Maffei was the Chief Financial Officer of Microsoft Corporation from 1997 to 2000.

Other Public Company Directorships: Mr. Maffei has served as a director of Electronic Arts, Inc. since June 2003, as a director of Sirius since March 2009, and as a director of Live Nation since February 2011. Mr. Maffei served as a director of DIRECTV from November 2009 to June 2010 and as a director of its predecessor, DTVG, from February 2008 to November 2009. Mr. Maffei served as a director of Expedia, Inc. from 1999 to 2003, and as a director of Starbucks Corporation from 1999 to 2006. Mr. Maffei was also Chairman of the Board of Expedia, Inc. from 1999 to 2002.

Board Membership Qualifications: Mr. Maffei brings to the Splitco board significant financial and operational experience based on his senior policy making positions at Liberty Media, Oracle, 360networks and Microsoft and his other public company board experience. He will provide the board of Splitco with an executive and leadership perspective on the operations and management of large public companies and risk management principles.
Robert R. Bennett	A director of Splitco.
Age: 52
Professional Background: Mr. Bennett has served as a director of Liberty Media since September 1994. Mr. Bennett serves as Managing Director of Hilltop Investments LLC, a private investment company. Mr. Bennett served as the Chief Executive Officer of Liberty Media from April 1997 to August 2005 and its President from April 1997 to February 2006 and held various executive positions with Liberty Media from 1994 to 1997.

Name	Positions

Other Public Company Directorships: Mr. Bennett has served as a director of Discovery since September 2008 and served as a director of its predecessor DHC from May 2005 to September 2008. Mr. Bennett also served as a director of LMI, the predecessor of LGI, from March 2004 through June 2005, as a director of UGC, now a subsidiary of LGI, from January 2002 to June 2005 and as a director of OpenTV Corp. from August 2002 to January 2007. Mr. Bennett has served as a director of Sprint Nextel Corporation since October 2006 and Demand Media, Inc. since January 2011.

Board Membership Qualifications: Mr. Bennett brings to Splitco's board in-depth knowledge of the media and telecommunications industry generally and Splitco specifically. He has experience in significant leadership positions with Liberty Media, especially as a past CEO and President, and will provide Splitco with strategic insights. Mr. Bennett also has an in-depth understanding of finance, and has held various financial management positions during the course of his career.
Donne F. Fisher	A director of Splitco.
Age: 72
Professional Background: Mr. Fisher has served as a director of Liberty Media since October 2001. Mr. Fisher has served as President of Fisher Capital Partners, Ltd., a venture capital partnership, since December 1991. Mr. Fisher also served as Executive Vice President of TCI from January 1994 to January 1996 and served as a consultant to TCI, including its successors AT&T Broadband LLC and Comcast Corporation, from 1996 to December 2005.

Other Public Company Directorships: Mr. Fisher served as a director of General Communication, Inc. from 1980 to December 2005 and as a director of LMI from May 2004 to June 2005. Mr. Fisher was also Chairman of the Board of General Communication, Inc. from June 2002 to December 2005.

Board Membership Qualifications: Mr. Fisher brings extensive industry experience to Splitco's board and a critical perspective on its business, having held several executive positions over many years with TCI, Liberty Media's former parent company. In addition, Mr. Fisher's financial expertise includes a focus on venture capital investment, which is different from the focus of Splitco's other board members and helpful to the board in formulating investment objectives and determining the growth potential of businesses both within Splitco and those that the board evaluates for investment purposes.

Name	Positions
M. Ian G. Gilchrist	A director of Splitco.
Age: 61
Professional Background: Mr. Gilchrist has served as a director of Liberty Media since July 2009. Mr. Gilchrist held various officer positions including Managing Director at Citigroup/Salomon Brothers from 1995 to 2008, CS First Boston Corporation from 1988 to 1995, and Blyth Eastman Paine Webber from 1982 to 1988 and served as a Vice President of Warburg Paribas Becker Incorporated from 1976 to 1982. Previously, he worked in the venture capital field and as an investment analyst.
Other Public Company Directorships: None.

Board Membership Qualifications: Mr. Gilchrist's field of expertise is in the media and telecommunications sector, having been involved with companies in this industry during much of his 32 years as an investment banker. Mr. Gilchrist brings to Splitco's board significant financial expertise and a unique perspective on the company and industry. He is also an important resource on the financial services firms that Splitco will employ from time to time.
Evan D. Malone	A director of Splitco.
Age: 40
Professional Background: Dr. Malone has served as a director of Liberty Media since August 2008. He has served as President of NextFab Studio, LLC, a high-tech workshop offering technical training, consulting, and product design and prototyping services, since June 2009 and has been an engineering consultant for more than the past five years. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. During 2008, Dr. Malone also served as a post-doctoral research assistant at Cornell University and an engineering consultant with Rich Food Products, a food processing company. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S, Department of Energy, from 1999 until 2001. He also is a founding member of Jet Wine Bar, LLC, a start-up company in Philadelphia which began operations in 2010.
Other Public Company Directorships: None.

Name	Positions

Board Membership Qualifications: Dr. Malone, Splitco's youngest director, brings an applied science and engineering perspective to the board. Dr. Malone's perspectives will assist the board in developing business strategies and adapting to technological changes facing the industries in which Splitco competes. In addition, his entrepreneurial experience will assist the board in evaluating strategic opportunities.
David E. Rapley	A director of Splitco.
Age: 69
Professional Background: Mr. Rapley has served as a director of Liberty Media since July 2002, having previously served as a director during 1994. Mr. Rapley founded Rapley Engineering Services, Inc. (RESI) and served as its CEO and President from 1985 to 1998. Mr. Rapley also served as Executive Vice President of Engineering of VECO Corp. Alaska (a company that acquired RESI in 1998) from January 1998 to December 2001.
Other Public Company Directorships: Mr. Rapley has served as a director of LGI since June 2005 and served as a director of its predecessor, LMI, from May 2004 to June 2005.

Board Membership Qualifications: Mr. Rapley brings to Splitco's board the unique perspective of his lifelong career as an engineer. The industries in which Splitco will compete are heavily dependent on technology, which continues to change and advance. Mr. Rapley's perspectives will assist the board in adapting to these changes and developing strategies for Splitco's businesses.
Larry E. Romrell	A director of Splitco.
Age: 71
Professional Background: Mr. Romrell has served as a director of Liberty Media since March 1999. Mr. Romrell held numerous executive positions with its former parent company, TCI, from 1991 to 1999. Previously, Mr. Romrell held various executive positions with Westmarc Communications, Inc.
Other Public Company Directorships: Mr. Romrell has served as a director of LGI since June 2005 and served as a director of its predecessor, LMI, from May 2004 to June 2005.

Board Membership Qualifications: Mr. Romrell brings extensive experience, including venture capital experience, in the telecommunications industry to Splitco's board and is an important resource on the management and operations of companies in the media and telecommunications sector.

Name	Positions
Andrea L. Wong	A director of Splitco.
Age: 44
Professional Background: Ms. Wong has served as a director of Liberty Media since April 2010. Ms. Wong served as President and CEO of Lifetime Entertainment Services from 2007 to April 2010. She previously served in a variety of roles with ABC, Inc., a subsidiary of The Walt Disney Company, from 1993 to 2007, most notably as an Executive Vice President from 2003 to 2007. Previously, she worked in the areas of corporate planning and high-yield finance. Ms. Wong serves on the advisory boards of several media and entertainment societies and organizations.
Other Public Company Directorships: None.

Board Membership Qualifications: Ms. Wong brings to Splitco's board significant experience in the media and entertainment industry, having an extensive background in media programming across a variety of platforms, as well as executive and leadership experience with the management and operation of companies in the entertainment sector. Her experience with programming development, brand enhancement and marketing brings a pragmatic and unique perspective to Splitco's board. Her professional expertise, combined with her continued involvement in the media and entertainment industry, makes her a valuable member of the Splitco board of directors.

Executive Officers

        The following sets forth certain information concerning the persons (other than Messrs. Malone and Maffei who are also expected to serve as directors of Splitco and are described above) who are the existing executive officers of Liberty Media and who are expected to serve as Splitco's initial executive officers immediately following the Split-Off, including their ages, directorships held and a description of their business experience, including positions held with Liberty Media (including its predecessors). Notwithstanding the dual roles served by these persons at Liberty Media and Splitco, Liberty Media and Splitco believe the following persons (together with Messrs. Malone and Maffei) are the most qualified to serve as the initial executive officers of Splitco given their in-depth knowledge of and experience with the businesses attributed to the Capital and Starz tracking stock groups. No assurance can be given, however, as to whether these executive officers will continue to serve at either company following the expiration of their respective terms, as that decision will be made by each company's board of directors at the relevant time.

Name	Positions
Charles Y. Tanabe	Executive Vice President and General Counsel of Splitco.
Age: 59
Executive Vice President of Liberty Media since January 2007 and its General Counsel since January 1999. A Senior Vice President of Liberty Media from January 1999 to December 2006, and its Secretary from April 2001 to December 2007.
David J.A. Flowers	A Senior Vice President and the Treasurer of Splitco.
Age: 56
A Senior Vice President of Liberty Media since October 2000 and its Treasurer since April 1997. Vice President of Liberty Media from June 1995 to October 2000. Mr. Flowers has served as a director of the Interval Leisure Group, Inc. since August 2008 and Sirius since April 2009.
Albert E. Rosenthaler	A Senior Vice President of Splitco.
Age: 51
A Senior Vice President of Liberty Media since April 2002.
Christopher W. Shean	A Senior Vice President and the Controller of Splitco.
Age: 45
A Senior Vice President of Liberty Media since January 2002 and its Controller since October 2000. A Vice President of Liberty Media from October 2000 to January 2002.

        Splitco's executive officers will serve in such capacities until the first annual meeting of Splitco's board of directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office.

Directors and Executive Officers

        There is no family relationship between any of Splitco's executive officers or directors, by blood, marriage or adoption, except that Dr. Evan Malone is the son of John C. Malone.

        During the past ten years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.

Director Independence

        It will be Splitco's policy that a majority of the members of its board of directors will be independent of its management. For a director to be deemed independent, Splitco's board of directors must affirmatively determine that the director has no direct or indirect material relationship with the company. To assist Splitco's board of directors in determining which of its directors will qualify as independent, the nominating and corporate governance committee of Splitco's board is expected to follow the Corporate Governance Rules of the Nasdaq Stock Market on the criteria for director independence.

        In accordance with these criteria, it is expected that the Splitco board of directors will determine that each of Messrs. Fisher, Gilchrist, Rapley and Romrell and Ms. Wong qualifies as an independent director of Splitco.

Board Composition

        The board of Splitco will be comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, science and technology, venture capital, auditing and financial engineering. The board will also be chronologically diverse with its members' ages spanning four decades. Detailed information on Splitco's policies with respect to board candidates will be available following the establishment of the board's nominating and corporate governance committee.

        The following directors will serve in the following classes upon completion of the Split-Off:

Class I	Class II	Class III
Evan D. Malone	Donne F. Fisher	John C. Malone
David E. Rapley	Gregory B. Maffei	Robert R. Bennett
Larry E. Romrell	Andrea L. Wong	M. Ian G. Gilchrist

        Except as otherwise noted, those directors who also serve on the Liberty Media board have been assigned to the same class as they serve currently on the Liberty Media to ensure that their respective terms in office are not artificially elongated as a result of the Split-Off.

Board Committees

        It is expected that Splitco's board of directors will form the following committees: audit committee, compensation committee, nominating and corporate governance committee and executive committee. It is currently contemplated that the following persons will serve on the following committees upon completion of the Split-Off:

Executive Committee	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
John C. Malone Gregory B. Maffei Robert R. Bennett	M. Ian G. Gilchrist (Chairman) Donne F. Fisher David E. Rapley Andrea L. Wong	Donne F. Fisher (Chairman) M. Ian G. Gilchrist Larry E. Romrell	David E. Rapley (Chairman) M. Ian Grant Gilchrist Larry E. Romrell Andrea L. Wong

        In addition, it is currently contemplated that Mr. Gilchrist will be designated an "audit committee financial expert" for purposes of the Exchange Act and the rules and regulations of Nasdaq.

        Splitco expects that, in connection with the Split-Off, its board of directors will adopt committee charters that are substantially similar to those of Liberty Media's board committees, and that the Splitco board committees will have comparable responsibilities to those of the Liberty Media board committees.

Compensation Committee Interlocks and Insider Participation

        Splitco's board of directors does not currently have a compensation committee. It is expected that no member of Splitco's compensation committee (once formed) will be or will have been, during 2010, an officer or employee of Splitco or Liberty Media, or has engaged in any related party transaction in which Splitco or Liberty Media was a participant. It is expected that no interlocking relationship will exist between the Splitco board and its compensation committee and the board of directors or compensation committee of any other company.

 Executive Compensation

  Executive Officers of Splitco

        The initial executive officers of Splitco will be comprised of the current executive officers of Liberty Media. Splitco has not paid any compensation to any of its executive officers. After the Split-Off, each of Splitco's executive officers and Liberty Media's executive officers will be employed, and provided cash compensation and health and welfare benefits, by Splitco and will no longer receive cash compensation and health and welfare benefits directly from Liberty Media. No changes are currently expected to be made to the compensation programs or practices applicable to any of these executive officers in connection with the Split-Off, other than as contemplated below with respect to payment procedures and allocation provisions.

        Pursuant to a services agreement to be entered into between Liberty Media and Splitco in connection with the Split-Off, Liberty Media will make payments to Splitco based upon the portion of Splitco's cost for its executive officers (taking into account wages and benefits) attributable to time they spend on Liberty Media matters. For more information regarding this agreement, please see "Certain Relationships and Related Transactions—Relationships Between Splitco and Liberty Media—Services Agreement."

        The amount and timing of any equity-based compensation to be paid to the Splitco executive officers following the Split-Off (other than awards issued pursuant to the transitional plan) will be determined by the compensation committee of the Splitco board of directors, but are expected to be consistent at least initially with the current compensation practices of Liberty Media. Any equity incentive awards granted to executive officers of Splitco following the Split-Off will generally be granted pursuant to the Splitco incentive plan, which is described under "—Equity Incentive Plans" below.

        For information concerning the compensation paid to the "named executive officers" of Liberty Media for the year ended December 31, 2010 and certain related information, see "Item 11. Executive Compensation" section of Liberty Media's Amendment No. 2 to its Annual Report on Form 10-K, filed with the SEC on April 4, 2011 (the LMC 10-K/A). Both of the Capital Group and the Starz Group are tracking stock groups of Liberty Media and are not separate entities. Accordingly, the historical compensation information included in the section entitled "Executive Compensation" in the LMC 10-K/A is not solely attributable to services performed on behalf of the Capital Group or the Starz Group, rather it reflects the full amount of the compensation paid by Liberty Media to each applicable person during the applicable period.

  Directors

        Splitco's directors will receive cash compensation directly from Splitco in such amounts and at such times as the Splitco board of directors shall determine, which are expected to be consistent at least initially with the cash compensation currently paid by Liberty Media to its directors. The amount and timing of any equity-based compensation to be paid to the Splitco directors following the Split-Off (other than awards issued pursuant to the transitional plan) will also be determined by the Splitco board of directors; however, those awards are also expected to be consistent, at least initially, with the current director compensation practices of Liberty Media. Any equity incentive awards granted to nonemployee directors of Splitco following the Split-Off will generally be granted pursuant to the Splitco Nonemployee Director Incentive Plan, which is described under "—Equity Incentive Plans" below.

        For information concerning the compensation paid to the directors of Liberty Media for the year ended December 31, 2010 and certain related information, see the "Item 11. Executive Compensation—Compensation of Directors" section of the LMC 10-K/A.

 Equity Incentive Plans

        In connection with the Split-Off, Splitco will adopt the Splitco 2011 Incentive Plan (the Splitco incentive plan), which will be administered by the compensation committee of Splitco's board of directors. This committee will have full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The Splitco incentive plan is designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in Splitco. The compensation committee may grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the Splitco incentive plan (collectively, awards). The maximum number of shares of Splitco common stock with respect to which awards may be granted is 25 million, subject to anti-dilution and other adjustment provisions of the Splitco incentive plan. With limited exceptions, under the Splitco incentive plan, no person may be granted in any calendar year awards covering more than 8 million shares of Splitco common stock, subject to anti-dilution and other adjustment provisions of the Splitco incentive plan. In addition, no person may receive payment for cash awards during any calendar year in excess of $10 million. Shares of Splitco common stock issuable pursuant to awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by Splitco.

        Also, in connection with the Split-Off, Splitco will adopt the Splitco 2011 Nonemployee Director Incentive Plan (the director plan), which will be administered by Splitco's entire board of directors. Splitco's board will have full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The director plan is designed to provide Splitco's nonemployee directors with additional remuneration for services rendered, to encourage their investment in Splitco common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of Splitco. Splitco's board may grant non-qualified stock options, SARs, restricted shares, stock units and cash awards or any combination of the foregoing under the director plan (collectively, director awards). The maximum number of shares of Splitco common stock with respect to which director awards may be granted under the director plan is 1.5 million, subject to anti-dilution and other adjustment provisions of the director plan. Shares of Splitco common stock issuable pursuant to director awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by Splitco.

        At the time of the Split-Off, Splitco will also have awards outstanding under the transitional plan as described under "The Split-Off Proposals—Treatment of Outstanding Equity Awards" above.

Equity Compensation Plan Information

        At the time of the Split-Off, Splitco will have three equity compensation plans, each of which is listed below. The only plan under which awards will be outstanding immediately following the Split-Off is the transitional plan.

        The following table reflects the awards that would have been outstanding as of December 31, 2010, assuming (i) the Split-Off had occurred on that date and (ii) the treatment of the outstanding Liberty

Capital and Liberty Starz tracking stock incentive awards described under "The Split-Off Proposals—Treatment of Outstanding Equity Awards" above.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1):
Splitco 2011 Incentive Plan:
Splitco CAPA	0	N/A	25,000,000
Splitco CAPB	0	N/A
Splitco STZA	0	N/A
Splitco STZB	0	N/A
Splitco 2011 Nonemployee Director Incentive Plan:
Splitco CAPA	0	N/A	2,000,000
Splitco CAPB	0	N/A
Splitco STZA	0	N/A
Splitco STZB	0	N/A
Splitco Transitional Stock Adjustment Plan:
Splitco CAPA	4,996,412	$19.38	0
Splitco CAPB	—	—	0
Splitco STZA	3,216,724	$46.15	0
Splitco STZB	36,000	$26.71	0
Equity compensation plans not approved by security holders—None
Total:
Splitco CAPA	4,996,412	$19.38	27,000,000
Splitco CAPB	—	—
Splitco STZA	3,216,724	$46.15
Splitco STZB	36,000	$26.71

(1)
Each plan has been approved by Liberty Media in its capacity as the sole stockholder of Splitco.

(2)
Each plan permits grants of, or with respect to, shares of any series of Splitco Capital or Splitco Starz common stock, subject to a single aggregate limit.

Pro Forma Security Ownership of Certain Beneficial Owners

        The following table sets forth information, to the extent known by Liberty Media or ascertainable from public filings, with respect to the estimated beneficial ownership of each person or entity (other than persons who will serve as directors or executive officers of Splitco, whose pro forma ownership information follows) who is expected to beneficially own more than five percent of the outstanding shares of any series of Splitco common stock, assuming that the redemption date had occurred at 5:00 p.m., New York City time, on December 31, 2010. The percentage voting power is presented on an aggregate basis for all series of Splitco common stock.

        The security ownership information for Splitco common stock has been estimated based upon outstanding stock information for Liberty Capital common stock and Liberty Starz common stock as of

December 31, 2010, and, in the case of percentage ownership information, has been estimated based upon 75,139,893 shares of Splitco CAPA, 7,363,948 shares of Splitco CAPB, 49,130,652 shares of Splitco STZA, and 2,917,815 shares of Splitco STZB, estimated to have been issued in the Split-Off.

        So far as is known to Liberty Media, the persons indicated below would have sole voting power with respect to the shares estimated to be owned by them, except as otherwise stated in the notes to the table.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Capital Research and Management Company	Splitco CAPA	7,174,145	(1)	9.6	4.4
333 South Hope Street	Splitco CAPB	—		—
Los Angeles, CA 90071	Splitco STZA	2,869,658	(1)	5.8
	Splitco STZB	—		—
ClearBridge Advisors, LLC	Splitco CAPA	5,896,099	(2)	7.9	2.6
620 8th Avenue	Splitco CAPB	—		—
New York, NY 10018	Splitco STZA	—		—
	Splitco STZB	—		—
Comcast QVC, Inc.	Splitco CAPA	5,000,000	(3)	6.7	2.2
	Splitco CAPB	—		—
	Splitco STZA	—		—
	Splitco STZB	—		—
Paulson & Co., Inc.	Splitco CAPA	—		—
1251 Avenue of the Americas	Splitco CAPB	—		—
New York, NY 10020	Splitco STZA	3,300,000	(4)	6.7	1.5
	Splitco STZB	—		—
T. Rowe Price Associates, Inc.	Splitco CAPA	421,513	(5)	0.6	2.0
100 E. Pratt Street	Splitco CAPB	—		—
Baltimore, MD 21202	Splitco STZA	4,140,427	(6)	8.4
	Splitco STZB	—		—

(1)
See footnote (1) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners."

(2)
See footnote (4) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners."

(3)
See footnote (7) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners."

(4)
See footnote (8) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners."

(5)
See footnote (9) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners."

(6)
See footnote (11) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Certain Beneficial Owners."

 Pro Forma Security Ownership of Management

        The following table sets forth information with respect to the estimated beneficial ownership by each person who is expected to serve as an executive officer or director of Splitco and all of such persons as a group of shares of Splitco CAPA, Splitco CAPB, Splitco STZA and Splitco STZB, assuming that the redemption date had occurred at 5:00 p.m., New York City time, on December 31, 2010. The percentage voting power is presented on an aggregate basis for all series of Splitco common stock.

        The security ownership information for Splitco common stock has been estimated based upon outstanding stock information for Liberty Capital common stock and Liberty Starz common stock as of December 31, 2010, and, in the case of percentage ownership information, has been estimated based upon 75,139,893 shares of Splitco CAPA, 7,363,948 shares of Splitco CAPB, 49,130,652 shares of Splitco STZA, and 2,917,815 shares of Splitco STZB, estimated to have been issued in the Split-Off.

        Shares of restricted stock that will be issued pursuant to the transitional plan are included in the outstanding share numbers provided throughout this proxy statement/prospectus. Shares issuable upon exercise or conversion of options, warrants and convertible securities that would have been exercisable or convertible on or within 60 days after December 31, 2010 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of Splitco CAPB, though convertible on a one-for-one basis into shares of Splitco CAPA, is reported as beneficial ownership of Splitco CAPB only, and not as beneficial ownership of Splitco CAPA, but the voting power of the Splitco CAPA and Splitco CAPB have been aggregated. Similarly, beneficial ownership of shares of Splitco STZB, though convertible on a one-for-one basis into shares of Splitco STZA, is reported as beneficial ownership of Splitco STZB only, and not as beneficial ownership of Splitco STZA, but the voting power of the Splitco STZA and Splitco STZB have been aggregated.

        The number of shares indicated as owned by the following persons includes interests in shares that would have been held by the Liberty Media defined contribution 401(k) plan (the Liberty 401(k) Savings Plan) as of December 31, 2010. The shares held by the trustee of the Liberty 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

        So far as is known to Liberty Media, the persons indicated below would have sole voting power with respect to the shares estimated to be owned by them, except as otherwise stated in the notes to the table.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
John C. Malone	Splitco CAPA	2,825	(1)	3.7	39.0
Chairman of the Board	Splitco CAPB	6,131	(2)	83.3
	Splitco STZA	163	(3)	*
	Splitco STZB	2,446	(4)	82.8
Gregory B. Maffei	Splitco CAPA	1,179	(5)	*	*
President, Chief Executive	Splitco CAPB	—		—
Officer and Director	Splitco STZA	307	(5)	*
	Splitco STZB	—		—
Robert R. Bennett	Splitco CAPA	121	(6)	*	5.2
Director	Splitco CAPB	834	(7)	11.3
	Splitco STZA	43	(8)	*
	Splitco STZB	334	(7)	11.4
Donne F. Fisher	Splitco CAPA	26	(8)	*	*
Director	Splitco CAPB	28		*
	Splitco STZA	10	(8)	*
	Splitco STZB	11		*
M. Ian G. Gilchrist	Splitco CAPA	3	(8)	*	*
Director	Splitco CAPB	—		—
	Splitco STZA	1	(8)	*
	Splitco STZB	—		—
Evan D. Malone	Splitco CAPA	6	(8)	*	*
Director	Splitco CAPB	—		—
	Splitco STZA	2	(8)	*
	Splitco STZB	—		—
David E. Rapley	Splitco CAPA	12	(8)	*	*
Director	Splitco CAPB	—		—
	Splitco STZA	4	(8)	*
	Splitco STZB	—		—
Larry E. Romrell	Splitco CAPA	23	(8)	*	*
Director	Splitco CAPB	**		*
	Splitco STZA	4	(8)	*
	Splitco STZB	**		*

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Andrea L. Wong	Splitco CAPA	**	(9)	*	*
Director	Splitco CAPB	—		—
	Splitco STZA	**	(9)	*
	Splitco STZB	—		—
Charles Y. Tanabe	Splitco CAPA	83	(5)	*	*
Executive Vice President and	Splitco CAPB	—		—
General Counsel	Splitco STZA	15	(5)	*
	Splitco STZB	—		—
David J.A. Flowers	Splitco CAPA	201	(5)	*	*
Senior Vice President and	Splitco CAPB	—		—
Treasurer	Splitco STZA	23	(5)	*
	Splitco STZB	—		—
Albert E. Rosenthaler	Splitco CAPA	24	(5)	*	*
Senior Vice President	Splitco CAPB	—		—
	Splitco STZA	12	(5)	*
	Splitco STZB	—		—
Christopher W. Shean	Splitco CAPA	70	(5)	*	*
Senior Vice President and	Splitco CAPB	—		—
Controller	Splitco STZA	28	(5)	*
	Splitco STZB	—		—
All directors and executive officers as a group (14 persons)	Splitco CAPA	4,573	(10)	6.0	45.0
	Splitco CAPB	6,993	(11)	95.0
	Splitco STZA	615	(3)	1.2
	Splitco STZB	2,791	(12)	94.5

*
Less than one percent

**
Less than 1,000 shares

(1)
See footnotes (1), (2), (3), (5), (6), (7) and (8) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(2)
See footnotes (1), (6) and (9) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(3)
See footnotes (1), (2), (3), (4), (5), (6) and (7) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(4)
See footnotes (1), (5), (6) and (9) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(5)
See footnotes (2), (4) and (5) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(6)
See footnotes (4), (5) and (10) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(7)
See footnote (10) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(8)
See footnotes (4) and (5) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(9)
See footnote (4) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(10)
See footnotes (1), (2), (3), (4), (5), (6), (7), (8) and (10) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(11)
See footnotes (1), (6), (9) and (10) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

(12)
See footnotes (1), (5), (6), (9) and (10) to "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of Liberty Media common stock beneficially owned by each person or entity (excluding any of its directors and executive officers) known by Liberty Media to own more than five percent of the outstanding shares of any series of Liberty Media common stock. All of such information is based on publicly available filings.

        The security ownership information is given as of December 31, 2010 and, in the case of percentage ownership information, is based upon (1) 75,139,893 LCAPA shares, (2) 7,363,948 LCAPB shares, (3) 570,731,067 LINTA shares, (4) 29,059,016 LINTB shares, (5) 49,130,652 LSTZA shares and (6) 2,917,815 LSTZB shares, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Capital Research and Management Company	LCAPA	7,174,145	(1)	9.6	0.9
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	—		—
	LINTB	—		—
	LSTZA	2,869,658	(1)	5.8
	LSTZB	—		—
Southeastern Asset Management, Inc.	LCAPA	—		—	5.7
6410 Poplar Ave., Suite 900	LCAPB	—		—
Memphis, TN 38119	LINTA	61,585,872	(2)	10.8
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
		—		—
Longleaf Partners Fund	LCAPA	—		—	2.3
c/o Southeastern Asset Management, Inc.	LCAPB	—		—
6410 Poplar Ave., Suite 900	LINTA	24,460,224	(2)	4.3
Memphis, TN 38119	LINTB	—		—
LSTZA
	LSTZB	—		—
The Growth Fund of America, Inc.	LCAPA	—		—	3.5
333 South Hope Street	LCAPB	—		—
Los Angeles, CA 90071	LINTA	38,167,500	(3)	6.7
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
ClearBridge Advisors, LLC	LCAPA	5,896,099	(4)	7.9	3.1
620 8th Avenue	LCAPB	—		—
New York, NY 10018	LINTA	27,439,601	(5)	4.8
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Dodge & Cox	LCAPA	—		—	4.3
555 California Street, 40th Floor	LCAPB	—		—
San Francisco, CA 94104	LINTA	46,320,244	(6)	8.12
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
Comcast QVC, Inc.	LCAPA	5,000,000	(7)	6.7	0.5
	LCAPB	—		—
	LINTA	—		—
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—
Paulson & Co., Inc.	LCAPA	—		—
1251 Avenue of the Americas	LCAPB	—		—
New York, NY 10020	LINTA	—		—
	LINTB	—		—
	LSTZA	3,300,000	(8)	6.7	0.3
	LSTZB	—		—
T. Rowe Price Associates, Inc.	LCAPA	421,513	(9)	0.6	6.5
100 E. Pratt Street	LCAPB	—		—
Baltimore, MD 21202	LINTA	65,960,183	(10)	11.6
	LINTB	—		—
	LSTZA	4,140,427	(11)	8.4
	LSTZB	—		—
BlackRock, Inc.	LCAPA	—		—	2.7
40 East 52nd Street	LCAPB	—		—
New York, NY 10022	LINTA	28,890,345	(12)	5.1
	LINTB	—		—
	LSTZA	—		—
	LSTZB	—		—

(1)
Based on Amendment No. 1 to Schedule 13G, dated February 10, 2006, filed by Capital Research and Management Company (CRMC) with respect to Liberty Media's predecessor issuer, as adjusted to give effect to intervening restructuring, reclassification and split-off transactions. According to the Schedule 13G/A, CRMC acts as investment adviser to various investment companies and as a result is deemed to be the beneficial owner of 7,174,145 shares of LCAPA and 2,869,658 shares of LSTZA, but disclaims beneficial ownership of those shares pursuant to Rule 13d-4. After giving effect to the aforementioned adjustments to the Schedule 13G/A figures, Liberty Media estimates that CRMC has sole voting power over 2,241,395 shares of LCAPA and 896,580 shares of LSTZA.

(2)
Based on Amendment No. 6 to Schedule 13G, dated February 7, 2011, filed by Southeastern Asset Management, Inc. (Southeastern), an investment advisor, Longleaf Partners Fund (Longleaf), an investment company of which Southeastern is the investment advisor, and O. Mason Hawkins, Chairman of the Board and CEO of Southeastern. According to the Schedule 13G/A, all of the shares are owned by Southeastern's investment advisory clients and none is owned directly or indirectly by Southeastern or Mr. Hawkins, and that while Mr. Hawkins could be deemed a controlling person of Southeastern he disclaims the existence of such control. Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G/A pursuant to Rule 13d-4. The Schedule 13G/A states that Southeastern has sole voting power over 29,691,179 shares, shared voting power over 24,460,224 shares, no voting power over 7,434,469 shares, sole dispositive power over 37,125,648 shares, and shared dispositive voting power over 24,460,224 shares, while Longleaf has shared voting and dispositive power over 24,460,224 shares.

(3)
Based on the Schedule 13G, dated December 10, 2007, filed by The Growth Fund of America, an investment company (The Growth Fund), which states that The Growth Fund has sole voting power over the shares. The Schedule 13G states that The Growth Fund is advised by CRMC.

(4)
Based on Amendment No. 3 to Schedule 13G/A, dated February 11, 2011, by ClearBridge Advisors, LLC, an investment advisor (ClearBridge), which states that ClearBridge has sole voting power over 4,040,512 shares and sole dispositive power over 5,896,099 shares.

(5)
Based on Amendment No. 1 to Schedule 13G, dated February 13, 2009, filed by ClearBridge which states that ClearBridge has sole voting power over 19,600,089 shares and sole dispositive power over 27,439,601 shares

(6)
Based on Amendment No. 3 to Schedule 13G, dated February 10, 2011, filed by Dodge & Cox, an investment advisor, which states that all of the shares are owned by Dodge & Cox's investment advisory clients. The Schedule 13G/A states that Dodge & Cox has sole voting power over 43,817,369 shares, no shared voting power and sole dispositive power over 46,320,244 shares.

(7)
Based on the Schedule 13G, dated February 17, 2009, filed by Comcast QVC, Inc., Comcast Programming Holdings, Inc., Comcast Holdings Corporation and Comcast Corporation, which states that each of such entities has shared voting power and dispositive power over such shares.

(8)
Based on the Schedule 13G, dated February 16, 2010, filed by Paulson & Co., Inc., an investment advisor (Paulson), which states that all of the shares are owned by Paulson's investment advisory clients and that Paulson has sole voting and dispositive power over such shares.

(9)
Based on Amendment No. 1 to the Schedule 13G, filed February 10, 2011 by T. Rowe Price Associates, Inc., an investment advisor (Price Associates), which states that all of the shares are owned by Price Associates' investment advisory clients and that Price Associates has sole voting power over 114,390 shares and sole dispositive power over 421,513 shares.

(10)
Based on Amendment No. 1 to the Schedule 13G, filed February 10, 2011 by Price Associates, which states that all of the shares are owned by Price Associates' investment advisory clients, and that Price Associates has sole voting power over 17,346,632 shares and sole dispositive power over 65,960,183 shares.

(11)
Based on Amendment No. 1 to the Schedule 13G, filed February 10, 2011 by Price Associates, which states that all of the shares are owned by Price Associates' investment advisory clients, and that Price Associates has sole voting power over 924,081 shares and sole dispositive power over 4,125,677 shares.

(12)
Based on the Schedule 13G, dated January 21, 2011, filed by BlackRock, Inc. (BlackRock) which states that BlackRock has sole voting power and sole dispositive power over 28,890,345 shares.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of the directors and named executive officers of Liberty Media and by all of its directors and named executive officers as a group of shares of each series of Liberty Media common stock. The security ownership information is given as of December 31, 2010, and, in the case of percentage ownership information, is based upon (1) 75,139,893 LCAPA shares, (2) 7,363,948 LCAPB shares, (3) 570,731,067 LINTA shares, (4) 29,059,016 LINTB shares, (5) 49,130,652 LSTZA shares and (6) 2,917,815 LSTZB shares, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

        Shares of restricted stock that have been granted pursuant to Liberty Media's incentive plans are included in the outstanding share numbers, for purposes of the table below and throughout this proxy statement/prospectus. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after December 31, 2010, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of LCAPB, LINTB and LSTZB, though convertible on a one-for-one basis into shares of LCAPA, LINTA and LSTZA, respectively, are reported as beneficial ownership of LCAPB, LINTB and LSTZB only, and not as beneficial ownership of LCAPA, LINTA or LSTZA. So far as is known to Liberty Media, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

        The number of shares indicated as owned by the persons in the table includes interests in shares held by the Liberty 401(k) Savings Plan as of December 31, 2010. The shares held by the trustee of the Liberty 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
John C. Malone	LCAPA	2,825	(1)(2)(3)(5)(6)(7)(8)	3.7	35.6
Chairman of the Board	LCAPB	6,131	(1)(6)(9)	83.3
	LINTA	5,512	(1)(2)(3)(5)(6)(7)(8)	*
	LINTB	30,579	(1)(5)(6)(9)	94.4
	LSTZA	163	(1)(2)(3)(4)(5)(6)(7)	*
	LSTZB	2,446	(1)(5)(6)(9)	82.8
Gregory B. Maffei	LCAPA	1,179	(2)(4)(5)	1.5	*
President, Chief Executive	LCAPB	—		—
Officer and Director	LINTA	3,445	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	307	(2)(4)(5)	*
	LSTZB	—		—
Robert R. Bennett	LCAPA	121	(4)(5)(10)	*	4.8
Director	LCAPB	834	(10)	11.3
	LINTA	877	(4)(5)(10)	*
	LINTB	4,170	(5)(10)	12.5
	LSTZA	43	(4)(5)	*
	LSTZB	334	(10)	11.4

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Donne F. Fisher	LCAPA	26	(4)(5)	*	*
Director	LCAPB	28		*
	LINTA	128	(4)(5)	*
	LINTB	140		*
	LSTZA	10	(4)(5)	*
	LSTZB	11		*
M. Ian G. Gilchrist	LCAPA	3	(4)(5)	*	*
Director	LCAPB	—		—
	LINTA	13	(4)(5)	*
	LINTB	—		—
	LSTZA	1	(4)(5)	*
	LSTZB	—		—
Evan D. Malone	LCAPA	6	(4)(5)	*	*
Director	LCAPB	—		—
	LINTA	30	(4)(5)	*
	LINTB	—		—
	LSTZA	2	(4)(5)	*
	LSTZB	—		—
David E. Rapley	LCAPA	12	(4)(5)	*	*
Director	LCAPB	—		—
	LINTA	54	(4)(5)	*
	LINTB	—		—
	LSTZA	4	(4)(5)	*
	LSTZB	—		—
M. LaVoy Robison	LCAPA	12	(4)(5)	*	*
Director	LCAPB	—		—
	LINTA	54	(4)(5)	*
	LINTB	—		—
	LSTZA	4	(4)(5)	*
	LSTZB	—		—
Larry E. Romrell	LCAPA	23	(4)(5)	*	*
Director	LCAPB	**		*
	LINTA	55	(4)(5)	*
	LINTB	**		*
	LSTZA	4	(4)(5)	*
	LSTZB	**		*
Andrea L. Wong	LCAPA	**	(4)	*	*
Director	LCAPB	—		—
	LINTA	6	(4)	*
	LINTB	—		—
	LSTZA	**	(4)	*
	LSTZB	—		—
Charles Y. Tanabe	LCAPA	83	(2)(4)(5)	*	*
Executive Vice President and	LCAPB	—		—
General Counsel	LINTA	1,236	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	15	(2)(4)(5)	*
	LSTZB	—		—

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
David J.A. Flowers	LCAPA	201	(2)(4)(5)	*	*
Senior Vice President and Treasurer	LCAPB	—		—
	LINTA	951	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	23	(2)(4)(5)	*
	LSTZB	—		—
Albert E. Rosenthaler	LCAPA	24	(2)(4)(5)	*	*
Senior Vice President	LCAPB	—		—
	LINTA	596	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	12	(2)(4)(5)	*
	LSTZB	—		—
Christopher W. Shean	LCAPA	70	(2)(4)(5)	*	*
Senior Vice President and	LCAPB	—		—
Controller	LINTA	563	(2)(4)(5)	*
	LINTB	—		—
	LSTZA	28	(2)(4)(5)	*
	LSTZB	—		—
All directors and executive officers as a group (14 persons)	LCAPA	4,584	(1)(2)(3)(4)(5)(6)(7)(8)(10)	6.0	39.7
	LCAPB	6,993	(1)(6)(9)(10)	95.0
	LINTA	13,520	(1)(2)(3)(4)(5)(6)(7)(8)(10)	2.3
	LINTB	34,890	(1)(5)(6)(9)(10)	95.5
	LSTZA	620	(1)(2)(3)(4)(5)(6)(7)	1.2
	LSTZB	2,791	(1)(5)(6)(9)(10)	94.5

*
Less than one percent

**
Less than 1,000 shares

(1)
Includes 75,252 LCAPA shares, 170,471 LCAPB shares, 376,260 LINTA shares, 852,358 LINTB shares, 30,100 LSTZA shares and 68,188 LSTZB shares held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes shares held in the Liberty 401(k) Savings Plan as follows:

	LCAPA	LINTA	LSTZA
John C. Malone	544	7,241	513
Gregory B. Maffei	2,323	5,429	3,290
Charles Y. Tanabe	905	7,973	448
David J.A. Flowers	1,413	14,849	1,439
Albert E. Rosenthaler	1,004	11,610	1,074
Christopher W. Shean	3,717	7,674	322

Total	9,906	54,776	7,086

(3)
Includes 257,165 LCAPA shares, 1,790,825 LINTA shares and 66 LSTZA shares held by two trusts of which Mr. Malone is the sole trustee and, with respect to which, he and his wife retain a unitrust interest.

(4)
Includes restricted shares, none of which is vested, as follows:

	LCAPA	LINTA	LSTZA
John C. Malone	—	—	15,211
Gregory B. Maffei	69,976	194,699	23,797
Robert R. Bennett	1,255	8,025	725
Donne F. Fisher	1,255	8,025	725
M. Ian G. Gilchrist	1,255	8,025	725
Evan D. Malone	1,255	8,025	725
David E. Rapley	1,255	8,025	725
M. LaVoy Robison	1,255	8,025	725
Larry E. Romrell	1,255	8,025	725
Andrea L. Wong	990	6,405	575
Charles Y. Tanabe	16,562	44,877	6,203
David J.A. Flowers	7,778	22,083	3,308
Albert E. Rosenthaler	9,289	25,389	3,387
Christopher W. Shean	8,349	22,551	3,245

Total	121,729	372,179	60,801

(5)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options and stock appreciation rights exercisable within 60 days after December 31, 2010. Mr. Malone has the right to convert the options to purchase LINTB shares and LSTZB shares into an equal number of options to purchase LINTA shares and LSTZA shares, respectively.

	LCAPA	LINTA	LINTB	LSTZA	LSTZB
John C. Malone	246,012	1,055,670	3,321,351	104,342	36,000
Gregory B. Maffei	648,996	2,912,281	—	261,538	—
Robert R. Bennett	105,450	522,400	4,169,963	41,820	—
Donne F. Fisher	9,910	43,860	—	3,604	—
M. Ian G. Gilchrist	1,270	5,330	—	387	—
Evan D. Malone	4,485	19,680	—	1,407	—
David E. Rapley	9,910	43,860	—	3,604	—
M. LaVoy Robison	9,910	43,860	—	3,604	—
Larry E. Romrell	9,910	43,860	—	3,604	—
Charles Y. Tanabe	12,864	1,119,989	—	5,692	—
David J.A. Flowers	82,686	859,923	—	14,721	—
Albert E. Rosenthaler	6,847	540,568	—	6,060	—
Christopher W. Shean	50,186	487,189	—	22,048	—

Total	1,198,436	7,698,470	7,491,314	472,431	36,000

(6)
Includes 25,700 shares of LCAPA, 91,789 shares of LCAPB, 128,500 shares of LINTA, 458,946 shares of LINTB, 10,280 shares of LSTZA and 36,715 shares of LSTZB held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by the trusts.

(7)
Includes 2,219,873 shares of LCAPA, 2,151,718 shares of LINTA and 2,240 shares of LSTZA pledged to Fidelity Brokerage Services, LLC (Fidelity) in connection with a margin loan facility extended by Fidelity to Mr. Malone.

(8)
Includes 622 shares of LCAPA and 1,427 shares of LINTA pledged to Bank of America in connection with a loan facility extended to Mr. Malone.

(9)
In February 1998, in connection with the settlement of certain legal proceedings relative to the Estate of Bob Magness, the late founder and former Chairman of the Board of TCI, TCI entered into a call agreement with Mr. Malone and Mr. Malone's wife. In connection with the acquisition by AT&T of TCI, TCI assigned to Liberty Media's predecessor its rights under this call agreement. Liberty Media has since succeeded to these rights. As a result, Liberty Media has the right, under certain circumstances, to acquire LCAPB shares,

  LINTB shares and LSTZB shares owned by the Malones. The call agreement also prohibits the Malones from disposing of their LCAPB shares, LINTB shares and LSTZB shares, except for certain exempt transfers (such as transfers to related parties or public sales of up to an aggregate of 5% of their shares of LCAPB, LINTB or LSTZB after conversion to shares of LCAPA, LINTA or LSTZA, respectively) and except for transfers made in compliance with Liberty Media's call rights. Splitco will not have any similar call rights with respect to Mr. and Mrs. Malone's Splitco CAPB and Splitco STZB shares following the Split-Off.

(10)
Includes 12,136 LCAPA shares, 157,365 LCAPB shares, 299,567 LINTA shares, 100 LINTB shares, and 68,509 LSTZB shares owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife, Mrs. Deborah Bennett.

  Ownership of Subsidiary Securities

        As of December 31, 2010 and after giving effect to an additional share issuance to a new investor, Gregory B. Maffei owns approximately 17.4% of Lockerz, Inc., an investee in which Liberty Media owns 43.7%. If the third round of financing in which Lockerz is currently engaged is fully subscribed, Mr. Maffei is expected to own approximately 14.0% of Lockerz, and Liberty Media is expected to own approximately 36.7% of Lockerz. See "Certain Relationships and Related Transactions—Relationships Between Liberty Media and Related Persons—Lockerz." To Liberty Media's knowledge, no other executive officer or director of Liberty Media beneficially owns any equity securities of any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under Splitco's Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed "related party transaction" (as defined by Item 404 of Regulation S-K)), the director or executive officer is to promptly inform the person designated by the Splitco board to address such actual or potential conflicts. No related party transaction may be effected by Splitco without the approval of the audit committee of the Splitco board or another independent body of the Splitco board designated to address such actual or potential conflicts.

        The foregoing procedures were not followed in connection with any of the agreements described under "—Relationships Between Splitco and Liberty Media" below as these agreements were approved by the board of Liberty Media, acting as a whole, and will be approved by the board of Splitco, acting as a whole, prior to their execution. We have included the estimated dollar value of each transaction contemplated by these agreements to the extent the same is currently estimable.

Relationships Between Splitco and Liberty Media

        Following the Split-Off, Liberty Media and Splitco will operate independently, and neither will have any ownership interest in the other. In order to govern certain of the ongoing relationships between Liberty Media and Splitco after the Split-Off and to provide mechanisms for an orderly transition, Liberty Media and Splitco are entering into certain agreements, the terms of which are summarized below.

  Reorganization Agreement

        Prior to the redemption date, Splitco will enter into a reorganization agreement with Liberty Media to provide for, among other things, the principal corporate transactions required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between Splitco and Liberty Media with respect to and resulting from the Split-Off.

        The reorganization agreement will provide that, prior to the redemption date, Liberty Media will transfer to Splitco, or cause its other subsidiaries to transfer to Splitco, directly or indirectly, (i) Liberty Media's interests in all of the assets and liabilities currently attributed to Liberty Media's Capital Group and (ii) Liberty Media's interest in all of the assets and liabilities currently attributed to Liberty Media's Starz Group. The reorganization agreement will also provide for mutual indemnification obligations, which are designed to make Splitco financially responsible for substantially all of the liabilities that may exist relating to the businesses included in Splitco at the time of the Split-Off together with certain other specified liabilities, as well as for all liabilities incurred by Splitco after the Split-Off, and to make Liberty Media financially responsible for all potential liabilities of Splitco which are not related to Splitco's businesses, including, for example, any liabilities arising as a result of Splitco having been a subsidiary of Liberty Media, together with certain other specified liabilities. These indemnification obligations exclude any matters relating to taxes. For a description of the allocation of tax-related obligations, please see "—Tax Sharing Agreement" below.

        In addition, the reorganization agreement will provide for each of Splitco and Liberty Media to preserve the confidentiality of all confidential or proprietary information of the other party for five years following the Split-Off, subject to customary exceptions, including disclosures required by law, court order or government regulation.

        The reorganization agreement may be terminated and the Split-Off may be abandoned, at any time prior to the effective time of the redemption, by and in the sole discretion of the Liberty Media board of directors, and irrespective of the receipt of the requisite stockholder approval to the redemption proposal. In such event, Liberty Media will have no liability to any person under the reorganization agreement or any obligation to effect the Split-Off.

        This summary is qualified by reference to the full text of the reorganization agreement, a form of which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, and is hereby incorporated by reference herein.

  Services Agreement

        Prior to the redemption date, Liberty Media will enter into a services agreement with Splitco, pursuant to which, following the Split-Off, Splitco will provide Liberty Media with specified services and benefits, including:

  •
  technical and information technology assistance (including management information systems, computer, data storage network and telecommunications services) computers, office supplies, postage, courier service and other office services;

  •
  insurance administration and risk management services;

  •
  other services typically performed by Splitco's treasury, legal, investor relations, tax, accounting, finance, payroll, cash management, human resources, and real estate management departments and personnel; and

  •
  such other services as Splitco and Liberty Media may from time to time mutually determine to be necessary or desirable.

        Liberty Media will make payments to Splitco under the services agreement based upon a portion of Splitco's personnel costs (taking into account wages and benefits) of the Splitco officers and employees who are expected to provide services to Liberty Media, including the executive officers of Splitco who will also act as Liberty Media's executive officers. These personnel costs will be comparable to those arrived at on an arms'-length basis and will be based upon the allocated percentages of time spent by Splitco personnel performing services for Liberty Media under the services agreement. Liberty Media will also reimburse Splitco for direct out-of-pocket costs incurred by Splitco for third party services provided to Liberty Media. Splitco and Liberty Media will evaluate all charges for reasonableness semi-annually and make adjustments to these charges as Splitco and Liberty Media mutually agree upon. Based upon the current personnel costs of the affected Splitco personnel and Liberty Media's anticipated percentage usage thereof, the fees payable to Splitco for the first year of the services agreement are expected to be approximately $8-12 million.

        The services agreement will continue in effect until the close of business on the third anniversary of the Split-Off, unless earlier terminated (1) by Liberty Media at any time on at least 30 days' prior written notice, (2) by Splitco upon written notice to Liberty Media, following certain changes in control of Liberty Media or Liberty Media being the subject of certain bankruptcy or insolvency-related events or (3) by Liberty Media upon written notice to Splitco, following certain changes in control of Splitco or Splitco being the subject of certain bankruptcy or insolvency-related events.

        This summary is qualified by reference to the full text of the services agreement, a form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

  Facilities Sharing Agreement

        Prior to the redemption date, Liberty Media will enter into a three-year facilities sharing agreement with a subsidiary of Splitco, pursuant to which, following the Split-Off, Liberty Media will share office facilities with Splitco located at 12300 Liberty Boulevard, Englewood, Colorado. Liberty Media will pay a sharing fee for use of the office based on a comparable fair market rental rate and an estimate of the usage of the office facilities by or on behalf of Liberty Media (which we estimate to be approximately $2 million for the first year of the facilities sharing agreement).

        The facilities sharing agreement will continue in effect until the close of business on the third anniversary of the Split-Off, unless earlier terminated (1) by Liberty Media at any time on at least 30 days' prior written notice, (2) by Splitco upon written notice to Liberty Media following a default by Liberty Media of any of its material obligations under the facilities sharing agreement, which default remains unremedied for 30 days after written notice of such default is provided, (3) by Liberty Media upon written notice to Splitco, following certain changes in control of Splitco or Splitco being the subject of certain bankruptcy or insolvency-related events or (4) by Splitco upon written notice to Liberty Media, following certain changes in control of Liberty Media or Liberty Media being the subject of certain bankruptcy or insolvency-related events.

        This summary is qualified by reference to the full text of the facilities sharing agreement, a form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

  Aircraft Time Sharing Agreements

        Prior to the redemption date, Splitco will enter into an aircraft time sharing agreement with Liberty Media or one of its wholly-owned subsidiaries (Lessee) for each of two aircraft that will be owned by Splitco. Each aircraft time sharing agreement will provide that Splitco will lease the aircraft to Lessee and provide a fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis.

        Lessee will pay Splitco an amount equal to 200% of the actual expenses for fuel for each flight conducted under each aircraft time sharing agreement (which we estimate to be approximately $1 million for the first year of both aircraft time sharing agreements).

        The aircraft time sharing agreements will continue in effect until the close of business on the first anniversary of the Split-Off, and then will be automatically renewed on a month-to-month basis, unless terminated earlier by either party upon at least 30 days' prior written notice.

        This summary is qualified by reference to the full text of the aircraft time sharing agreements, a form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

  Tax Sharing Agreement

        Prior to the effective time of the redemption, Splitco, Liberty Media and Liberty Media LLC will enter into the Tax Sharing Agreement. The Tax Sharing Agreement generally allocates taxes, tax benefits, tax items, and tax-related losses between Liberty Media and Splitco in a manner consistent with the tax sharing policies of Liberty Media in effect prior to the Split-Off, with taxes, tax benefits, tax items, and tax-related losses attributable to the assets, liabilities and activities of the Interactive Group being allocated to Liberty Media and taxes, tax benefits, tax items, and tax-related losses attributable to the assets, liabilities and activities of the Capital Group and the Starz Group being allocated to Splitco. In addition, the Tax Sharing Agreement includes specific rules, not addressed by the Liberty Media tax sharing policies, related to the manner in which any taxes or tax-related losses arising from the Split-Off or the issuance of the Splitco Capital common stock and Splitco Starz common stock in connection with the Split-Off will be allocated between the parties and provides restrictive covenants intended to preserve the tax-free treatment of the Split-Off and prior transactions that have been effected by Liberty Media and its subsidiaries, including the LEI Split-Off, the News Exchange, the restructuring transaction involving Liberty Media and Liberty Media LLC that occurred on May 9, 2006 (the Liberty Restructuring), the reclassification and certain related restructuring transactions. The failure by a party to comply with its restrictive covenants may change the general allocation of taxes, tax benefits, tax items, or tax-related losses between the parties related to those transactions. The Tax Sharing Agreement also provides for the agreements between the parties related to the filing of tax returns, control of tax audits, cooperation on tax matters, retention of tax records, indemnification, and other tax matters.

        References in this summary (i) to the terms "tax" or "taxes" mean U.S. federal, state, local and foreign taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes, (ii) to the term "Tax-related losses" refer to losses arising from the Split-Off and certain related restructuring transactions as a result of (x) the failure of such transactions to be tax-free or (y) the stock of Liberty Media or Splitco not being treated as stock of Liberty Media or Splitco, respectively, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iii) to the term "LEI Tax-related losses" refer to losses arising from the failure of the LEI Split-Off and related restructuring transactions to be tax-free, and (iv) to the term "News Tax-related losses" refer to losses arising from the failure of the News Exchange and related restructuring transactions to be tax-free. In addition, references to the "Liberty Media group" mean, following the effective time of the Split-Off, Liberty Media and its subsidiaries; and references to the "Liberty Media business" generally mean:

  •
  with respect to any tax year (or portion thereof) ending at or before the effective time of the Split-Off, the assets, liabilities and businesses that were tracked during such tax year (or portion thereof), and only for so long as so tracked, by the Liberty Interactive common stock, and for periods ending prior to May 9, 2006, the assets, liabilities and businesses of, and any equity or debt interests in, QVC, Inc., Provide Commerce, Inc. and their respective subsidiaries; and

  •
  with respect to any tax year (or portion thereof) beginning after the effective time of the Split-Off, the assets, liabilities, and businesses of the Liberty Media group.

References to the "Splitco group" mean, following the effective time of the Split-Off, Splitco and its subsidiaries; and references to "Splitco's business" generally mean, (x) with respect to any tax year (or portion thereof) ending at or before the effective time of the Split-Off, the assets, liabilities and businesses of Liberty Media (or its predecessor, Liberty Media LLC) and their respective subsidiaries (other than the Liberty Media business), and (y) with respect to any tax year (or portion thereof) beginning after the effective time of the Split-Off, the assets, liabilities, and businesses of the Splitco group.

        Splitco and its eligible subsidiaries currently join with Liberty Media in the filing of a consolidated return for U.S. federal income tax purposes and also join with Liberty Media in the filing of certain consolidated, combined, and unitary returns for state, local, and foreign tax purposes. However, generally for tax periods beginning after the Split-Off, Splitco and the members of its group will not join with Liberty Media in the filing of federal, state, local or foreign consolidated, combined or unitary tax returns.

        Under the Tax Sharing Agreement, Liberty Media is liable for the taxes (determined without regard to tax benefits) allocated to it, as reduced first by any tax benefits allocated to it and then by any tax benefits allocated to Splitco (to the extent such benefits are not first used by Splitco), and must pay such taxes, as so reduced, to the applicable tax authority or to Splitco (if Splitco is responsible for preparing the applicable tax return), and Liberty Media is liable for paying Splitco for any tax benefits allocated to Splitco that are used by Liberty Media to reduce the taxes allocated to it. Similarly, Splitco is liable for the taxes (determined without regard to tax benefits) allocated to Splitco, as reduced first by any tax benefits allocated to it and then by any tax benefits allocated to Liberty Media (to the extent such benefits are not first used by Liberty Media), and must pay such taxes, as so reduced, to the applicable tax authority or to Liberty Media (if Liberty Media is responsible for preparing the applicable tax return), and Splitco is liable for paying Liberty Media for any tax benefits allocated to Liberty Media that are used by Splitco to reduce the taxes allocated to it.

        Generally, taxes (determined without regard to tax benefits) for any tax year (or portion thereof) shall be allocated between Splitco and Liberty Media in proportion to the taxable income or other applicable items of the Splitco business and the Liberty Media business that contribute to such taxes, and tax benefits shall be allocated between Splitco and Liberty Media in proportion to the losses, credits or other applicable items of the Splitco business and the Liberty Media business that contribute to such tax benefits. Tax items attributable to the Splitco business that are carried forward or back and used as a tax benefit in another tax year generally shall be allocated to Splitco, and tax items attributable to the Liberty Media business that are carried forward or back and used as a tax benefit in another tax year shall be allocated to Liberty Media. Special allocation rules apply, however, as follows:

  •
  Liberty Media shall be allocated any taxes and Tax-related losses that result from the Split-Off and certain related restructuring transactions (other than a portion of any transfer taxes as described below), except that Splitco shall be allocated any such taxes or Tax-related losses that (i) result primarily from, individually or in the aggregate, a breach by Splitco of any of its restrictive covenants described below, (ii) result from the Splitco Capital common stock or the Splitco Starz common stock not being treated as stock of Splitco, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes; (iii) result from the Liberty Interactive common stock, the Liberty Capital common stock, or the Liberty Starz common stock not being treated as stock of Liberty Media, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iv) result from Section 355(e) of the Code applying to the Split-Off as a result of the Split-Off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Splitco or (v) result from deferred intercompany items or excess loss accounts that are triggered by the Split-Off, and that would otherwise be allocated to Splitco; provided, however, that Splitco shall not be allocated any such taxes or Tax-related losses pursuant to clause (ii) or (iii) to the extent that such taxes or Tax-related losses result primarily from, individually or in the aggregate, a breach by Liberty Media of any of its restrictive covenants described below;

  •
  Splitco shall be allocated any taxes and LEI Tax-related losses resulting from the LEI Split-Off and related restructuring transactions, except that Liberty Media shall be allocated any such taxes or LEI Tax-related losses that result primarily from, individually or in the aggregate, a breach by Liberty Media of any of its restrictive covenants described below;

  •
  Splitco shall be allocated any taxes and News Tax-related losses resulting from the News Exchange and related restructuring transactions, except that Liberty Media shall be allocated any such taxes or News Tax-related losses that result primarily from, individually or in the aggregate, a breach by Liberty Media of any of its restrictive covenants described below;

  •
  Splitco shall be allocated any taxes and losses resulting from (i) the treatment of the Liberty Interactive common stock, the Liberty Capital common stock, the Liberty Starz common stock or the Liberty Entertainment common stock as other than stock of Liberty Media, or as Section 306 stock within the meaning of Section 306(c) of the Code, in any taxable period (or portion thereof) ending at or before the Split-Off, (ii) the actual or deemed disposition of any assets caused by the issuance of the Liberty Interactive common stock, the Liberty Capital common stock, the Liberty Starz common stock or the Liberty Entertainment common stock in any taxable period (or portion thereof) ending at or before the Split-Off, (iii) the treatment of the Splitco Capital common stock or the Splitco Starz common stock as other than stock of Splitco, or as Section 306 stock within the meaning of Section 306(c) of the Code, or (iv) the actual or deemed disposition of any assets caused by the issuance of the Splitco Capital common stock or the Splitco Starz common stock; provided, however, that Liberty Media shall be allocated any such taxes or losses that (x) result primarily from, individually or in the aggregate, a breach by Liberty Media of any of its restrictive covenants described below, or (y) result from deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to Liberty Media;

  •
  Liberty Media shall be allocated any tax benefit that results from the carryback of a tax item that is otherwise allocated to Splitco during a tax year beginning after the effective time of the Split-Off to a tax return that Liberty Media is responsible for filing for a tax year beginning before the Split-Off to the extent (and only to such extent) that such carryback increases the taxes or reduces the tax benefits that would otherwise be allocable to Liberty Media;

  •
  Liberty Media shall be allocated all taxes and tax items resulting from an aggregate of approximately $846.2 million in net taxable income to be recognized ratably in tax years 2014 through 2018 as a result of the cancellation in April 2009 of $400 million in principal amount of the 4% Senior Exchangeable Debentures due 2029 issued by Liberty Media LLC and $350 million in principal amount of the 3 3/4% Senior Exchangeable Debentures due 2030 issued by Liberty Media LLC and the cancellation in March 2009 of $10 million in principal amount of the 3 1/4% Senior Exchangeable Debentures due 2031 issued by Liberty Media LLC;

  •
  for any tax year or portion thereof ending at or before the effective time of the Split-Off, (x) taxes and tax items arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any series of Liberty Interactive common stock or in any entity owned directly or indirectly by Liberty Media prior to the Split-Off (other than Live Nation Entertainment, Inc.) that is or was tracked by the Liberty Interactive common stock or any entity acquired, directly or indirectly, by Liberty Media following the Split-Off (each, an Interactive Entity) shall be allocated to Liberty Media; (y) taxes and tax items arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any class or series of Liberty Media stock (other than any series of Liberty Interactive common stock) or in any entity (including DIRECTV, Discovery, LGI, and Ascent Media Corporation) other than Liberty Media or any Interactive Entity shall be allocated to Splitco, and (z) any other taxes or tax items related to employee, independent contractor or director compensation or employee benefits shall be allocated to Liberty Media to the extent that the Liberty Media business is or was responsible for the underlying obligation and to Splitco to the extent that the Splitco business is or was responsible for the underlying obligation;

  •
  for any tax year or portion thereof beginning after the effective time of the Split-Off, (x) taxes and tax items arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any class or series of Liberty Media stock or in any Interactive Entity shall be allocated to Liberty Media; (y) taxes and tax items arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any class or series of Splitco stock or in any entity (including DIRECTV, Discovery, LGI, and Ascent Media Corporation) other than Liberty Media or any Interactive Entity shall be allocated to Splitco, and (z) any other taxes or tax items related to employee, independent contractor or director compensation or employee benefits shall be allocated to Liberty Media to the extent that the Liberty Media business is or was responsible for the underlying obligation and to Splitco to the extent that the Splitco business is or was responsible for the underlying obligation;

  •
  any alternative minimum federal tax credit shall be allocated between Splitco and Liberty Media in a manner that offsets the excess of the net payments previously made between the parties with respect to the tax return in which the corresponding alternative minimum federal tax liability was reported and the net payments that would have been made between the parties if no alternative minimum federal tax liability had been owed with respect to such tax return (treating any payment received as a negative amount of net payments made for this purpose);

  •
  Liberty Media shall be allocated any taxes or tax items of BUYSEASONS, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, Celebrate Express, Inc, Celebrate Interactive, Inc., Lockerz, LLC and each of their respective subsidiaries for any tax period (or portion thereof) ending on or prior to the date such entity was acquired, directly or indirectly, by Liberty Media;

  •
  for any tax period (whether beginning before, at or after the effective time of the Split-Off), taxes and tax items of any subsidiary that is acquired, directly or indirectly, after the Split-Off by any member of the Splitco group or by any member of the Liberty Media group shall generally be allocated to Splitco or Liberty Media, respectively;

  •
  Liberty Media shall be allocated any tax benefit that results from approximately $163 million in deferred straddle losses related to Liberty Media's stock in Time Warner Inc., Time Warner Cable Inc. and/or AOL, Inc. (which losses, and their attribution to the Interactive Group with the related stock, were taken into account in connection with the Reattribution);

  •
  Splitco shall be allocated all taxes and tax items resulting from the distribution by one subsidiary of Liberty Media to another subsidiary of Liberty Media of stock of Time Warner Inc., Time Warner Cable Inc. and AOL, Inc. which occurred in connection with the Reattribution;

  •
  Liberty Media and Splitco shall each be allocated 50 percent of any transfer taxes arising from the Split-Off and related restructuring transactions; and

  •
  Splitco shall be allocated all taxes, tax items, losses and payments attributable to Liberty Media LLC's tax sharing agreement with, among others, AT&T and Liberty Media LLC's tax sharing agreements with each of DHC and LMI.

        Payments will initially be made between Liberty Media and Splitco on the basis of the tax returns as filed, or if the tax is not reported on a tax return, on the basis of the amount of tax initially paid to the tax authority. Additional payments will then be made if additional taxes are subsequently paid, refunds or tax benefits are subsequently received or utilized, or the amount or character of any tax item is adjusted or redetermined. Payments that are not made within the time period prescribed by the Tax Sharing Agreement will bear interest until they are made.

        Liberty Media will be responsible for preparing and filing all tax returns for any tax year beginning on or before the date of the Split-Off which include tax items allocable to both Splitco's business and Liberty Media's business, and any tax returns for any tax year beginning after the date of the Split-Off that includes one or more members of the Splitco group and the Liberty Media group. In addition, for any tax year beginning on or before the date of the Split-Off, Liberty Media will be responsible for preparing and filing any tax returns that include only tax items allocable to Liberty Media's business, and Splitco will be responsible for preparing and filing any tax returns that include only tax items allocable to Splitco's business, and for any tax year beginning after the date of the Split-Off, Liberty Media will be responsible for preparing and filing any tax returns that include only one or more members of the Liberty Media group, and Splitco will be responsible for preparing and filing any tax returns that include only one or more members of the Splitco group.

        On any tax return that Splitco is responsible for preparing and filing, Splitco may not take (and shall cause the members of the Splitco group not to take) any position that it knows, or reasonably should know, would adversely affect the Liberty Media group (unless the failure to take such position would be contrary to applicable law), and Splitco and the members of the Splitco group must allocate tax items between any tax returns for which Splitco is responsible and any related tax return for which Liberty Media is responsible that are filed with respect to the same tax year in a manner that is consistent with the reporting of such tax items on the tax return prepared by Liberty Media. Splitco has also agreed to make any applicable elections under applicable tax law necessary to effect such allocation. Splitco's ability to obtain a refund from the carryback of a tax benefit that is allocable to Splitco's business in a tax year beginning after the Split-Off to a tax return for which Liberty Media is responsible for preparing in a tax year beginning prior to the Split-Off will be at the discretion of Liberty Media. Moreover, any refund that Splitco may obtain will be net of any portion of such tax benefit that is allocated to Liberty Media under the special allocation rules described above.

        Liberty Media will generally have the authority to respond to and control all tax proceedings, including tax audits, involving any taxes reported on tax returns for which Liberty Media is responsible for preparing and filing, and Splitco will have the right to participate, at Splitco's own cost and expense, in such tax proceedings to the extent they involve taxes or tax benefits allocable to Splitco. Splitco will generally have the authority to respond to and control all tax proceedings, including tax audits, involving any taxes reported on tax returns for which Splitco is responsible for preparing and filing, and Liberty Media will have the right to participate, at its own cost and expense, in such tax proceedings to the extent they involve taxes or tax benefits allocable Liberty Media. Notwithstanding the foregoing, Liberty Media and Splitco will have the authority to jointly control all proceedings, including tax audits, involving any taxes or certain tax-related losses arising from the Split-Off, the LEI Split-Off, the News Exchange, or the issuance of any of Liberty Media's or Splitco's tracking stocks, and Splitco will have the authority to control all proceedings, including tax audits, involving any liabilities arising under Liberty Media LLC's tax sharing agreement with, among others, AT&T and Liberty Media LLC's tax sharing agreements with each of DHC and LMI. The Tax Sharing Agreement further provides for the exchange of information for tax matters (and confidentiality protections related to such exchanged information), the retention of records that may affect the tax liabilities of the parties to the agreement, and cooperation between Liberty Media and Splitco with respect to tax matters and in obtaining any supplemental private letter ruling from the IRS related to the Split-Off that may be reasonably requested by a party.

        To the extent permitted by applicable tax law, Splitco and Liberty Media will treat any payments made under the Tax Sharing Agreement as a capital contribution or distribution (as applicable) immediately prior to the Split-Off. However, if any payment causes, directly or indirectly, an increase in the taxable income of the recipient (or its group), the payor's payment obligation will be grossed up to take into account the taxes owed by the recipient (or its group).

        Finally, each of Liberty Media and Splitco will be restricted by certain covenants related to the Split-Off, the LEI Split-Off, the News Exchange, the Liberty Restructuring, the reclassification and related restructuring transactions. These restrictive covenants require that none of Liberty Media, Splitco, any member of their respective groups, or any of their respective affiliates take, or fail to take, any action following the Split-Off if such action, or failure to act:

  •
  would be inconsistent with or prohibit restructuring transactions related to the Split-Off (with certain exceptions) from qualifying for tax-free treatment for U.S. federal income tax purposes to Liberty Media and each of its subsidiaries immediately prior to the Split-Off;

  •
  would be inconsistent with or prohibit the Split-Off from qualifying as a tax-free transaction under Sections 355, 368(a) and 361 of the Code to Liberty Media, Splitco, each of their respective subsidiaries at the time of the Split-Off, and the holders of Liberty Capital common stock and Liberty Starz common stock who receive shares of Splitco stock pursuant to the Split-Off;

  •
  would be inconsistent with or prohibit the LEI Split-Off from qualifying as a tax-free transaction under Sections 355, 368(a) and 361 of the Code to Liberty Media, each of its subsidiaries immediately prior to the LEI Split-Off and the holders of Liberty Entertainment common stock who received shares of LEI common stock pursuant to the LEI Split-Off (except with respect to cash received in lieu of fractional shares);

  •
  would be inconsistent with or prohibit the News Exchange and certain related restructuring transactions from qualifying as tax-free transactions under Sections 355, 368(a) and/or 361 of the Code to News Corporation and each of its subsidiaries immediately prior to the News Exchange and Liberty Media and each of its subsidiaries on February 27, 2008;

  •
  would be inconsistent with or prohibit the Liberty Restructuring from qualifying as a tax-free transaction under Section 368(a)(1)(F) of the Code to Liberty Media, Liberty Media LLC, each of their respective subsidiaries immediately prior to the Liberty Restructuring and the former holders of Liberty Media LLC stock who received stock of Liberty Media pursuant to the Liberty Restructuring (except with respect to cash received in lieu of fractional shares);

  •
  would be inconsistent with or prohibit the reclassification from qualifying as a tax-free transaction under Section 368(a)(1)(E) of the Code to Liberty Media, each of its subsidiaries immediately prior to the reclassification, and the Liberty Media shareholders who received stock of Liberty Media pursuant to the reclassification;

  •
  would be inconsistent with, or otherwise cause any person to be in breach of, any representation, covenant, or material statement made in connection with obtaining any private letter ruling (if applicable) or tax opinion relating to the U.S. federal income tax consequences of the Split-Off, the LEI Split-Off, the News Exchange, the Liberty Restructuring or the reclassification; or

  •
  would be inconsistent with, or otherwise cause any person to be in breach of, any representation or covenant made in the tax sharing agreement entered into with LEI in connection with the LEI Split-Off or the tax matters agreement entered into with News Corporation in connection with the News Exchange.

        Further, each party will be restricted from taking any position for tax purposes that is inconsistent with the Ruling or the tax opinions obtained in connection with the Split-Off.

        The parties must indemnify each other for taxes and losses allocated to them under the Tax Sharing Agreement and for taxes and losses arising from a breach by them of their respective covenants and obligations under the Tax Sharing Agreement. Liberty Media also assigns its indemnification payment and related rights under its tax sharing agreement with LEI and its tax matters agreement with News Corporation to Splitco to the extent those rights relate to taxes or losses allocated to Splitco under the Tax Sharing Agreement that Splitco has paid. In addition, Liberty Media LLC assigns all of its indemnification payment and related rights under its tax sharing agreement with, among others, AT&T and its tax sharing agreements with each of DHC and LMI to Splitco with respect to any liability for taxes, tax items, losses or payments allocated to Splitco under the Tax Sharing Agreement that Splitco has paid.

        Notwithstanding the Tax Sharing Agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods prior to the Split-Off in which Splitco (or its subsidiaries) have been included in Liberty Media's consolidated group or another company's consolidated group, Splitco (or its subsidiaries) could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, Splitco would generally be entitled to be indemnified by Liberty Media for tax liabilities allocated to Liberty Media under the Tax Sharing Agreement.

        This summary is qualified by reference to the full text of the Tax Sharing Agreement, a form of which will be filed as an exhibit to the registration statement of which this proxy/prospectus will form a part.

Relationships Between Liberty Media and Related Persons

        Under Liberty Media's Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed "related party transaction" (as defined by Item 404 of Regulation S-K)), the director or executive officer is to promptly inform the person designated by the Liberty Media board to address such actual or potential conflicts. No related party transaction may be effected by Liberty Media without the approval of the audit committee of the Liberty Media board or another independent body of the Liberty Media board designated to address such actual or potential conflicts.

        The following transactions were approved by an independent committee of the Liberty Media board in accordance with the foregoing.

  Lockerz

        In February 2009, LMC Lockerz, LLC (LMC Lockerz), a wholly-owned subsidiary of Liberty Media, and Kathy Savitt formed Lockerz, LLC (Lockerz), a Delaware limited liability company, which is engaged in the business of creating and operating a destination e-commerce, content and community website aimed primarily at teenagers and "Tweens." In November 2009, Gregory B. Maffei, Chief Executive Officer and a director of Liberty Media and Splitco, invested $2.86 million in Lockerz for an approximate 24.2% aggregate equity interest. In January 2010, Mr. Maffei made an additional capital contribution of $857,143, and, in March 2010, Mr. Maffei made an additional capital contribution of $571,428. On May 28, 2010, Lockerz was restructured in connection with an investment by Kleiner Perkins, and Lockerz, Inc. was formed as the new parent company. In January 2011, shares in Lockerz were issued to a new investor in connection with an acquisition by Lockerz. As of December 31, 2010, and giving effect to the January 2011 issuance, Mr. Maffei owns approximately 17.4% of Lockerz and LMC Lockerz owns approximately 43.7% of Lockerz, with the balance owned by the other shareholders. Lockerz is currently engaged in a third round of financing to raise $45,000,000. Mr. Maffei has agreed to contribute $500,000 to the financing, and LMC Lockerz has contributed $5,000,000 to the financing. If this round is fully subscribed, Mr. Maffei is expected to own approximately 14.0% of Lockerz, and LMC Lockerz is expected to own approximately 36.7% of Lockerz. Mr. Maffei's investments in Lockerz have all been made on the same terms as those provided to LMC Lockerz. Mr. Maffei is also a director of Lockerz.

  QVC

        David W. O'Connor, who is the brother-in-law of Robert R. Bennett, a director of our company, presently serves as Associate General Counsel of QVC, Inc., a wholly owned subsidiary of our company. Mr. O'Connor joined QVC during the year ended December 31, 2010, and received aggregate compensation for 2010 of approximately $155,000, which is composed of a base salary and bonus. For the year ended December 31, 2011, Mr. O'Connor is expected to receive aggregate compensation of no less than this amount (assuming he remains employed with QVC through the end of the year).

 ADDITIONAL INFORMATION

Legal Matters

        Legal matters relating to the validity of the securities to be issued in the Split-Off will be passed upon by Baker Botts L.L.P. Legal matters relating to the material U.S. federal income tax consequences of the Split-Off will be passed upon by Baker Botts L.L.P.

Experts

  Liberty Splitco, Inc.

        The combined balance sheets of Liberty Splitco, Inc. (as defined in note 1) as of December 31, 2010 and 2009, and the related combined statements of operations, comprehensive earnings, cash flows and parent's investment for each of the years in the three-year period ended December 31, 2010 have been included herein in reliance upon the report, dated March 15, 2011, of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  Liberty Media

        The consolidated balance sheets of Liberty Media and its subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, comprehensive earnings, cash flows and equity for each of the years in the three-year period ended December 31, 2010 have been incorporated by reference herein in reliance upon the report, dated February 28, 2011, of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

  Expedia, Inc.

        The consolidated financial statements of Expedia, Inc. at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, incorporated by reference in the Proxy Statement of Liberty Media Corporation, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Stockholder Proposals

  Liberty Media

        Liberty Media currently expects that its annual meeting of stockholders for the calendar year 2011 will be held during the second or third quarter of 2011. In order to be eligible for inclusion in Liberty Media's proxy materials for the 2011 annual meeting, any stockholder proposal must have been submitted in writing to Liberty Media's Corporate Secretary and received at Liberty Media's executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on January 1, 2011 unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2011 annual meeting, any stockholder proposal must have been received at Liberty Media's executive offices at the foregoing address on or before the close of business on April 26, 2011 or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.

        All stockholder proposals for inclusion in Liberty Media's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder

(regardless of whether it is included in Liberty Media's proxy materials), Liberty Media's charter and bylaws and Delaware law.

  Splitco

        Splitco's first annual meeting of stockholders is currently expected to be held during the second quarter of 2012. In order to be eligible for inclusion in Splitco's proxy materials for its first annual meeting, any stockholder proposal must have been submitted in writing to Splitco's Corporate Secretary and received at Splitco's executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 16, 2011, unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at Splitco's first annual meeting, any stockholder proposal must have been received at Splitco's executive offices at the foregoing address on or before the close of business on March 23, 2012, or such later date as Splitco may determine and announce in connection with the actual scheduling of the annual meeting.

        All stockholder proposals for inclusion in Splitco's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in Splitco's proxy materials), the Splitco charter and bylaws and Delaware law.

Where You Can Find More Information

        Splitco has filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the shares of common stock of Splitco to be offered by this proxy statement/prospectus. This proxy statement/prospectus, which forms a part of the registration statement, does not contain all the information that will be included in the registration statement and the exhibits thereto. You should refer to the registration statement, including its exhibits and schedules, for further information about Splitco and the securities being offered hereby.

        Liberty Media is, and Splitco will become, subject to the information and reporting requirements of the Exchange Act. In accordance with the Exchange Act, Liberty Media files, and Splitco will file, periodic reports and other information with the SEC. You may read and copy any document that Liberty Media or Splitco files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on Liberty Media's website at www.libertymedia.com. (Information contained on any website referenced in this proxy statement/prospectus is not incorporated by reference in this proxy statement/prospectus.) In addition, copies of Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2010 (as amended by Amendment No. 2 thereto on Form 10-K/A), or any of the exhibits listed therein, or copies of documents filed by Liberty Media or Splitco with the Securities and Exchange Commission are also available by contacting Liberty Media by writing or telephoning the office of Investor Relations:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5408

        The Securities and Exchange Commission allows Liberty Media to "incorporate by reference" information into this document, which means that Liberty Media can disclose important information about itself to you by referring you to other documents. The information incorporated by reference is an important part of this proxy statement/prospectus, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. Documents incorporated by reference herein will be made available to you, at no cost, upon your oral or written request to the Investor Relations office. Any statement, including financial statements, contained in Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2010 (as amended) shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this proxy statement/prospectus or in any other later incorporated document modifies or supersedes that statement. Liberty Media incorporates by reference the documents listed below and any future filings it makes with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) prior to the date on which the special meeting is held:

(File No. 001-33982)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2010, filed on February 28, 2011, Amendment No. 1 to Annual Report on Form 10-K, filed on March 16, 2011, Amendment No. 2 to Annual Report on Form 10-K, filed on April 4, 2011.
Current Reports on Form 8-K	Filed on March 16, 2011, March 9, 2011, March 3, 2011, February 14, 2011, January 3, 2011.

Annex A

DESCRIPTION OF SPLITCO BUSINESS

        Splitco is currently a wholly-owned subsidiary of Liberty Media. The common stock of Splitco will be divided into two tracking stocks, one tracking assets attributed to the Capital Group and the other tracking assets attributed to the Starz Group. A tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. While the Capital Group and the Starz Group have separate collections of businesses, assets and liabilities attributed to them, no group is a separate legal entity and therefore cannot own assets, issue securities or enter into legally binding agreements. Holders of tracking stocks have no direct claim to the group's stock or assets and are not represented by separate boards of directors. Instead, holders of tracking stock are stockholders of the parent corporation, with a single board of directors and subject to all of the risks and liabilities of the parent corporation.

        Prior to the split-off, Liberty Media will effect an internal restructuring (the internal restructuring), following which the businesses and ownership interests described below will be held by Splitco. As of the redemption date, Splitco will be a holding company which, through ownership of interests in subsidiaries and other companies, will be primarily engaged in the video, media and communications businesses.

        The following description of Splitco's businesses assumes that the internal restructuring has been completed.

Starz Group

  Starz, LLC

        Starz, LLC (Starz), a wholly-owned subsidiary, provides premium networks which are distributed by cable operators, direct-to-home satellite providers, telephone companies and other distributors in the United States and develops, produces and acquires entertainment content and distributes such content to consumers in the United States and throughout the world. Starz is managed based on the following business units: Starz Channels (legacy Starz Entertainment business) and Home Video, Television, Digital Media and Theatrical (legacy Starz Media businesses).

        Starz Channels' principal service offerings are (1) Starz, which is a first-run movie service that generally includes Starz plus five multiplex channels branded with the Starz name, each of which exhibits original programming series and mini-series and movies targeted to a specific audience and (2) Encore, which airs first-run movies and classic contemporary movies and generally includes six additional thematic multiplex channels branded with the Encore name, each of which exhibits movies based upon individual themes. Starz can be purchased by subscribers as an à-la-carte premium service for which subscribers pay a separate monthly charge. Distributors may also package Starz with other premium services. Encore can be purchased by subscribers as part of a digital package, which includes other movie services or a variety of general entertainment digital networks. Distributors may also sell Encore on an à-la-carte basis or packaged with Starz. Starz services also include MoviePlex, a "theme by day" channel featuring a different thematic multiplex channel each day, on a weekly rotation; IndiePlex, featuring art house and independent films; RetroPlex, featuring "classic" movies; Starz On Demand; Encore on Demand; MoviePlex On Demand; high definition feeds of several Starz and Encore channels and high definition versions of each of Starz On Demand, Encore On Demand and MoviePlex On Demand. Starz also offers Starz Online, Encore Online, MoviePlex Online and Starz Play which are Internet complements to Starz and Encore, to cable and telephone companies who offer high speed services and other distributors. As of December 31, 2010, Starz Entertainment had 18.2 million subscribers to its linear Starz channels and 32.8 million subscribers to its linear Encore channels. The Starz subscriber numbers do not include subscribers who receive Starz programming over the Internet.

        Programming networks, such as Starz, distribute their services through a number of distribution technologies, including cable television, direct-to-home satellite, broadcast television, telephone networks and the Internet. Programming services may be delivered to subscribers as part of a video distributor's package of programming services for a fixed monthly fee, or may be delivered individually as a "premium" programming service for a separate monthly charge. Premium services may be scheduled or "on-demand." Additionally, single programs or movies may be delivered on a pay-per-view basis for a per program fee. Whether a programming service is basic, premium or pay-per-view, the programmer generally enters into separate multi-year affiliation agreements with those distributors that agree to carry the service. Programmers may also provide their pay-per-view and subscription on-demand services directly to consumers via the Internet. Basic programming services derive their revenue principally from the sale of advertising time on their networks and from per subscriber license fees received from distributors. Their continued ability to generate both advertising revenue and subscriber license fees is dependent on these services' ability to maintain and renew their affiliation agreements. Premium and pay-per-view services do not sell advertising and primarily generate their revenue from subscriber fees.

        The majority of Starz Channels' revenue is derived from the delivery of premium programming services comprised of movies and original programming to subscribers under affiliation agreements with cable operators, direct broadcast satellite operators and telephone companies, including AT&T, Cablevision Systems, Cequel Communications, Charter Communications, Comcast Cable, Cox Communications, DIRECTV, DISH Network, The National Cable Television Cooperative, Mediacom Communications, Time Warner Cable and Verizon Communications. Certain of Starz Channels' affiliation agreements provide for payments based on the number of subscribers that receive Starz Channels' services. Starz Channels also has affiliation agreements with certain of its customers pursuant to which those customers pay an agreed-upon rate regardless of the number of subscribers. These affiliation agreements generally provide for contractual rate increases or rate increases tied to the annual increase in the Consumer Price Index. Starz Channels' affiliation agreements expire between now and May 2018. For the year ended December 31, 2010, 56% of Starz Channels' total revenue was generated by its three largest customers, Comcast, DIRECTV, and DISH Network, each of which individually generated at least 10% of Starz Entertainment's revenue for such period.

        The cost of acquiring rights to programming, including Internet rights, represents Starz Channels' largest expense. In order to exhibit theatrical motion pictures, Starz Channels enter into agreements to acquire rights from major motion picture producers including Disney's Hollywood Pictures, Touchstone Pictures, Miramax Films, Disney Pictures, Pixar, Walt Disney Studios, Marvel Entertainment, Sony's Columbia Pictures, Screen Gems and Sony Pictures Classics. Starz Channels also has exclusive rights to air first-run output from Overture Films, a wholly owned subsidiary of Starz which is included in the Theatrical business unit. These output agreements expire between 2012 and 2016.

        Starz Channels uplinks its programming to five non-preemptible, protected transponders on three domestic satellites. Starz Channels leases these transponders under long-term lease agreements. At December 31, 2010, these transponder leases had termination dates ranging from 2018 to 2021. Starz Channels transmits to these transponders from its uplink center in Englewood, Colorado.

        The legacy Starz Media businesses develop, produce and acquire live-action and animated content for theatrical, DVD, television, and Internet distribution (including the Starz Channels' original programming). In addition, Starz's Animation business unit provides 2D and 3D animation development and production services, primarily on a for hire basis.

        DVD's are sold or rented by Starz's Home Video business unit through its Anchor Bay Entertainment subsidiary, utilizing the Anchor Bay and Manga brands, in the United States, Canada,

United Kingdom and Australia. Anchor Bay develops and produces certain of its content and also acquires and licenses various titles from third parties. Anchor Bay also distributes Overture Film's titles (as further discussed below) and other titles acquired or produced by Starz Media, including the Starz Channels' original programming content. These titles are distributed through regional and national retailers and other distributors, including Wal-Mart, Target, Best Buy and Amazon. Generally, these retailers have the right to return unsold products.

        Anchor Bay records its revenue net of an allowance for estimated future returns. Anchor Bay pays its licensors, generally on a quarterly basis, (i) a royalty based on a percentage of net sales of the licensed title, (ii) a profit participation based on the net profits (if any) of the licensed title or (iii) retains a distribution fee and remits the net sales less contractually agreed to costs (e.g. manufacturing costs, pick, pack and ship costs, etc.) of the licensed title to the licensor. Anchor Bay markets and advertises each title prior to and during release generally through the use of a combination of television and other media related advertising and discounts, rebates and cooperative advertising with retailers depending on the specific genre or demographic appeal of the title.

        Starz's Television business unit receives license fees from networks and basic/pay cable television channels, in the United States and throughout the world, related to exploitation of its titles (including the Starz Channels' original programming content) on free or pay television. The productions are also exploited via the Internet. Amortization of production costs represents the single largest operating expense related to the exploitation of its titles on free or pay television.

        The Starz's Animation business unit, through its subsidiary Film Roman, develops and produces 2D animated content on a for-hire basis for distribution theatrically and on television for various third party entertainment companies. At its animation studio located in Toronto, Starz also develops and produces 3D animated content on a for-hire and proprietary basis.

        For-hire revenue is recognized for each project based on the percentage of costs incurred-to-date relative to the estimated total costs of the project. Revenue recognized is proportional to the work performed-to-date under the contracts.

        In July 2010, Starz determined that it would shut down its theatrical production and distribution operations conducted by its subsidiary Overture Films. As part of this decision, Starz transferred Overture Films' marketing and distribution operations and employees to Relativity Media, LLC and Relativity agreed to release Overture Films' final three films during the fourth quarter of 2010. The Overture Films' film library was retained and will continue to be exploited by Starz.

        Overture Films produced and acquired live action theatrical motion pictures for release domestically and throughout the world and prior to the Relativity arrangement, distributed its movies theatrically in the United States. Starz performs television distribution in the United States and, through its subsidiary Anchor Bay Entertainment, performs home video distribution also in the United States. Overture Films has entered into distribution agreements with Paramount Pictures and Alliance Atlantis to distribute its product internationally to the extent Overture Films controls such rights. Overture Films' 2010 theatrical releases were The Crazies, Brooklyn's Finest, Jack Goes Boating, Stone and Let Me In. All of Overture Films' films appear on Starz Channels' networks during their pay television windows.

        Overture Films records revenue from the theatrical release of its films. The domestic box office receipts are divided between the theatrical exhibitors and Overture Films based upon contractual arrangements on a film-by-film basis. Paramount Vantage and Alliance Atlantis contract with foreign distributors and receive a distribution fee for their services. Overture Films records revenue related to home video distribution of its films net of a reserve for estimated future returns. The theatrical business receives license fees from Starz Channels related to the pay television agreement that covers the appearance of those films on Starz Channels' networks during their pay television windows. Fees are also earned from both domestic and foreign networks/basic cable channels related to the exploitation of the titles on free television. Other revenue sources include video on demand/pay-per-view, syndication and exploitation of the titles in a non-theatrical manner such as the Internet and airlines. Significant expenses related to Overture Films include the amortization of film acquisition and production costs and the print and advertising expenses related to the release of each film, as well as the home video manufacturing and related distribution and advertising expenses.

        In the U.S., Overture Films incurred significant marketing, advertising and print costs before and during the theatrical release of a film in an effort to generate awareness of the film, to increase the consumer's intent to view the film, and to generate significant consumer interest in subsequent home video and other ancillary markets. These costs were expensed as incurred. Therefore, Starz incurred losses prior to theatrical release of a film. The foreign distributors are normally responsible for the marketing and advertising of films in each of their respective territories.

  Liberty Sports Interactive, Inc.

        Liberty Sports Interactive, Inc., a wholly-owned subsidiary, develops, operates and licenses fantasy sports games, fantasy sports league-hosting software and fantasy sports content delivered via broadband, as well as providing free online games, information and entertainment for sports fans.

        Subsequent to December 31, 2010, it was determined that Liberty Sports Interactive, Inc. would wind down operations and cease offering its services.

Capital Group

        The Capital Group includes all of Splitco's businesses and assets that are not attributed to the Starz Group.

  Atlanta National League Baseball Club, Inc.

        Atlanta National League Baseball Club, Inc., (ANLBC), a wholly-owned subsidiary, owns and operates the Atlanta Braves Major League Baseball franchise. Turner Field, which is leased from the City of Atlanta and Fulton County Recreation Authority, is the home stadium of the Atlanta Braves. Turner Field is located just outside the downtown area of Atlanta and offers a range of activities and eateries for fans, from interactive gaming and cartoon characters to social gathering places such as the Braves Chop House.

        ANLBC derives revenue from the sale of tickets for games played at Turner Field, as well as from game-day sales of concessions and other goods and services in and around Turner Field. ANLBC also derives substantial revenue from the sale of broadcasting rights to the Atlanta Braves baseball games. ANLBC has long-term local broadcasting agreements with Turner Broadcasting, Inc., Turner Regional Entertainment Network, Inc. and Sportsouth Network, Ltd., and through Major League Baseball (MLB), has entered into national broadcasting agreements with ESPN, Turner Broadcasting, Inc. and Fox Sports.

        As the owner of a MLB franchise, ANLBC must abide by rules promulgated by the MLB Commissioner and comply with MLB's constitution and bylaws. Under the MLB rules, each MLB franchise participates in the MLB Central Fund, which acts as a conduit of centrally derived revenue (primarily from national broadcast agreements) to the clubs. In addition, each franchise is required to share locally derived revenue with the other MLB franchises and their owners through MLB's revenue sharing plan. Also under the MLB rules, each MLB franchise is required to participate in and contribute to certain profit sharing initiatives, such as MLB Advanced Media L.P., MLB's interactive media and internet company which runs MLB's official website and all of the MLB teams' websites.

        In addition to the Atlanta Braves, ANLBC owns and operates a baseball academy in the Dominican Republic and certain minor league baseball clubs.

  TruePosition, Inc.

        TruePosition, Inc. (TruePosition) is a wholly-owned subsidiary that develops and markets technology for locating wireless phones and other wireless devices enabling wireless carriers, application providers and other enterprises to provide E-911 services domestically and other location-based services to mobile users both domestically and worldwide. "E-911" or "Enhanced 911" refers to a Federal Communications Commission mandate requiring wireless carriers to implement wireless location capability. AT&T began deploying TruePosition's technology in late 2002, and T-Mobile USA began deploying such technology in 2003. Both wireless carriers are deploying TruePosition's technology and using the technology for E-911 and selected other services. In addition, as of December 31, 2010, nine smaller wireless carriers and government agencies had deployed or are deploying TruePosition's technology.

        TruePosition earns revenue from the sale of hardware and licensing of software required to generate location records for wireless phones and other wireless devices on a cellular network and from the design, installation, testing and commissioning of such hardware and software. In addition, TruePosition earns software maintenance revenue through the provision of ongoing technical and software support. TruePosition has contractual rights to earn additional revenue from its deployed product base if its customers use such deployed equipment to provide commercial services. However, to date, TruePosition has not earned any significant revenue from other location-based services. Substantially all of TruePosition's reported revenue through November 2006 was derived from AT&T. At that time, TruePosition amended its contract with AT&T to include, among other things, delivery of specified elements in the future. In accordance with the software revenue recognition rules under generally accepted accounting principles, TruePosition ceased recognition of certain revenue from AT&T pending delivery of the specified elements. Recognition of revenue earned from T-Mobile is similarly deferred pending delivery of specified elements, which to date have not been delivered.

        In June of 2010, TruePosition delivered the final undelivered specified element under the contract with AT&T and recommenced recognition of previously deferred revenue and costs. In February of 2011 TruePosition signed an amended contract that materially changed the terms of the existing AT&T contract. Due to the transition provisions of the new revenue recognition rules a contract that is materially modified is subject to the new accounting standard (see discussion of Recent Accounting Pronouncements in Management's Discussion and Analysis in Annex B). Therefore, we are currently analyzing the impacts of the material modification and believe that recognition of a significant portion of the deferred revenue and deferred cost associated with that contract may be required in the first quarter of 2011, under the new provisions. As of December 31, 2010, deferred revenue and deferred cost under the AT&T arrangement were $576 million and $168 million, respectively.

        TruePosition's location system is a passive network overlay system designed to enable mobile wireless service providers to determine the location of all network wireless devices, including cellular and PCS telephones. Using its patented uplink time difference of arrival (U-TDOA) and angle of arrival (AOA) technology, TruePosition's location system calculates the latitude and longitude of a designated wireless telephone or transmitter and forwards the information in real time to application software. TruePosition's offerings cover major wireless air interfaces including Time Division Multiple Access (TDMA), Advanced Mobile Phone System (AMPS), Code Division Multiple Access (CDMA), Global System Mobile (GSM) and Universal Mobile Telecommunications System (UMTS).

        TruePosition is investing in the development of new location-based services and technologies through its subsidiary EmFinders. EmFinders has developed and markets devices to be worn by persons with medical impairments, such as Alzheimer's disease, Down syndrome or autism, which can enable public safety agencies to locate and recover individuals if they wander off or become lost.

  Sirius XM Radio Inc.

        Splitco owns an approximate 40% ownership interest in SIRIUS XM Radio Inc. (SIRIUS XM), a domestic satellite radio company. SIRIUS XM broadcasts to subscribers over approximately 130 digital-quality channels, including more than 60 channels of 100% commercial-free music, plus exclusive channels of sports, news, talk, entertainment, traffic, weather and data through its two proprietary satellite radio systems—the Sirius system and the XM system. This unique listening experience is available to subscribers from coast-to-coast in the United States. The services can be used in cars, trucks, RVs, homes, offices, stores, and even outdoors. Boaters around the country, and up to 200 miles offshore, can also hear the SIRIUS XM programming. SIRIUS XM provides premium quality programming delivered by seven satellites orbiting directly over the United States (3 satellites provide service to the Sirius system and 4 satellites provide service to the XM system). In addition to the commercial-free music channels, SIRIUS XM's programming lineups also include 65 channels of sports, news, talk, entertainment, traffic, weather and data from such top names as Howard Stern, CNBC, CNN, Martha Stewart, Barbara Walters, Oprah Winfrey, BBC World Service, NPR and Radio Disney. Around-the-clock traffic and weather reports are provided for the top 20 US traffic markets.

        Receivers are manufactured to meet the needs of all subscribers, and come in versions for cars, trucks, recreational vehicles, boats, aircraft, the home, offices, retail stores and for portable use. The receiver product line starts with portable and transportable Plug & Play radios and continues to high-end receivers complete with motorized touch-control display screens, as well as radios that are found in new cars and trucks.

        Available in more than 20,000 retail locations, SIRIUS XM radios can be purchased at major national and regional retailers including Best Buy, Crutchfield, Costco, Target, Wal-Mart, Sam's Club and RadioShack. SIRIUS XM service is also available at heavy truck dealers and truck stops nationwide and SIRIUS XM has agreements with every major automaker.

        As of December 31, 2010, Splitco owned $337 million principal amount of SIRIUS XM's public debt, as well as preferred stock of SIRIUS XM which is convertible into common stock representing approximately 40% of SIRIUS XM's fully diluted equity.

  Live Nation Entertainment, Inc.

        Splitco owns approximately 18% of Live Nation Entertainment, Inc. (Live Nation) outstanding common stock at December 31, 2010. Live Nation is considered the largest live entertainment company in the world and seeks to innovate and enhance the live entertainment experience for artists and fans: before, during and after the show. In 2009, Live Nation sold 140 million tickets, promoted 21,000 concerts, partnered with 850 sponsors and averaged 25 million unique monthly visitors to its e-commerce sites.

        Live Nation is organized into five business segments: Concerts, Artist Nation, Ticketing, Sponsorship and E-Commerce. The Concerts segment involves the promotion of live music events globally in Live Nation's owned and/or operated venues and in rented third-party venues, the production of music festivals and the operation and management of music venues. The Artist Nation segment provides management services to artists and other services including merchandise, artist fan sites and VIP tickets. The Ticketing segment principally involves the management of Live Nation's ticketing operations. The Sponsorship segment manages the development of strategic sponsorship programs in addition to the sale of national and local sponsorships and placement of advertising including signage and promotional programs. The E-Commerce segment provides online access for customers relating to ticket sales and event information and is responsible for Live Nation's primary websites, www.livenation.com and www.ticketmaster.com.

Regulatory Matters

  Programming Television Services

        In the United States, the FCC regulates broadcasters, the providers of satellite communications services and facilities for the transmission of programming services, the cable television systems and other multichannel video programming distributors (MVPDs) that distribute such services, and, to some extent, the availability of the programming services themselves through its regulation of program licensing. Cable television systems in the United States are also regulated by municipalities or other state and local government authorities. Cable television systems are currently subject to federal rate regulation on the provision of basic service, except where subject to effective competition under FCC rules, which has become increasingly widespread. Continued rate regulation or other franchise conditions could place downward pressure on the fees cable television companies are willing or able to pay for programming services in which Splitco has interests. Regulatory carriage requirements also could adversely affect the number of channels available to carry the programming services in which Splitco has an interest.

        Regulation of Program Licensing.    The Cable Television Consumer Protection and Competition Act of 1992 (the 1992 Cable Act) directed the FCC to promulgate regulations regarding the sale and acquisition of cable programming between MVPDs (including cable operators) and satellite-delivered programming services in which a cable operator has an attributable interest. The legislation and the implementing regulations adopted by the FCC preclude virtually all exclusive programming contracts between cable operators and satellite programmers affiliated with any cable operator (unless the FCC first determines that the contract serves the public interest) and generally prohibit a cable operator that has an attributable interest in a satellite programmer from improperly influencing the terms and conditions of sale to unaffiliated MVPDs. Further, the 1992 Cable Act requires that such affiliated programmers make their programming services available to cable operators and competing MVPDs such as multi-channel multi-point distribution systems (which we refer to as MMDS), and direct broadcast satellite (DBS) distributors on terms and conditions that do not unfairly discriminate among distributors. The Telecommunications Act of 1996 extended these rules to programming services in which telephone companies and other common carriers have attributable ownership interests. The FCC revised its program licensing rules by implementing a damages remedy in situations where the defendant knowingly violates the regulations and by establishing a timeline for the resolution of complaints, among other things. In 2007, the FCC extended the prohibition on exclusive programming contracts until 2012 and amended the program access complaint rules. The FCC also has initiated a rulemaking proceeding to consider additional revisions to its program access rules, including, among others, further changes in the complaint procedures, restrictions on the bundling of programming services to distributors and the extension of the rules to terrestrially-delivered programming. In 2010, the FCC revised the program access rules to permit complainants to pursue program access claims involving terrestrially-delivered, cable-affiliated programming similar to the claims that they may pursue regarding satellite-delivered, cable-affiliated programming, where the purpose or the effect of a challenged act is to hinder significantly or prevent a complainant from providing satellite cable programming or satellite broadcast programming. Although Liberty Media no longer owns Liberty Cablevision of Puerto Rico Ltd. (LCPR), FCC rules continue to attribute an ownership interest in LCPR to Liberty Media and to Splitco, thereby subjecting Splitco and satellite-delivered programming services in which Splitco has an interest to the program access rules. As explained below in "Other Regulation," Splitco is also subject to the program access rules as a condition of FCC approval of Liberty Media's transaction with News Corporation in 2008.

        Regulation of Carriage of Programming.    Under the 1992 Cable Act, the FCC has adopted regulations prohibiting cable operators from requiring a financial interest in a programming service as a condition to carriage of such service, coercing exclusive rights in a programming service or favoring affiliated programmers so as to restrain unreasonably the ability of unaffiliated programmers to compete.

        Regulation of Ownership.    The 1992 Cable Act required the FCC, among other things, (1) to prescribe rules and regulations establishing reasonable limits on the number of channels on a cable system that will be allowed to carry programming in which the owner of such cable system has an attributable interest and (2) to consider the necessity and appropriateness of imposing limitations on the degree to which MVPDs (including cable operators) may engage in the creation or production of video programming. In 1993, the FCC adopted regulations limiting carriage by a cable operator of national programming services in which that operator holds an attributable interest. However, in 2001, the United States Court of Appeals for the District of Columbia Circuit found that the FCC had failed to justify adequately the channel occupancy limit, vacated the FCC's decision and remanded the rule to the FCC for further consideration. In response to the Court's decision, the FCC issued further notices of proposed rulemaking in 2001 and in 2005 to consider channel occupancy limitations. Even if these rules were readopted by the FCC, they would have little impact on programming companies in which Splitco has interests based upon Splitco's current attributable ownership interests in cable systems. In its 2001 decision, the Court of Appeals also vacated the FCC's rule imposing a thirty percent limit on the number of subscribers served by systems nationwide in which a multiple system operator can have an attributable ownership interest. After conducting a further rulemaking regarding this ownership limitation, in 2007, the FCC again adopted a thirty percent limit on the number of subscribers served by a cable operator nationwide. However, in 2009, the Court of Appeals again vacated the thirty percent limit.

        Regulation of Carriage of Broadcast Stations.    The 1992 Cable Act granted broadcasters a choice of must carry rights or retransmission consent rights. The rules adopted by the FCC generally provided for mandatory carriage by cable systems of all local full-power commercial television broadcast signals selecting must carry rights and, depending on a cable system's channel capacity, non-commercial television broadcast signals. Such statutorily mandated carriage of broadcast stations coupled with the provisions of the Cable Communications Policy Act of 1984, which require cable television systems with 36 or more "activated" channels to reserve a percentage of such channels for commercial use by unaffiliated third parties and permit franchise authorities to require the cable operator to provide channel capacity, equipment and facilities for public, educational and government access channels, could adversely affect some or substantially all of the programming services in which Splitco has interests by limiting the carriage of such services in cable systems with limited channel capacity. In 2007, the FCC adopted an order addressing cable operators' obligations to ensure that local broadcasters' primary video and program-related material are viewable by all subscribers following completion of the digital transition. The FCC's order allows cable operators to comply with the viewability requirements by carrying a broadcaster's digital signal in either analog format or digital format, provided that all subscribers have the necessary equipment to view the broadcast content. The viewability requirements extend to June 2012, and during 2011, the FCC will review the requirements based upon the state of technology and the marketplace.

        Closed Captioning and Video Description Regulation.    The Telecommunications Act of 1996 also required the FCC to establish rules and an implementation schedule to ensure that video programming is fully accessible to the hearing impaired through closed captioning. The rules adopted by the FCC require substantial closed captioning, with only limited exemptions. As a result, some of the programming companies in which Splitco has interests may incur additional costs for closed captioning.

        A-La-Carte Proceeding.    In 2004, the FCC's Media Bureau conducted a notice of inquiry proceeding regarding the feasibility of selling video programming services "à-la-carte," i.e. on an individual or small tier basis. The Media Bureau released a report in 2004, which concluded that à-la-carte sales of video programming services would not result in lower video programming costs for most consumers and that they would adversely affect video programming networks. In 2006, the Media Bureau released a new report which stated that the 2004 report was flawed and which concluded that à-la-carte sales could be in the best interests of consumers. Although the FCC's authority to mandate à-la-carte sales has been questioned, its endorsement of the concept could encourage Congress to consider proposals to mandate à-la-carte sales or otherwise seek to impose greater regulatory controls on how programming is sold by MVPDs. The programming companies whose services are distributed in tiers or packages of programming services would experience decreased distribution if à-la-carte carriage were mandated.

        Copyright Regulation.    Some of the programming companies in which Splitco has interests must obtain any necessary music performance rights from the rights holders. These rights generally are controlled by the music performance rights organizations of the American Society of Composers, Authors and Publishers (ASCAP), Broadcast Music, Inc. (BMI) and the Society of European Stage Authors and Composers (SESAC), each with rights to the music of various artists.

        Satellites and Uplink.    In general, authorization from the FCC must be obtained for the construction and operation of a communications satellite. The FCC authorizes utilization of satellite orbital slots assigned to the United States by the World Administrative Radio Conference. Such slots are finite in number, thus limiting the number of carriers that can provide satellite transponders and the number of transponders available for transmission of programming services. At present, however, there are numerous competing satellite service providers that make transponders available for video services to MVPDs. The FCC also regulates the earth stations uplinking to and/or downlinking from such satellites.

  Other Regulation

        On June 16, 2010 Dr. John C. Malone and DIRECTV completed a transaction that eliminated Dr. Malone's and Liberty Media's attributable interests in DIRECTV under FCC rules. However, except for the condition requiring the elimination of the attributable interests between DIRECTV Puerto Rico and Liberty Cablevision of Puerto Rico, Liberty Media remains subject to the other conditions adopted by the FCC in approving Liberty Media's 2008 transaction with News Corporation. Those conditions include program access and non-discrimination, program carriage, RSN arbitration and retransmission consent arbitration conditions. Splitco will also be subject to such conditions.

        SIRIUS XM operates satellite systems and must comply with the FCC's regulations regarding satellite licensing, the prevention of interference and other matters. For example, SIRIUS XM must apply for renewal of its satellite licenses prior to the expiration of the current license terms. SIRIUS XM also must obtain FCC equipment certifications for certain satellite radios. As a result of the 2008 merger transaction between Sirius Satellite Radio Inc. and XM Satellite Radio Holdings, Inc., SIRIUS XM must implement voluntary commitments regarding matters such as a la carte programming, rates and channels set asides for independently-owned entities. Other aspects of SIRIUS XM's operations, such as the export of satellite radio system components and technical data, are subject to U.S. export licensing requirements.

        Splitco also has significant ownership interests in other entities, such as Sprint Nextel Corporation, which are extensively regulated. For example, Sprint Nextel is subject not only to federal regulation but also to regulation in varying degrees, depending on the jurisdiction, by state and local regulatory authorities.

  Proposed Changes in Regulation

        The regulation of programming services and the distributors of programming services is subject to the political process and has been in constant flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated and there can be no assurance that Splitco's business will not be adversely affected by future legislation, new regulation or deregulation.

Competition

        Starz competes with other programmers for distribution on a limited number of channels. Increasing concentration in the multichannel video distribution industry could adversely affect Starz by reducing the number of distributors to whom it sells its programming, subjecting more of its programming sales to volume discounts and increasing the distributors' bargaining power in negotiating new affiliation agreements. Once distribution is obtained, Starz competes for viewers with other cable and off-air broadcast television programming services as well as with other entertainment media, including home video, pay-per-view services, online activities, movies and other forms of news, information and entertainment. Starz also competes for creative talent and programming content. Splitco believes that the principal competitive factors for Starz are prices charged for programming, the quantity, quality, exclusivity and variety of the programming offered and the effectiveness of marketing efforts.

        Starz also faces competition from companies within the entertainment business and from alternative forms of leisure entertainment. The primary competition for Starz Media's theatrical films and its other filmed products comes from both animated and live-action films that are targeted at similar audiences and released into the domestic theatrical market at approximately the same time as Starz Media's films. In addition to competing for revenue, Starz Media's film studios compete with other film studios over optimal release dates and the number of motion picture screens on which movies are exhibited. Anchor Bay competes with the home video/DVD distribution divisions of major theatrical production studios, as well as with several other independent home video/DVD distribution companies.

        ANLBC faces competition from many alternative forms of leisure entertainment. During the baseball season, ANLBC competes with other sporting and live events for game day attendance, which is integral to ANLBC's ticket, concession and souvenir sales revenue. The broadcasting of ANLBC's games, which is another significant source of revenue for ANLBC, competes against a multitude of other media options for viewers, including premium programming, home video, pay-per-view services, online activities, movies and other forms of news and information. In addition, ANLBC competes with the other Major League Baseball teams for a limited pool of player talent. Player talent contributes to ANLBC's winning record and league standings, which are critical components of ANLBC's competitiveness.

        TruePosition faces competition from Commscope, which provides a similar location-based service to TruePosition. More cell phones are being equipped with GPS chips which eventually could make the TruePosition product less relevant, although TruePosition's products work in areas where GPS is not available due to lack of connection to satellites.

        SIRIUS XM faces significant competition for both listeners and advertisers from traditional AM/FM radio, HD radio, internet radio and mobile media devices. Unlike satellite radio, traditional AM/FM radio has had a well established demand for its services and generally offers free broadcasts paid for by commercial advertising rather than by a subscription fee. Many radio stations have begun broadcasting digital signals, which have sound quality similar to SIRIUS XM signals. Major media companies make near CD-quality digital streams available through the Internet for free or, in some cases, for a fraction of the cost of a satellite radio subscription. Splitco believes that the principal competitive factors for SIRIUS XM are the quantity, quality, exclusivity and variety of the programming offered and the effectiveness of marketing efforts.

 Employees

        Splitco currently has no corporate employees. Splitco anticipates that, subsequent to the split-off, all of Liberty Media's corporate employees will become corporate employees of Splitco, and Splitco will provide Liberty Media with certain management and administrative services pursuant to the services agreement, including the services of Splitco's executive officers, all of whom will remain executive officers of Liberty Media after the split-off. See "Certain Relationships and Related Transactions—Relationships Between Splitco and Liberty Media—Services Agreement."

        As of December 31, 2010 (and assuming the internal restructuring had been effected on that date), Splitco's consolidated subsidiaries had an aggregate of approximately 2,700 full-time and part-time employees. None of these employees is represented by a labor union or covered by a collective bargaining agreement. Splitco believes that these employee relations are good.

Properties

        Splitco owns its corporate headquarters in Englewood, Colorado and shares office space in its corporate headquarters with Liberty Media. All of Splitco's other real or personal property is owned or leased by its subsidiaries and business affiliates.

        Starz owns its corporate headquarters in Englewood, Colorado. In addition, Starz leases office space for its business affairs and sales staff at three locations around the United States. Starz leases space for its executive offices, distribution and sales operations, and production studio facilities in Burbank, California, Troy, Michigan, Beverly Hills, California and New York, New York. Starz also leases space for its international production and distribution operations in Toronto, Ontario, London, England and Melbourne and Sydney, Australia.

        ANLBC leases Turner Field, its home stadium and corporate headquarters, from the City of Atlanta and Fulton County Recreation Authority under a long-term lease arrangement. ANLBC also leases the home stadiums of its minor league baseball clubs and its baseball academy in the Dominican Republic.

        Splitco's subsidiaries and business affiliates own or lease the fixed assets necessary for the operation of their respective businesses, including office space, transponder space, headends, cable television and telecommunications distribution equipment, telecommunications switches and customer equipment (including converter boxes). Splitco's management believes that the current facilities of Splitco's subsidiaries and business affiliates are suitable and adequate for their business operations for the foreseeable future.

Legal Proceedings

        On August 6, 2010, Liberty and its subsidiary Liberty Media LLC filed a Verified Complaint for Injunctive Relief and Declaratory Judgment in the Delaware Court of Chancery against The Bank of New York Mellon Trust Company (BNY), in BNY's capacity as trustee under the indenture dated July 7, 1999 (as amended and supplemented, the Indenture) governing Liberty Media LLC's public indebtedness. Liberty filed a verified amended complaint on September 3, 2010 and a verified second amended complaint on October 1, 2010. The second amended complaint requested a declaratory judgment by the court that the previously announced plan to split-off the businesses, assets and liabilities currently attributed to the Liberty Capital and Liberty Starz tracking stock groups will not constitute a disposition of all or substantially all of the assets of Liberty Media LLC under the Indenture and that, therefore, no "Event of Default" will arise as a result of Liberty Media LLC remaining the obligor under the Indenture following the Split-Off. The second amended complaint further requested that the court enjoin BNY, those acting in concert with it, and each holder of securities whose interests are represented by BNY under the Indenture from declaring an "Event of

Default" in connection with the Split-Off or taking action to accelerate the repayment of indebtedness under the securities. BNY filed a motion to dismiss the complaint, contending that the Delaware Court of Chancery does not have subject matter jurisdiction over the dispute and that it should be litigated in a different court in Delaware. BNY also sought to dismiss based on the theory that there is not a case or controversy for a court to resolve. The motion to dismiss was denied. Trial was held the week of February 21, 2011, and the parties are awaiting a decision.

Annex B—Liberty Splitco, Inc. and Liberty Media Corporation
Financial Statements

INDEX TO FINANCIAL STATEMENTS

Management's Discussion and Analysis of Financial Condition and Results of Operations

        The following discussion and analysis provides information concerning Splitco's combined results of operations and financial condition. The historical financial statements for the assets, businesses and liabilities owned by Splitco upon the completion of the proposed split-off are included in Annex B. This discussion should be read in conjunction with Splitco's combined financial statements for the years ended December 31, 2010, 2009 and 2008.

        Throughout this presentation, the terms "we" and "our company" refer to Splitco and, to the extent the context requires, Liberty Media Corporation ("Liberty") taken together with Splitco, on a consolidated basis, for periods prior to the proposed split-off.

Overview

        We are currently a wholly-owned subsidiary of Liberty. Upon the completion of the proposed split-off, we will own controlling and non-controlling interests in a range of media, communications and entertainment companies. Our more significant operating subsidiaries, which are also our reportable segments, are Starz, LLC ("Starz"), Atlanta National League Baseball Club, Inc. ("ANLBC") and True Position, Inc. ("TruePosition"). Starz provides premium networks which are distributed by cable operators, direct-to-home satellite providers, telephone companies and develops, produces and acquires entertainment content and distributes such content to consumers. ANLBC owns the Atlanta Braves, a major league baseball club, as well as certain of the Atlanta Braves' minor league clubs. TruePosition provides equipment and technology that deliver location-based services to wireless users.

        Our "Corporate and Other" category includes our other combined subsidiaries and corporate expenses. Our other combined subsidiaries include WFRV and WJMN Television Station, Inc. and Liberty Sports Interactive, Inc.. WFRV and WJMN Television Stations, Inc. operate two full power television stations: WFRV-TV, in Green Bay, Wisconsin, and WJMN-TV, in Escabana, Michigan. Liberty Sports Interactive, Inc. operates and licenses fantasy sports games, fantasy sports league-hosting software and fantasy sports content delivered via broadband, as well as providing free online games, information and entertainment for sports fans.

        In addition to the foregoing businesses, we hold ownership interests in Sirius XM Radio Inc. ("SIRIUS XM"), which we account for as an equity method investment, and we continue to maintain investments and related financial instruments in public companies such as Live Nation Entertainment, Inc. ("Live Nation"), Time Warner, Inc., Time Warner Cable, Inc., Motorola, Inc., and Sprint Nextel Corporation, which are accounted for at their respective fair market values and are included in corporate and other.

Tracking Stocks

        Tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. While the Splitco Starz Group and the Splitco Capital Group have separate collections of businesses, assets and liabilities attributed to them, no group is a separate legal entity and therefore cannot own assets, issue securities or enter into legally binding agreements. Holders of tracking stocks have no direct claim to the group's stock or assets and are not represented by separate boards of directors. Instead, holders of tracking stock are stockholders of the parent corporation, with a single board of directors and subject to all of the risks and liabilities of the parent corporation.

        The term "Splitco Starz Group" does not represent a separate legal entity, rather it represents those businesses, assets and liabilities which we have attributed to it. The Splitco Starz Group is comprised primarily of our subsidiary Starz, LLC and approximately $878 million (as of December 31, 2010) of cash, including subsidiary cash. In addition, as discussed below, as of September 30, 2010,

Starz Media, LLC ("Starz Media") is attributed to the Splitco Starz Group and is prospectively included in the results of Starz, LLC.

        Similarly, the term "Splitco Capital Group" also does not represent a separate legal entity, rather it represents all of our businesses, assets and liabilities which we have attributed to it. The Splitco Capital Group has attributed to it all of our businesses, assets and liabilities not attributed to the Splitco Starz Group, including our subsidiaries Starz Media (through September 30, 2010), ANLBC and TruePosition, and our investments in SIRIUS XM, Time Warner Inc., Time Warner Cable and Sprint Nextel Corporation. In addition, we have attributed $1,212 million of cash, including subsidiary cash and $1,138 million principal amount (as of December 31, 2010) of our exchangeable senior debentures and $750 million of other corporate level debt. The Splitco Capital Group will also include such other businesses that our board of directors may in the future determine to attribute to the Splitco Capital Group, including such other businesses as we may acquire for the Splitco Capital Group.

        On February 25, 2010, we announced that our board of directors had resolved to effect the following changes in attribution between the Capital Group and the Interactive Group, effective immediately (the "February Reattribution"):

  •
  the change in attribution from the Interactive Group to the Capital Group of our 14.6% ownership interest in Live Nation Entertainment, Inc.;

  •
  the change in attribution from the Capital Group to the Interactive Group of the following debt securities:

  •
  $469 million in principal amount of 4% Exchangeable Senior Debentures due 2029 (the "2029 Exchangeables");

  •
  $460 million in principal amount of 3.75% Exchangeable Senior Debentures due 2030 (the "2030 Exchangeables"); and

  •
  $492 million in principal amount of 3.5% Exchangeable Senior Debentures due 2031 (the "2031 Exchangeables", and together with the 2029 Exchangeables and the 2030 Exchangeables, the "Exchangeable Notes");

  •
  the change in attribution from the Capital Group to the Interactive Group of approximately $830 million in net taxable income to be recognized ratably in tax years 2014 through 2018 as a result of the cancellation in April 2009 of $400 million in face amount of 2029 Exchangeables and $350 million in face amount of 2030 Exchangeables; and

  •
  the change in attribution from the Capital Group to the Interactive Group of $807 million in cash.

        The Liberty Media board determined that the February Reattribution would enable the Liberty Interactive Group to obtain long-term debt financing on better terms than would have been available to it in the capital markets at that time and improve the liquidity of the Liberty Interactive Group. In addition, the Liberty Interactive Group's generation of meaningful taxable income would better position it to utilize more directly and efficiently the tax benefits associated with the Exchangeable Notes. Previously, the Liberty Interactive Group was using these tax benefits, which were then attributed to the Liberty Capital Group, and compensating the Liberty Capital Group for such use. Lastly, the Liberty Media board believed that Liberty Media's equity interests in Live Nation Entertainment should be reattributed to the Liberty Capital Group in order to position it to take advantage of potential synergies associated with the Liberty Capital Group's interests in Sirius XM Radio.

        In establishing the terms of the February Reattribution, the Liberty Media board reviewed, among other things, (i) a range of estimated values for the Exchangeable Notes (between $482 million and $526 million), which took into account the trading prices of the Exchangeable Notes and their unique tax attributes, among other things, and (ii) the estimated value of Liberty Media's equity interests in Live Nation Entertainment (approximately $298 million), which was based on the $12 per share at which Liberty Media publicly tendered for additional shares of Live Nation during February 2010. Consistent with Liberty Media's Management and Allocation Policies, the Liberty Media board determined that the exchange of assets and liabilities between the two groups in the February Reattribution was completed on a fair value basis.

        The February Reattribution has been reflected prospectively in the attributed financial statements. This change in attribution had no effect on the assets and liabilities attributed to the Starz Group.

        On September 16, 2010, Liberty Media's board of directors approved a change in attribution of Liberty Media's interest in Starz Media, LLC along with $15 million in cash from its Capital Group to its Starz Group, effective September 30, 2010 (the "Starz Media Reattribution"). As a result of the Starz Media Reattribution, an intergroup payable of approximately $54.9 million owed by Liberty Media's Capital Group to its Starz Group has been extinguished, and its Starz Group has become attributed with approximately $53.7 million in bank debt, interest rate swaps and any shutdown costs associated with the winding down of the Overture Films business. Notwithstanding the Starz Media Reattribution, the board determined that certain tax benefits relating to the operation of the Starz Media, LLC business by Liberty Media's Capital Group that may be realized from any future sale or other disposition of that business by Liberty Media's Starz Group will remain attributed to its Capital Group.

        The Starz Media Reattribution enabled the Liberty Starz Group to acquire the complementary Starz Media business. Starz Entertainment had been engaging in mutually beneficial content distribution and programming arrangements with Starz Media, and it was inefficient for these arrangements to be treated as inter-group transactions. Accordingly, the Liberty Media board reattributed Starz Media, and its related debt, from the Liberty Capital Group to the Liberty Starz Group. This also enabled the Liberty Capital Group to repay indebtedness it owed to the Liberty Starz Group without using any of its cash reserves.

        In establishing the terms of the Starz Reattribution, the Liberty Media board considered, among other things, (i) a range of estimated values for the Starz Media assets (between $95 million and $122 million), (ii) the approximately $54 million in Starz Media liabilities to be assumed and (iii) the approximately $55 million payable owed by the Liberty Capital Group to the Liberty Starz Group. Consistent with Liberty Media's Management and Allocation Policies, the Liberty Media board determined that the exchange of assets and liabilities between the two groups in the Starz Reattribution was completed on a fair value basis.

        As with the other reattributions the impact will be reflected prospectively from the date the attribution changed in the attributed financials. There was no change to the combined financial statements as a result of the Starz Media Reattribution.

        On February 9, 2011, Liberty Media's Board of Directors resolved to change the attribution of (i) approximately $1.138 billion principal amount of Liberty Media LLC's 3.125% Exchangeable Senior Debentures due 2023 (the "TWX Exchangeable Notes"), (ii) 21,785,130 shares of Time Warner Inc. common stock, 5,468,254 shares of Time Warner Cable Inc. common stock and 1,980,425 shares of AOL, Inc. common stock, which collectively represent the basket of securities into which the TWX Exchangeable Notes are exchangeable (the "Basket Securities") and (iii) approximately $264 million in cash from the Capital Group to the Interactive Group, effective immediately (the "TWX Reattribution"). The TWX Reattribution had no effect on the assets and liabilities attributed to the Starz Group, nor did it effect any change to the obligor of the TWX Exchangeable Notes, which remains Liberty Media LLC.

        The Liberty Media board determined to effect the TWX Reattribution in light of the pending Split-Off, to eliminate ambiguity regarding the terms of this reattribution and to better align the TWX Exchangeable Notes with the tracking stock group that has the strongest cashflow generation. The reattribution of the TWX Exchangeable Notes was necessary to complete the pending proposed split-off because the obligor thereunder, Liberty Media LLC, will remain with Liberty Media following the pending split-off. The Liberty Media board believed that waiting to complete this reattribution until an unknowable time when the conditions to the split-off would be satisfied was creating confusion in the marketplace over the terms of the pending reattribution, including the amount of cash to be reattributed. In addition, and irrespective of the split-off, the Liberty Media board believes the Interactive Group is best positioned to fulfill the obligations under the TWX Exchangeable Notes given its strong cash flow and solid credit position. Accordingly, the Liberty Media board decided to complete the TWX Reattribution at its February 9, 2011 board meeting.

        In establishing the terms of the TWX Reattribution, the Liberty Media board reviewed, among other things, (i) the principal amount of the TWX Exchangeable Notes, (ii) a range of values for tax liabilities associated with the delivery of the Basket Securities (between $162 million and $168 million), (iii) a range of values in payment for the risk that the Basket Securities are worth less than the face amount of the TWX Exchangeable Notes at the first date on which the TWX Exchangeable Notes can be redeemed, which is March 30, 2013 (between $36 million and $55 million), and (iv) the estimated value of the Basket Securities, using closing market prices on February 8, 2011 ($1.2 billion in the aggregate). Consistent with Liberty Media's Management and Allocation Policies, the Liberty Media board determined that the exchange of assets and liabilities between the two groups in the TWX Reattribution was completed on a fair value basis.

Discontinued Operations

        On November 19, 2009, we completed our previously announced split-off (the "LEI Split-Off") of our wholly owned subsidiary, Liberty Entertainment, Inc. ("LEI"), and the business combination transaction among our company, LEI and The DIRECTV Group, Inc. ("DIRECTV") (the "DTV Business Combination"). The LEI Split-Off was accomplished by a partial redemption of 90% of the outstanding shares of Liberty Entertainment common stock in exchange for all of the outstanding shares of common stock of LEI, pursuant to which, 0.9 of each outstanding share of Liberty Entertainment common stock was redeemed for 0.9 of a share of the corresponding series of common stock of LEI, with payment of cash in lieu of any fractional shares. LEI held our 57% interest in DIRECTV, 100% interest in Liberty Sports Holdings, LLC, 65% interest in Game Show Network, LLC and approximately $120 million in cash and cash equivalents, and approximately $2 billion of indebtedness. All of the businesses, assets and liabilities that were attributed to the Entertainment Group and were not held by LEI have remained with our company and continue to be attributed to the Entertainment Group, which we have redesignated as the Liberty Starz Group.

        Immediately following the LEI Split-Off, we, LEI and DIRECTV completed the DTV Business Combination, and each of LEI and DIRECTV became wholly owned subsidiaries of a new public holding company named DIRECTV ("Holdings"). Pursuant to the DTV Business Combination, (i) John C. Malone, Chairman of the boards of Liberty Media, LEI and DIRECTV, and certain related persons (collectively, the Malones) contributed each of their shares of LEI Series B common stock to Holdings for 1.11130 shares of Holdings Class B common stock (with payment of cash in lieu of any fractional shares), (ii) LEI merged with a wholly-owned subsidiary of Holdings, and each share of LEI common stock (other than shares of LEI Series B common stock held by the Malones) was exchanged for 1.11130 shares of Holdings Class A common stock (with payment of cash in lieu of any fractional shares), and (iii) DIRECTV merged with a wholly-owned subsidiary of Holdings, and each share of DIRECTV common stock was exchanged for one share of Holdings Class A common stock.

        Because the LEI Split-Off was conditioned on, among other matters, satisfaction and waiver of all conditions to the DTV Business Combination, the Split-Off and the DTV Business Combination have been recorded at fair value, and we recognized an approximate $5.9 billion gain on the transaction. Such gain is included in earnings from discontinued operations in our accompanying combined statement of operations.

        Our combined financial statements and accompanying notes have been prepared to reflect LEI as discontinued operations. Accordingly, the assets and liabilities, revenue, costs and expenses, and cash flows of these subsidiaries have been excluded from the respective captions in the accompanying combined balance sheets, statements of operations, statements of comprehensive earnings (loss) and statements of cash flows and have been reported under the heading of discontinued operations in such combined financial statements.

Strategies and Challenges of Business Units

        Starz, LLC.    Starz's focus in 2011 will be directed to several initiatives. First, Starz will continue to differentiate itself from other pay television programmers by investing in, producing and airing original programming on its Starz Channels. Secondly, Starz will continue to work with its distributors to package its channels in lower tier product offerings to gain wider distribution. Thirdly, Starz will continue to explore and invest in additional distribution channels and products, including on demand, high definition, Internet and mobile Internet products. Finally, Starz has finalized new affiliation agreements with certain distributors whose agreements had expired and will continue to work to finalize new affiliation agreements with other distributors whose agreements have expired or are about to expire.

        Starz faces certain challenges in its attempt to meet these goals, including: (1) cable operators' promotion of bundled service offerings rather than premium video services; (2) the impact on viewer habits of new technologies such as Internet capable televisions and blu-ray players; (3) potential consolidation in the broadband and satellite distribution industries; (4) an increasing number of alternative movie and programming sources; and (5) loss of subscribers due to economic conditions.

Results of Operations—December 31, 2010, 2009 and 2008

        General.    We provide in the tables below information regarding our Combined Operating Results and Other Income and Expense, as well as information regarding the contribution to those items by our reportable segments in each tracking stock group. The "corporate and other" category for each tracking stock group consists of those assets or businesses which do not qualify as a separate reportable segment. For a more detailed discussion and analysis of the financial results of the principal reporting segments of each tracking stock group, "Splitco Starz Group" and "Splitco Capital Group" below. As discussed more fully in Management's Discussion and Analysis for the "Splitco Starz Group" the Starz Media Reattribution impacted the year-ended December 31, 2010 presentation for the Starz Group and Capital Group as a result of the change in attribution of the Starz Media businesses to the Starz Group as of September 30, 2010. The results for Starz Media remain in the Capital Group for the nine months ended September 30, 2010, the period those businesses were attributed to that group, and are included in the Starz Group for the final three months of the year in the results of Starz, LLC (the combined entity).

Combined Operating Results

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Revenue
Splitco Starz Group
Starz, LLC	$1,329	1,193	1,111
Corporate and other	13	11	13

	1,342	1,204	1,124

Splitco Capital Group
Starz Media	317	364	321
ANLBC	203	206	204
TruePosition	143	32	21
Corporate and other	45	47	68

	708	649	614

Combined Splitco	$2,050	1,853	1,738

Adjusted OIBDA
Splitco Starz Group
Starz, LLC	$415	384	301
Corporate and other	(14)	(10)	(11)

	401	374	290

Splitco Capital Group
Starz Media	(67)	(93)	(189)
ANLBC	6	8	16
TruePosition	(3)	(77)	(113)
Corporate and other	(13)	(13)	(11)

	(77)	(175)	(297)

Combined Splitco	$324	199	(7)

Operating Income (Loss)
Splitco Starz Group
Starz, LLC	$358	330	(975)
Corporate and other	(31)	(58)	(38)

	327	272	(1,013)

Splitco Capital Group
Starz Media	(71)	(100)	(395)
ANLBC	(47)	(40)	(34)
TruePosition	34	(84)	(119)
Corporate and other	(48)	(39)	(103)

	(132)	(263)	(651)

Combined Splitco	$195	9	(1,664)

        Revenue.    Our combined revenue increased 10.6% in 2010 and 6.6% in 2009, as compared to the corresponding prior year. The increase in 2010 is due to the increases at TruePosition ($111 million) and the combined Starz entities. The increase in 2009 is due to increases at Starz Entertainment ($82 million) and Starz Media ($43 million) offset by small decreases in Corporate and other. See

Management's Discussion and Analysis for the Splitco Starz Group and Splitco Capital Group below for a more complete discussion of the results of operations.

        In November 2006, TruePosition signed an amendment to its existing services contract with AT&T Corp. that required TruePosition to develop and deliver additional software features. Under generally accepted accounting principles TruePosition was required to defer recognition of revenue under that contract until all contracted items had been delivered. In the second quarter of 2010 TruePosition delivered the final specified upgrade in accordance with the amended AT&T contract. The delivery of this upgrade caused TruePosition to commence recognizing previously deferred revenue and costs into operations for the year ended December 31, 2010 ($117 million and $40 million, respectively). In February of 2011 TruePosition signed an amended contract that materially changed the terms of the existing AT&T contract. Due to the transition provisions of the new revenue recognition rules a contract that is materially modified is subject to the new accounting standard. Therefore, the Company is currently analyzing the impacts of the material modification and believes that recognition of a significant portion of the deferred revenue and deferred cost associated with that contract may be required in the first quarter of 2011, under the new provisions. As of December 31, 2010, deferred revenue and deferred cost under the AT&T arrangement were $576 million and $168 million, respectively.

        Adjusted OIBDA.    Combined Adjusted OIBDA increased $125 million and $206 million in 2010 and 2009, respectively, as compared to the corresponding prior year. The 2010 increase is primarily from the reduced Adjusted OIBDA losses at TruePosition and further reduced Adjusted OIBDA losses at Starz Media. The 2009 increase is due primarily to improvements for Starz Media ($96 million) and Starz Entertainment ($83 million). Starz Media's Adjusted OIBDA loss decreased in 2009 primarily due to the timing of revenue and expenses associated with films released by Overture Films and Starz Animation in 2009. Theatrical print costs and advertising expenses related to the release of a film are recognized at the time the advertisements are run and generally exceed the theatrical revenue earned from the film. In addition, amortization of film production costs begins when revenue recognition begins. Although there can be no assurance, the expectation when films are approved for production or acquisition is that the ultimate revenue to be earned from theatrical release, home video and pay-per-view and premium television distribution, which revenue may be earned over several years, will exceed the costs associated with the film. See Note 18 to the accompanying combined financial statements for a reconciliation of Adjusted OIBDA to Earnings (Loss) From Continuing Operations Before Income Taxes.

        Stock-based compensation.    Stock-based compensation includes compensation related to (1) options and stock appreciation rights ("SARs") for shares of our common stock that are granted to certain of our officers and employees, (2) phantom stock appreciation rights ("PSARs") granted to officers and employees of certain of our subsidiaries pursuant to private equity plans and (3) amortization of restricted stock grants.

        We recorded $83 million, $81 million and $17 million of stock compensation expense for the years ended December 31, 2010, 2009, and 2008, respectively. The 2010 stock compensation expense relates primarily to the settlement of the Starz PSAR with the founder and former CEO of Starz Entertainment and amortization of outstanding options. The fluctuations in stock compensation expense in 2009 relate to our SARs and Starz Entertainment's PSAR plans and are due to changes in our stock prices and the value of Starz Entertainment and the vesting of Starz Entertainment PSARs. As of December 31, 2010, the total unrecognized compensation cost related to unvested Liberty Starz and Liberty Capital equity awards was approximately $74 million. Such amount will be recognized in our combined statements of operations over a weighted average period of approximately 2.6 years.

        Included in earnings from discontinued operations for the year ended December 31, 2009 is $55 million of stock-based compensation related to stock options and restricted stock, the vesting of which was accelerated in connection with the closing of the DTV Business Combination.

        Impairment of long-lived assets.    No significant impairments were required in 2010 and 2009.

        In December 2008, we performed our annual evaluation of the recoverability of our goodwill and other indefinite lived intangible assets. We compared the estimated fair value of each reporting unit to its carrying value, including goodwill (the "Step 1 Test"). In our Step 1 Test, we estimated the fair value of each of our reporting units using a combination of discounted cash flows and market-based valuation methodologies. Developing estimates of fair value requires significant judgments, including making assumptions about appropriate discount rates, perpetual growth rates, relevant comparable market multiples and the amount and timing of expected future cash flows. The cash flows employed in our valuation analysis were based on management's best estimates considering current marketplace factors and risks as well as assumptions of growth rates in future years. There is no assurance that actual results in the future will approximate these forecasts. For those reporting units whose estimated fair value exceeded the carrying value, no further testwork was required and no impairment was recorded. For those reporting units whose carrying value exceeded the fair value, a second test was required to measure the impairment loss (the "Step 2 Test"). In the Step 2 Test, the fair value of the reporting unit was allocated to all of the assets and liabilities of the reporting unit with any residual value being allocated to goodwill. The difference between such allocated amount and the carrying value of the goodwill was recorded as an impairment charge. In connection with our analysis, we recorded the following impairment charges (amounts in millions):

Starz Entertainment	$1,239
Starz Media	192
Other	82

$1,513

        While Starz Entertainment had increasing revenue and Adjusted OIBDA in the years leading up to the 2008 test, it failed the Step 1 Test due to lower future growth expectations and the compression of market multiples. In performing the Step 2 Test, Starz Entertainment allocated a significant portion of its estimated fair value to amortizable intangibles such as affiliation agreements and trade names which have little or no carrying value. The resulting residual goodwill was significantly less than its carrying value. Accordingly, Starz Entertainment recorded an impairment charge. The impairment loss for Starz Media was due primarily to a lowered long-term forecast for its home video distribution reporting unit resulting from the poor economic conditions in 2008.

        Operating income.    We generated combined operating income of $195 million and $9 million in 2010 and 2009, respectively, and a combined operating loss of $1,664 million in 2008. The operating loss in 2008 is largely due to the $1,513 million of impairment charges discussed above.

  Other Income and Expense

        Components of Other Income (Expense) are presented in the table below.

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Interest expense
Splitco Starz Group	(2)	(2)	(22)
Splitco Capital Group	(63)	(130)	(172)

Combined Splitco	$(65)	(132)	(194)

Dividend and interest income
Splitco Starz Group	2	2	16
Splitco Capital Group	86	115	136

Combined Splitco	$88	117	152

Share of losses of affiliates
Splitco Starz Group	—	(10)	(7)
Splitco Capital Group	(64)	(34)	(64)

Combined Splitco	$(64)	(44)	(71)

Realized and unrealized gains (losses) on financial instruments, net
Splitco Starz Group	(2)	8	272
Splitco Capital Group	262	(42)	(292)

Combined Splitco	$260	(34)	(20)

Gains (losses) on dispositions, net
Splitco Starz Group	(2)	27	(3)
Splitco Capital Group	38	215	16

Combined Splitco	$36	242	13

Other, net
Splitco Starz Group
Splitco Capital Group	2	(6)	(12)
Combined Splitco	5	2	3

	$7	(4)	(9)

        Interest expense.    Combined interest expense decreased $67 million and $62 million for the years ended December 31, 2010 and 2009, respectively, as compared to the corresponding prior year. The decrease in 2010 and 2009 is due to retirements of public debt and the reattribution of certain debt instruments to the Liberty Interactive Group.

        Dividend and interest income.    Interest income decreased in 2010 and 2009 primarily due to lower invested cash balances and lower interest rates.

        Share of losses of affiliates.    The following table presents our share of losses of affiliates:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Splitco Starz Group
Other	$—	(10)	(7)
Splitco Capital Group
SIRIUS XM	(41)	(28)	—
Other	(23)	(6)	(64)

	$(64)	(44)	(71)

        When we applied our initial equity method accounting on the SIRIUS XM investment, our basis in the investment was different than the underlying equity in the net assets of SIRIUS XM. As a result, we established an excess basis account and allocated the differences to certain fair value adjustments to the outstanding debt (at the time of our initial investment) and certain intangible assets. Even though SIRIUS XM had net income during the current year the amortization of the excess basis resulted in us recording share of losses. In the third quarter of 2010 these share of losses were accelerated as SIRIUS XM refinanced certain debt which had an associated discount recorded in our excess basis account. As SIRIUS XM repays certain debt issuances where we have established debt discounts, the extinguishment typically results in a loss on the retirement of our excess basis account.

        Realized and unrealized gains (losses) on financial instruments.    Realized and unrealized gains (losses) on financial instruments are comprised of changes in the fair value of the following:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Non-strategic Securities(1)(4)(5)	$669	1,076	(2,881)
Exchangeable senior debentures(2)(4)	(111)	(670)	1,513
Equity collars(4)	(2)	(101)	870
Borrowed shares(4)(5)	(254)	(301)	791
Other derivatives(3)	(42)	(38)	(313)

	$260	(34)	(20)

(1)
See note 2 to the accompanying combined financial statements for a discussion of our accounting for Non-strategic Securities.

(2)
See note 2 to the accompanying combined financial statements for a discussion of our accounting for our exchangeable senior debentures.

(3)
Other derivative losses in 2008 include losses of $234 million on debt swap arrangements related to certain of our public debt issuances and losses of $19 million on put options related to our common stock, as well as losses on interest rate swaps and other derivatives.

(4)
Changes in fair value are due to improvements in the equity and debt markets in 2010 and 2009.

(5)
The unrealized gains (losses) on non-strategic securities for the years ended December 31, 2010, 2009 and 2008 included gains of $254 million, $301 million and losses of $791 million, respectively, related to securities pledged as collateral under the share borrowing arrangements.

        Gains (losses) on dispositions.    The 2010 gains on dispositions were due primarily to the retirement of certain debt securities in SIRIUS XM attributed to Splitco Capital Group. Splitco Capital Group's 2009 gains from dispositions are due primarily to (i) the sale of our interest in WildBlue Communications Corp. to ViaSat, Inc. ($128 million) and (ii) our transactions with SIRIUS XM ($85 million).

        See notes 6 and 7 to the accompanying combined financial statements for a discussion of the foregoing transactions.

        Income taxes.    We had pre-tax income of $460 million and $170 million and a tax benefit of $558 million and $170 million in 2010 and 2009, respectively. Our effective tax rate was 13.9% in 2008. The 2010 tax benefit was primarily due to two significant changes in deferred taxes as follows:

  •
  In October 2010, we recognized a net federal tax benefit of $211 million as we reached an agreement with the IRS with respect to certain disputed items reported on our 2009 income tax return. In 2009, we settled various variable share forward sale contracts relating to Sprint and CenturyLink shares using borrowed shares. We received $177 million when we entered into those contracts in 2001 and $1,180 million in connection with the settlement of such contracts in 2009. We treated the settlement as an open transaction and deferred approximately $1,203 million in gain for tax purposes. For financial statement purposes, we recorded approximately $421 million in current deferred federal income tax expense as a result of the settlement. In connection with its review of our 2009 tax return the IRS questioned whether the gain realized on the settlement of the forward sale contracts should be deferred. In October 2010 we and the IRS reached an agreement with respect to this issue. Pursuant to that agreement we made federal income tax payments totaling approximately $210 million. For financial statement purposes, we recorded a current tax expense of approximately $210 million and we recorded a deferred federal income tax benefit of approximately $421 million during the fourth quarter of 2010. We have settled other derivative positions in the same manner and we may be required to make tax payments associated with these transactions if we are required to unwind share borrowing arrangements or if it were determined that the delivery of borrowed shares to settle derivative instruments was not effective to defer the recognition of taxable gain for federal income tax purposes. We have recorded current deferred tax liabilities associated with these borrowed share settlements of approximately $760 million as of December 31, 2010.

  •
  During the fourth quarter of 2010 we recognized a deferred tax benefit of $462 million from the sale of certain consolidated subsidiaries. In 2005 we acquired all the equity in two corporations in tax-free reorganizations. For tax purposes, our outside tax basis in the shares of the corporations was approximately $1,323 million. Under relevant accounting literature we were required to recognize as a deferred tax asset only the tax basis of the assets held by the two corporations ("inside" tax basis) which could be realized. As of December 2010 this inside tax basis was significantly less than the tax basis in the stock of the subsidiaries. In December 2010 we sold all the stock of the two corporations and realized a capital loss of approximately $1,317 million which is being carried forward. For financial statement purposes this resulted in the recognition of a federal income tax benefit of approximately $462 million based on the difference between the outside tax basis realized and the inside tax basis.

        The 2010 matters are currently being reviewed by the IRS under the CAP (Compliance Assurance Process) program. We believe the positions that we have taken, with respect to these matters, are appropriate but there can be no assurance that we would prevail if the IRS were to dispute our treatment of these matters.

        In 2009, due to the completion of audits with taxing authorities, we recognized previously unrecognized tax benefits of $201 million.

        Our 2008 effective tax rate was lower than the U.S. federal income tax rate of 35% due primarily to the impairment of goodwill which is not deductible for income tax purposes.

        Net earnings.    Our net earnings were $1,018 million, $6,204 million and $4,268 million for the years ended December 31, 2010, 2009 and 2008, respectively, and were the result of the above-described fluctuations in our revenue and expenses. In addition, we recognized earnings from discontinued operations of $5,864 million and $5,812 million for the years ended December 31, 2009 and 2008, respectively. Our 2009 earnings from discontinued operations include a $5,927 million gain that we recognized in connection with the LEI Split-Off and DTV Business Combination. Earnings from discontinued operations in 2008 includes a $3,665 million gain and a $1,791 million tax benefit related to our exchange of our News Corporation investment for certain assets and businesses of News Corporation.

Liquidity and Capital Resources

        While the Splitco Starz Group and the Splitco Capital Group are not separate legal entities and the assets and liabilities attributed to each group remain assets and liabilities of our combined company, we manage the liquidity and financial resources of each group separately. Keeping in mind that assets of one group may be used to satisfy liabilities of one of the other groups, the following discussion assumes, consistent with management expectations, that future liquidity needs of each group will be funded by the financial resources attributed to each respective group.

        As of December 31, 2010, substantially all of our cash and cash equivalents are invested in U.S. Treasury securities, other government securities or government guaranteed funds and other highly rated securities.

        The following are potential sources of liquidity for each group to the extent the identified asset or transaction has been attributed to such group: available cash balances, cash generated by the operating activities of our privately-owned subsidiaries (to the extent such cash exceeds the working capital needs of the subsidiaries and is not otherwise restricted), proceeds from asset sales, monetization of our public investment portfolio, debt and equity issuances, and dividend and interest receipts.

        Standard & Poor's Ratings Services and Moody's Investors Services each lowered their rating on the Liberty Media corporate credit in previous periods. Additionally, these rating services put Liberty Media's corporate ratings on credit watch with developing implications and possible downgrade, respectively, following Liberty Media's proposed split-off announcement in June of 2010. In the event we need to obtain external debt financing at the corporate level, such possible downgrades could negatively impact our ability to obtain financing at the corporate level and could increase the cost of any financing we are able to obtain. Upon the completion of the proposed split-off we anticipate Splitco's credit rating would be higher than Liberty's current credit rating in light of Splitco's minimal amount of debt.

        Combined Splitco.    As of December 31, 2010, Splitco had a cash balance of $2,090 million, $509 million in short term marketable securities and additional sources of liquidity of $2,212 million for unpledged non-strategic AFS securities. We note the previous liquidity amounts include $1,109 million of shares underlying the exchangeable debentures that were reattributed to Liberty in February of 2011 along with $264 million in cash. Additionally, to the extent we recognize any taxable gains from the sale of assets we may incur tax expense and be required to make tax payments, thereby reducing any cash proceeds. Another source of liquidity is our operating businesses, which have provided, on average, more than $250 million of operating cash flow (excluding the impact of the settlement of the PSAR at Starz, discussed below) over the prior three years and we do not anticipate any significant reductions in that amount in future years.

        The projected uses of Splitco cash are the potential buy back of Liberty Starz or Liberty Capital common shares under the approved share buyback programs and tax payments. We note that with the reattribution of the exchangeable senior debentures, debt service at Splitco will be minimal. Additionally we may make investments in existing or new businesses, however, we do not have any investment commitments at this time, except for the commitment to purchase an additional 5.5 million shares of Live Nation for approximately $58 million. We expect that we will be able to use a combination of cash on hand and cash from operations to fund the future cash needs of Splitco.

        Starz Group.    During the year ended December 31, 2010, the Starz Group's primary uses of cash were investments in marketable securities of $243 million, the payment of $196 million associated with stock-based compensation, including $150 million to settle PSARs held by the founder and former CEO of Starz Entertainment, and the repurchases of Liberty Starz common stock for $40 million. The uses of cash were funded by a repayment of the outstanding intergroup loan of $158 million by the Interactive Group and cash from operations. As of December 31, 2010, the Starz Group had a cash balance of $878 million.

        The projected uses of Starz Group cash in 2011 include additional investments in original programming and tax payments to the Capital Group. In addition, we may make additional repurchases of Liberty Starz common stock and additional investments in existing or new businesses and attribute such investments to the Starz Group. However, we do not have any significant commitments to make new investments at this time. We expect that we will be able to use a combination of cash on hand, cash from operations and short term marketable securities to fund Starz Group cash needs in 2011.

        Capital Group.    During the year ended December 31, 2010, the Capital Group's primary uses of cash were the repayment of $1,015 million in outstanding debt, primarily the derivative loans, $843 million of cash reattributed to the Interactive and Starz Groups, $714 million in Liberty Capital tracking stock repurchases, $704 million of additional investments in cost investments, equity method affiliates and short-term marketable securities and income tax payments of $323 million. In October 2010, we reached a settlement with the IRS with respect to certain disputed items reported on our 2009 income tax return. In 2009, we settled various variable share forward sale contracts relating to Sprint and Century Link shares using borrowed shares. We received $177 million when we entered into those contracts in 2001 and $1,180 million in connection with the settlement of such contracts in 2009. We treated the settlement as an open transaction and deferred approximately $1,203 million in gain for tax purposes. For financial statement purposes, we recorded approximately $421 million in current deferred federal income taxes as a result of the settlement. In connection with its review of our 2009 tax return the IRS questioned whether the gain realized on the settlement of the forward sale contracts should be deferred. In October 2010 we and the IRS reached an agreement with respect to this issue. Pursuant to that agreement we made federal income tax payments totaling approximately $210 million.

        We have settled other derivative positions in the same manner and we may be required to make tax payments associated with these transactions if we are required to unwind share borrowing arrangements or if it were determined that the delivery of borrowed shares to settle derivative instruments was not effective to defer the recognition of taxable gain for federal income tax purposes. We have recorded current deferred tax liabilities associated with these borrowed share settlements of approximately $760 million as of December 31, 2010.

        The uses of cash, described above, were funded by cash on hand, cash proceeds of $751 million from the settlement of derivatives and the repayment of the outstanding intergroup loan of $158 million by the Interactive Group.

        The projected uses of Capital Group cash for 2011 include interest payments of approximately $5 million, repurchases of Liberty Capital common stock under the approved share repurchase program and federal and state tax payments.

        We expect that the Capital Group's cash needs will be funded with a combination of cash on hand, net tax payments from the Interactive Group and the Starz Group and dispositions of non-strategic assets. At December 31, 2010, the Capital Group's sources of liquidity include $1,212 million in cash along with $334 million in short term marketable securities and $2,212 million of unpledged non-strategic AFS securities. To the extent the Capital Group recognizes any taxable gains from the sale of assets we may incur current tax expense and be required to make tax payments, thereby reducing any cash proceeds attributable to the Capital Group.

        See note 17 to the accompanying condensed consolidated financial statements for further discussion of our commitments and contingencies.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

  Splitco Starz Group

        The following contingencies and obligations have been attributed to the Splitco Starz Group:

        Starz, a wholly-owned subsidiary of Splitco, provides premium video programming distributed by cable operators, direct-to-home satellite providers, telephone companies, other distributors and the Internet throughout the United States. Starz has entered into agreements with a number of motion picture producers which obligate Starz to pay fees ("Programming Fees") for the rights to exhibit certain films that are released by these producers. The unpaid balance of Programming Fees for films that were available for exhibition by Starz at December 31, 2010 is reflected as a liability in the accompanying combined balance sheet. The balance due as of December 31, 2010 is payable as follows: $50 million in 2011 and $3 million in 2012.

        Starz has also contracted to pay Programming Fees for films that have been released theatrically, but are not available for exhibition by Starz until some future date. These amounts have not been accrued at December 31, 2010. In addition, Starz has agreed to pay Sony Pictures Entertainment ("Sony") (i) a total of $190 million in four equal annual installments beginning in 2011 for a contract extension through 2014, and (ii) a total of $120 million in three equal annual installments beginning in 2015 for a new output agreement. Starz's estimate of amounts payable under these agreements is as follows: $493 million in 2011; $118 million in 2012; $81 million in 2013; $67 million in 2014; $55 million in 2015 and $90 million thereafter.

        In addition, Starz is also obligated to pay Programming Fees for all qualifying films that are released theatrically in the United States by studios owned by The Walt Disney Company ("Disney") through 2015 and all qualifying films that are released theatrically in the United States by studios owned by Sony through 2016. Films are generally available to Starz for exhibition 9-12 months after their theatrical release. The Programming Fees to be paid by Starz are based on the quantity and the domestic theatrical exhibition receipts of qualifying films. As these films have not yet been released in theatres, Starz is unable to estimate the amounts to be paid under these output agreements. However, such amounts are expected to be significant.

        Splitco guarantees Starz's obligations under certain of its studio output agreements. At December 31, 2010, Splitco's guarantees for obligations for films released by such date aggregated $653 million. While the guarantee amount for films not yet released is not determinable, such amount is expected to be significant. As noted above, Starz has recognized the liability for a portion of its obligations under the output agreements. As this represents a direct commitment of Starz, a wholly-owned subsidiary of Splitco, Splitco has not recorded a separate indirect liability for its guarantee of these obligations.

  Splitco Capital Group

        The Atlanta Braves have entered into long-term employment contracts with certain of their players and coaches whereby such individuals' compensation is guaranteed. Amounts due under guaranteed contracts as of December 31, 2010 aggregated $200 million, which is payable as follows: $83 million in 2011, $71 million in 2012, $20 million in 2013, $13 million in 2014 and $13 million in 2015. In addition to the foregoing amounts, certain players and coaches may earn incentive compensation under the terms of their employment contracts.

  Splitco Capital Group and Splitco Starz Group

        In connection with agreements for the sale of assets by our company, we may retain liabilities that relate to events occurring prior to the sale, such as tax, environmental, litigation and employment matters. We generally indemnify the purchaser in the event that a third party asserts a claim against the purchaser that relates to a liability retained by us. These types of indemnification obligations may extend for a number of years. We are unable to estimate the maximum potential liability for these types of indemnification obligations as the sale agreements may not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. Historically, we have not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying combined financial statements with respect to these indemnification obligations.

        We have contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible we may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

        Information concerning the amount and timing of required payments, both accrued and off-balance sheet, under our contractual obligations is summarized below. This table has been prepared as of

December 31, 2010, and reflects the impacts of the TWX Reattribution of assets and liabilities as if the transaction was completed as of such date.

	Payments due by period
	Total	Less than 1 year	2-3 years	4-5 years	After 5 years
	amounts in millions
Attributed Splitco Starz Group contractual obligations
Long-term debt(1)	$105	37	36	10	22
Interest payments(2)	15	4	5	3	3
Programming Fees(3)	904	493	199	122	90
Operating lease obligations	31	6	11	9	5
Purchase orders and other obligations	131	50	31	20	30

Total Splitco Starz Group	1,186	590	282	164	150

Attributed Splitco Capital Group contractual obligations
Long-term debt(1)(2)	750	—	750	—	—
Interest payments(2)	6	5	1	—	—
Long-term financial instruments	8	—	8	—	—
Operating lease obligations	47	6	12	10	19
Purchase orders and other obligations	217	93	96	28	—

Total Splitco Capital Group	1,028	104	867	38	19

Combined contractual obligations
Long-term debt(1)	855	37	786	10	22
Interest payments(2)	21	9	6	3	3
Programming Fees(3)	904	493	199	122	90
Long-term financial instruments	8	—	8	—	—
Operating lease obligations	78	12	23	19	24
Purchase orders and other obligations	348	143	127	48	30

Total combined Splitco	$2,214	694	1,149	202	169

(1)
Amounts are stated at the face amount at maturity of our debt instruments and may differ from the amounts stated in our combined balance sheet to the extent debt instruments (i) were issued at a discount or premium or (ii) have elements which are reported at fair value in our combined balance sheet. Also includes capital lease obligations. Amounts do not assume additional borrowings or refinancings of existing debt.

(2)
Amounts (i) are based on our Pro Forma outstanding debt at December 31, 2010, giving effect to the TWX Reattribution, (ii) assume the interest rates on our variable rate debt remain constant at the December 31, 2010 rates and (iii) assume that our existing debt is repaid at maturity.

(3)
Does not include Programming Fees for films not yet released theatrically, as such amounts cannot be estimated.

Recent Accounting Pronouncements

        In September 2009, the Financial Accounting Standards Boards amended the Accounting Standards Codification ("ASC") as summarized in Accounting Standards Update ("ASU") 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements, and ASU 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. As summarized in ASU 2009-14, ASC Topic 985 has been amended to remove from the scope of industry specific revenue accounting guidance for software and software related transactions, tangible products containing software components and non-software components that function together to deliver the product's essential functionality. As summarized in ASU 2009-13, ASC Topic 605 has been amended (1) to provide updated guidance on whether multiple deliverables exist, how the deliverables in an arrangement should be separated, and the consideration allocated; (2) to require an entity to allocate revenue in an arrangement using estimated selling prices of deliverables if a vendor does not have vendor-specific objective evidence or third-party evidence of selling price; and (3) to eliminate the use of the residual method and require an entity to allocate revenue using the relative selling price method. The accounting changes summarized in ASU 2009-14 and ASU 2009-13 are effective for fiscal years beginning on or after June 15, 2010, with early adoption permitted. Adoption may either be on a prospective basis or by retrospective application.

        We do not believe the impact of these changes will be material upon the initial adoption of the provisions as we have decided to adopt the new revenue recognition rules on a prospective basis. We note that in February of 2011 our subsidiary, TruePosition, Inc., signed an amended contract that materially changed the terms of the existing AT&T contract. Due to the transition provisions of the new revenue recognition rules a contract that is materially modified is subject to the new accounting standards. Therefore, we are currently analyzing the impacts of the material modification and believe that we may be required to recognize a significant portion of deferred revenue and deferred cost associated with that contract in the first quarter of 2011, under the new provisions. As of December 31, 2010, deferred revenue and deferred cost under the AT&T arrangement were $576 million and $168 million, respectively.

Critical Accounting Estimates

        The preparation of our financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Listed below are the accounting estimates that we believe are critical to our financial statements due to the degree of uncertainty regarding the estimates or assumptions involved and the magnitude of the asset, liability, revenue or expense being reported. All of these accounting estimates and assumptions, as well as the resulting impact to our financial statements, have been discussed with our audit committee.

  Fair Value Measurements

        Financial Instruments.    We record a number of assets and liabilities in our consolidated balance sheet at fair value on a recurring basis, including available-for-sale ("AFS") securities, financial instruments and our exchangeable senior debentures. GAAP provides a hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three broad levels. Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. We use quoted market prices, or Level 1 inputs, to value substantially all our AFS securities. As of December 31, 2010, the carrying value of our AFS securities was $4,541 million. As of December 31, 2010, the carrying value of our financial instrument liabilities was $1,230 million. We used quoted market prices in active markets to determine the fair value of $1,219 million of these financial instruments therefore, they fall in Level 1.

        Level 2 inputs are inputs, other than quoted market prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. We use quoted market prices to determine the fair value of our exchangeable senior debentures. However, these debentures are not traded on active markets as defined in GAAP, so these liabilities fall in Level 2. As of December 31, 2010, the principal amount and carrying value of our exchangeable debentures were $1,138 million and $1,283 million, respectively.

        Level 3 inputs are unobservable inputs for an asset or liability. We currently have no Level 3 financial instrument assets or liabilities.

        Non-Financial Instruments.    Our non-financial instrument valuations are primarily comprised of our annual assessment of the recoverability of our goodwill and other nonamortizable intangibles, such as trademarks and our evaluation of the recoverability of our other long-lived assets upon certain triggering events. If the carrying value of our long-lived assets exceeds their estimated fair value, we are required to write the carrying value down to fair value. Any such writedown is included in impairment of long-lived assets in our combined statement of operations. A high degree of judgment is required to estimate the fair value of our long-lived assets. We may use quoted market prices, prices for similar assets, present value techniques and other valuation techniques to prepare these estimates. We may need to make estimates of future cash flows and discount rates as well as other assumptions in order to implement these valuation techniques. In addition, when the equity market capitalization of one of our tracking stock groups is lower than our estimate of the aggregate fair value of the reporting units attributable to such tracking stock group, we reconcile such difference to further support the carrying value of our long-lived assets. Due to the high degree of judgment involved in our estimation techniques, any value ultimately derived from our long-lived assets may differ from our estimate of fair value. As each of our operating segments has long-lived assets, this critical accounting policy affects the financial position and results of operations of each segment.

        As of December 31, 2010, the intangible assets not subject to amortization for each of our significant reporting units was as follows:

	Goodwill	Other	Total
Starz, LLC	132	—	132
ANLBC	180	143	323
TruePosition	6	—	6
Other	14	10	24

Combined	$332	153	485

        We perform our annual assessment of the recoverability of our goodwill and other nonamortizable intangible assets as of December 31, except for ANLBC which is evaluated as of October 31.

        Carrying Value of Investments.    We periodically evaluate our investments to determine if decreases in fair value below our cost bases are other than temporary. If a decline in fair value is determined to be other than temporary, we are required to reflect such decline in our combined statement of operations. Other than temporary declines in fair value of our cost investments are recognized on a separate line in our combined statement of operations, and other than temporary declines in fair value of our equity method investments are included in share of losses of affiliates in our combined statement of operations.

        The primary factors we consider in our determination of whether declines in fair value are other than temporary are the length of time that the fair value of the investment is below our carrying value; the severity of the decline; and the financial condition, operating performance and near term prospects of the investee. In addition, we consider the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; analysts' ratings and estimates of 12 month share price targets for the investee; changes in stock price or valuation subsequent to the balance sheet date; and our intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. Fair value of our publicly traded cost investments is based on the market prices of the investments at the balance sheet date. We estimate the fair value of our other cost and equity investments using a variety of methodologies, including cash flow multiples, discounted cash flow, per subscriber values, or values of comparable public or private businesses. Impairments are calculated as the difference between our carrying value and our estimate of fair value. As our assessment of the fair value of our investments and any resulting impairment losses and the timing of when to recognize such charges requires a high degree of judgment and includes significant estimates and assumptions, actual results could differ materially from our estimates and assumptions.

        Our evaluation of the fair value of our investments and any resulting impairment charges are made as of the most recent balance sheet date. Changes in fair value subsequent to the balance sheet date due to the factors described above are possible. Subsequent decreases in fair value will be recognized in our combined statement of operations in the period in which they occur to the extent such decreases are deemed to be other than temporary. Subsequent increases in fair value will be recognized in our combined statement of operations only upon our ultimate disposition of the investment.

        Income Taxes.    We are required to estimate the amount of tax payable or refundable for the current year and the deferred income tax liabilities and assets for the future tax consequences of events that have been reflected in our financial statements or tax returns for each taxing jurisdiction in which we operate. This process requires our management to make judgments regarding the timing and probability of the ultimate tax impact of the various agreements and transactions that we enter into. Based on these judgments we may record tax reserves or adjustments to valuation allowances on deferred tax assets to reflect the expected realizability of future tax benefits. Actual income taxes could vary from these estimates due to future changes in income tax law, significant changes in the jurisdictions in which we operate, our inability to generate sufficient future taxable income or unpredicted results from the final determination of each year's liability by taxing authorities. These changes could have a significant impact on our financial position.

Results of Operations—Splitco Starz and Splitco Capital Tracking Stock Groups—December 31, 2010, 2009 and 2008

Splitco Starz Group

        The Splitco Starz Group is primarily comprised of our subsidiary Starz, LLC and $878 million (as of December 31, 2010) of cash, including subsidiary cash. In addition, as of September 30, 2010 Starz Media is attributed to the Splitco Starz Group and will be included in the results of the Splitco Starz Group on a prospective basis. We do not believe the historical results of Starz Media are indicative of the future performance of the Starz Media businesses given the decision made regarding Overture and how the business is expected to be operated in the future.

        The following discussion and analysis provides information concerning the attributed results of operations of the Splitco Starz Group. This discussion should be read in conjunction with (1) our condensed consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus and (2) the Unaudited Attributed Financial Information for Tracking Stock Groups included in this Annex B.

Results of Operations

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Revenue
Starz, LLC	$1,329	1,193	1,111
Corporate and other	13	11	13

	$1,342	1,204	1,124

Adjusted OIBDA
Starz, LLC	$415	384	301
Corporate and other	(14)	(10)	(11)

	$401	374	290

Operating Income (Loss)
Starz, LLC	$358	330	(975)
Corporate and other	(31)	(58)	(38)

	$327	272	(1,013)

        Starz, LLC.    Starz, LLC ("Starz") provides premium networks distributed by cable operators, direct-to-home satellite providers, telephone companies and other distributors in the United States and develops, produces and acquires entertainment content and distributes such content to consumers in the United States and throughout the world. Additionally, as of September 30, 2010, Starz includes the remaining operations of Starz Media. Starz is managed based on the following lines of business: Starz Channels (legacy Starz Entertainment business, excluding ancillary revenue and expenses related to original programming) and Home Video, Animation, Television, Digital Media and Theatrical (legacy Starz Media businesses). We believe, with the decisions that have been made surrounding the legacy Starz Media businesses, the prospective results of Starz will be largely driven by the results of Starz Channels.

        The following discussion regarding the results of Starz include the twelve months of activity for legacy Starz Entertainment and three months of activity for the legacy Starz Media businesses. A large portion of Starz's revenue is derived from the delivery of movies and original programming by Starz Channels. Some of Starz's affiliation agreements provide for payments to Starz based on the number of subscribers that receive the channel services ("consignment agreements"). Starz also has fixed-rate affiliation agreements with certain of its customers. Pursuant to these agreements, the customers pay an agreed-upon rate regardless of the number of subscribers. The agreed-upon rate may be increased annually to the extent the contract provides for an increase. The affiliation agreements expire in 2011 through 2018. During the year ended December 31, 2010, approximately 56% of the Starz Channels' revenue was generated by its three largest customers, Comcast, DIRECTV and Dish Network, each of which individually generated more than 10% of the Starz Channel revenue for such period.

        Starz's operating results are as follows:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Revenue	$1,329	1,193	1,111
Operating expenses	(762)	(677)	(675)
SG&A expenses	(152)	(132)	(135)

Adjusted OIBDA	415	384	301
Stock-based compensation	(41)	(38)	(19)
Depreciation and amortization	(16)	(16)	(18)
Impairment of long-lived assets	—	—	(1,239)

Operating income (loss)	$358	330	(975)

        As discussed above, the year ended December 31, 2010 results for Starz include twelve months of legacy Starz Entertainment business operations and three months of Starz Media operations due to the Starz Media Reattribution being treated prospectively for tracking stock purposes. The historical results for Starz as of December 31, 2009 and 2008 are the historical results of Starz Entertainment. The Starz Media historical operations and results for the nine months ended September 30, 2010 are described in the Liberty Capital tracking stock group results starting at page B-23. For the year ended December 31, 2010 the breakdown of Revenue, Adjusted OIBDA and Operating Income of Starz, LLC between the legacy Starz Entertainment business and the legacy Starz Media business is as follows:

	Starz Entertainment	Starz Media	Intercompany Elimination	Starz, LLC
Revenue	$1,247	$96	$(14)	$1,329
Adjusted OIBDA	$407	$14	$(6)	$415
Operating Income	$352	$12	$(6)	$358

        Starz's revenue increased 11.4% and 7.4% for the years ended December 31, 2010 and 2009, respectively, as compared to the corresponding prior year. The 2010 revenue increase is largely because of the addition of the Starz Media businesses in the fourth quarter. Excluding the Starz Media revenue Starz's revenue increased 4.5% from the same prior year period due to increases in the average number of subscriptions for the Starz Channels' networks as well as rate increases and ancillary revenues. The 2010 increase in revenue is comprised of $19 million due to growth in the weighted average number of subscriptions, $16 million due to a higher effective rate for Starz Channels' services and $18 million due primarily to an increase in ancillary revenue from home video and international television revenue associated with original programs (primarily Spartacus: Blood and Sand). The 2009 increase in revenue is comprised of $30 million due to growth in the weighted average number of subscriptions, $31 million due to a higher effective rate for Starz Channels' services and $21 million due to new products and services.

        Starz, Encore and the Encore thematic multiplex channels ("EMP") are the primary drivers of Starz's revenue. Starz average subscriptions were relatively flat in 2010 and increased 2.8% in 2009; and EMP average subscriptions increased 1.2% in 2010 and were essentially flat in 2009. The impact on revenue due to subscription increases is affected by the relative percentages of increases under consignment agreements and fixed-rate affiliation agreements. In this regard, as of December 31, 2010 subscriptions under fixed-rate agreements were 26.8 million while subscriptions under consignment agreements were 24.2 million. As of December 31, 2009, subscriptions under fixed-rate affiliation agreements were 25.4 million while subscriptions under consignment agreements were 22.1 million.

        Starz's operating expenses increased 12.5% in 2010 and were relatively flat in 2009. The increase in 2010 is primarily due to the Starz Media Reattribution which added $54 million in operating expense in the fourth quarter of 2010. Excluding the impacts of Starz Media, operating expenses increased 4.6%. Programming expenses are Starz's primary operating expense and comprised approximately 97%, 98% and 98% of total operating expense for 2010, 2009 and 2008, respectively. In 2010 we note that programming expense as a percentage of operating expense decreased but overall programming increased due primarily to increased original programming aired in the period. We expect that programming costs and home video costs for original programming will continue to increase in the future as Starz continues to invest in original programming.

        Starz's SG&A expenses increased by $20 million in 2010 and decreased slightly in 2009. The 2010 increase was entirely due to the Starz Media Reattribution. The 2009 decrease is due to lower advertising expenses.

        In accordance with the appraisal proceeding, Starz settled the outstanding balance of an equity appreciation right held by the founder and former CEO in December of 2010 for approximately $150 million in cash and recorded an additional $33 million in stock based compensation expense as a result during the fourth quarter of 2010.

        In connection with our 2008 annual evaluation of the recoverability of our goodwill, we estimated the fair value of our reporting units using a combination of discounted cash flows and market comparisons and determined that the carrying value of the goodwill for Starz exceeded its fair value. As a result, we recorded an impairment charge of $1,239 million. See our discussion of our consolidated results of operations above for a more complete description of these impairment charges.

Splitco Capital Group

        The Splitco Capital Group is comprised of our subsidiaries, assets and liabilities not attributed to the Splitco Starz Group, including controlling interests in Starz Media through September 30, 2010 (results of Starz Media have been included in the Starz Group prospectively), ANLBC and TruePosition as well as minority investments in SIRIUS XM, Time Warner, Time Warner Cable, Sprint, Live Nation and other public and private companies. In addition, we have attributed $1,212 million of cash, including subsidiary cash, and $1,888 million principal amount (as of December 31, 2010) of our exchangeable senior debentures and other parent debt to the Splitco Capital Group.

        The following discussion and analysis provides information concerning the attributed results of operations of the Splitco Capital Group. This discussion should be read in conjunction with (1) our condensed consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus and (2) the Unaudited Attributed Financial Information for Tracking Stock Groups included in this Annex B.

Results of Operations

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Revenue
Starz Media	$317	364	321
ANLBC	203	206	204
TruePosition	143	32	21
Corporate and other	45	47	68

	$708	649	614

Adjusted OIBDA
Starz Media	$(67)	(93)	(189)
ANLBC	6	8	16
TruePosition	(3)	(77)	(113)
Corporate and other	(13)	(13)	(11)

	$(77)	(175)	(297)

Operating Loss
Starz Media	$(71)	(100)	(395)
ANLBC	(47)	(40)	(34)
TruePosition	34	(84)	(119)
Corporate and other	(48)	(39)	(103)

	$(132)	(263)	(651)

        Revenue.    The Splitco Capital Group's combined revenue increased 9.1% and 5.7% for the years ended December 31, 2010 and 2009, respectively, as compared to the corresponding prior year. The revenue increase for 2010 was primarily driven by TruePosition's delivery of the final specified upgrade under their AT&T contract. The delivery of this upgrade resulted in TruePosition recognizing previously deferred revenue and deferred cost ($117 million and $40 million, respectively) under that contract in 2010. In February of 2011 TruePosition signed an amended contract that materially changed the terms of the existing AT&T contract. Due to the transition provisions of the new revenue recognition rules a contract that is materially modified is subject to the new accounting standard. Therefore, the Company is currently analyzing the impacts of the material modification and believes that recognition of a significant portion of the deferred revenue and deferred cost associated with that contract may be required in the first quarter of 2011, under the new provisions. As of December 31, 2010, deferred revenue and deferred cost under the AT&T arrangement were $576 million and $168 million, respectively. This revenue growth was offset by Starz Media being reattributed to the Splitco Starz Group as of September 30, 2010. Accordingly Starz Media's results were only reflected for nine months in 2010 versus twelve months in 2009. The 2009 increase in Starz Media's revenue is attributable to a $50 million aggregate increase in theatrical, home video and television revenue from movies released by Overture Films, including $17 million of intercompany revenue from Starz Entertainment related to the airing of Overture Films' movies on Starz Channels' networks. Such intercompany revenue is eliminated in corporate and other. The increases for Overture Films were partially offset by lower theatrical, home video and for-hire animation revenue at Starz Media's other divisions. Included in Splitco Capital Group's corporate and other revenue are payments from CNBC related to a revenue sharing agreement between our company and CNBC. The agreement has no termination date, and payments aggregated $24 million for all years presented.

        ANLBC revenue decreased slightly in 2010 due to decreased broadcast revenue in the period offset partially by increased event revenue due to a slight increase in attendance.

        Adjusted OIBDA.    The Splitco Capital Group's Adjusted OIBDA loss decreased $98 million and $122 million in 2010 and 2009, respectively, as compared to the corresponding prior year. The primary reason for the decreased Adjusted OIBDA losses for 2010 is the recognition of revenue and costs at TruePosition as described above. Adjusted OIBDA losses for TruePosition decreased by $74 million in 2010 as compared to 2009. The number of movies released and the timing of revenue and expenses related to such movies released by Overture Films primarily drove the lower Adjusted OIBDA loss in 2010 and 2009 for Starz Media. Theatrical print costs and advertising expenses related to the release of a film are recognized at the time the advertisements are run and generally exceed the theatrical revenue earned from the film. In July 2010, a decision was made to shutdown Overture Films theatrical and distribution operations. At September 30, 2010, the remaining film library for Overture Films were attributed to the Starz Group in the Starz Media Reattribution. Therefore, the associated revenue and amortization of film costs are reflected in the Starz, LLC operations for the fourth quarter.

        Additionally, the lower 2009 Adjusted OIBDA loss was impacted by TruePosition which improved $36 million as a result of lower operating costs for its primary equipment business and reduced marketing expenses for its new product and service initiatives.

        Impairment of long-lived assets.    In connection with our 2008 annual evaluation of the recoverability of our goodwill, we estimated the fair value of our reporting units using a combination of discounted cash flows and market comparisons and determined that the carrying value of the goodwill for Starz Media and certain of our other subsidiaries exceeded its fair value, and we recorded an aggregate impairment charge of $251 million. See our discussion of our consolidated results of operations above for a more complete description of this impairment charge.

        Operating loss.    The Splitco Capital Group's operating losses decreased in 2010 and in 2009. Such changes are due to the Adjusted OIBDA losses and impairment charges discussed above.

Quantitative and Qualitative Disclosures about Market Risk.

        We are exposed to market risk in the normal course of business due to our ongoing investing and financial activities and the conduct of operations by our subsidiaries in different foreign countries. Market risk refers to the risk of loss arising from adverse changes in stock prices, interest rates and foreign currency exchange rates. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings. We have established policies, procedures and internal processes governing our management of market risks and the use of financial instruments to manage our exposure to such risks.

        We are exposed to changes in interest rates primarily as a result of our borrowing and investment activities, which include investments in fixed and floating rate debt instruments and borrowings used to maintain liquidity and to fund business operations. The nature and amount of our long-term and short-term debt are expected to vary as a result of future requirements, market conditions and other factors. We manage our exposure to interest rates by maintaining what we believe is an appropriate mix of fixed and variable rate debt. We believe this best protects us from interest rate risk. We have achieved this mix by (i) issuing fixed rate debt that we believe has a low stated interest rate and significant term to maturity, (ii) issuing variable rate debt with appropriate maturities and interest rates and (iii) entering into interest rate swap arrangements when we deem appropriate. As of December 31, 2010, our debt is comprised of the following amounts.

	Variable rate debt		Fixed rate debt
	Principal amount	Weighted avg interest rate	Principal amount	Weighted avg interest rate
	dollar amounts in millions
Capital Group	$750	0.5%	$1,138	3.1%
Starz Group	$60	2.4%	$45	5.5%

        The Splitco Capital Group is exposed to changes in stock prices primarily as a result of our significant holdings in publicly traded securities. We continually monitor changes in stock markets, in general, and changes in the stock prices of our holdings, specifically. We believe that changes in stock prices can be expected to vary as a result of general market conditions, technological changes, specific industry changes and other factors.

        At December 31, 2010, the fair value of our AFS debt and equity securities attributed to the Splitco Capital Group was $3,701 million. Had the market price of such securities been 10% lower at December 31, 2010, the aggregate value of such securities would have been $370 million lower. Such decrease would be partially offset by an increase in the value of our borrowed shares. Our exchangeable senior debentures are also subject to market risk. Because we mark these instruments to fair value each reporting date, increases in the stock price of the respective underlying security generally result in higher liabilities and unrealized losses in our statement of operations.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Liberty Media Corporation:

        We have audited the accompanying combined balance sheets of Liberty Splitco, Inc. (the Company) (as defined in note 1) as of December 31, 2010 and 2009, and the related combined statements of operations, comprehensive earnings, cash flows, and parent's investment for each of the years in the three-year period ended December 31, 2010. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Liberty Splitco, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

                      /s/ KPMG LLP

Denver, Colorado
March 15, 2011

Liberty Splitco, Inc.

COMBINED BALANCE SHEETS

December 31, 2010 and 2009

	2010	2009
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$2,090	3,951
Trade and other receivables, net	257	268
Program rights	411	469
Financial instruments (note 8)	—	752
Receivable from Liberty	85	432
Short term marketable securities	509	35
Other current assets	190	68

Total current assets	3,542	5,975

Investments in available-for-sale securities and other cost investments, including $1,219 million and $851 million pledged as collateral for share borrowing arrangements (note 6)	4,550	3,386
Investments in affiliates, accounted for using the equity method (note 7)	91	135
Property and equipment, at cost	520	525
Accumulated depreciation	(273)	(250)

	247	275

Intangible assets not subject to amortization (note 9)	485	503
Intangible assets subject to amortization, net (note 9)	164	187
Program rights	323	327
Deferred costs	345	432
Deferred tax assets	371	—
Other assets, at cost, net of accumulated amortization (note 9)	674	695

Total assets	$10,792	11,915

Liberty Splitco, Inc.

COMBINED BALANCE SHEETS (Continued)

December 31, 2010 and 2009

	2010	2009
	amounts in millions
Liabilities and Parent's Investment
Current liabilities:
Accounts payable	$21	20
Accrued liabilities	243	269
Financial instruments (note 8)	1,222	859
Current portion of debt, including $—million and $297 million measured at fair value (note 10)	37	1,269
Current deferred tax liabilities (note 11)	712	1,442
Deferred revenue	240	201
Other current liabilities	36	—

Total current liabilities	2,511	4,060

Long-term debt, including $1,283 million and $1,637 million measured at fair value (note 10)	2,101	2,432
Deferred tax liabilities (note 11)	—	736
Deferred revenue	846	1,034
Other liabilities	308	338

Total liabilities	5,766	8,600

Parent's Investment
Parent's Investment	4,117	3,446
Accumulated other comprehensive earnings (losses), net of taxes (note 15)	54	35
Retained earnings (accumulated deficit)	855	(166)

Total Parent's Investment	5,026	3,315
Noncontrolling interests in equity of subsidiaries	—	—

Total Parent's Investment	5,026	3,315

Commitments and contingencies (note 17)
Total Liabilities and Parent's Investment	$10,792	11,915

See accompanying notes to combined financial statements.

Liberty Splitco, Inc.

COMBINED STATEMENTS OF OPERATIONS

Years ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	amounts in millions, except per share amounts
Revenue	$2,050	1,853	1,738

Operating costs and expenses:
Operating	1,284	1,171	1,197
Selling, general and administrative, including stock-based compensation (note 2)	525	564	565
Depreciation and amortization	90	100	127
Legal settlement (note 17)	(48)	—	—
Impairment of long-lived assets (note 9)	4	9	1,513

	1,855	1,844	3,402

Operating income (loss)	195	9	(1,664)
Other income (expense):
Interest expense	(65)	(132)	(194)
Liberty interest income (note 1)	3	16	—
Dividend and interest income	88	117	152
Share of losses of affiliates, net (note 7)	(64)	(44)	(71)
Realized and unrealized gains (losses) on financial instruments, net (note 8)	260	(34)	(20)
Gains on dispositions, net (notes 6 and 7)	36	242	13
Other than temporary declines in fair value of investments	—	(9)	(1)
Other, net	7	5	(8)

	265	161	(129)

Earnings (loss) from continuing operations before income taxes	460	170	(1,793)
Income tax benefit (note 11)	558	170	249

Earnings (loss) from continuing operations	1,018	340	(1,544)
Earnings from discontinued operations, net of taxes (note 4)	—	5,864	5,812

Net earnings	1,018	6,204	4,268
Less net earnings (losses) attributable to the noncontrolling interests	(3)	—	8

Net earnings attributable to Splitco stockholders	$1,021	6,204	4,260

Net earnings (loss) attributable to Splitco stockholders:
Splitco Capital common stock	$815	127	(592)
Splitco Starz common stock	206	6,077	4,852

	$1,021	6,204	4,260

Liberty Splitco, Inc.

COMBINED STATEMENTS OF OPERATIONS (Continued)

Years ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	amounts in millions, except per share amounts
Pro Forma basic earnings (loss) from continuing operations attributable to Splitco stockholders per common share (note 2):
Series A and Series B Splitco Capital common stock	$9.06	1.32	(5.24)
Series A and Series B Splitco Starz common stock	$4.12	0.46	(1.86)
Pro Forma diluted earnings (loss) from continuing operations attributable to Splitco stockholders per common share (note 2) :
Series A and Series B Splitco Capital common stock	$8.76	1.31	(5.24)
Series A and Series B Splitco Starz common stock	$3.96	0.46	(1.86)
Pro Forma basic net earnings (loss) attributable to Splitco stockholders per common share (note 2):
Series A and Series B Splitco Capital common stock	$9.06	1.32	(5.24)
Series A and Series B Splitco Starz common stock	$4.12	13.13	9.38
Pro Forma diluted net earnings (loss) attributable to Splitco stockholders per common share (note 2):
Series A and Series B Splitco Capital common stock	$8.76	1.31	(5.24)
Series A and Series B Splitco Starz common stock	$3.96	13.04	9.33

See accompanying notes to combined financial statements.

Liberty Splitco, Inc.

COMBINED STATEMENTS OF COMPREHENSIVE EARNINGS

Years ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	amounts in millions
Net earnings	$1,018	6,204	4,268

Other comprehensive earnings (loss), net of taxes (note 15):
Foreign currency translation adjustments	—	2	(9)
Unrealized holding gains (losses) arising during the period	9	43	(2)
Recognition of previously unrealized losses (gains) on available-for-sale securities, net	(21)	(1)	1
Reattribution of other comprehensive earnings between tracking stocks	30	—	—
Other	1	(4)	(2)
Other comprehensive earnings (loss) from discontinued operations	—	31	(2,618)

Other comprehensive earnings (loss)	19	71	(2,630)

Comprehensive earnings	1,037	6,275	1,638
Less comprehensive earnings attributable to the noncontrolling interests	(3)	—	8

Comprehensive earnings attributable to Splitco stockholders	$1,040	6,275	1,630

Comprehensive earnings (loss) attributable to Splitco stockholders:
Splitco Capital common stock	$834	167	(604)
Splitco Starz common stock	206	6,108	2,234

	$1,040	6,275	1,630

See accompanying notes to combined financial statements.

Liberty Splitco, Inc.

COMBINED STATEMENTS OF CASH FLOWS

Years ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	amounts in millions
	(see note 3)
Cash flows from operating activities:
Net earnings	$1,018	6,204	4,268
Adjustments to reconcile net earnings to net cash provided by operating activities:
Earnings from discontinued operations	—	(5,864)	(5,812)
Depreciation and amortization	90	100	127
Impairment of long-lived assets	4	9	1,513
Stock-based compensation	83	81	17
Cash payments for stock-based compensation	(204)	(2)	(15)
Share of losses of affiliates, net	64	44	71
Realized and unrealized losses (gains) on financial instruments, net	(260)	34	20
Gains on disposition of assets, net	(36)	(242)	(13)
Other than temporary declines in fair value of investments	—	9	1
Deferred income tax expense (benefit)	(782)	45	(169)
Other noncash charges, net	189	81	99
Liberty tax allocation, net	(112)	(224)	(239)
Liberty tax receipts, net	162	168	190
Liberty cash transfers, net	—	(2)	68
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Current and other assets	(38)	14	(69)
Payables and other current liabilities	(57)	(95)	77

Net cash provided by operating activities	121	360	134

Cash flows from investing activities:
Cash proceeds from dispositions	71	251	17
Proceeds from settlement of financial instruments	751	1,367	33
Cash paid for acquisitions, net of cash acquired	—	(2)	(8)
Investments in and loans to cost and equity investees	(405)	(726)	(251)
Repayment of loan by equity investee	200	634	—
Investment in loan to Liberty	—	(510)	—
Repayment of loan by Liberty	316	194	—
Capital expended for property and equipment	(16)	(56)	(36)
Net sales (purchases) of short term and other marketable securities	(542)	69	(25)
Net decrease (increase) in restricted cash	(39)	66	383
Other investing activities, net	(13)	3	(74)

Net cash provided (used) by investing activities	323	1,290	39

Cash flows from financing activities:
Borrowings of debt	132	2,061	1,548
Repayments of debt	(1,047)	(2,144)	(1,326)
Repurchases of Liberty common stock	(754)	(18)	(462)
Settlement of financial instruments	(16)	28	(290)
Premium proceeds from financial instruments	114	155	—
Reattribution of cash to Liberty	(807)	—	(380)
Other financing activities, net	73	120	7

Net cash provided (used) by financing activities	(2,305)	202	(903)

Effect of foreign currency exchange rates on cash	—	(8)	(13)

Net cash provided by (to) discontinued operations:
Cash provided (used) by operating activities	—	(5)	2
Cash used by investing activities	—	(15)	(1,464)
Cash provided (used) by financing activities	—	—	1,930
Change in available cash held by discontinued operations	—	(101)	(68)

Net cash provided by (to) discontinued operations	—	(121)	400

Net increase (decrease) in cash and cash equivalents	(1,861)	1,723	(343)
Cash and cash equivalents at beginning of year	3,951	2,228	2,571

Cash and cash equivalents at end of year	$2,090	3,951	2,228

See accompanying notes to combined financial statements.

Liberty Splitco, Inc.

COMBINED STATEMENTS OF PARENT'S INVESTMENT

Years ended December 31, 2010, 2009 and 2008

	Parent's Investment	Accumulated other comprehensive earnings	Retained earnings (accumulated deficit)	Noncontrolling interests in equity of subsidiaries	Total Parent's Investment
Balance at January 1, 2008	$20,091	3,634	(11,670)	759	12,814
Net earnings	—	—	4,260	8	4,268
Other comprehensive loss	—	(2,630)	—	—	(2,630)
Cumulative effects of accounting changes (note 2)	—	(1,040)	1,040	—	—
Reattribution of exchangeables to parent	57	—	—	—	57
Stock issued upon exercise of options	7	—	—	—	7
Stock compensation	11	—	—	—	11
Series A Liberty Capital stock repurchases	(462)	—	—	—	(462)
Unwind of special purpose entity	—	—	—	(750)	(750)
Liberty purchase of noncontrolling interest	—	—	—	(11)	(11)
Distributions to noncontrolling interests	—	—	—	(5)	(5)
Other	1	—	—	—	1

Balance at December 31, 2008	19,705	(36)	(6,370)	1	13,300
Net earnings	—	—	6,204	—	6,204
Other comprehensive earnings	—	71	—	—	71
Split-Off of Liberty Entertainment, Inc. (note 4)	(16,486)	—	—	—	(16,486)
Stock compensation	134	—	—	—	134
Stock issued upon exercise of stock options	115	—	—	—	115
Series A Liberty Starz stock repurchases	(13)	—	—	—	(13)
Series A Liberty Capital stock repurchases	(5)	—	—	—	(5)
Other	(4)	—	—	(1)	(5)

Balance at December 31, 2009	3,446	35	(166)	—	3,315
Net earnings	—	—	1,021	(3)	1,018
Other comprehensive earnings	—	19	—	—	19
Stock issued upon exercise of stock options	24	—	—	—	24
Stock compensation	99	—	—	—	99
Series A Liberty Starz stock repurchase	(40)	—	—	—	(40)
Series A Liberty Capital stock repurchases	(714)	—	—	—	(714)
Reattribution net impact (note 1)	1,285	—	—	—	1,285
Other	17	—	—	3	20

Balance at December 31, 2010	$4,117	54	855	—	5,026

See accompanying notes to combined financial statements.

Liberty Splitco, Inc.

Notes to Combined Financial Statements

December 31, 2010, 2009 and 2008

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation

Current Liberty Tracking Stock Structure

        Liberty Media Corporation's ("Liberty") capital structure currently is divided into three tracking stock groups: Liberty Interactive Group, Liberty Starz Group and Liberty Capital Group.

        Tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. While the Liberty Interactive Group, the Liberty Starz Group and the Liberty Capital Group have separate collections of businesses, assets and liabilities attributed to them, no group is a separate legal entity and therefore cannot own assets, issue securities or enter into legally binding agreements. Holders of tracking stocks have no direct claim to the group's stock or assets and are not represented by separate boards of directors. Instead, holders of tracking stock are stockholders of the parent corporation, with a single board of directors and subject to all of the risks and liabilities of the parent corporation.

        The term "Interactive Group" does not represent a separate legal entity, rather it represents those businesses, assets and liabilities which Liberty has attributed to that group. As of December 31, 2010, the assets and businesses Liberty has attributed to the Interactive Group are those engaged in video and on-line commerce, and include its subsidiaries QVC, Inc. ("QVC"), Provide Commerce, Inc. ("Provide"), Backcountry.com, Inc. ("Backcountry"), Bodybuilding.com, LLC ("Bodybuilding") and Celebrate Interactive Holdings, Inc. ("Celebrate") and its interests in Expedia, Inc. ("Expedia"), HSN, Inc. ("HSN"), Interval Leisure Group, Inc. ("Interval") and Tree.com, Inc. In addition, Liberty has attributed $3,075 million principal amount (as of December 31, 2010) of its public debt to the Interactive Group.

        The term "Starz Group" does not represent a separate legal entity, rather it represents those businesses, assets and liabilities which Liberty has attributed to that group. The Starz Group focuses primarily on video programming and is comprised primarily of Starz, LLC ("Starz") and $878 million (as of December 31, 2010) of cash, including subsidiary cash. In addition, as discussed below, as of September 30, 2010 Starz includes the results of Starz Media, LLC ("Starz Media") which has been reattributed to the Starz Group.

        Similarly, the term "Capital Group" also does not represent a separate legal entity, rather it represents all of Liberty's businesses, assets and liabilities other than those which have been attributed to the Interactive Group and the Starz Group. The assets and businesses attributed to the Capital Group include Liberty's subsidiaries: Starz Media through September 30, 2010, Atlanta National League Baseball Club, Inc. ("ANLBC") and TruePosition, Inc. ("TruePosition"); and its interests in Sirius XM Radio Inc. ("SIRIUS XM"), Time Warner Inc., Time Warner Cable Inc. and Sprint Nextel Corporation. In addition, Liberty has attributed $1,212 million of cash, including subsidiary cash, and $1,888 million principal amount (as of December 31, 2010) of its exchangeable senior debentures and other corporate level debt to the Capital Group.

        During the second quarter of 2009, each of the Starz Group and Capital Group made intergroup loans to the Interactive Group in the amount of $250 million. In the first quarter of 2010, the Interactive Group repaid the remaining balance of the intergroup loans by making payments of $158 million to each the Starz Group and Capital Group.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation (Continued)

Proposed Split-off Transaction

        On June 20, 2010 Liberty announced that its board of directors authorized its management to proceed with a plan to separate its Liberty Capital and Liberty Starz tracking stock groups from its Liberty Interactive tracking stock group (the "proposed split-off").

        The proposed split-off will be effected by the redemption of all the outstanding shares of Liberty Capital tracking stock and Liberty Starz tracking stock in exchange for shares in a newly formed company ("Splitco" or the "Company" unless the context otherwise requires). Splitco will hold all the assets and be subject to all the liabilities currently attributed to the Liberty Capital and Liberty Starz tracking stock groups. Approximately $264 million of cash, exchangeable debt in the principal amount of $1.1 billion and the stock into which such debt is exchangeable, which were reattributed from Liberty's Capital Group to Liberty's Interactive Group on February 9, 2011 (the "TWX Reattribution), will not be held by Splitco. The common stock of Splitco will be divided into two tracking stock groups, one tracking assets that are currently attributed to the Liberty Capital Group ("Splitco Capital") and the other tracking assets that are currently attributed to the Liberty Starz Group ("Splitco Starz"). In the redemption, holders of Liberty Capital tracking stock will receive shares of Splitco Capital tracking stock and holders of Liberty Starz tracking stock will receive shares of Splitco Starz tracking stock. After the redemption, Splitco and Liberty will be separate public companies.

        The proposed split-off is intended to be tax-free to stockholders of Liberty and its completion will be subject to various conditions, including the continued validity of an IRS private letter ruling that was issued to Liberty in connection with the proposed split-off (a favorable ruling was received in the first quarter of 2011), the opinions of tax counsel and required governmental approvals. The redemption that is necessary to effect the proposed split-off will require the affirmative vote of a majority of the voting power of the outstanding shares of Liberty Capital tracking stock and the affirmative vote of a majority of the voting power of the outstanding shares of Liberty Starz tracking stock present in person or by proxy at a meeting called to consider the redemption, each voting as a separate class.

        On August 6, 2010, Liberty announced that it had filed suit in the Delaware Court of Chancery against the trustee under the indenture governing the public indebtedness issued by Liberty's subsidiary, Liberty Media LLC. The lawsuit was filed in response to allegations made by a law firm purporting to represent a holder with a large position in this public indebtedness. The lawsuit seeks a declaratory judgment by the court that the proposed split-off will not constitute a disposition of "all or substantially all" of the assets of Liberty Media LLC, as those terms are used in the indenture, as well as related injunctive relief. Resolution of the subject matter of this lawsuit is a condition to Liberty completing the proposed split-off. Subject to the satisfaction of the conditions described above, the proposed split-off is expected to be completed in the second or third quarter of 2011. The proposed split-off is expected to be accounted for at historical cost due to the pro rata nature of the distribution.

        In connection with the completion of the proposed split-off, Splitco and Liberty will enter into certain agreements in order to govern certain of the ongoing relationships between Splitco and Liberty after the proposed split-off and to provide mechanisms for an orderly transition. These agreements include a Reorganization Agreement, a Services Agreement, a Facilities Sharing Agreement and a Tax Sharing Agreement.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation (Continued)

        The Reorganization Agreement provides for, among other things, the principal corporate transactions required to effect the proposed split-off and cross indemnities. Pursuant to the Services Agreement, Splitco will provide Liberty with certain general and administrative services including accounting, finance, human resources, information technology, investor relations and tax services. All of the corporate employees of Liberty are expected to become corporate employees of Splitco and to cease to be corporate employees of Liberty, and Liberty will reimburse Splitco for direct, out-of-pocket expenses incurred by Splitco, in providing these services and for the allocable portion of costs associated with any shared services or personnel based on an estimated percentage of time spent providing services to Liberty.

        Under the Facilities Sharing Agreement, Liberty will share office space with Splitco and related amenities at Splitco's corporate headquarters.

        The Tax Sharing Agreement provides for the allocation and indemnification of tax liabilities and benefits between Liberty and Splitco and other agreements related to tax matters. Among other things, pursuant to the Tax Sharing Agreement, Splitco has agreed to indemnify Liberty, subject to certain limited exceptions, for losses and taxes resulting from the proposed split-off to the extent such losses or taxes (i) result primarily from, individually or in the aggregate, the breach of certain restrictive covenants made by Splitco (applicable to actions or failures to act by Splitco and its subsidiaries following the completion of the proposed split-off), (ii) result from the Splitco Capital common stock or the Splitco Starz common stock not being treated as stock of Splitco, or being treated as Section 306 stock within the meaning of Section 306(c) of the Internal Revenue Code of 1986, as amended (the "Code"), for U.S. federal income tax purposes, (iii) result from the Liberty Interactive common stock, the Liberty Capital common stock, or the Liberty Starz common stock not being treated as stock of Liberty Media, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, (iv) result from Section 355(e) of the Code applying to the proposed split-off as a result of the proposed split-off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Splitco, or (v) result from deferred intercompany items or excess loss accounts that are triggered by the proposed split-off, and that would otherwise be allocated to Splitco. In addition, Splitco will be required to indemnify Liberty for any losses or taxes resulting from the failure of the LEI split-off (as defined below) and related restructuring transactions to be a tax-free transaction described under Sections 355 and 368(a)(1)(D) (including any such losses or taxes arising as a result of the completion of the proposed split-off), except to the extent that such losses or taxes result primarily from, individually or in the aggregate, a breach of certain restrictive covenants made by Liberty (applicable to actions or failures to act by Liberty and its subsidiaries following the completion of the proposed split-off).

Basis of Presentation

        The accompanying combined financial statements of Splitco and its controlled subsidiaries (collectively, "Splitco" or the "Company" unless the context otherwise requires) represent a combination of the historical financial information of those businesses and assets of Liberty, which are attributed to the Liberty Starz and Liberty Capital Groups. Splitco will continue to utilize a similar

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation (Continued)

tracking stock capital structure with two tracking stock groups, one tracking assets that are currently attributed to the Liberty Capital group and the other tracking assets that are currently attributed to the Liberty Starz group. Therefore, these Combined Financial Statements have been prepared using the historical attributed financial statement information included in Exhibit 99.1 of Liberty Media Corporation's Annual Report on Form 10-K for both the Liberty Starz Group and the Liberty Capital Group. Accordingly, previous transactions between either the Liberty Starz Group or the Liberty Capital Group with the Liberty Interactive Group, including all of the reattributions described below, have been reflected at historical cost on a prospective basis (i.e., treated as book value transfers rather than retroactive as-if poolings). Whenever meaningful, such as in the cases of the reattributions, we provide detailed pro forma information herein which presents Splitco financial statement information as if these intergroup transactions had taken place at the beginning of the periods presented. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

        Splitco, through its ownership of interests in subsidiaries and other companies, is primarily engaged in media, communications and entertainment industries in North America.

Reclassification of Liberty Capital

        Prior to March 3, 2008, Liberty had two tracking stocks, Liberty Interactive common stock and Liberty Capital common stock, which were intended to track and reflect the economic performance of one of two groups, the Interactive Group and the Capital Group, respectively.

        On March 3, 2008, Liberty completed a reclassification (the "Reclassification") of its Liberty Capital common stock (herein referred to as "Old Liberty Capital common stock") whereby each share of Old Series A Liberty Capital common stock was reclassified into four shares of Series A Liberty Entertainment common stock and one share of new Series A Liberty Capital common stock, and each share of Old Series B Liberty Capital common stock was reclassified into four shares of Series B Liberty Entertainment common stock and one share of new Series B Liberty Capital common stock. The Liberty Entertainment common stock was intended to track and reflect the economic performance of the Entertainment Group. The Reclassification did not change the businesses, assets and liabilities attributed to the Interactive Group.

        As more fully described in Note 4, on November 19, 2009, Liberty completed a Split-Off (the "LEI Split-Off") of its wholly owned subsidiary, Liberty Entertainment, Inc. ("LEI"), and the business combination transaction among Liberty, LEI and The DIRECTV Group, Inc. ("DIRECTV") (the "DTV Business Combination"). The LEI Split-Off was accomplished by a redemption (the "Redemption") of 90% of the outstanding shares of Liberty Entertainment common stock in exchange for all of the outstanding shares of common stock of LEI, pursuant to which, 0.9 of each outstanding share of Liberty Entertainment common stock was redeemed for 0.9 of a share of the corresponding series of common stock of LEI, with payment of cash in lieu of any fractional shares. Subsequent to the Redemption, Liberty redesignated the Liberty Entertainment Group as the Liberty Starz Group.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation (Continued)

Reattribution Transactions

        Previously the board of directors has made decisions to reattribute certain assets and liabilities among the tracking stock groups of Liberty. These reattributions of assets and liabilities have been reflected prospectively in the combined financial statements at book value through Parent's investment.

        In the fourth quarter of 2008, the board of directors of Liberty changed the attribution of its 3.25% Exchangeable Senior Debentures from the Liberty Starz Group to the Liberty Interactive Group along with $380 million in cash (the "2008 Reattribution").

        On February 25, 2010, Liberty announced that its board of directors had resolved to effect the following changes in attribution between the Liberty Capital Group and the Liberty Interactive Group, effective immediately (the "February Reattribution"):

  •
  the change in attribution from the Liberty Interactive Group to the Liberty Capital Group of Liberty's 14.6% ownership interest in Live Nation Entertainment, Inc.;

  •
  the change in attribution from the Liberty Capital Group to the Liberty Interactive Group of the following debt securities:

  •
  $469 million in principal amount of 4% Exchangeable Senior Debentures due 2029 (the "2029 Exchangeables");

  •
  $460 million in principal amount of 3.75% Exchangeable Senior Debentures due 2030 (the "2030 Exchangeables"); and

  •
  $492 million in principal amount of 3.5% Exchangeable Senior Debentures due 2031 (the "2031 Exchangeables", and together with the 2029 Exchangeables and the 2030 Exchangeables, the "Exchangeable Notes");

  •
  the change in attribution from the Liberty Capital Group to the Liberty Interactive Group of approximately $830 million in net taxable income to be recognized ratably in tax years 2014 through 2018 as a result of the cancellation in April 2009 of $400 million in principal amount of 2029 Exchangeables and $350 million in principal amount of 2030 Exchangeables; and

  •
  the change in attribution from the Liberty Capital Group to the Liberty Interactive Group of $807 million in cash.

        The assets and liabilities were reattributed at their book values versus the estimated fair values of those assets and liabilities. As a result, on a book value basis there is a transfer of net assets between the tracking stock groups of $1,285 million.

        On September 16, 2010 the Board of Directors approved the change in attribution of the Starz Media business along with $15 million in cash from the Liberty Capital Group to the Liberty Starz Group, effective September 30, 2010 (the "Starz Media Reattribution"). The Starz Media business consists of the following assets:

  •
  Overture Films (including its Library of 16 released films and 3 films that were released in the third and fourth quarters of 2010)

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation (Continued)

  •
  Anchor Bay Entertainment

  •
  Proprietary Productions (Library of 42 films and television series)

  •
  Film Roman

  •
  Toronto Animation Studio

        This change in attribution results in the extinguishment of an intergroup payable of approximately $55 million, as of August 31, 2010, owed by Liberty Capital Group to Liberty Starz Group and Liberty Starz Group being attributed with approximately $54 million in bank debt, interest rate swaps and any shutdown costs associated with winding down the Overture Films business. This change in attribution also provides that certain tax benefits relating to Liberty Capital's operation of the Starz Media business that may be realized from any future sales or other disposition of that business by Liberty Starz will remain attributed to Liberty Capital.

        As with the other reattributions the impact has been reflected prospectively from the date the attribution changed in the attributed financials. There will be no change to the historical Splitco combined financial statements as a result of the Starz Media Reattribution.

        In each case, the assets and liabilities were reattributed at their book values rather than the estimated fair values of those assets and liabilities that were considered by our board of directors, among other factors, in approving the applicable reattribution. As a result, on a book value basis a change in attribution is reflected as a transfer of net assets between the tracking stocks. The principal reasons for the difference between fair value and book value is (i) the deferred tax liabilities under GAAP are required to be carried at the gross undiscounted basis difference multiplied by the company's effective tax rate whereas on a fair value basis, these future tax liabilities are not expected to be incurred for many years and therefore their present discounted value is substantially less, and (ii) certain of the senior exchangeable debentures are expected to continue to generate interest deductions for tax purposes in excess of the annual cash coupon over their remaining life, the present value of which is not reflected in the book values of the reattributed assets and liabilities.

        The Pro Forma summarized unaudited combined historical balance sheets and statements of operation of Splitco, as if the reattributions discussed above (including the TWX Reattribution which is

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(1) Background on Tracking Stock Structure, Split-off Transaction and Basis of Presentation (Continued)

discussed elsewhere herein), occurred for the Balance Sheet data as of such dates and for the Statement of Operations data as if they had occurred on January 1, 2008, are as follows:

Summary Balance Sheet Data:

	December 31,
	2010	2009
	amounts in millions (unaudited)
Current assets	$3,278	4,904
Cost investments	3,441	2,543
Equity investments	91	135
Total assets	9,563	10,484
Long-term debt	818	796
Deferred income tax liabilities	—	—
Parent's investment	5,155	4,440

Summary Operations Data:

	December 31,
	2010	2009	2008
	amounts in millions— unaudited
Revenue	$2,050	1,853	1,738
Operating income (loss)	195	9	(1,664)
Interest expense	(21)	(34)	(60)
Share of losses of affiliates	(62)	(82)	(309)
Realized and unrealized gains (losses) on financial instruments, net	170	434	(755)
Earnings (loss) from continuing operations attributable to Splitco stockholders:
Splitco Capital group	788	461	(953)
Splitco Starz group	206	213	(1,125)

        See the accompanying unaudited attributed financial information for Splitco's tracking stock groups.

(2) Summary of Significant Accounting Policies

Cash and Cash Equivalents

        Cash equivalents consist of investments which are readily convertible into cash and have maturities of three months or less at the time of acquisition.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(2) Summary of Significant Accounting Policies (Continued)

Receivables

        Receivables are reflected net of an allowance for doubtful accounts and sales returns. Such allowance aggregated $32 million, $35 million and $29 million at December 31, 2010, 2009 and 2008, respectively. Activity in the periods ended December 31, 2010, 2009 and 2008 were less than a million, $7 million and $7 million of bad debt charged to expense, respectively, and $3 million, $1 million and $2 million of write-offs, respectively.

Program Rights

        Program rights are amortized on a film-by-film basis over the anticipated number of exhibitions. Program rights payable are initially recorded at the estimated cost of the programs when the film is available for airing.

Investment in Films and Television Programs

        Investment in films and television programs generally includes the cost of proprietary films and television programs that have been released, completed and not released, in production, and in development or pre-production. Capitalized costs include the acquisition of story rights, the development of stories, production labor, postproduction costs and allocable overhead and interest costs. Investment in films and television programs is stated at the lower of unamortized cost or estimated fair value on an individual film basis and are included in other assets on the balance sheet. Investment in films and television programs is amortized using the individual-film-forecast method, whereby the costs are charged to expense and participation and residual costs are accrued based on the proportion that current revenue from the films bear to an estimate of total revenue anticipated from all markets (ultimate revenue). Ultimate revenue estimates generally may not exceed ten years following the date of initial release or from the date of delivery of the first episode for episodic television series.

        Estimates of ultimate revenue involve uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management's future revenue estimates.

        Investment in films and television programs in development or pre-production is periodically reviewed to determine whether they will ultimately be used in the production of a film. Costs of films in development or pre-production are charged to expense if the project is abandoned, or if the film has not been set for production within three years from the time of the first capitalized transaction.

        The investment in films and television programs is reviewed for impairment on a title-by-title basis when an event or change in circumstances indicates that a film should be assessed. If the estimated fair value of a film is less than its unamortized cost, then the excess of unamortized costs over the estimated fair value is charged to expense.

Investments

        All marketable equity and debt securities held by the Company are classified as available-for-sale ("AFS") and are carried at fair value generally based on quoted market prices. Effective January 1, 2008, U.S. generally accepted accounting principles ("GAAP") permit entities to choose to measure many financial instruments, such as AFS securities, and certain other items at fair value and to

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(2) Summary of Significant Accounting Policies (Continued)

recognize the changes in fair value of such instruments in the entity's statement of operations (the "fair value option"). Previously under GAAP, entities were required to recognize changes in fair value of AFS securities in the balance sheet in accumulated other comprehensive earnings. Splitco has entered into economic hedges for certain of its non-strategic AFS securities (although such instruments are not accounted for as fair value hedges by the Company). Changes in the fair value of these economic hedges are reflected in Splitco's statement of operations as unrealized gains (losses). In order to better match the changes in fair value of the subject AFS securities and the changes in fair value of the corresponding economic hedges in the Company's financial statements, Splitco has elected the fair value option for those of its AFS securities which it considers to be non-strategic ("Non-strategic Securities"). Accordingly, changes in the fair value of Non-strategic Securities, as determined by quoted market prices, are reported in realized and unrealized gain (losses) on financial instruments in the accompanying December 31, 2010 and 2009 combined statement of operations. The amount of unrealized gains related to the Non-strategic Securities and included in accumulated other comprehensive earnings in the Company's balance sheet as of January 1, 2008 aggregated $1,040 million and was reclassified to accumulated deficit. The total value of AFS securities for which the Company has elected the fair value option aggregated $3,768 million and $3,063 million as of December 31, 2010 and 2009, respectively.

        Other investments in which the Company's ownership interest is less than 20% and are not considered marketable securities are carried at cost.

        For those investments in affiliates in which the Company has the ability to exercise significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of net earnings or losses of the affiliate as they occur rather than as dividends or other distributions are received. Losses are limited to the extent of the Company's investment in, advances to and commitments for the investee. In the event the Company is unable to obtain accurate financial information from an equity affiliate in a timely manner, the Company records its share of earnings or losses of such affiliate on a lag. The Company's share of net earnings or loss of affiliates also includes any other than temporary declines in fair value recognized during the period.

        Prior to January 1, 2009, changes in the Company's proportionate share of the underlying equity of an equity method investee, which resulted from the issuance of additional equity securities by such equity investee ("SAB 51 Gain"), were recognized in equity. Subsequent to January 1, 2009, such changes are recognized in earnings.

        The Company continually reviews its equity investments and its AFS securities which are not Non-strategic Securities to determine whether a decline in fair value below the cost basis is other than temporary. The primary factors the Company considers in its determination are the length of time that the fair value of the investment is below the Company's carrying value; the severity of the decline; and the financial condition, operating performance and near term prospects of the investee. In addition, the Company considers the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; analysts' ratings and estimates of 12 month share price targets for the investee; changes in stock price or valuation subsequent to the balance sheet date; and the Company's intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. If the decline in fair value is deemed to be other than temporary, the cost basis of the security is

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(2) Summary of Significant Accounting Policies (Continued)

written down to fair value. In situations where the fair value of an investment is not evident due to a lack of a public market price or other factors, the Company uses its best estimates and assumptions to arrive at the estimated fair value of such investment. The Company's assessment of the foregoing factors involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments. Writedowns for AFS securities which are not Non-strategic Securities are included in the combined statements of operations as other than temporary declines in fair values of investments. Writedowns for equity method investments are included in share of earnings (losses) of affiliates.

Derivative Instruments and Hedging Activities

        The Company uses various derivative instruments including equity collars and interest rate swaps to manage fair value and cash flow risk associated with certain of its investments and some of its variable rate debt. Splitco's derivative instruments are executed with counterparties who are well known major financial institutions. While Splitco believes these derivative instruments effectively manage the risks highlighted above, they are subject to counterparty credit risk. Counterparty credit risk is the risk that the counterparty is unable to perform under the terms of the derivative instrument upon settlement of the derivative instrument. To protect itself against credit risk associated with these counterparties the Company generally:

  •
  executes its derivative instruments with several different counterparties, and

  •
  executes equity derivative instrument agreements which contain a provision that requires the counterparty to post the "in the money" portion of the derivative instrument into a cash collateral account for the Company's benefit, if the respective counterparty's credit rating for its senior unsecured debt were to reach certain levels, generally a rating that is below Standard & Poor's rating of A- and/or Moody's rating of A3.

        In addition, to the extent Splitco borrows against a derivative instrument, it has a right of offset with respect to its borrowings and amounts due from the counterparty under the derivative, thereby reducing its counterparty risk.

        Due to the importance of these derivative instruments to its risk management strategy, Splitco actively monitors the creditworthiness of each of its counterparties. Based on its analysis, the Company currently considers nonperformance by any of its counterparties to be unlikely.

        All of the Company's derivatives are recorded on the balance sheet at fair value. The fair value of the Company's equity collars and other similar derivative instruments is estimated using the Black-Scholes model. The Black-Scholes model incorporates a number of variables in determining such fair values, including expected volatility of the underlying security and an appropriate discount rate. The Company obtains volatility rates from pricing services based on the expected volatility of the underlying security over the remaining term of the derivative instrument. A discount rate is obtained at the inception of the derivative instrument and updated each reporting period based on the Company's estimate of the discount rate at which it could currently settle the derivative instrument. The Company considers its own credit risk as well as the credit risk of its counterparties in estimating the discount rate. Considerable management judgment is required in estimating the Black-Scholes variables. Actual results upon settlement or unwinding of derivative instruments may differ materially from these estimates.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(2) Summary of Significant Accounting Policies (Continued)

Property and Equipment

        Property and equipment, including significant improvements, is stated at cost. Depreciation is computed using the straight-line method using estimated useful lives of 3 to 20 years for support equipment and 10 to 40 years for buildings and improvements.

Intangible Assets

        Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment upon certain triggering events. Goodwill and other intangible assets with indefinite useful lives (collectively, "indefinite lived intangible assets") are not amortized, but instead are tested for impairment at least annually. Equity method goodwill is also not amortized, but is evaluated for impairment upon certain triggering events.

        The Company performs an annual assessment of whether there is an indication that goodwill is impaired. In performing this assessment, the Company compares the estimated fair value of a reporting unit to its carrying value, including goodwill (the "Step 1 Test"). Developing estimates of fair value requires significant judgments, including making assumptions about appropriate discount rates, perpetual growth rates, relevant comparable market multiples, public trading prices and the amount and timing of expected future cash flows. The cash flows employed in the Company's valuation analysis are based on management's best estimates considering current marketplace factors and risks as well as assumptions of growth rates in future years. There is no assurance that actual results in the future will approximate these forecasts. For those reporting units whose carrying value exceeds the fair value, a second test is required to measure the impairment loss (the "Step 2 Test"). In the Step 2 Test, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit with any residual value being allocated to goodwill. The difference between such allocated amount and the carrying value of the goodwill is recorded as an impairment charge.

Impairment of Long-lived Assets

        The Company periodically reviews the carrying amounts of its property and equipment and its intangible assets (other than goodwill and indefinite-lived intangibles) to determine whether current events or circumstances indicate that such carrying amounts may not be recoverable. If the carrying amount of the asset is greater than the expected undiscounted cash flows to be generated by such asset, an impairment adjustment is to be recognized. Such adjustment is measured by the amount that the carrying value of such assets exceeds their fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows using an appropriate discount rate. Considerable management judgment is necessary to estimate the fair value of assets. Accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Noncontrolling Interests

        Prior to January 1, 2009, recognition of the noncontrolling interests' share of losses of subsidiaries was generally limited to the amount of such noncontrolling interests' allocable portion of the common equity of those subsidiaries. Effective January 1, 2009, the Company adopted new guidance which

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(2) Summary of Significant Accounting Policies (Continued)

establishes accounting and reporting standards for the noncontrolling interest in a subsidiary. Among other matters, (a) the previous limitations on allocation of losses to the noncontrolling interests were eliminated, (b) the noncontrolling interest is reported within equity in the balance sheet and (c) the amount of combined net income attributable to the parent and to the noncontrolling interest is presented in the statement of income. Also, changes in ownership interests in subsidiaries in which the Company maintains a controlling interest are recorded in equity. The Company has applied the changes prospectively, except for the presentation and disclosure requirements, which have been applied retrospectively for all periods presented.

Foreign Currency Translation

        The functional currency of the Company is the United States ("U.S.") dollar. The functional currency of the Company's foreign operations generally is the applicable local currency for each foreign subsidiary. Assets and liabilities of foreign subsidiaries are translated at the spot rate in effect at the applicable reporting date, and the combined statements of operations are translated at the average exchange rates in effect during the applicable period. The resulting unrealized cumulative translation adjustment, net of applicable income taxes, is recorded as a component of accumulated other comprehensive earnings in stockholders' equity.

        Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in the accompanying combined statements of operations and comprehensive earnings as unrealized (based on the applicable period-end exchange rate) or realized upon settlement of the transactions.

Revenue Recognition

        Revenue is recognized as follows:

  •
  Programming revenue is recognized in the period during which programming is provided, pursuant to affiliation agreements.

  •
  TruePosition earns revenue from the sale and licensing of equipment with embedded software and related service and maintenance. For multiple element contracts with vendor specific objective evidence, the Company recognizes revenue for each specific element when the earnings process is complete. If vendor specific objective evidence does not exist, revenue is deferred and recognized on a straight-line basis over the remaining term of the maintenance period after all other elements have been delivered.

  •
  Revenue from the theatrical release of feature films is recognized at the time of exhibition based on the Company's participation in box office receipts. Revenue from the sale of DVDs is recognized net of an allowance for estimated returns, on the later of estimated receipt of the product by the customer or after any restrictions on the sale lapse. Revenue from television licensing is recognized when the film or program is complete in accordance with the terms of the arrangement, the license period has begun and is available for telecast or exploitation.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(2) Summary of Significant Accounting Policies (Continued)

  •
  Revenue for ticket sales, local radio and television rights, signage and suites are recognized on a per game basis during the baseball season based on a pro rata share of total revenues earning during the entire baseball season to the total number of home games during the season. Concession revenue is recognized as commissions are earned from the sale of food and beverage at the stadium in accordance with agreements with the Company's concessions vendors. Major League Baseball (MLB) revenue is earned throughout the year based on an estimate of revenues generated by MLB on behalf of the 30 MLB clubs through the MLB Central Fund and MLB Properties and revenue sharing income or expense.

Advertising Costs

        Advertising costs generally are expensed as incurred. Advertising expense aggregated $154 million, $211 million and $259 million for the years ended December 31, 2010, 2009 and 2008, respectively. Co-operative marketing costs incurred as part of affiliation agreements with distributors are recognized as advertising expense to the extent an identifiable benefit is received and fair value of the benefit can be reasonably measured. Otherwise, such costs are recorded as a reduction of revenue.

Stock-Based Compensation

        As more fully described in note 13, current options and equity awards related to Liberty Starz and Liberty Capital will be converted to options and equity awards of Splitco Starz and Splitco Capital. Liberty has granted to its directors, employees and employees of its subsidiaries options and stock appreciation rights ("SARs") to purchase shares of Liberty Starz and Capital common stock (collectively, "Awards"). The Company measures the cost of employee services received in exchange for an Award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the Award, and recognizes that cost over the period during which the employee is required to provide service (usually the vesting period of the Award). The Company measures the cost of employee services received in exchange for an Award of liability instruments (such as stock appreciation rights that will be settled in cash) based on the current fair value of the Award, and remeasures the fair value of the Award at each reporting date.

        Included in selling, general and administrative expenses in the accompanying combined statements of operations are the following amounts of stock-based compensation (amounts in millions):

Years ended:
December 31, 2010	$83
December 31, 2009	$81
December 31, 2008	$17

        Included in earnings from discontinued operations for the year ended December 31, 2009 is $55 million of stock-based compensation related to stock options and restricted stock, the vesting of which was accelerated in connection with the closing of the DTV Business Combination.

        As of December 31, 2010, the total unrecognized compensation cost related to unvested Liberty Starz and Capital equity Awards was approximately $74 million. Such amount will be recognized in the

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(2) Summary of Significant Accounting Policies (Continued)

Company's combined statements of operations over a weighted average period of approximately 2.6 years.

Income Taxes

        The Company is included in the consolidated tax return of Liberty. The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying value amounts and income tax bases of assets and liabilities and the expected benefits of utilizing net operating loss and tax credit carryforwards. The deferred tax assets and liabilities are calculated using enacted tax rates in effect for each taxing jurisdiction in which the company operates for the year in which those temporary differences are expected to be recovered or settled. Net deferred tax assets are then reduced by a valuation allowance if the Company believes it more likely than not such net deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of an enacted change in tax rates is recognized in income in the period that includes the enactment date.

        When the tax law requires interest to be paid on an underpayment of income taxes, the Company recognizes interest expense from the first period the interest would begin accruing according to the relevant tax law. Such interest expense is included in interest expense in the accompanying combined statements of operations. Any accrual of penalties related to underpayment of income taxes on uncertain tax positions is included in other income (expense) in the accompanying combined statements of operations.

Unaudited Pro Forma Earnings attributable to Splitco Stockholders Per Common Share

        Net earnings attributable to Splitco stockholders are comprised of the following:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Earnings (loss) from continuing operations	$1,021	340	(1,552)
Earnings from discontinued operations	—	5,864	5,812

Net earnings	$1,021	6,204	4,260

        Basic earnings (loss) per common share ("EPS") is computed by dividing net earnings (loss) by the weighted average number of common shares that were outstanding for the period at the Company. Diluted EPS presents the dilutive effect on a per share basis of potential common shares as if they had been converted at the beginning of the periods presented.

Pro Forma Series A and Series B Splitco Starz Common Stock

        Splitco Starz group basic EPS for the year ended December 31, 2010, 2009 and 2008 was computed by dividing the net earnings attributable to the Splitco Starz group by the weighted average outstanding shares of Liberty Starz common stock on an as if exchanged basis assuming an exchange ratio of 4 to 1 for the Reclassification and a ratio of 1 to 1 for the proposed Split-Off for the respective periods (50 million, 463 million and 517 million, respectively). Fully diluted EPS for the year ended

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(2) Summary of Significant Accounting Policies (Continued)

December 31, 2010 includes 2 million common stock equivalents. Fully diluted EPS for periods ended December 31, 2009 and 2008 includes 3 million common stock equivalents. Excluded from diluted EPS for the year ended December 31, 2010 are less than 1 million potential common shares because their inclusion would be anti-dilutive.

Pro Forma Series A and Series B Splitco Capital Common Stock

        Splitco Capital group basic and fully diluted EPS for the year ended December 31, 2010, 2009 and 2008 was computed by dividing the net earnings attributable to the Splitco Capital group by the weighted average outstanding shares of Liberty Capital common stock on an as if exchanged basis assuming an exchange ratio of 1 to 1 for the Reclassification and assuming a ratio of 1 to 1 for the proposed Split-Off for the respective periods (90 million, 96 million and 113 million respectively). Fully diluted EPS for the year ended December 31, 2010 and 2009 includes 3 million and 1 million common stock equivalents. Due to the relative insignificance of the dilutive securities for the period ended December 31, 2008, their inclusion does not impact the EPS amount. Excluded from diluted EPS for the year ended December 31, 2010 are less than 1 million potential common shares because their inclusion would be anti-dilutive.

Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company considers (i) fair value measurements, (ii) accounting for income taxes and (iii) assessments of other-than-temporary declines in fair value of its investments to be its most significant estimates.

        The Company holds investments that are accounted for using the equity method. The Company does not control the decision making process or business management practices of these affiliates. Accordingly, the Company relies on management of these affiliates to provide it with accurate financial information prepared in accordance with GAAP that the Company uses in the application of the equity method. In addition, the Company relies on audit reports that are provided by the affiliates' independent auditors on the financial statements of such affiliates. The Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on the Company's combined financial statements.

Recent Accounting Pronouncements

        In September 2009, the Financial Accounting Standards Boards amended the Accounting Standards Codification ("ASC") as summarized in Accounting Standards Update ("ASU") 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements, and ASU 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. As summarized in ASU 2009-14, ASC Topic 985 has been amended to remove from the scope of industry specific revenue accounting guidance for software and software related transactions, tangible products containing software components and non-software components that function together to deliver the product's essential functionality. As summarized in ASU 2009-13, ASC Topic 605 has been amended (1) to

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(2) Summary of Significant Accounting Policies (Continued)

provide updated guidance on whether multiple deliverables exist, how the deliverables in an arrangement should be separated, and the consideration allocated; (2) to require an entity to allocate revenue in an arrangement using estimated selling prices of deliverables if a vendor does not have vendor-specific objective evidence or third-party evidence of selling price; and (3) to eliminate the use of the residual method and require an entity to allocate revenue using the relative selling price method. The accounting changes summarized in ASU 2009-14 and ASU 2009-13 are effective for fiscal years beginning on or after June 15, 2010, with early adoption permitted. Adoption may either be on a prospective basis or by retrospective application.

        Splitco does not believe the impact of these changes will be material upon the initial adoption as the provisions of the new revenue recognition rules will be adopted on a prospective basis. In February of 2011 a wholly owned subsidiary, TruePosition, Inc., signed an amended contract that materially changed the terms of the existing AT&T contract. Due to the transition provisions of the new revenue recognition rules a contract that is materially modified is subject to the new accounting standard. Therefore, the Company is currently analyzing the impacts of the material modification and believes that recognition of a significant portion of deferred revenue and deferred cost associated with that contract may be required in the first quarter of 2011, under the new provisions. As of December 31, 2010, deferred revenue and deferred cost under the AT&T arrangement were $576 million and $168 million, respectively.

(3) Supplemental Disclosures to Combined Statements of Cash Flows

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Cash paid for acquisitions:
Fair value of assets acquired	$—	2	8
Net liabilities assumed	—	—	(5)
Deferred tax liabilities	—	—	5

Cash paid for acquisitions, net of cash acquired	$—	2	8

Cash paid for interest	$66	140	181

Cash paid (received) for income taxes	$323	(44)	60

(4) Discontinued Operations

Split-Off of LEI

        On February 27, 2008, Liberty completed a transaction with News Corporation (the "News Corporation Exchange") in which Liberty exchanged all of its 512.6 million shares of News Corporation common stock valued at $10,143 million on the closing date for a subsidiary of News Corporation that held an approximate 41% interest in DIRECTV, three regional sports television networks and $463 million in cash. Liberty accounted for the News Corporation Exchange as a nonmonetary exchange and recognized a pre-tax gain of $3,665 million based on the difference between the fair

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(4) Discontinued Operations (Continued)

value and the cost basis of the News Corporation shares exchanged. The News Corporation Exchange qualified as an IRC Section 355 transaction, and therefore did not trigger federal or state income tax obligations. In addition, upon consummation of such transaction, the deferred tax liability previously recorded for the difference between Liberty's book and tax bases in its News Corporation investment in the amount of $1,791 million was reversed with an offset to income tax benefit.

        On April 3, 2008, Liberty purchased 78.3 million additional shares of DIRECTV common stock in a private transaction for cash consideration of $1.98 billion. Liberty funded the purchase with borrowings against a newly executed equity collar on 110 million DIRECTV common shares. As of May 5, 2008, Liberty's ownership in DIRECTV was approximately 48%. As a result of stock repurchases by DIRECTV, Liberty's ownership interest in DIRECTV increased to approximately 57% as of November 19, 2009. However, due to a standstill agreement with DIRECTV, Liberty's ability to control DIRECTV was limited, and Liberty accounted for its investment using the equity method of accounting. Liberty's share of the earnings of DIRECTV, including amortization of Liberty's excess basis related to DIRECTV, aggregated $386 million and $404 million in 2009 and 2008, respectively. Such share of earnings are net of amortization of Liberty's excess basis of $279 million and $224 million in 2009 and 2008, respectively.

        Summarized unaudited financial information for DIRECTV is as follows:

  DIRECTV Consolidated Balance Sheets

	December 31,
	2009	2008
	amounts in millions
Current assets	$5,055	4,044
Satellites, net	2,338	2,476
Property and equipment, net	4,138	4,171
Goodwill	4,164	3,753
Intangible assets	1,131	1,172
Other assets	1,434	923

Total assets	$18,260	16,539

Current liabilities	$5,701	3,585
Deferred income taxes	1,070	524
Long-term debt	6,500	5,725
Other liabilities	1,678	1,749
Noncontrolling interest	400	325
Stockholders' equity	2,911	4,631

Total liabilities and equity	$18,260	16,539

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(4) Discontinued Operations (Continued)

  DIRECTV Consolidated Statements of Operations

	Year ended December 31,
	2009	2008
	amounts in millions
Revenue	$21,565	19,693
Costs of revenue	(10,930)	(9,948)
Selling, general and administrative expenses	(5,322)	(4,730)
Depreciation and amortization	(2,640)	(2,320)

Operating income	2,673	2,695
Interest expense	(423)	(360)
DTV Business Combination	(491)	—
Other income, net	75	136
Income tax expense	(827)	(864)

Income from continuing operations	1,007	1,607
Income from discontinued operations	—	6

Net income	1,007	1,613
Less: Net income attributable to noncontrolling interest	(65)	(92)

Net income attributable to DIRECTV	$942	1,521

        On November 19, 2009, Liberty completed the LEI Split-Off, and the business combination transaction among Liberty, LEI and DIRECTV. LEI held Liberty's 57% interest in DIRECTV (which had a carrying value of $13,475 million at the time of the LEI Split-Off), 100% interest in Liberty Sports Holdings, LLC, 65% interest in Game Show Network, LLC and approximately $120 million in cash and cash equivalents, and approximately $2 billion of indebtedness. All of the businesses, assets and liabilities that were attributed to the Liberty Entertainment Group and were not held by LEI remained with Liberty and continued to be attributed to the Liberty Starz Group.

        Immediately following the LEI Split-Off, Liberty, LEI and DIRECTV completed the DTV Business Combination, and each of LEI and DIRECTV became wholly owned subsidiaries of a new public holding company ("Holdings"), and LEI repaid loans to Liberty in the amount of $226 million.

        Because the LEI Split-Off was conditioned on, among other matters, satisfaction and waiver of all conditions to the DTV Business Combination, the LEI Split-Off and the DTV Business Combination have been recorded at fair value, and Liberty recognized an approximate $5.9 billion gain on the transaction. Such gain is included in earnings from discontinued operations in the accompanying combined statement of operations. Due to the tax-free nature of the LEI Split-Off and the DTV Business Combination, no taxes have been recorded on the gain for financial statement purposes.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(4) Discontinued Operations (Continued)

        Certain combined statement of operations information for LEI which is included in earnings from discontinued operations, is as follows:

	Years ended December 31,
	2009	2008
Revenue	$240	267
Earnings before income taxes(1)	$5,770	4,274

(1)
Includes the gain from the News Corporation Exchange in 2008 and the gain from the DTV Split-Off/DTV Business Combination in 2009.

(5) Assets and Liabilities Measured at Fair Value

        For assets and liabilities required to be reported at fair value, GAAP provides a hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three broad levels. Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs, other than quoted market prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability.

        The Company's assets and liabilities measured at fair value are as follows:

		Fair Value Measurements at December 31, 2010 Using
Description	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
		amounts in millions
Available-for-sale securities	$4,541	4,165	376	—
Financial instrument liabilities	$1,230	1,219	11	—
Debt	$1,283	—	1,283	—

        The majority of the Company's Level 2 financial assets and liabilities are debt instruments with quoted market prices which are not considered to be traded on "active markets," as defined in GAAP. Accordingly, the financial instruments are reported in the foregoing table as Level 2 fair value.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(6) Investments in Available-for-Sale Securities and Other Cost Investments

        Investments in AFS securities, including Non-strategic Securities, and other cost investments are summarized as follows:

	December 31,
	2010	2009
	amounts in millions
Splitco Capital Group
Time Warner Inc. ("Time Warner")(1)	$1,101	997
Time Warner Cable Inc. ("Time Warner Cable")(1)	567	356
Sprint Nextel Corporation ("Sprint")(1)	301	260
Motorola, Inc. ("Motorola")(1)	471	403
Live Nation Entertainment, Inc.	389	—
Viacom, Inc.	301	226
CenturyLink, Inc. ("CenturyLink")(1)	248	195
Other AFS equity securities(1)	308	220
SIRIUS XM debt securities	384	300
Other AFS debt securities	404	376
Other cost investments and related receivables	9	22

Total attributed Splitco Capital Group	4,483	3,355

Splitco Starz Group
Other	67	31

Total attributed Splitco Starz Group	67	31

Combined Splitco	$4,550	3,386

(1)
Includes shares pledged as collateral for share borrowing arrangements. See note 8.

Time Warner

        In March 2009, Time Warner Inc. completed the separation of Time Warner Cable from Time Warner Inc. by way of a dividend to Time Warner Inc. shareholders, including the Company. The Company received 8.6 million shares of Time Warner Cable and recorded its investment in Time Warner Cable based on an allocation of its basis in Time Warner Inc. No gain or loss was recognized in connection with this transaction.

Live Nation

        As a result of the February Reattribution the Live Nation investment is attributed to the Splitco Capital Group. Additionally, during the year ended December 31, 2010 Liberty acquired an approximate 3% additional interest in Live Nation. Subsequent to December 31, 2010 the Company acquired an additional 1% interest and agreed to purchase an additional 5.5 million in shares for approximately $58 million subject to Live Nation shareholder approval and other customary closing conditions.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(6) Investments in Available-for-Sale Securities and Other Cost Investments (Continued)

SIRIUS XM

        During the first quarter of 2010, the Company purchased $150 million of SIRIUS XM 8.75% debt securities due April 15, 2015 at par. During the second quarter of 2010 SIRIUS XM repurchased and retired certain public bonds of which the Company owned approximately $55 million of the principal amounts. During the fourth quarter of 2010 SIRIUS XM repurchased and retired additional outstanding public bonds of which the Company owned approximately $87 million in principal. Additionally, the Company purchased $50 million of SIRIUS XM 7.625% debt securities due November 1, 2018 at par.

Unrealized Holdings Gains and Losses

        Unrealized holding gains related to investments in AFS debt and equity securities were $98 million and $69 million at December 31, 2010 and 2009, respectively.

(7) Investments in Affiliates Accounted for Using the Equity Method

        The Company has various investments accounted for using the equity method. The following table includes the Company's carrying amount and percentage ownership of the more significant investments in affiliates at December 31, 2010 and the carrying amount at December 31, 2009:

	December 31, 2010		December 31, 2009
	Percentage ownership	Carrying amount	Carrying amount
		dollar amounts in millions
Splitco Capital Group
SIRIUS XM	40%	5	33
Other	various	86	102
Splitco Starz Group
Other	various	—	—

		$91	135

        The following table presents Splitco's share of losses of affiliates:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Splitco Capital Group
SIRIUS XM	$(41)	(28)	—
Other	(23)	(6)	(64)
Splitco Starz Group
Other	—	(10)	(7)

	$(64)	(44)	(71)

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(7) Investments in Affiliates Accounted for Using the Equity Method (Continued)

Sirius XM Radio Inc.

        During 2009, the Company made equity contributions and loans to SIRIUS XM and made open market purchases of SIRIUS XM public debt. On February 17, 2009, the Company and SIRIUS XM entered into a senior secured loan agreement (the "Senior Loan") whereby the Company loaned SIRIUS XM $250 million and made a commitment to loan an additional $30 million to fund qualifying expenditures by SIRIUS XM (the "Purchase Money Commitment"). In exchange for making the Senior Loan, the Company received a $30 million origination fee. The Company accounted for the origination fee as a discount to the Senior Loan. On March 6, 2009, Liberty (i) purchased $100 million of a new senior loan facility of a subsidiary of SIRIUS XM ("Subsidiary Senior Loan"), (ii) purchased $61 million of bank debt of such subsidiary directly from the lending group and (iii) committed to make a loan of $150 million to such subsidiary in December 2009 ("Subsidiary Commitment"). In addition, the Company purchased voting preferred stock of SIRIUS XM (the "SIRIUS XM Preferred Stock"), which has substantially the same rights and preferences as common shareholders of SIRIUS XM, for a cash payment of $12,500. The SIRIUS XM Preferred Stock is convertible into common stock equal to 40% of fully diluted equity.

        The Company allocated the total consideration paid for the Subsidiary Senior Loan, the Subsidiary Commitment and the SIRIUS XM Preferred Stock to each of the instruments based on the relative fair values of such instruments.

        During the second and third quarters of 2009, SIRIUS XM issued new public bonds and used the net proceeds to repay all amounts outstanding under the Senior Loan and the Subsidiary Senior Loan; to replace the Subsidiary Commitment, which was terminated; and to refinance and repay other debt of SIRIUS XM. As the Company's book basis in the Senior Loan, the Subsidiary Senior Loan and the Subsidiary Commitment were originally recorded at a discount, the Company recognized an aggregate gain on the debt repayments and commitment cancellation of $85 million, after eliminating 40% of the gain related to the Company's ownership in SIRIUS XM.

        Based on the Company's voting rights and its conclusion that the SIRIUS XM Preferred Stock is in-substance common stock, the Company accounts for its investment in the SIRIUS XM Preferred Stock using the equity method of accounting. The Company has elected to record its share of earnings/losses for SIRIUS XM on a three-month lag due to timeliness considerations. The summarized unaudited financial information below has been presented for the periods the Company has accounted for the investment in SIRIUS XM, taking into consideration the three-month lag period.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(7) Investments in Affiliates Accounted for Using the Equity Method (Continued)

        Summarized unaudited financial information for SIRIUS XM is as follows:

  SIRIUS XM Consolidated Balance Sheet

	September 30,
	2010	2009
	amounts in millions
Current assets	$779	811
Property and equipment, net	1,798	1,694
Intangible assets	2,645	2,713
Goodwill	1,835	1,835
Other assets	175	216

Total assets	$7,232	7,269

Current liabilities	$2,056	2,016
Deferred income taxes	948	906
Long-term debt	2,663	2,874
Other liabilities	1,296	1,465
Stockholders' equity	269	8

Total liabilities and equity	$7,232	7,269

  SIRIUS XM Consolidated Statement of Operations

	Twelve months ended September 30, 2010	Nine months ended September 30, 2009
	amounts in millions
Revenue	$2,757	1,796
Costs of services	(1,081)	(791)
Selling, general and administrative expenses	(907)	(599)
Restructuring, impairments and related costs	(7)	(30)
Depreciation and amortization	(285)	(231)

Operating income	477	145
Interest expense	(289)	(240)
Loss on extinguishment of debt	(39)	(264)
Other income (loss), net	(1)	5
Income tax expense	(9)	(3)

Income (loss) from continuing operations	139	(357)
Preferred Stock beneficial conversion feature	—	(186)

Net income attributable to SIRIUS XM	$139	(543)

        When the Company applied its initial equity method accounting on the SIRIUS XM investment, the Company's basis in the investment was different than the underlying equity in the net assets of

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(7) Investments in Affiliates Accounted for Using the Equity Method (Continued)

SIRIUS XM. As a result, the Company established an excess basis account and allocated the differences to certain fair value adjustments to the outstanding debt (at the time of our initial investment) and certain intangible assets. Even though SIRIUS XM had net income during the current year the amortization of the excess basis resulted in the Company recording share of losses. In the third quarter of 2010 these share of losses were accelerated as SIRIUS XM refinanced certain debt which had an associated discount recorded in the Company's excess basis account. As SIRIUS XM repays certain debt issuances where the Company has established debt discounts, the extinguishment typically results in a loss on the retirement of the Company's excess basis account.

        As of December 31, 2010, the SIRIUS XM Preferred Stock had a market value of $4,266 million based on the value of the common stock into which it is convertible.

        The Company's investment in SIRIUS XM has been attributed to the Splitco Capital Group.

(8) Financial Instruments

Equity Collars

        The Company has entered into equity collars and other financial instruments to manage market risk associated with its investments in certain marketable securities. These instruments are recorded at fair value based on option pricing models. Equity collars provide the Company with a put option that gives the Company the right to require the counterparty to purchase a specified number of shares of the underlying security at a specified price at a specified date in the future. Equity collars also provide the counterparty with a call option that gives the counterparty the right to purchase the same securities at a specified price at a specified date in the future. The put option and the call option generally have equal fair values at the time of origination resulting in no cash receipts or payments.

Borrowed Shares

        From time to time and in connection with certain of its derivative instruments, Splitco borrows shares of the underlying securities from a counterparty and delivers these borrowed shares in settlement of maturing derivative positions. In these transactions, the same number of shares that are owned by Splitco, in the same company as the borrowed shares, have been posted as collateral with the counterparty. These share borrowing arrangements can be terminated at any time at Splitco's option by delivering shares to the counterparty. The counterparty can terminate these arrangements at any time. The liability under these share borrowing arrangements is marked to market each reporting period with changes in value recorded in unrealized gains or losses in the combined statement of operations. The shares posted as collateral under these arrangements are marked to market each reporting period with changes in value recorded as unrealized gains or losses in the combined statement of operations.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(8) Financial Instruments (Continued)

        The Company's financial instruments are summarized as follows:

	December 31,
Type of financial instrument	2010	2009
	amounts in millions
Assets
Equity collars	$—	752
Liabilities
Borrowed shares(1)	$1,219	851
Other	11	8

	1,230	859
Less current portion	(1,222)	(859)

	$8	—

(1)
Borrowed shares are as follows:

	December 31,
	2010	2009
	amounts in millions
Time Warner	$97	88
Time Warner Cable	50	31
Sprint	221	125
Motorola	471	403
CenturyTel	165	84
Priceline	208	114
Other	7	6

	$1,219	851

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(8) Financial Instruments (Continued)

Realized and Unrealized Gains (Losses) on Financial Instruments

        Realized and unrealized gains (losses) on financial instruments are comprised of changes in the fair value of the following:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Non-strategic Securities(1)	$669	1,076	(2,881)
Exchangeable senior debentures	(111)	(670)	1,513
Equity collars	(2)	(101)	870
Borrowed shares(1)	(254)	(301)	791
Other derivatives	(42)	(38)	(313)

	$260	(34)	(20)

(1)
The unrealized gains (losses) on non-strategic securities for the years ended December 31, 2010, 2009 and 2008 included gains of $254 million, $301 million and losses of $791 million, respectively, related to securities pledged as collateral under the share borrowing arrangements.

(9) Goodwill and Other Intangible Assets

        Changes in the carrying amount of goodwill are as follows:

	Starz, LLC	ANLBC	TruePosition	Other	Total
Balance at January 1, 2009	$132	184	6	20	342
Impairment	—	—	—	(3)	(3)
Other	—	(4)	—	(1)	(5)

Balance at December 31, 2009	132	180	6	16	334
Impairment	—	—	—	(2)	(2)
Other	—	—	—	—	—

Balance at December 31, 2010	$132	180	6	14	332

        Other significant intangible assets not subject to amortization include Franchise Rights ($143 million) owned by ANLBC and other intangibles ($10 million and $26 million, respectively) as of December 31, 2010 and 2009.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(9) Goodwill and Other Intangible Assets (Continued)

Intangible Assets Subject to Amortization

        Intangible assets subject to amortization are comprised of the following:

	December 31, 2010			December 31, 2009
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
	amounts in millions
Customer relationships	$79	(42)	37	84	(34)	50
Other	637	(510)	127	634	(497)	137

Total	$716	(552)	164	718	(531)	187

        Customer relationships are amortized over 10-14 years. Amortization expense was $48 million, $55 million and $77 million for the years ended December 31, 2010, 2009 and 2008, respectively. Based on its amortizable intangible assets as of December 31, 2010, Splitco expects that amortization expense will be as follows for the next five years (amounts in millions):

2011	$31
2012	$18
2013	$16
2014	$12
2015	$10

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(10) Long-Term Debt

        Debt is summarized as follows:

		Carrying value December 31,
	Outstanding principal December 31, 2010
		2010	2009
	amounts in millions
Splitco Capital Group
Exchangeable senior debentures
3.125% Exchangeable Senior Debentures due 2023	$1,138	1,283	1,157
4% Exchangeable Senior Debentures due 2029	—	—	243
3.75% Exchangeable Senior Debentures due 2030	—	—	237
3.5% Exchangeable Senior Debentures due 2031	—	—	297
Splitco bank facility	750	750	750
Splitco derivative loan	—	—	838
Subsidiary debt	—	—	131

Total attributed Splitco Capital Group debt	1,888	2,033	3,653

Splitco Starz Group
Subsidiary debt	105	105	48

Total Combined Splitco debt	$1,993	2,138	3,701

Less current portion		(37)	(1,269)

Total long-term debt		$2,101	2,432

Exchangeable Senior Debentures

        As discussed in note 2, the exchangeable senior debentures are the legal obligation of Liberty Media, LLC, which will remain a subsidiary of Liberty subsequent to the proposed split-off and will therefore remain the legal obligation of Liberty. Upon completion of the February Reattribution only the 3.125% Exchangeable Senior Debentures remain attributed to combined Splitco at December 31, 2010. Subsequent to December 31, 2010 the remaining Exchangeable Senior Debentures were reattributed to the Liberty Interactive Group and as of February 9, 2011 all of the Exchangeable Senior Debentures are obligations of Liberty.

        Each $1,000 debenture of Liberty's 3.125% Exchangeable Senior Debentures is exchangeable at the holder's option for the value of 19.136 shares of Time Warner common stock, 4.8033 shares of Time Warner Cable common stock and 1.7396 shares of AOL Inc. common stock. Liberty may, at its election, pay the exchange value in cash, Time Warner, Time Warner Cable and AOL common stock, shares of Liberty common stock or a combination thereof. On or after April 5, 2013, Liberty, at its option, may redeem the debentures, in whole or in part, for cash equal to the face amount of the debentures plus accrued interest. On March 30, 2013 or March 30, 2018, each holder may cause Liberty to purchase its exchangeable debentures, and Liberty, at its election, may pay the purchase price in shares of Time Warner, Time Warner Cable and AOL common stock, cash, Liberty common stock, or any combination thereof.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(10) Long-Term Debt (Continued)

        Each $1,000 debenture of Liberty's 4% Exchangeable Senior Debentures is exchangeable at the holder's option for the value of 11.4743 shares of Sprint common stock and .786 shares of CenturyLink common stock. Liberty may, at its election, pay the exchange value in cash, Sprint and CenturyLink common stock or a combination thereof. Liberty, at its option, may redeem the debentures, in whole or in part, for cash generally equal to the face amount of the debentures plus accrued interest.

        Each $1,000 debenture of Liberty's 3.75% Exchangeable Senior Debentures is exchangeable at the holder's option for the value of 8.3882 shares of Sprint common stock and .5746 shares of CenturyLink common stock. Liberty may, at its election, pay the exchange value in cash, Sprint and CenturyLink common stock or a combination thereof. Liberty, at its option, may redeem the debentures, in whole or in part, for cash equal to the face amount of the debentures plus accrued interest.

        Each $1,000 debenture of Liberty's 3.5% Exchangeable Senior Debentures (the "Motorola Exchangeables") is exchangeable at the holder's option for the value of 36.8189 shares of Motorola common stock. Such exchange value is payable, at Liberty's option, in cash, Motorola stock or a combination thereof. Liberty, at its option, may redeem the debentures, in whole or in part, for cash generally equal to the adjusted principal amount of the debentures plus accrued interest.

        Liberty has sold or otherwise disposed of a portion of its shares of Motorola common stock which underlie the Motorola Exchangeables. Because such exchangeable debentures are exchangeable at the option of the holder at any time and Liberty can no longer use shares it owns to redeem the debentures, Liberty has classified for financial reporting purposes the portion of the debentures that would be redeemed for cash as a current liability. Such amount aggregated $297 million at December 31, 2009. Although such amount has been classified as a current liability for financial reporting purposes, the Company believes the probability that the holders of such instruments will exchange a significant principal amount of the debentures prior to maturity is remote.

        Interest on the exchangeable debentures is payable semi-annually based on the date of issuance. At maturity, all of the exchangeable debentures are payable in cash.

Splitco Bank Facility

        Represents borrowings from a financial institution to be invested by Splitco in a portfolio of selected debt and mezzanine-level instruments of companies in the telecommunications, media and technology sectors. Due to the investment restrictions contained in the agreements related to these borrowings, the uninvested cash balance of $503 million is included in other assets in the accompanying combined balance sheet at December 31, 2010. Borrowings accrue interest at LIBOR plus an applicable margin (.54% at December 31, 2010).

Splitco Derivative Loan

        During the first quarter of 2009, the Company made additional net borrowings of $1,638 million against the present value of its Sprint derivatives. As the derivatives expired settlement proceeds were used to offset the outstanding debt. In the first quarter of 2010 the remaining Sprint derivatives expired and Liberty received cash proceeds of $750 million and repaid the remaining outstanding derivative loans.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(10) Long-Term Debt (Continued)

Other Subsidiary Debt

        Other subsidiary debt at December 31, 2010 is comprised of capitalized satellite transponder lease obligations and bank debt of certain subsidiaries.

Five Year Maturities

        The U.S. dollar equivalent of the annual principal maturities of debt for each of the next five years is as follows (amounts in millions):

2011	$37
2012	$781
2013	$5
2014	$5
2015	$5

Fair Value of Debt

        The Company estimates the fair value of its debt based on the quoted market prices for the same or similar issues or on the current rate offered to the Company for debt of the same remaining maturities.

        Due to its variable rate nature and the absence of significant change to the Company's credit quality, the Company believes that the carrying amount of its subsidiary debt and other corporate level debt, approximated fair value at December 31, 2010.

(11) Income Taxes

        Income tax benefit (expense) consists of:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Current:
Federal	$(211)	204	78
State and local	(8)	13	—
Foreign	(5)	(2)	2

	(224)	215	80

Deferred:
Federal	721	(65)	150
State and local	61	20	19
Foreign	—	—	—

	782	(45)	169

Income tax benefit	$558	170	249

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(11) Income Taxes (Continued)

        Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Computed expected tax benefit (expense)	$(160)	(59)	629
Disposition of consolidated subsidiaries	462	—	—
Settlements with taxing authorities	211	—	—
State and local income taxes, net of federal income taxes	34	16	12
Nontaxable exchange of investments for subsidiaries and cash	—	—	(2)
Change in valuation allowance affecting tax expense	7	9	(20)
Impairment of goodwill not deductible for tax purposes	—	(1)	(454)
Recognition of tax benefits not previously recognized, net	—	201	56
Expenses not deductible for income tax purposes	(7)	(15)	—
Excess tax deductions over book expense	—	19	—
Other, net	11	—	28

Income tax benefit	$558	170	249

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(11) Income Taxes (Continued)

        The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31,
	2010	2009
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$590	138
Accrued stock compensation	39	97
Other accrued liabilities	59	57
Discount on exchangeable debentures	48	—
Deferred revenue	409	404
Other future deductible amounts	26	75

Deferred tax assets	1,171	771
Valuation allowance	(9)	(16)

Net deferred tax assets	1,162	755

Deferred tax liabilities:
Investments	1,366	1,660
Intangible assets	106	147
Discount on exchangeable debentures	—	738
Deferred gain on debt retirements	8	316
Other	23	72

Deferred tax liabilities	1,503	2,933

Net deferred tax liabilities	$341	2,178

        The Company's deferred tax assets and liabilities are reported in the accompanying combined balance sheets as follows:

	December 31,
	2010	2009
	amounts in millions
Current deferred tax liabilities	$712	$1,442
Long-term deferred tax liabilities (assets)	(371)	736

Net deferred tax liabilities	$341	$2,178

        The Company's valuation allowance decreased $7 million in 2010 all of which affected tax expense.

        At December 31, 2010, the Company had net operating and capital loss carryforwards for income tax purposes aggregating approximately $1,421 million which, if not utilized to reduce taxable income in future periods, will expire as follows: 2011: $89 million; 2013: $1 million; 2015: $1,263 million and

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(11) Income Taxes (Continued)

beyond 2015: $68 million. The foregoing net operating and capital loss are subject to certain limitations and may not be currently utilized.

        The significant change in deferred tax assets and one of the significant income tax benefits recognized in the fourth quarter of 2010 is the result of a sale of certain consolidated subsidiaries. In 2005 the Company acquired all the equity in two corporations in tax-free reorganizations. For tax purposes, the Company's outside tax basis in the shares of the corporations was approximately $1,323 million. Under relevant accounting literature the Company recognized as a deferred tax asset only the tax basis of the assets held by the two corporations ("inside" tax basis). As of December 2010 this inside tax basis was significantly less than the tax basis in the stock of the subsidiaries. In December of 2010 the Company sold all the stock in the two corporations and realized a capital loss of approximately $1,317 million which is being carried forward. For financial statement purposes this resulted in the recognition of a federal income tax benefit of $462 million based on the difference between the outside tax basis realized and the inside tax basis.

        Additionally, in the fourth quarter the Company recognized a net federal tax benefit of $211 million due to an agreement with the IRS with respect to certain disputed items reported on the Liberty 2009 tax return. In 2009, the Company settled various variable share forward sale contracts relating to Sprint and CenturyLink shares using borrowed shares. Upon entering into the contracts in 2001 the Company received $177 million in proceeds and upon settlement of the contracts in 2009 the Company received an additional $1,180 million in proceeds. The settlement was treated as an open transaction which resulted in the deferral of $1,203 million in gain for tax purposes. For financial statement purposes this resulted in the recognition of $421 million in federal income tax expense. In October of 2010 the Company and the IRS reached an agreement with respect to this issue. The agreement resulted in a current federal tax payment totaling $210 million. For financial statement purposes, the Company recorded a current federal tax expense of $210 million and a deferred federal tax expense benefit of $421 million during the fourth quarter of 2010.

        A reconciliation of unrecognized tax benefits is as follows:

	Years ended December 31,
	2010	2009
	amounts in millions
Balance at beginning of year	$45	274
Additions based on tax positions related to the current year	118	—
Additions for tax positions of prior years	—	—
Reductions for tax positions of prior years	(5)	(229)
Lapse of statute and settlements	—	—

Balance at end of year	$158	45

        As of December 31, 2010, the Company had recorded tax reserves of $158 million related to unrecognized tax benefits for uncertain tax positions. If such tax benefits were to be recognized for financial statement purposes, $147 million would be reflected in the Company's tax expense and affect

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(11) Income Taxes (Continued)

its effective tax rate. The Company's estimate of its unrecognized tax benefits related to uncertain tax positions requires a high degree of judgment.

        As of December 31, 2010, the Company's 2001 through 2006 tax years are closed for federal income tax purposes, and the IRS has completed its examination of the Company's 2007 through 2009 tax years. The Company's tax loss carryforwards from its 2004 through 2009 tax years are still subject to adjustment. The Company's 2010 tax year is being examined currently as part of the IRS's Compliance Assurance Process ("CAP") program. The states of California and New York are currently examining the Company's 2003 through 2005 tax years. It is reasonably possible that the amount of the Company's gross unrecognized tax benefits may decrease within the next twelve months by up to $5 million.

        As of December 31, 2010, the Company had no accrued interest and penalties recorded related to uncertain tax positions.

(12) Transactions with Officers and Directors

        Officers and directors of Liberty are expected to be officers and directors of Splitco. The compensation related to these individuals and other corporate employees have been historically allocated to the three trackers and will continue to be allocated to and between the Splitco tracking stock groups in a similar manner with reimbursement from Liberty for the compensation allocated under the services agreement.

Chief Executive Officer Compensation Arrangement

        On December 17, 2009, the Compensation Committee (the "Committee") of Liberty approved a new compensation arrangement for its President and Chief Executive Officer (the "CEO"). The arrangement provides for a five year employment term beginning January 1, 2010 and ending December 31, 2014, with an annual base salary of $1.5 million, increasing annually by 5% of the prior year's base salary, and an annual target cash bonus equal to 200% of the applicable year's annual base salary. The arrangement also provides that, in the event the CEO is terminated for "cause" or terminates his employment without "good reason," he will be entitled only to his accrued base salary and any amounts due under applicable law, and he will forfeit all rights to his unvested restricted shares and unvested options. If, however, the CEO is terminated by Liberty without cause or if he terminates his employment for good reason, the arrangement provides for him to receive $7.8 million and for his unvested restricted shares and unvested options to vest pro rata based on the portion of the term elapsed through the termination date plus 18 months and for all vested and accelerated options to remain exercisable until their respective expiration dates. Additionally, in the event of certain spin-off or split-off transactions which exceed a specified threshold, Mr. Maffei's unvested restricted shares and unvested options would vest in full unless Mr. Maffei is named the Chief Executive Officer of the spin-off or split-off entity and his equity awards are adjusted in the transaction in such a manner as to preserve the intrinsic value thereof. Lastly, in the case of the CEO's death or his disability, the arrangement provides for a payment of $7.8 million, for his unvested restricted shares and unvested options to fully vest and for his vested and accelerated options to remain exercisable until their respective expiration dates.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(12) Transactions with Officers and Directors (Continued)

        Also, on December 17, 2009, in connection with the approval of his compensation arrangement, the CEO received a one-time grant of options to purchase the following shares of Liberty with exercise prices equal to the closing sale prices of the applicable series of stock on the grant date: 8,743,000 shares of Series A Liberty Interactive common stock, 760,000 shares of Series A Liberty Starz common stock and 1,353,000 shares of Series A Liberty Capital common stock. One-half of the options will vest on the fourth anniversary of the grant date with the remaining options vesting on the fifth anniversary of the grant date, in each case, subject to the CEO being employed by Liberty on the applicable vesting date. The options will have a term of 10 years.

        The employment agreement with the CEO will be assumed by Splitco upon completion of the proposed Split-Off.

Chairman's Employment Agreement

        On December 12, 2008, the Committee determined to modify its employment arrangements with its Chairman of the Board, to permit the Chairman to begin receiving payments in 2009 in satisfaction of Liberty's obligations to him under two deferred compensation plans and a salary continuation plan. Under one of the deferred compensation plans (the "8% Plan"), compensation has been deferred by the Chairman since January 1, 1993 and accrues interest at the rate of 8% per annum compounded annually from the applicable date of deferral. The amount owed to the Chairman under the 8% Plan aggregated approximately $2.4 million at December 31, 2008. Under the second plan (the "13% Plan"), compensation was deferred by the Chairman from 1982 until December 31, 1992 and accrues interest at the rate of 13% per annum compounded annually from the applicable date of deferral. The amount owed to the Chairman under the 13% Plan aggregated approximately $20 million at December 31, 2008. Both deferred compensation plans had provided for payment of the amounts owed to him in 240 monthly installments beginning upon termination of his employment. Under his salary continuation plan, the Chairman would have been entitled to receive $15,000 (increased at the rate of 12% per annum compounded annually from January 1, 1998 to the date of the first payment, (the "Base Amount") per month for 240 months beginning upon termination of his employment. The amount owed to the Chairman under the salary continuation plan aggregated approximately $39 million at December 31, 2008. There is no further accrual of interest under the salary continuation plan once payments have begun.

        The Committee determined to modify all three plans to begin making payments to the Chairman in 2009, while he remains employed by the company. By commencing payments under the salary continuation plan, interest ceased to accrue on the Base Amount. As a result of these modifications, the Chairman will receive 240 equal monthly installments as follows: (1) approximately $20,000 under the 8% Plan; (2) approximately $237,000 under the 13% Plan; and (3) approximately $164,000 under the salary continuation plan.

        The Committee also approved certain immaterial amendments to the Chairman's employment agreement intended to comply with Section 409A of the Internal Revenue Code.

        The employment agreement and deferred compensation plan with the Chairman will become obligations of Splitco upon the completion of the proposed Split-Off.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(12) Transactions with Officers and Directors (Continued)

Stock Purchases from Chairman

        In October 2008, Liberty purchased 4.5 million shares of Series A Liberty Capital common stock from its Chairman for $11 per share in cash pursuant to the Company's stock repurchase program.

(13) Stock Options and Stock Appreciation Rights

Liberty—Incentive Plans

        Pursuant to the Liberty Media Corporation 2000 Incentive Plan, as amended from time to time (the "2000 Plan"), the Company has granted to certain of its employees stock options and SARs (collectively, "Awards") to purchase shares of Series A and Series B Liberty Capital, Liberty Starz and Liberty Interactive common stock. The 2000 Plan provides for Awards to be made in respect of a maximum of 69.5 million shares of Liberty common stock. On May 1, 2007, stockholders of the Company approved the Liberty Media Corporation 2007 Incentive Plan (the "2007 Plan"). The 2007 Plan provides for Awards to be made in respect of a maximum of 39.3 million shares of Liberty common stock. Awards generally vest over 4-5 years and have a term of 7-10 years. Liberty issues new shares upon exercise of equity awards.

        Pursuant to the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan, as amended from time to time (the "NDIP"), the Liberty Board of Directors has the full power and authority to grant eligible nonemployee directors stock options, SARs, stock options with tandem SARs, and restricted stock.

        In connection with the proposed split-off, Awards with respect to Series A and B Liberty Starz and Liberty Capital tracking stocks will be converted to Awards with respect to Series A and B Splitco Starz and Splitco Capital tracking stocks pursuant to Splitco's incentive plans. Therefore, the activity associated with options of Liberty Starz and Liberty Capital have been reflected as options of Splitco for the combined financial statements.

Liberty—Grants of Liberty Capital and Starz tracking stock options

        Awards granted in 2010, 2009 and 2008 pursuant to the 2000 Plan, the 2007 Plan and the NDIP are summarized as follows:

	Year ended December 31,
	2010		2009		2008
	Options granted	Weighted average grant-date fair value	Options granted	Weighted average grant-date fair value	Options granted	Weighted average grant-date fair value
Series A Liberty Capital	1,135,622	$19.56	1,649,511	$12.17	1,285,787	$1.19
Series A Liberty Starz	887,818	$21.32	2,083,429	$14.33	5,261,721	$5.79

        During the year ended December 31, 2010, Liberty granted, primarily to Starz Entertainment employees, 221,000 options to purchase shares of Series A Liberty Starz common stock. Such options had a weighted average grant-date fair value of $16.35 per share. These options vest quarterly over the 4 year vesting period.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(13) Stock Options and Stock Appreciation Rights (Continued)

        In addition, during the year ended December 31, 2010 Liberty granted 1.1 million options to purchase shares of Series A Liberty Capital common stock and 667,000 options to purchase shares of Series A Liberty Starz common stock, as a long-term incentive grant to Liberty officers. Such options had a weighted average grant-date fair value of $19.48 and $22.97 per share, respectively. These options vest one third each on June 30, 2013, June 30, 2014 and December 31, 2015.

        The Company has calculated the grant-date fair value for all of its equity classified awards and any subsequent remeasurement of its liability classified awards using the Black-Scholes Model. The Company estimates the expected term of the Awards based on historical exercise and forfeiture data. The volatility used in the calculation for Awards is based on the historical volatility of Liberty's stocks and the implied volatility of publicly traded Liberty options. The Company uses a zero dividend rate and the risk-free rate for Treasury Bonds with a term similar to that of the subject options.

        The following table presents the volatilities used by the Company in the Black-Scholes Model for the 2010, 2009 and 2008 grants.

Volatility
2010 grants
Liberty Capital options	43.9% - 47.9%
Liberty Starz options	31.9% - 33.6%
2009 grants
Liberty Capital options	29.3% - 47.9%
Liberty Starz options	29.3% - 33.6%
2008 grants
Liberty Capital options	19.7% - 29.4%
Liberty Starz options	19.7% - 29.4%

Liberty—Outstanding Awards

        The following table presents the number and weighted average exercise price ("WAEP") of certain options and SARs to purchase Liberty common stock granted to certain officers, employees and directors of the Company.

	Series A
	Liberty Capital	WAEP	Liberty Starz	WAEP
	numbers of options in thousands
Outstanding at January 1, 2010	5,069	$14.45	2,595	$43.13
Granted	1,135	$35.03	887	$51.44
Exercised	(1,183)	$13.40	(243)	$33.51
Forfeited/cancelled/exchanged	(25)	$13.78	(22)	$44.90

Outstanding at December 31, 2010	4,996	$19.38	3,217	$46.15

Exercisable at December 31, 2010	1,579	$10.55	605	$30.35

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(13) Stock Options and Stock Appreciation Rights (Continued)

        There were no grants or exercises of any of the Liberty's Series B options during 2010, except that 229,708 and 333,597 options for Series B Liberty Starz common stock with an exercise price of $60.38 and $63.73, respectively, were exercised.

        The following table provides additional information about outstanding options to purchase Liberty common stock at December 31, 2010.

	No. of outstanding options (000's)	WAEP of outstanding options	Weighted average remaining life	Aggregate intrinsic value (000's)	No. of exercisable options (000's)	WAEP of exercisable options	Aggregate intrinsic value (000's)
Series A Capital	4,996	$19.38	5.8 Years	$215,755	1,579	$10.55	$82,137
Series A Starz	3,217	$46.15	6.7 Years	$70,140	605	$30.35	$21,871
Series B Starz	36	$26.71	4.4 Years	$1,426	36	$26.71	$1,426

Liberty—Exercises

        The aggregate intrinsic value of all options exercised during the years ended December 31, 2010, 2009 and 2008 was $47 million, $66 million and $3 million, respectively.

Liberty—Restricted Stock

        The following table presents the number and weighted average grant-date fair value ("WAFV") of unvested restricted shares of Liberty common stock held by certain directors, officers and employees of the Company as of December 31, 2010 (numbers of shares in thousands).

	Number of shares	WAFV
Series A Liberty Capital	194	$10.77
Series A Liberty Starz	198	$38.19

        The aggregate fair value of all restricted shares of Liberty Capital and Liberty Starz common stock that vested during the years ended December 31, 2010, 2009 and 2008 was $10 million, $11 million and $2 million, respectively.

Starz

        Starz had fully vested outstanding Phantom Stock Appreciation Rights ("PSARs") held by its founder and former CEO. Effective September 30, 2009, the founder and former CEO elected to exercise all of his remaining PSARs. In December of 2010 Starz paid cash of $150 million to settle PSARs held by the founder and former CEO, which was determined based upon a valuation process.

Other

        Certain of the Company's other subsidiaries have stock based compensation plans under which employees and non-employees are granted options or similar stock based awards. Awards made under these plans vest and become exercisable over various terms. The awards and compensation recorded, if any, under these plans is not significant to Splitco.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(14) Employee Benefit Plans

        Liberty is the sponsor of the Liberty Media 401(k) Savings Plan (the "Liberty 401(k) Plan"), which provides its employees and the employees of certain of its subsidiaries an opportunity for ownership in the Company and creates a retirement fund. The Liberty 401(k) Plan provides for employees to make contributions to a trust for investment in Liberty common stock, as well as several mutual funds. The Company and its subsidiaries make matching contributions to the Liberty 401(k) Plan based on a percentage of the amount contributed by employees. In addition, certain of the Company's subsidiaries have similar employee benefit plans. Employer cash contributions attributable to Splitco Starz group and Splitco Capital group aggregated $12 million, $14 million and $12 million for the years ended December 31, 2010, 2009 and 2008, respectively, and are reflected as Splitco expenses.

(15) Other Comprehensive Earnings (Loss)

        Accumulated other comprehensive earnings (loss) included in Splitco's combined balance sheets and combined statements of equity reflect the aggregate of foreign currency translation adjustments, unrealized holding gains and losses on AFS securities and Splitco's share of accumulated other comprehensive earnings of affiliates.

        The change in the components of accumulated other comprehensive earnings (loss), net of taxes ("AOCI"), is summarized as follows:

	Foreign currency translation adjustments	Unrealized holding gains (losses) on securities	Other	AOCI of discontinued operations	AOCI
	amounts in millions
Balance at January 1, 2008	$7	1,040	—	2,587	3,634
Other comprehensive loss attributable to Liberty Media Corporation stockholders	(9)	(1)	(2)	(2,618)	(2,630)
Cumulative effect of accounting change	—	(1,040)	—	—	(1,040)

Balance at December 31, 2008	(2)	(1)	(2)	(31)	(36)
Other comprehensive earnings (loss) attributable to Liberty Media Corporation stockholders	2	43	(5)	31	71

Balance at December 31, 2009	—	42	(7)	—	35
Other comprehensive earnings (loss) attributable to Liberty Media Corporation stockholders	—	18	1	—	19

Balance at December 31, 2010	$—	60	(6)	—	54

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(15) Other Comprehensive Earnings (Loss) (Continued)

        The components of other comprehensive earnings (loss) are reflected in Liberty's combined statements of comprehensive earnings (loss) net of taxes. The following table summarizes the tax effects related to each component of other comprehensive earnings (loss).

	Before-tax amount	Tax (expense) benefit	Net-of-tax amount
	amounts in millions
Year ended December 31, 2010:
Unrealized holding gains on securities arising during period	$14	(5)	9
Reclassification adjustment for holding gains realized in net loss	(34)	13	(21)
Reattribution of other comprehensive earnings between tracking stocks	48	(18)	30
Other	2	(1)	1

Other comprehensive earnings	$30	(11)	19

Year ended December 31, 2009:
Foreign currency translation adjustments	$4	(2)	2
Unrealized holding gains on securities arising during period	69	(26)	43
Reclassification adjustment for holding gains realized in net loss	(2)	1	(1)
Other	(6)	2	(4)
Other comprehensive earnings from discontinued operations	50	(19)	31

Other comprehensive earnings	$115	(44)	71

Year ended December 31, 2008:
Foreign currency translation adjustments	$(15)	6	(9)
Unrealized holding losses on securities arising during period	(3)	1	(2)
Reclassification adjustment for holding losses realized in net earnings	2	(1)	1
Other	(3)	1	(2)
Other comprehensive loss from discontinued operations	(4,223)	1,605	(2,618)

Other comprehensive loss	$(4,242)	1,612	(2,630)

(16) Transactions with Related Parties

        During the year ended December 31, 2009 and the period from February 27, 2008 to December 31, 2008, subsidiaries of the Company recognized aggregate revenue of $303 million and $235 million, respectively, from DIRECTV for distribution of their programming. In addition, subsidiaries of the Company made aggregate payments of $7 million and $6 million in 2009 and 2008, respectively, to DIRECTV for carriage and marketing.

(17) Commitments and Contingencies

Film Rights

        Starz, a wholly-owned subsidiary of Splitco, provides premium video programming distributed by cable operators, direct-to-home satellite providers, telephone companies, other distributors and the Internet throughout the United States. Starz has entered into agreements with a number of motion

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(17) Commitments and Contingencies (Continued)

picture producers which obligate Starz to pay fees ("Programming Fees") for the rights to exhibit certain films that are released by these producers. The unpaid balance of Programming Fees for films that were available for exhibition by Starz at December 31, 2010 is reflected as a liability in the accompanying combined balance sheet. The balance due as of December 31, 2010 is payable as follows: $50 million in 2011 and $3 million in 2012.

        Starz has also contracted to pay Programming Fees for films that have been released theatrically, but are not available for exhibition by Starz until some future date. These amounts have not been accrued at December 31, 2010. In addition, Starz has agreed to pay Sony Pictures Entertainment ("Sony") (i) a total of $190 million in four equal annual installments beginning in 2011 for a contract extension through 2014, and (ii) a total of $120 million in three equal annual installments beginning in 2015 for a new output agreement. Starz's estimate of amounts payable under these agreements is as follows: $493 million in 2011; $118 million in 2012; $81 million in 2013; $67 million in 2014; $55 million in 2015 and $90 million thereafter.

        In addition, Starz is also obligated to pay Programming Fees for all qualifying films that are released theatrically in the United States by studios owned by The Walt Disney Company ("Disney") through 2012 and all qualifying films that are released theatrically in the United States by studios owned by Sony through 2015. Films are generally available to Starz for exhibition 9-12 months after their theatrical release. The Programming Fees to be paid by Starz are based on the quantity and the domestic theatrical exhibition receipts of qualifying films. As these films have not yet been released in theatres, Starz is unable to estimate the amounts to be paid under these output agreements. However, such amounts are expected to be significant.

Guarantees

        Splitco guarantees Starz's obligations under certain of its studio output agreements. At December 31, 2010, Splitco's guarantees for obligations for films released by such date aggregated $653 million. While the guarantee amount for films not yet released is not determinable, such amount is expected to be significant. As noted above, Starz has recognized the liability for a portion of its obligations under the output agreements. As this represents a direct commitment of Starz, a wholly-owned subsidiary of Splitco, Splitco has not recorded a separate indirect liability for its guarantee of these obligations.

        In connection with agreements for the sale of assets by Splitco or its subsidiaries, Splitco may retain liabilities that relate to events occurring prior to its sale, such as tax, environmental, litigation and employment matters. Splitco generally indemnifies the purchaser in the event that a third party asserts a claim against the purchaser that relates to a liability retained by Splitco. These types of indemnification obligations may extend for a number of years. Splitco is unable to estimate the maximum potential liability for these types of indemnification obligations as the sale agreements may not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. Historically, Splitco has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying combined financial statements with respect to these indemnification obligations.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(17) Commitments and Contingencies (Continued)

Employment Contracts

        ANLBC has entered into long-term employment contracts with certain of their players and coaches whereby such individuals' compensation is guaranteed. Amounts due under guaranteed contracts as of December 31, 2010 aggregated $200 million, which is payable as follows: $83 million in 2011, $71 million in 2012, $20 million in 2013, $13 million in 2014 and $13 million in 2015. In addition to the foregoing amounts, certain players and coaches may earn incentive compensation under the terms of their employment contracts.

Operating Leases

        Splitco leases business offices, has entered into satellite transponder lease agreements and uses certain equipment under lease arrangements. Rental expense under such arrangements amounted to $18 million, $17 million and $16 million for the years ended December 31, 2010, 2009 and 2008, respectively.

        A summary of future minimum lease payments under noncancelable operating leases as of December 31, 2010 follows (amounts in millions):

Years ending December 31:
2011	$13
2012	$12
2013	$11
2014	$11
2015	$8
Thereafter	$24

        It is expected that in the normal course of business, leases that expire generally will be renewed or replaced by leases on other properties; thus, it is anticipated that future lease commitments will not be less than the amount shown for 2010.

Litigation

        Splitco has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Splitco may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

        During the fourth quarter of 2010, TruePosition received $48 million in cash for settlement of a patent infringement matter.

Other

        During the period from March 9, 1999 to August 10, 2001, the Company was included in the consolidated federal income tax return of AT&T and was a party to a tax sharing agreement with AT&T (the "AT&T Tax Sharing Agreement"). Pursuant to the AT&T Tax Sharing Agreement and in

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(17) Commitments and Contingencies (Continued)

connection with the Company's split-off from AT&T in 2001, AT&T was required to pay the Company an amount equal to 35% of the amount of the net operating losses reflected in TCI's final federal income tax return ("TCI NOLs") that had not been used as an offset to the Company's obligations under the AT&T Tax Sharing Agreement and that had been, or were reasonably expected to be, utilized by AT&T.

        AT&T has requested a refund from the Company of $91 million, plus accrued interest, relating to losses that it generated and was able to carry back to offset taxable income previously offset by the Company's losses. AT&T has asserted that the Company's losses caused AT&T to pay alternative minimum tax ("AMT") that it would not have been otherwise required to pay had the Company's losses not been included in its return. The Company has accrued approximately $70 million representing its estimate of the amount it may ultimately pay (excluding accrued interest, if any) to AT&T as a result of these requests. Although the Company has not reduced its accrual for any future refunds, the Company believes it is entitled to a refund when AT&T is able to realize a benefit in the form of a credit for the AMT previously paid.

        Although for accounting purposes the Company has accrued a portion of the amounts claimed by AT&T to be owed by the Company under the AT&T Tax Sharing Agreement, the Company believes there are valid defenses or set-off or similar rights in its favor that may cause the total amount that it owes AT&T to be less than the amounts accrued; and under certain interpretations of the AT&T Tax Sharing Agreement, the Company may be entitled to further reimbursements from AT&T.

(18) Information About Liberty's Operating Segments

        Splitco, through its ownership interests in subsidiaries and other companies, is primarily engaged in the media, communications and entertainment industries. Splitco has attributed each of its businesses to one of two groups: the Splitco Starz Group and the Splitco Capital Group. Each of the businesses in the tracking stock groups is separately managed. Splitco identifies its reportable segments as (A) those combined subsidiaries that represent 10% or more of its combined revenue, pre-tax earnings or total assets and (B) those equity method affiliates whose share of earnings represent 10% or more of Splitco's pre-tax earnings. The segment presentation for prior periods has been conformed to the current period segment presentation.

        Splitco evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue, Adjusted OIBDA, gross margin, average sales price per unit, number of units shipped and revenue or sales per customer equivalent. In addition, Splitco reviews nonfinancial measures such as subscriber growth, penetration, website visitors, conversion rates and active customers, as appropriate.

        Splitco defines Adjusted OIBDA as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock-based compensation). Splitco believes this measure is an important indicator of the operational strength and performance of its businesses, including each business's ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based compensation, separately reported litigation

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(18) Information About Liberty's Operating Segments (Continued)

settlements and restructuring and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Splitco generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

        As discussed in Note 1, effective September 30, 2010, the Company's board of directors approved a change in attribution of Starz Media from the Capital Group to the Starz Group to better align the remaining businesses of Starz Media with the legacy Starz Entertainment business to form a combined Starz entity that we refer to as Starz, LLC. The Starz Media Reattribution did not have any impact on the consolidated results of Liberty and was reflected on prospective basis for Tracking Stock purposes. This change in attribution of Starz Media changed how these entities are reviewed and operated from the Liberty consolidated view point and thus gives rise to a new presentation for segment reporting purposes for both the current and prior year periods.

        Prior to its reattribution the biggest driver of the Starz Media business unit was its theatrical production business which is no longer being operated except for the remaining exploitation of its existing film library in non primary markets. As a result, we do not expect the effect of the remaining Starz Media businesses in future periods to materially change Starz, LLC's operations prospectively. Based on this lack of comparability and the importance of maintaining the integrity of the historical tracking stock results we have included a segment reclassification adjustment for both the Starz Group and the Capital Group in order to reconcile to the historical attributed results for each group.

        For the year ended December 31, 2010, Splitco has identified the following businesses as its reportable segments:

  •
  Starz, LLC—consolidated subsidiary attributed to the Starz Group that provides premium networks distributed by cable operators, direct-to-home satellite providers, telephone companies and other distributors in the United States and develops and acquires entertainment content and distributes such content to consumers in the United States and throughout the world.

  •
  ANLBC—combined subsidiary attributed to the Capital Group that owns and operates the Atlanta Braves Major League Baseball franchise.

  •
  TruePosition, Inc.—combined subsidiary attributed to the Capital Group that develops and markets technology for locating wireless phones and other wireless devices enabling wireless carriers, application providers and other enterprises to provide E-911 services domestically and other location-based services to mobile users both domestically and worldwide.

        Splitco's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, distribution channels and marketing strategies. The accounting policies of the segments that are also combined subsidiaries are the same as those described in the summary of significant policies.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(18) Information About Liberty's Operating Segments (Continued)

Performance Measures

	Years ended December 31,
	2010		2009		2008
	Revenue	Adjusted OIBDA	Revenue	Adjusted OIBDA	Revenue	Adjusted OIBDA
	amounts in millions
Splitco Starz Group
Starz, LLC	$1,646	348	1,557	291	1,432	112
Corporate and other	13	(14)	11	(10)	13	(11)
Adjustment for Tracking Stock purposes(1)	(317)	67	(364)	93	(321)	189

	1,342	401	1,204	374	1,124	290

Splitco Capital Group
ANLBC	203	6	206	8	204	16
TruePosition	143	(3)	32	(77)	21	(113)
Corporate and other	45	(13)	47	(13)	68	(11)
Adjustment for Tracking Stock purposes(1)	317	(67)	364	(93)	321	(189)

	708	(77)	649	(175)	614	(297)

Combined Splitco	$2,050	324	1,853	199	1,738	(7)

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(18) Information About Liberty's Operating Segments (Continued)

Other Information

	December 31,
	2010			2009
	Total assets	Investments in affiliates	Capital expenditures	Total assets	Investments in affiliates	Capital expenditures
	amounts in millions
Splitco Starz Group
Starz, LLC	$1,708	—	9	2,217	—	12
Corporate and other	831	—	—	829	—	—
Adjustment for Tracking Stock purposes(1)	—	—	(2)	(610)	—	(2)

	2,539	—	7	2,436	—	10

Splitco Capital Group
ANLBC	577	29	2	616	29	3
TruePosition	496	—	4	661	2	6
Corporate and other	7,201	62	1	7,680	104	35
Adjustment for Tracking Stock purposes(1)	—	—	2	610	—	2

	8,274	91	9	9,567	135	46

Inter-group eliminations	(21)	—	—	(88)	—	—

Combined Splitco	$10,792	91	16	11,915	135	56

(1)
As discussed above due to the change in segments the prior periods have been changed to reflect the current segment presentation. The adjustment is necessary to align the Tracking Stock subtotals to the Unaudited Attributed Financial Information for Tracking Stock Groups found in Exhibit 99.1, wherein this change in attribution has been reflected prospectively.

Liberty Splitco, Inc.

Notes to Combined Financial Statements (Continued)

December 31, 2010, 2009 and 2008

(18) Information About Liberty's Operating Segments (Continued)

        The following table provides a reconciliation of segment Adjusted OIBDA to earnings (loss) from continuing operations before income taxes:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Combined segment Adjusted OIBDA	$324	199	(7)
Stock-based compensation	(83)	(81)	(17)
Depreciation and amortization	(90)	(100)	(127)
Legal settlement	48	—	—
Impairment of long-lived assets	(4)	(9)	(1,513)
Interest expense	(65)	(132)	(194)
Dividend and interest income	88	117	152
Share of losses of affiliates	(64)	(44)	(71)
Realized and unrealized gains (losses) on derivative instruments, net	260	(34)	(20)
Gains on dispositions, net	36	242	13
Other than temporary declines in fair value of investments	—	(9)	(1)
Other, net	10	21	(8)

Earnings (loss) from continuing operations before income taxes	$460	170	(1,793)

Unaudited Attributed Financial Information for Tracking Stock Groups

        The following tables present our assets, liabilities, revenue, expenses and cash flows as of and for the years ended December 31, 2010, 2009 and 2008. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Splitco Starz Group and the Splitco Capital Group, respectively. The financial information should be read in conjunction with our audited financial statements for the years ended December 31, 2010, 2009 and 2008 included in this registration statement.

        Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Splitco Starz Group and the Splitco Capital Group, our tracking stock capital structure does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of Splitco Starz Stock and Splitco Capital Stock will be holders of our common stock and continue to be subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Splitco Starz Stock and Splitco Capital Stock does not affect the rights of our creditors.

SUMMARY ATTRIBUTED FINANCIAL DATA

Splitco Starz Group

	December 31,
	2010	2009
	amounts in millions
Summary Balance Sheet Data:
Current assets	$1,746	1,782
Total assets	$2,539	2,436
Long-term debt, including current portion	$105	48
Attributed net assets	$2,246	2,040

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Summary Operations Data:
Revenue	$1,342	1,204	1,124
Operating expenses	(773)	(685)	(682)
Selling, general and administrative expenses(1)	(220)	(221)	(167)
Depreciation and amortization	(18)	(21)	(26)
Impairment of long-lived assets	(4)	(5)	(1,262)

Operating income (loss)	327	272	(1,013)
Interest expense	(2)	(2)	(22)
Share of losses of affiliates	—	(10)	(7)
Realized and unrealized gains (losses) on financial instruments	(2)	8	272
Other income, net	4	31	1
Income tax expense	(121)	(86)	(191)

Earnings (loss) from continuing operations	206	213	(960)
Earnings from discontinued operations	—	5,864	5,812

Net earnings	206	6,077	4,852
Less net loss attributable to the noncontrolling interests	—	—	—

Net earnings attributable to Splitco stockholders	$206	6,077	4,852

(1)
Includes stock-based compensation of $52 million, $76 million and $15 million for the years ended December 31, 2010, 2009 and 2008, respectively.

 SUMMARY ATTRIBUTED FINANCIAL DATA

Splitco Capital Group

	December 31,
	2010	2009
	amounts in millions
Summary Balance Sheet Data:
Current assets	$1,721	4,281
Cost investments	$4,483	3,355
Total assets	$8,274	9,567
Long-term debt, including current portion	$2,033	3,653
Deferred tax liabilities, noncurrent	$—	730
Attributed net assets	$2,780	1,275

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Summary Operations Data:
Revenue	$708	649	614
Operating expenses	(511)	(486)	(515)
Selling, general and administrative expenses(1)	(305)	(343)	(398)
Depreciation and amortization	(72)	(79)	(101)
Legal Settlement	48	—	—
Impairment of long-lived assets	—	(4)	(251)

Operating loss	(132)	(263)	(651)
Interest expense	(63)	(130)	(172)
Realized and unrealized gains (losses) on derivative instruments, net	262	(42)	(292)
Gain on dispositions, net	38	215	16
Other income, net	28	91	75
Income tax benefit	679	256	440

Earnings (loss) from continuing operations	812	127	(584)
Earnings from discontinued operations, net of taxes	—	—	—

Net earnings (loss)	812	127	(584)
Less net earnings attributable to the noncontrolling interests	(3)	—	8

Net earnings (loss) attributable to Splitco stockholders	$815	127	(592)

(1)
Includes stock-based compensation of $31 million, $5 million and $2 million for the years ended December 31, 2010, 2009 and 2008, respectively.

BALANCE SHEET INFORMATION

December 31, 2010

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Inter-group eliminations	Combined Splitco
Assets
Current assets:
Cash and cash equivalents	$878	1,212	—	2,090
Trade and other receivables, net	227	30	—	257
Program rights	411	—	—	411
Current deferred tax assets	10	—	(10)	—
Short term marketable securities	175	334	—	509
Receivable from Liberty	—	85	—	85
Other current assets	45	145	—	190

Total current assets	1,746	1,806	(10)	3,542

Investments in available-for-sale securities and other cost investments (note 2)	67	4,483	—	4,550
Investments in affiliates, accounted for using the equity method (note 3)	—	91	—	91
Property and equipment, net	109	138	—	247
Goodwill	132	200	—	332
Other non-amortizable intangibles	—	153	—	153
Intangible assets subject to amortization, net	20	144	—	164
Program rights	323	—	—	323
Deferred tax assets	—	382	(11)	371
Other assets, at cost, net of accumulated amortization	142	877	—	1,019

Total assets	$2,539	8,274	(21)	10,792

Liabilities and Equity
Current liabilities:
Accounts payable	$8	13	—	21
Accrued liabilities	185	58	—	243
Intergroup payable (receivable)	(93)	93	—	—
Financial instruments	3	1,219	—	1,222
Current portion of debt (note 4)	37	—	—	37
Deferred tax liabilities	—	722	(10)	712
Deferred revenue	16	224	—	240
Other current liabilities	12	24	—	36

Total current liabilities	168	2,353	(10)	2,511

Long-term debt (note 4)	68	2,033	—	2,101
Deferred tax liabilities (note 6)	11	—	(11)	—
Deferred revenue	—	846	—	846
Other liabilities	46	262	—	308

Total liabilities	293	5,494	(21)	5,766
Equity/Attributed net assets	2,246	2,780	—	5,026
Noncontrolling interests in equity of subsidiaries	—	—	—	—

Total liabilities and equity	$2,539	8,274	(21)	10,792

BALANCE SHEET INFORMATION

December 31, 2009

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Inter-group eliminations	Combined Splitco
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$794	3,157	—	3,951
Trade and other receivables, net	191	77	—	268
Program rights	469	—	—	469
Financial instruments	—	752	—	752
Current deferred tax assets	88	—	(88)	—
Receivable from parent (note 1)	238	194	—	432
Other current assets	2	101	—	103

Total current assets	1,782	4,281	(88)	5,975

Investments in available-for-sale securities and other cost investments (note 2)	31	3,355	—	3,386
Investments in affiliates, accounted for using the equity method (note 3)	—	135	—	135
Property and equipment, net	109	166	—	275
Goodwill	133	201	—	334
Trademarks	2	14	—	16
Intangible assets subject to amortization, net	2	185	—	187
Other assets, at cost, net of accumulated amortization	377	1,230	—	1,607

Total assets	$2,436	9,567	(88)	11,915

Liabilities and Equity
Current liabilities:
Accounts payable	$7	13	—	20
Accrued liabilities	116	153	—	269
Financial instruments	—	859	—	859
Current portion of debt (note 4)	4	1,265	—	1,269
Deferred tax liabilities	—	1,530	(88)	1,442
Other current liabilities	165	36	—	201

Total current liabilities	292	3,856	(88)	4,060

Long-term debt (note 4)	44	2,388	—	2,432
Deferred tax liabilities (note 6)	6	730	—	736
Other liabilities	54	1,318	—	1,372

Total liabilities	396	8,292	(88)	8,600
Attributed net assets	2,040	1,275	—	3,315

Total liabilities and net assets	$2,436	9,567	(88)	11,915

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION

Year ended December 31, 2010

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Revenue:
Communications and programming services	$1,342	708	2,050

Operating costs and expenses:
Operating	773	511	1,284
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	220	305	525
Depreciation and amortization	18	72	90
Legal settlement	—	(48)	(48)
Impairment of long-lived assets	4	—	4

	1,015	840	1,855

Operating income (loss)	327	(132)	195
Other income (expense):
Interest expense	(2)	(63)	(65)
Dividend and interest income	2	86	88
Liberty interest income	2	1	3
Share of losses of affiliates, net	—	(64)	(64)
Realized and unrealized gains (losses) on financial instruments, net	(2)	262	260
Gains (losses) on dispositions of assets, net	(2)	38	36
Other, net	2	5	7

	—	265	265

Earnings from continuing operations before income taxes	327	133	460
Income tax benefit (expense) (note 6)	(121)	679	558

Earnings from continuing operations	206	812	1,018
Earnings from discontinued operations, net of taxes	—	—	—

Net earnings	206	812	1,018
Less net loss attributable to the noncontrolling interests	—	(3)	(3)

Net earnings attributable to Splitco stockholders	$206	815	1,021

Net earnings	$206	812	1,018

Other comprehensive earnings (loss), net of taxes:
Unrealized holding gains arising during the period	—	9	9
Recognition of previously unrealized gains on available-for-sale securities, net	—	(21)	(21)
Reattribution of other comprehensive earnings between tracking stocks	—	30	30
Other	—	1	1

Other comprehensive earnings	—	19	19

Comprehensive earnings	206	831	1,037
Less comprehensive loss attributable to the noncontrolling interests	—	(3)	(3)

Comprehensive earnings attributable to Splitco stockholders	$206	834	1,040

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION

Year ended December 31, 2009

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Revenue:
Communications and programming services	$1,204	649	1,853

Operating costs and expenses:
Operating	685	486	1,171
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	221	343	564
Depreciation and amortization	21	79	100
Impairment of long-lived assets	5	4	9

	932	912	1,844

Operating income (loss)	272	(263)	9
Other income (expense):
Interest expense	(2)	(130)	(132)
Dividend and interest income	2	115	117
Liberty interest income	8	8	16
Share of losses of affiliates, net	(10)	(34)	(44)
Realized and unrealized gains (losses) on financial instruments, net	8	(42)	(34)
Gains on dispositions, net	27	215	242
Other than temporary declines in fair value of investments	—	(9)	(9)
Other, net	(6)	11	5

	27	134	161

Earnings (loss) from continuing operations before income taxes	299	(129)	170
Income tax benefit (expense) (note 6)	(86)	256	170

Net earnings from continuing operations	213	127	340
Earnings from discontinued operations, net of taxes	5,864	—	5,864

Net earnings attributable to Splitco stockholders	$6,077	127	6,204

Net earnings	$6,077	127	6,204

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	—	2	2
Unrealized holding gains arising during the period	—	43	43
Recognition of previously unrealized gains on available-for-sale securities, net	—	(1)	(1)
Other	—	(4)	(4)
Other comprehensive earnings from discontinued operations	31	—	31

Other comprehensive earnings	31	40	71

Comprehensive earnings	6,108	167	6,275

Comprehensive earnings attributable to Splitco stockholders	$6,108	167	6,275

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION

Year ended December 31, 2008

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Revenue:
Communications and programming services	$1,124	614	1,738

Operating costs and expenses:
Operating	682	515	1,197
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	167	398	565
Depreciation and amortization	26	101	127
Impairment of long-lived assets	1,262	251	1,513

	2,137	1,265	3,402

Operating loss	(1,013)	(651)	(1,664)
Other income (expense):
Interest expense	(22)	(172)	(194)
Dividend and interest income	16	136	152
Share of losses of affiliates, net	(7)	(64)	(71)
Realized and unrealized gains (losses) on financial instruments, net	272	(292)	(20)
Gains (losses) on dispositions of assets, net	(3)	16	13
Other than temporary declines in fair value of investments	—	(1)	(1)
Other, net	(12)	4	(8)

	244	(373)	(129)

Loss from continuing operations before income taxes	(769)	(1,024)	(1,793)
Income tax benefit (expense) (note 6)	(191)	440	249

Loss from continuing operations	(960)	(584)	(1,544)
Earnings from discontinued operations, net of taxes	5,812	—	5,812

Net earnings (loss)	4,852	(584)	4,268
Less net earnings attributable to the noncontrolling interests	—	8	8

Net earnings (loss) attributable to Splitco stockholders	$4,852	(592)	4,260

Net earnings (loss)	$4,852	(584)	4,268

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	—	(9)	(9)
Unrealized holding losses arising during the period	—	(2)	(2)
Recognition of previously unrealized losses on available-for-sale securities, net	—	1	1
Other	—	(2)	(2)
Other comprehensive loss from discontinued operations	(2,618)	—	(2,618)

Other comprehensive loss	(2,618)	(12)	(2,630)

Comprehensive earnings (loss)	2,234	(596)	1,638
Less comprehensive earnings attributable to the noncontrolling interests	—	8	8

Comprehensive earnings (loss) attributable to Splitco stockholders	$2,234	(604)	1,630

STATEMENT OF CASH FLOWS INFORMATION

Year ended December 31, 2010

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Cash flows from operating activities:
Net earnings	$206	812	1,018
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	18	72	90
Impairment of long-lived assets	4	—	4
Stock-based compensation	52	31	83
Cash payments for stock-based compensation	(196)	(8)	(204)
Share of losses of affiliates, net	—	64	64
Realized and unrealized losses (gains) on financial instruments, net	2	(262)	(260)
Losses (gains) on dispositions of assets, net	2	(38)	(36)
Deferred income tax expense (benefit)	64	(846)	(782)
Other noncash charges, net	40	149	189
Liberty tax allocations	54	(166)	(112)
Liberty tax payments	20	142	162
Changes in operating assets and liabilities, net of the effects of acquisitions:
Current and other assets	16	(54)	(38)
Payables and other current liabilities	(169)	112	(57)

Net cash provided by operating activities	113	8	121

Cash flows from investing activities:
Cash proceeds from dispositions	30	41	71
Proceeds from settlement of financial instruments	—	751	751
Investment in and loans to cost and equity investees	—	(405)	(405)
Repayment of loans by equity investee	—	200	200
Repayment of loans by Liberty	158	158	316
Net purchases of short term marketable securities	(243)	(299)	(542)
Capital expended for property and equipment	(7)	(9)	(16)
Net increase in restricted stock	(27)	(12)	(39)
Other investing activities, net	—	(13)	(13)

Net cash used by investing activities	(89)	412	323

Cash flows from financing activities:
Borrowings of debt	36	96	132
Repayments of debt	(32)	(1,015)	(1,047)
Repurchases of Liberty common stock	(40)	(714)	(754)
Reattribution of cash	36	(843)	(807)
Premium proceeds from financial instruments	—	114	114
Settlement of financial instruments	(3)	(13)	(16)
Other financing activities, net	63	10	73

Net cash provided (used) by financing activities	60	(2,365)	(2,305)

Net increase (decrease) in cash and cash equivalents	84	(1,945)	(1,861)
Cash and cash equivalents at beginning of year	794	3,157	3,951

Cash and cash equivalents at end of year	$878	1,212	2,090

STATEMENT OF CASH FLOWS INFORMATION

Year ended December 31, 2009

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Cash flows from operating activities:
Net earnings	$6,077	127	6,204
Adjustments to reconcile net earnings to net cash provided by operating activities:
Earnings from discontinued operations	(5,864)	—	(5,864)
Depreciation and amortization	21	79	100
Impairment of long-lived assets	5	4	9
Stock-based compensation	76	5	81
Cash payments for stock based compensation	(2)	—	(2)
Share of losses of affiliates, net	10	34	44
Realized and unrealized losses (gains) on financial instruments, net	(8)	42	34
Gains on disposition of assets, net	(27)	(215)	(242)
Other than temporary declines in fair value of investments	—	9	9
Deferred income tax expense (benefit)	(8)	53	45
Other noncash charges (credits), net	21	60	81
Liberty tax allocation	97	(321)	(224)
Liberty tax payments	(96)	264	168
Other intergroup cash transfers, net	(10)	8	(2)
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Current and other assets	(15)	29	14
Payables and other current liabilities	(21)	(74)	(95)

Net cash provided by operating activities	256	104	360

Cash flows from investing activities:
Cash proceeds from dispositions	—	251	251
Proceeds from settlement of financial instruments	21	1,346	1,367
Cash paid for acquisitions, net of cash acquired	(1)	(1)	(2)
Investments in and loans to cost and equity investees	—	(726)	(726)
Repayment of loan by equity investee	—	634	634
Investment in loans to Liberty	(255)	(255)	(510)
Repayment of loans by Liberty	97	97	194
Capital expended for property and equipment	(10)	(46)	(56)
Net decrease in restricted cash	—	66	66
Other investing activities, net	—	72	72

Net cash provided (used) by investing activities	(148)	1,438	1,290

Cash flows from financing activities:
Borrowings of debt	—	2,061	2,061
Repayments of debt	(3)	(2,141)	(2,144)
Repurchases of Liberty common stock	(13)	(5)	(18)
Settlement of financial instruments	—	28	28
Premium proceeds from financial instruments	—	155	155
Other financing activities, net	99	21	120

Net cash provided by financing activities	83	119	202

Effect of foreign currency rates on cash	(8)	—	(8)

Net cash provided to discontinued operations:
Cash used by operating activities	(5)	—	(5)
Cash used by investing activities	(15)	—	(15)
Cash provided by financing activities	—	—	—
Change in available cash held by discontinued operations	(101)	—	(101)

Net cash provided to discontinued operations	(121)	—	(121)

Net increase in cash and cash equivalents	62	1,661	1,723
Cash and cash equivalents at beginning of year	732	1,496	2,228

Cash and cash equivalents at end year	$794	3,157	3,951

STATEMENT OF CASH FLOWS INFORMATION

Year ended December 31, 2008

(unaudited)

	Attributed (note 1)
	Splitco Starz Group	Splitco Capital Group	Combined Splitco
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$4,852	(584)	4,268
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Earnings from discontinued operations	(5,812)	—	(5,812)
Depreciation and amortization	26	101	127
Impairment of long-lived assets	1,262	251	1,513
Stock-based compensation	15	2	17
Cash payments for stock-based compensation	(14)	(1)	(15)
Share of losses of affiliates, net	7	64	71
Realized and unrealized losses (gains) on financial instruments, net	(272)	292	20
Losses (gains) on dispositions of assets, net	3	(16)	(13)
Other than temporary declines in fair value of investments	—	1	1
Deferred income tax expense (benefit)	131	(300)	(169)
Other noncash charges, net	—	99	99
Liberty tax allocation	59	(298)	(239)
Liberty tax payments	(79)	269	190
Other intergroup cash transfers, net	9	59	68
Changes in operating assets and liabilities, net of the effects of acquisitions:
Current and other assets	60	(129)	(69)
Payables and other current liabilities	(23)	100	77

Net cash provided (used) by operating activities	224	(90)	134

Cash flows from investing activities:
Cash proceeds from dispositions	—	17	17
Proceeds from settlement of financial instruments	—	33	33
Cash paid for acquisitions, net of cash acquired	(7)	(1)	(8)
Investment in and loans to cost and equity investees	(19)	(232)	(251)
Capital expended for property and equipment	(7)	(29)	(36)
Net decrease in restricted cash	—	383	383
Other investing activities, net	(11)	(88)	(99)

Net cash provided (used) by investing activities	(44)	83	39

Cash flows from financing activities:
Borrowings of debt	—	1,548	1,548
Repayments of debt	(3)	(1,323)	(1,326)
Repurchases of Liberty common stock	—	(462)	(462)
Settlement of financial instruments	(13)	(277)	(290)
Cash transfers with parent, net	450	(450)	—
Reattribution of cash	(380)	—	(380)
Other financing activities, net	15	(8)	7

Net cash provided (used) by financing activities	69	(972)	(903)

Effect of foreign currency rates on cash	—	(13)	(13)

Net cash provided by discontinued operations:
Cash provided by operating activities	2	—	2
Cash used by investing activities	(1,464)	—	(1,464)
Cash provided by financing activities	1,930	—	1,930
Change in available cash held by discontinued operations	(68)	—	(68)

Net cash provided by discontinued operations	400	—	400

Net increase (decrease) in cash and cash equivalents	649	(992)	(343)
Cash and cash equivalents at beginning of year	83	2,488	2,571

Cash and cash equivalents at end of year	$732	1,496	2,228

Notes to Attributed Financial Information

(unaudited)

(1)
The Splitco Starz Group consists primarily of our subsidiary Starz, LLC, and approximately $878 million (as of December 31, 2010) of cash, including subsidiary cash. As of September 30, 2010 Starz Media, LLC ("Starz Media") was attributed to the Starz Group. Accordingly, the accompanying attributed financial information for the Splitco Starz Group includes the assets, liabilities, revenue, expenses and cash flows of Starz Entertainment and Starz Media as of September 30, 2010.

  The Splitco Starz Group focuses primarily on programming businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to Starz will also be attributed to the Splitco Starz Group.

  The Capital Group consists of all of our businesses not included in the Interactive Group or the Splitco Starz Group, including our consolidated subsidiaries Starz Media, LLC through September 30, 2010, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., and certain cost and equity investments. Accordingly, the accompanying attributed financial information for the Capital Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. In addition, we have attributed to the Capital Group all of our notes and debentures (and related interest expense) that have not been attributed to the Interactive Group or the Splitco Starz Group. See note 4 below for the debt obligations attributed to the Capital Group.

  Any businesses that we may acquire in the future that we do not attribute to the Interactive Group or the Splitco Starz Group will be attributed to the Splitco Capital Group.

  While we believe the allocation methodology described above is reasonable and fair to each group, we may elect to change the allocation methodology in the future. In the event we elect to transfer assets or businesses from one group to the other, such transfer would be made on a fair value basis and would be accounted for (i) as a short-term loan unless our board of directors determines to account for it as a long-term loan, (ii) through an inter-group interest, or (iii) through some other form of consideration.

  On February 25, 2010, Liberty announced that its board of directors had resolved to effect the following changes in attribution between the Capital Group and the Interactive Group, effective immediately (the "February Reattribution"):

  •
  the change in attribution from the Interactive Group to the Capital Group of Liberty's 14.6% ownership interest in Live Nation Entertainment, Inc.;

  •
  the change in attribution from the Capital Group to the Interactive Group of the following debt securities:

  •
  $469 million in principal amount of 4% Exchangeable Senior Debentures due 2029 (the "2029 Exchangeables");

  •
  $460 million in principal amount of 3.75% Exchangeable Senior Debentures due 2030 (the "2030 Exchangeables"); and

  •
  $492 million in principal amount of 3.5% Exchangeable Senior Debentures due 2031 (the "2031 Exchangeables", and together with the 2029 Exchangeables and the 2030 Exchangeables, the "Exchangeable Notes");

Notes to Attributed Financial Information (Continued)

(unaudited)

  •
  the change in attribution from the Capital Group to the Interactive Group of approximately $830 million in net taxable income to be recognized ratably in tax years 2014 through 2018 as a result of the cancellation in April 2009 of $400 million in principal amount of 2029 Exchangeables and $350 million in principal amount of 2030 Exchangeables; and

  •
  the change in attribution from the Capital Group to the Interactive Group of $807 million in cash.

  The Liberty Media board determined that the February Reattribution would enable the Liberty Interactive Group to obtain long-term debt financing on better terms than would have been available to it in the capital markets at that time and improve the liquidity of the Liberty Interactive Group. In addition, the Liberty Interactive Group's generation of meaningful taxable income would better position it to utilize more directly and efficiently the tax benefits associated with the Exchangeable Notes. Previously, the Liberty Interactive Group was using these tax benefits, which were then attributed to the Liberty Capital Group, and compensating the Liberty Capital Group for such use. Lastly, the Liberty Media board believed that Liberty Media's equity interests in Live Nation Entertainment should be reattributed to the Liberty Capital Group in order to position it to take advantage of potential synergies associated with the Liberty Capital Group's then recent acquisition of its interests in Sirius XM Radio.

  In establishing the terms of the February Reattribution, the Liberty Media board reviewed, among other things, (i) a range of estimated values for the Exchangeable Notes (between $482 million and $526 million), which took into account the trading prices of the Exchangeable Notes and their unique tax attributes, among other things, and (ii) the estimated value of Liberty Media's equity interests in Live Nation Entertainment (approximately $298 million), which was based on the $12 per share at which Liberty Media publicly tendered for additional shares of Live Nation during February 2010. Consistent with Liberty Media's Management and Allocation Policies, the Liberty Media board determined that the exchange of assets and liabilities between the two groups in the February Reattribution was completed on a fair value basis.

  Liberty has accounted for the February Reattribution prospectively. This change in attribution had no effect on the balance sheet and results of operations attributed to the Starz Group.

Notes to Attributed Financial Information (Continued)

(unaudited)

  The February Reattribution between the groups resulted in the following impact to attributed net assets:

	Interactive Group increase (decrease)	Capital Group increase (decrease)
	amounts in millions
Assets:
Cash	$807	(807)
Investment in available-for-sale securities	(307)	307

Net increase (decrease) to assets	500	(500)
Liabilities (including accumulated other comprehensive earnings:
Exchangeable senior debentures (including accrued interest)	767	(767)
Deferred tax liabilities	1,048	(1,048)
Accumulated other comprehensive earnings	(30)	30

Net increase (decrease) to liabilities	1,785	(1,785)
Impact to attributed net assets	$(1,285)	1,285

  The assets and liabilities were reattributed at their book values rather than the estimated fair values of those assets and liabilities that were considered by our board of directors, among other factors, in approving the reattribution. As a result, on a book value basis a change in attribution was reflected as a transfer of net assets between the tracking stocks of $1,285 million. The principal reasons for the difference between fair value and book value are (i) the deferred tax liabilities under GAAP are required to be carried at the gross undiscounted basis difference multiplied by the company's effective tax rate whereas on a fair value basis, these future tax liabilities are not expected to be incurred for many years and therefore their present discounted value is substantially less, and (ii) the senior exchangeable debentures are expected to continue to generate interest deductions for tax purposes in excess of the annual cash coupon over their remaining life, the present value of which is not reflected in the book values of the reattributed assets and liabilities.

  On September 16, 2010, Liberty Media's board of directors approved a change in attribution of Liberty Media's interest in Starz Media, LLC along with $15 million in cash from its Capital Group to its Starz Group, effective September 30, 2010 (the "Starz Media Reattribution"). As a result of the Starz Media Reattribution, an intergroup payable of approximately $54.9 million owed by Liberty Media's Capital Group to its Starz Group has been extinguished, and its Starz Group has become attributed with approximately $53.7 million in bank debt, interest rate swaps, and any shutdown costs associated with the winding down of the Overture Films business. Notwithstanding the Starz Media Reattribution, the board determined that certain tax benefits relating to the operation of the Starz Media, LLC business by Liberty Media's Capital Group that may be realized from any future sale or other disposition of that business by Liberty Media's Starz Group will remain attributed to its Capital Group.

  The Starz Media Reattribution enabled the Liberty Starz Group to acquire the complementary Starz Media business. Starz Entertainment had been engaging in mutually beneficial content

Notes to Attributed Financial Information (Continued)

(unaudited)

  distribution and programming arrangements with Starz Media, and it was inefficient for these arrangements to be treated as inter-group transactions. Accordingly, the Liberty Media board reattributed Starz Media, and its related debt, from the Liberty Capital Group to the Liberty Starz Group. This also enabled the Liberty Capital Group to repay indebtedness it owed to the Liberty Starz Group without using any of its cash reserves.

  In establishing the terms of the Starz Reattribution, the Liberty Media board considered, among other things, (i) a range of estimated values for the Starz Media assets (between $95 million and $122 million), (ii) the $53.7 million in Starz Media liabilities to be assumed and (iii) the $54.9 million payable owed by the Liberty Capital Group to the Liberty Starz Group. Consistent with Liberty Media's Management and Allocation Policies, the Liberty Media board determined that the exchange of assets and liabilities between the two groups in the Starz Reattribution was completed on a fair value basis.

  Liberty has accounted for the Starz Media Reattribution prospectively. This change in attribution has no impact on the balance sheet and results of operations attributed to the Interactive Group.

  The assets and liabilities were attributed at their book values versus the estimated fair values of those assets and liabilities that were considered by our board of directors, among other factors, in approving the reattribution. As a result, on a book value basis there is a transfer of net assets between the tracking stock groups of $54 million from the Capital Group to the Starz Group.

  During the second quarter of 2009, each of the Starz Group and the Capital Group made intergroup loans to the Interactive Group in the amount of $250 million. Such loans (i) are secured by various public stocks attributed to the Interactive Group, (ii) accrue interest quarterly at the rate of LIBOR plus 500 basis points and (iii) are due June 16, 2010. In the first quarter of 2010, the Interactive Group repaid the remaining balance of the intergroup loans by making payments of $158 million to each of the Starz Group and the Capital Group.

  During the second quarter of 2010, Liberty announced that its board of directors had authorized its management to proceed with a plan to separate its Liberty Capital and Liberty Starz tracking stock groups from its Liberty Interactive tracking stock group.

  The proposed split-off will be effected by the redemption of all the outstanding shares of Liberty Capital tracking stock and Liberty Starz tracking stock in exchange for shares in a newly formed company ("Splitco"). Splitco will hold all of the assets and be subject to all of the liabilities currently attributed to the Liberty Capital and Liberty Starz tracking stock groups. Splitco will not hold approximately $264 million of cash, exchangeable debt in the principal amount of $1.1 billion and the stock into which such debt is exchangeable which were reattributed from Liberty Capital to Liberty Interactive in February of 2011. Consistent with the treatment of other reattributions, this change in attribution will be on a prospective basis and is not reflected the unaudited attributed financial information as of December 31, 2010. The common stock of Splitco will be divided into two tracking stock groups, one tracking assets that are currently attributed to the Liberty Capital group ("Splitco Capital") and the other tracking assets that are currently attributed to the Liberty Starz group ("Splitco Starz"). In the redemption, holders of Liberty Capital tracking stock will receive shares of Splitco Capital tracking stock and holders of Liberty Starz tracking stock will receive shares of Splitco Starz tracking stock. After the redemption, Splitco and Liberty will be separate public companies.

  The proposed split-off is intended to be tax-free to stockholders of Liberty and its completion will be subject to various conditions including the continued validity of an IRS private letter ruling, the

Notes to Attributed Financial Information (Continued)

(unaudited)

  opinions of tax counsel and required governmental approvals. The redemption that is necessary to effect the proposed split-off will require the affirmative vote of (i) a majority of the voting power of the outstanding shares of Liberty Capital tracking stock and (ii) a majority of the voting power of the outstanding shares of Liberty Starz tracking stock, in each case, present and voting at a meeting called to consider the redemption. On August 6, 2010, Liberty announced that it had filed suit in the Delaware Court of Chancery against the trustee under the indenture governing the public indebtedness issued by the Company's subsidiary, Liberty Media LLC. The lawsuit was filed in response to allegations made by a law firm purporting to represent a holder with a large position in this public indebtedness. The lawsuit seeks a declaratory judgment by the court that the proposed split-off will not constitute a disposition of "all or substantially all" of the assets of Liberty Media LLC, as those terms are used in the indenture, as well as related injunctive relief. Resolution of the subject matter of this lawsuit is a condition to Liberty completing the proposed split-off. Subject to the satisfaction of the conditions described above, Liberty expects to complete the proposed split-off in the second or third quarter of 2011.

(2)
Investments in AFS securities, which are recorded at their respective fair market values, and other cost investments are summarized as follows:

	December 31,
	2010	2009
	amounts in millions
Capital Group
Time Warner Inc.(a)	$1,101	997
Time Warner Cable Inc.(a)	567	356
Sprint Nextel Corporation(a)	301	260
Motorola, Inc.(a)	471	403
Live Nation(b)	389	—
Viacom, Inc.	301	226
CenturyTel, Inc./Embarq Corporation(a)	248	195
Other available-for-sale equity securities(a)	308	220
SIRIUS XM debt securities(c)	384	300
Other available-for-sale debt securities	404	376
Other cost investments and related receivables	9	22

Total attributed Splitco Capital Group	4,483	3,355

Starz Group
Other	67	31

Total attributed Splitco Starz Group	67	31

Combined Splitco	$4,550	3,386

(a)
Includes shares pledged as collateral for share borrowing arrangements.

(b)
As a result of the February Reattribution the Live Nation investment is attributed to the Capital Group. Additionally, during the year ended December 31, 2010 Liberty acquired an approximate 3% additional interest in Live Nation. Subsequent to December 31, 2010 Liberty acquired an additional 1% interest and agreed to purchase an additional 5.5 million in shares for approximately $58 million subject to Live Nation shareholder approval and other customary closing conditions.

Notes to Attributed Financial Information (Continued)

(unaudited)

(c)
During the first quarter of 2010, Liberty purchased an additional $150 million of SIRIUS XM 8.75% debt securities due April 15, 2015 at par. During the second quarter of 2010 SIRIUS XM repurchased and retired certain public bonds of which Liberty owned approximately $55 million of the principal amounts. During the fourth quarter SIRIUS XM repurchased and retired additional outstanding public bonds of which Liberty owned approximately $87 million in principal. Additionally, Liberty purchased $50 million of SIRIUS XM 7.625% debt securities due November 1, 2018 at par.
(3)
The following table presents information regarding certain equity method investments attributed to each of the Splitco Capital Group:

	December 31, 2010				Share of losses years ended December 31,
	Percentage ownership	Carrying value	Market value
					2010	2009	2008
	dollar amounts in millions
Capital Group
Sirius	40%	$5		(a)	(41)	(28)	—

(a)
As of December 31, 2010, the Sirius Preferred Stock had a market value of $4,266 million based on the value of the common stock into which it is convertible.
(4)
Debt attributed to the Splitco Capital Group and the Splitco Starz Group is comprised of the following:

	December 31, 2010
	Outstanding principal	Carrying value
	amounts in millions
Splitco Capital Group
3.125% Exchangeable Senior Debentures due 2023	$1,138	1,283
Liberty bank facility	750	750

Total Splitco Capital Group debt	1,888	2,033

Splitco Starz Group
Subsidiary debt	105	105

Total debt	$1,993	2,138

(5)
Cash compensation expense for our corporate employees has been allocated among the Splitco Starz Group and the Splitco Capital Group based on the estimated percentage of time spent providing services for each group. Stock-based compensation is allocated directly to the tracking stock groups based on the underlying stock of the options or other equity awards. Historically, these same items have been allocated to the Liberty Interactive Group based on the same methodology and based on the service agreement will continue to be allocated on a similar basis upon the completion of the proposed split-off. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Splitco

Notes to Attributed Financial Information (Continued)

(unaudited)

  Capital Group to the Liberty Interactive Group and the Splitco Starz Group, including stock-based compensation, are as follows:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Splitco Starz Group	$21	46	11
Liberty Interactive Group	$61	26	19

  While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(6)
We have accounted for income taxes for the Starz Group and the Capital Group in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the groups.

Splitco Starz Group

        The Splitco Starz Group's income tax benefit (expense) consists of:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Current:
Federal	$(53)	(83)	(50)
State and local	(1)	(9)	(9)
Foreign	(3)	(2)	(1)

	(57)	(94)	(60)

Deferred:
Federal	(56)	4	(116)
State and local	(8)	4	(15)
Foreign	—	—	—

	(64)	8	(131)

Income tax expense	$(121)	(86)	(191)

Notes to Attributed Financial Information (Continued)

(unaudited)

        The Splitco Starz Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Computed expected tax benefit (expense)	$(114)	(104)	270
State and local income taxes, net of federal income taxes	(6)	(4)	(16)
Change in valuation allowance affecting tax expense	1	3	(17)
Impairment of goodwill not deductible for tax purposes	—	—	(442)
Expenses not deductible for income tax purposes	—	(3)	—
Excess tax deductions over book expense	—	19	—
Other, net	(2)	3	14

Income tax expense	$(121)	(86)	(191)

        The tax effects of temporary differences that give rise to significant portions of the Starz Group's deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2010	2009
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$4	3
Accrued stock compensation	23	87
Intangible assets	14	7
Other future deductible amounts	7	8

Deferred tax assets	48	105
Valuation allowance	(4)	(5)

Net deferred tax assets	44	100

Deferred tax liabilities:
Other	45	18

Deferred tax liabilities	45	18

Net deferred tax liabilities (assets)	$1	(82)

Notes to Attributed Financial Information (Continued)

(unaudited)

Splitco Capital Group

        The Splitco Capital Group's income tax benefit (expense) consists of:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Current:
Federal	$(158)	287	128
State and local	(7)	22	9
Foreign	(2)	—	3

	(167)	309	140

Deferred:
Federal	777	(69)	266
State and local	69	16	34
Foreign	—	—	—

	846	(53)	300

Income tax benefit	$679	256	440

        The Splitco Capital Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2010	2009	2008
	amounts in millions
Computed expected tax benefit (expense)	$(46)	45	359
Nontaxable exchange of investments for subsidiaries and cash	—	—	(2)
State and local income taxes, net of federal income taxes	40	20	28
Change in valuation allowance affecting tax expense	6	6	(3)
Recognition of tax benefits not previously recognized, net	5	201	56
Settlements with taxing authorities	211	—	—
Disposition of consolidated subsidiaries	462	—	—
Expenses not deductible for income tax purposes	(6)	(12)	—
Other, net	7	(4)	2

Income tax benefit	$679	256	440

Notes to Attributed Financial Information (Continued)

(unaudited)

        The tax effects of temporary differences that give rise to significant portions of the Capital Group's deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2010	2009
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$586	135
Accrued liabilities	58	66
Discount on exchangeable debentures	48	—
Deferred revenue	408	403
Other	61	62

Deferred tax assets	1,161	666
Valuation allowance	(5)	(11)

Net deferred tax assets	1,156	655

Deferred tax liabilities:
Investments	1,340	1,660
Intangible assets	120	147
Discount on exchangeable debentures	—	738
Deferred gain on debt retirements	8	316
Other	28	54

Deferred tax liabilities	1,496	2,915

Net deferred tax liabilities	$340	2,260

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Financial Statements

December 31, 2010

(unaudited)

        The Board of Directors of Liberty Media Corporation ("Liberty Media") has authorized a plan to split-off the businesses and other assets attributed to Liberty Media's Capital Group tracking stock and to Liberty Media's Starz Group tracking stock by redeeming all of the outstanding shares of Liberty Media's Capital Group tracking stock and Liberty Media's Starz Group tracking stock for all of the outstanding shares of a newly formed company, Splitco (the "proposed split-off"). Splitco will hold the businesses and assets currently attributed to the Liberty Media Capital Group and Liberty Media Starz Group. After the proposed split-off, Splitco and Liberty Media will be separate public companies and will operate independently, with neither company having an ownership interest in the other.

        At the time of the proposed split-off, the common stock of Splitco would be divided into two tracking stock groups, with the Splitco Capital Group tracking all of the assets and liabilities that are attributed to the Liberty Media Capital Group and the Splitco Starz Group tracking all of the assets and liabilities that are attributed to the Liberty Media Starz Group. On February 9, 2011 the Liberty Media Board of Directors approved the change in attribution of approximately $264 million in cash, the 3.125% Exchangeable Senior Debentures and the stock into which such debt is exchangeable, from the Liberty Media Capital Group to the Liberty Media Interactive Group (the "TWX Reattribution").

        Effective February 25, 2010, Liberty Media made the following changes: (1) reattributed its 14.6% ownership interest in Live Nation Entertainment, Inc. from the Liberty Media Interactive Group to the Liberty Media Capital Group; (2) reattributed $1,421 million in principal amount of Exchangeable Senior Debentures from the Liberty Media Capital Group to the Liberty Media Interactive Group; (3) reattributed approximately $830 million in net taxable income to be recognized ratably in tax years 2014 to 2018 from the Liberty Media Capital Group to the Liberty Media Interactive Group; and (4) reattributed $807 million in cash from the Liberty Media Capital Group to the Liberty Media Interactive Group (the "February Reattribution"). Liberty Media accounted for the February Reattribution prospectively.

        Effective October 31, 2008, Liberty Media reattributed exchangeable senior debentures with a net book value of $134 million and cash of $380 million from the Liberty Media Starz Group to the Liberty Media Interactive Group (the "2008 Reattribution"). Liberty Media accounted for the 2008 Reattribution prospectively.

        The TWX Reattribution, February Reattribution and 2008 Reattribution are collectively referred to as the "Reattributions".

        Following the proposed split-off, Liberty Media will report the results of operations of Splitco as discontinued operations. The following unaudited condensed pro forma consolidated balance sheets of Liberty Media dated as of December 31, 2010 and December 31, 2009 assume the proposed split-off and Reattributions had been completed as of such dates. The following unaudited condensed pro forma consolidated statements of operations of Liberty Media for the years ended December 31, 2010, 2009 and 2008 assume that the proposed split-off and Reattributions had been completed as of January 1, 2007. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained if such transactions had been completed as of such dates.

        The proposed split-off is conditioned on, among other matters, stockholder approval, the continuing validity of a private letter ruling received from the IRS, the receipt of tax opinions from tax counsel, and resolution of a lawsuit filed by Liberty Media on August 6, 2010 seeking a declaratory

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Financial Statements (Continued)

December 31, 2010

(unaudited)

judgment by the court that the proposed split-off will not constitute a disposition of "all or substantially all" of the assets of a subsidiary of Liberty Media with respect to its public indebtedness as well as related injunctive relief. The proposed split-off is expected to occur in the second or third quarter of 2011.

        If the proposed split-off is completed, it will be accounted for at historical cost since the Splitco common stock is to be distributed pro rata to the holders of Liberty Media Capital Group tracking stock and Liberty Media Starz Group tracking stock.

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Balance Sheet

December 31, 2010

(unaudited)

		Less:	Liberty Media pro forma prior to reattributions	Add:
	Liberty Media historical	Splitco historical(2)		TWX Reattribution(3)	Liberty Media pro forma
	amounts in millions
Assets
Cash	$3,179	2,090	1,089	264	1,353
Other current assets	3,376	1,452	1,924	—	1,924
Cost investments	4,551	4,550	1	1,109	1,110
Equity investments	1,040	91	949	—	949
Property and equipment, net	1,285	247	1,038	—	1,038
Intangible assets not subject to amortization	8,981	485	8,496	—	8,496
Other assets	4,188	1,877	2,311	(144)	2,167

Total assets	$26,600	10,792	15,808	1,229	17,037

Liabilities and Equity
Current liabilities	$4,739	2,511	2,228	16	2,244
Long-term debt	6,788	2,101	4,687	1,283	5,970
Deferred tax liabilities	2,211	—	2,211	—	2,211
Other liabilities	1,420	1,154	266	59	325

Total liabilities	15,158	5,766	9,392	1,358	10,750

Total stockholders' equity	11,313	5,026	6,287	(129)	6,158
Noncontrolling interest	129	—	129	—	129

Total equity	11,442	5,026	6,416	(129)	6,287

Total liabilities and equity	$26,600	10,792	15,808	1,229	17,037

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Balance Sheet

December 31, 2009

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	TWX Reattribution(3)	Liberty Media pro forma
	amounts in millions
Assets
Cash	$4,835	3,951	884	807	264	1,955
Other current assets	3,892	2,024	1,868	—	—	1,868
Cost investments	4,120	3,386	734	(64)	907	1,577
Equity investments	1,030	135	895	—	—	895
Property and equipment, net	1,305	275	1,030	—	—	1,030
Intangible assets not subject to amortization	8,886	503	8,383	—	—	8,383
Other assets	4,563	1,641	2,922	—	—	2,922

Total assets	$28,631	11,915	16,716	743	1,171	18,630

Liabilities and Equity
Current liabilities	$6,176	4,060	2,116	—	13	2,129
Long-term debt	7,842	2,432	5,410	776	1,157	7,343
Deferred tax liabilities	2,675	736	1,939	1,103	116	3,158
Other liabilities	1,700	1,372	328	(197)	71	202

Total liabilities	18,393	8,600	9,793	1,682	1,357	12,832

Total stockholders' equity	10,109	3,315	6,794	(939)	(186)	5,669
Noncontrolling interests	129	—	129	—	—	129

Total equity	10,238	3,315	6,923	(939)	(186)	5,798

Total liabilities and equity	$28,631	11,915	16,716	743	1,171	18,630

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2010

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	TWX Reattribution(3)	Liberty Media pro forma
	amounts in millions except per share amounts
Revenue	$10,982	2,050	8,932	—	—	8,932
Cost of sales	(5,705)	—	(5,705)	—	—	(5,705)
Operating, selling, general and administrative expenses	(3,357)	(1,809)	(1,548)	—	—	(1,548)
Depreciation and amortization	(661)	(90)	(571)	—	—	(571)
Legal settlement	48	48	—	—	—	—
Impairment of long-lived assets	(4)	(4)	—	—	—	—

Operating income	1,303	195	1,108	—	—	1,108
Interest expense	(647)	(65)	(582)	(8)	(36)	(626)
Share of earnings (loss) of affiliates, net	50	(64)	114	(2)	—	112
Realized and unrealized gains (losses) on financial instruments	232	260	(28)	15	75	62
Gains on dispositions, net	569	36	533	—	—	533
Other income (expense), net	51	98	(47)	—	—	(47)

Earnings from continuing operations before income taxes	1,558	460	1,098	5	39	1,142
Income tax benefit (expense)	379	558	(179)	(2)	(15)	(196)

Earnings from continuing operations	$1,937	1,018	919	3	24	946

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations (Continued)

Year Ended December 31, 2010

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	TWX Reattribution(3)	Liberty Media pro forma
	amounts in millions except per share amounts
Basic earnings (loss) from continuing operations per common share:
Series A and Series B Liberty Starz common stock	4.12					N/A
Series A and Series B Liberty Capital common stock	9.02					N/A
Series A and Series B Liberty Interactive common stock	1.54					1.59
Diluted earnings (loss) from continuing operations per common share:
Series A and Series B Liberty Starz common stock	3.96					N/A
Series A and Series B Liberty Capital common stock	8.73					N/A
Series A and Series B Liberty Interactive common stock	1.52					1.56
Basic weighted average outstanding common shares:
Series A and Series B Liberty Starz common stock	50					N/A
Series A and Series B Liberty Capital common stock	90					N/A
Series A and Series B Liberty Interactive common stock	596					596
Diluted weighted average outstanding common shares:
Series A and Series B Liberty Starz common stock	52					N/A
Series A and Series B Liberty Capital common stock	93					N/A
Series A and Series B Liberty Interactive common stock	605					605

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2009

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	TWX Reattribution(3)	Liberty Media pro forma
	amounts in millions except per share amounts
Revenue	$10,158	1,853	8,305	—	—	8,305
Cost of sales	(5,332)	—	(5,332)	—	—	(5,332)
Operating, selling, general and administrative expenses	(3,101)	(1,735)	(1,366)	—	—	(1,366)
Depreciation and amortization	(666)	(100)	(566)	—	—	(566)
Impairment of long-lived assets	(9)	(9)	—	—	—	—

Operating income	1,050	9	1,041	—	—	1,041
Interest expense	(628)	(132)	(496)	(61)	(37)	(594)
Share of earnings (loss) of affiliates, net	(58)	(44)	(14)	38	—	24
Realized and unrealized loss on financial instruments	(155)	(34)	(121)	(362)	(106)	(589)
Gains on dispositions, net	284	242	42	—	—	42
Other than temporary decline in fair value	(9)	(9)	—	—	—	—
Other income (expense), net	137	138	(1)	(5)	—	(6)

Earnings (loss) from continuing operations before income taxes	621	170	451	(390)	(143)	(82)
Income tax benefit	16	170	(154)	145	54	45

Earnings (loss) from continuing operations	$637	340	297	(245)	(89)	(37)

Liberty Media Corporation and Subsidiaries

Condensed Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2008

(unaudited)

		Less:		Add:
			Liberty Media pro forma prior to reattributions
	Liberty Media historical	Splitco historical(2)		February Reattribution(4)	2008 Reattribution(5)	TWX Reattribution(3)	Liberty Media pro forma
	amounts in millions except per share amounts
Revenue	$9,817	1,738	8,079	—	—	—	8,079
Cost of sales	(5,224)	—	(5,224)	—	—	—	(5,224)
Operating, selling, general and administrative expenses	(3,094)	(1,762)	(1,332)	—	—	—	(1,332)
Depreciation and amortization	(688)	(127)	(561)	—	—	—	(561)
Impairment of long-lived assets	(1,569)	(1,513)	(56)	—	—	—	(56)

Operating income (loss)	(758)	(1,664)	906	—	—	—	906
Interest expense	(667)	(194)	(473)	(82)	(19)	(33)	(607)
Share of earnings (loss) of affiliates, net	(1,263)	(71)	(1,192)	238	—	—	(954)
Realized and unrealized gain (loss) on financial instruments	(260)	(20)	(240)	571	285	(121)	495
Gains on dispositions, net	15	13	2	—	—	—	2
Other than temporary decline in fair value	(441)	(1)	(440)	—	—	—	(440)
Other income, net	343	144	199	8	—	—	207

Earnings (loss) from continuing operations before income taxes	(3,031)	(1,793)	(1,238)	735	266	(154)	(391)
Income tax benefit (expense)	742	249	493	(282)	(101)	62	172

Earnings (loss) from continuing operations	$(2,289)	(1,544)	(745)	453	165	(92)	(219)

Liberty Media Corporation and Subsidiaries

Notes to Condensed Pro Forma Consolidated Financial Statements

December 31, 2010

(unaudited)

(1)
The Board of Directors of Liberty Media Corporation ("Liberty Media") has approved a plan to split-off the businesses and other assets attributed to Liberty Media's Capital Group tracking stock and to Liberty Media's Starz Group tracking stock by redeeming all of the outstanding shares of Liberty Media's Capital Group tracking stock and Liberty Media's Starz Group tracking stock for all of the outstanding shares of a newly formed company, Splitco (the "proposed split-off"). Splitco will hold the businesses and assets currently attributed to the Liberty Media Capital Group and Liberty Media Starz Group. After the proposed split-off, Splitco and Liberty Media will be separate public companies and will operate independently, with neither company having an ownership interest in the other.

  At the time of the proposed split-off, the common stock of Splitco would be divided into two tracking stock groups, with the Splitco Capital Group tracking substantially all of the assets and liabilities that are currently attributed to the Liberty Media Capital Group and the Splitco Starz Group tracking all of the assets and liabilities that are currently attributed to the Liberty Media Starz Group.

(2)
Represents the historical financial position and results of operations of Splitco. Such amounts were derived from the historical combined financial statements of Splitco found elsewhere herein this Annex B.

(3)
The historical combined financial statements of Splitco include 3.125% Exchangeable Senior Debentures and the stock into which such debt is exchangeable. On February 9, 2011, the Liberty Media board of directors approved the change in attribution of these debentures ($1,138 million in principal amount) and the underlying stock (approximately 21.8 million shares of Time Warner, Inc., 5.5 million shares of Time Warner Cable Inc. and 1.9 million shares of AOL, Inc.) along with approximately $264 million in cash from the Liberty Media Capital Group to the Liberty Media Interactive Group ("TWX Reattribution"). The "TWX Reattribution" column in the accompanying condensed pro forma consolidated balance sheets and statements of operations is necessary to reflect the TWX Reattribution as if it had been completed as of such balance sheet dates and as of January 1, 2008, respectively.

(4)
The historical combined financial statements of Splitco have been prepared to reflect the February Reattribution on a prospective basis. Accordingly, the "February Reattribution" column in the accompanying condensed pro forma consolidated balance sheets and statements of operations is necessary to reflect the February Reattribution as if it had been completed as of such balance sheet dates and as of January 1, 2008, respectively. If the long-term debt balances had actually been reattributed on the dates reflected here-in, the amount of compensation would have been different since the fair value of the long-term debt and related tax attribution was different on such dates.

(5)
The historical combined financial statements of Splitco have been prepared to reflect the 2008 Reattribution on a prospective basis. Accordingly, the "2008 Reattribution" column in the accompanying statement of operations is necessary to reflect the 2008 Reattribution as if it had been completed as of January 1, 2008.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01A0TD 0 1 D V + Special Meeting Proxy Card + A Proposal — The Board of Directors recommends a vote FOR Proposal 1. B Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. IMPORTANT SPECIAL MEETING INFORMATION For Against Abstain 1. A proposal to redeem all of the outstanding shares of Series A Liberty Capital common stock and Series B Liberty Capital common stock for all of the outstanding shares of Liberty Splitco, Inc. Capital tracking stock. Proposal 1 is to be voted on by Stockholders of Series A and Series B Liberty Capital common stock. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 C 1234567890 J N T 1 1 0 3 2 8 1 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 23, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/LMC • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS May 23, 2011 The undersigned hereby appoint(s) Charles Y. Tanabe and Christopher W. Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Capital common stock or Series B Liberty Capital common stock held by the undersigned at the Special Meeting of Stockholders to be held at 9:00 a.m., local time, on May 23, 2011, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR item 1. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE . Proxy — LIBERTY MEDIA CORPORATION IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01A15C 0 1 D V + Special Meeting Proxy Card + A Proposal — The Board of Directors recommends a vote FOR Proposal 1. B Non-Voting Items Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. IMPORTANT SPECIAL MEETING INFORMATION For Against Abstain 1. A proposal to redeem all of the outstanding shares of Series A Liberty Starz common stock and Series B Liberty Starz common stock for all of the outstanding shares of Liberty Splitco, Inc. Starz tracking stock. Proposal 1 is to be voted on by Stockholders of Series A and Series B Liberty Starz common stock. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 C 1234567890 J N T 1 1 0 3 2 8 3 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 23, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/LMC • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS May 23, 2011 The undersigned hereby appoint(s) Charles Y. Tanabe and Christopher W. Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Starz common stock or Series B Liberty Starz common stock held by the undersigned at the Special Meeting of Stockholders to be held at 9:00 a.m., local time, on May 23, 2011, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR item 1. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE Proxy — LIBERTY MEDIA CORPORATION IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.